As filed with the Securities and Exchange Commission on May 12, 2017
Registration No. 333-216041

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

REGIONAL HEALTH PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Georgia	8051	81-5166048
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

AdCare Health Systems, Inc. 454 Satellite Blvd. NW Suite 100 Suwanee, Georgia 30024 (678) 869-5116		Allan J. Rimland President, Chief Executive Officer and Chief Financial Officer AdCare Health Systems, Inc. 454 Satellite Blvd. NW Suite 100 Suwanee, Georgia 30024 (678) 869-5116
(Address, including ZIP code, and telephone number, including area code, of Registrant’s principal executive offices)		(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

COPY TO:

Lori A. Gelchion, Esq.
Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street, NE
Atlanta, Georgia 30303
(404) 522-4700
(404) 525-2224 (facsimile)

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this Form are being offered in connection with formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐                    Accelerated Filer ☐
Non-accelerated filer ☐                    Smaller reporting company ☒
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer   ☐
Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	22,685,439 (1)	$34,822,148.87 (2)	$4,035.89 (5)
10.875% Series A Cumulative Redeemable Preferred Shares, no par value	2,761,535(3)	$61,989,556.91(4)	$7,184.59(5)
Total :			$11,220.48 (6)

(1)
Represents the maximum number of shares of common stock, no par value per share (“RHE common stock”), of Regional Health Properties, Inc., a Georgia corporation (“RHE”), that may be issuable pursuant to the merger of AdCare Health Systems, Inc., a Georgia corporation (“AdCare”), with and into RHE (the “merger”), pursuant to the Agreement and Plan of Merger, between AdCare and RHE, as described in the proxy statement/prospectus that forms a part of this Registration Statement (the “merger agreement”), based on the number of shares of common stock, no par value, of AdCare (the “AdCare common stock”) outstanding at the close of business on February 10, 2017, or that may be issuable pursuant to outstanding options, warrants, convertible subordinated notes or other rights prior to the date the merger is expected to be completed. Pursuant to the merger agreement, each outstanding share of AdCare common stock will be converted into one share of RHE common stock. Pursuant to Rule 416, the number of shares of RHE common stock registered includes an indeterminate number of additional shares of RHE common stock that may be issued from time to time upon exercise or conversion of any option, warrant, convertible subordinated promissory note or other right as a result of the anti-dilution provisions thereof.

(2)
Pursuant to Rules 457(c) and 457(f)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and solely for purposes of calculating this registration fee, the proposed maximum aggregate offering price is equal to the market value of shares of AdCare common stock (the securities to be converted pursuant to the merger agreement) in accordance with Rule 457(c) under the Securities Act, calculated as follows: the product of (i) $1.54, the average of the high and low prices per share of AdCare common stock on February 9, 2017, as reported on the NYSE MKT; and (ii) 22,685,439 shares of AdCare common stock issued, or that may become issuable, on or after February 10, 2017.

(3)
Represents the maximum number of shares of 10.875% Series A Cumulative Redeemable Preferred Shares, no par value, of RHE (the “RHE Series A Preferred Stock”), that may be issuable pursuant to the merger, based on the number of shares of 10.875% Series A Cumulative Redeemable Preferred Shares, no par value, of AdCare (the “AdCare Series A Preferred Stock”) outstanding at the close of business on February 10, 2017. Pursuant to the merger agreement, each outstanding share of AdCare Series A Preferred Stock will be converted into one share of RHE Series A Preferred Stock.

(4)
Pursuant to Rules 457(c) and 457(f)(1) under the Securities Act, and solely for purposes of calculating this registration fee, the proposed maximum aggregate offering price is equal to the market value of the shares of AdCare Series A Preferred Stock (the securities to be converted pursuant to the merger agreement) in accordance with Rule 457(c) under the Securities Act, calculated as follows: the product of (i) $22.45, the average of the high and low prices per share of AdCare Series A Preferred Stock on February 7, 2017, as reported on the NYSE MKT; and (ii) 2,761,535, the number of shares of AdCare Series A Preferred Stock outstanding as of the close of business on February 10, 2017.

(5)	Reflects the product of (i) .0001159 and (ii) the proposed maximum aggregate offering price.

(6)	Of the total registration fee, $11,220.48 was previously paid with the initial filing of this Registration Statement.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. Regional Health Properties, Inc. may not sell or exchange these securities until the registration statement is effective. This proxy statement/prospectus is not an offer to sell or exchange these securities, and is not soliciting an offer to buy these securities, in any state where the offer, sale or exchange is not permitted.
Preliminary Proxy Statement/Prospectus - Subject To Completion, Dated May 12, 2017

ADCARE HEALTH SYSTEMS, INC.
454 Satellite Blvd. NW
Suite 100
Suwanee, Georgia 30024
             [      ], 2017
Dear Shareholders:
I am pleased to invite you to attend a special meeting of shareholders of AdCare Health Systems, Inc., a Georgia corporation, which will be held on [ ], 2017 at [ ], local time, at the Sonesta Gwinnett Place Atlanta located at 1775 Pleasant Hill Road, Duluth, Georgia.
At the special meeting, you will be asked to vote on a proposal to approve an agreement and plan of merger which, if completed, will reorganize our corporate structure whereby Regional Health Properties, Inc., a Georgia corporation and a wholly owned subsidiary of AdCare recently formed for the purpose of the merger (“RHE”), would replace AdCare as the publicly held corporation through which our operations are conducted. We intend to complete this reorganization in order to ensure the effective adoption of certain charter provisions restricting the ownership and transfer of our common stock. This reorganization also provides us the opportunity to continue our business under a name that better reflects our new business model as a healthcare property holding and leasing company.
Our effective adoption of these ownership and transfer restrictions will serve two purposes. First, it will position us to regain compliance with certain NYSE MKT continued listing standards regarding stockholders’ equity. Second, if the board of directors determines for any future taxable year, after further consideration and evaluation, that qualifying for and electing status as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), would be in the best interests of us and our shareholders, then the ownership and transfer restrictions will better position us to comply with certain of the U.S. federal income tax rules applicable to REITs under the Code to the extent such rules relate to the common stock. Similar ownership and transfer restrictions are commonly included in the charters of publicly-traded REITs because they are generally believed to be the most effective mechanism to monitor a REIT’s compliance with certain of the U.S. federal income tax rules that a REIT must satisfy in order to qualify as a REIT under the Code.
To this end, on [], 2017, AdCare entered into an agreement and plan of merger, as may be amended from time to time (the “merger agreement”), pursuant to which AdCare will merge with and into RHE, with RHE being the surviving entity in the merger. At the effective of the merger, RHE will succeed to the assets, continue the business and assume the obligations of AdCare.
At the effective time of the merger: (i) each outstanding share of AdCare common stock will be converted into one share of RHE common stock; and (ii) each outstanding share of AdCare’s 10.875% Series A Cumulative Redeemable Preferred Shares (the “AdCare Series A Preferred Stock”) will be converted into one share of RHE Series A Preferred Stock. As a result, after the merger you will own the same number and percentage of common stock and Series A Preferred Stock of RHE (the new holding company) as you own of AdCare before the merger. We anticipate that, immediately following the completion of the merger, shares of RHE common stock will trade on the NYSE MKT under the symbol “RHE” and that shares of RHE Series A Preferred Stock will trade on the NYSE MKT under the symbol “RHE.PRA.” It is a condition to the completion of the merger that the RHE common stock and RHE Series A Preferred Stock shall have been approved for listing on the NYSE MKT.

The approval of the merger agreement requires the affirmative vote of the holders of a majority of all outstanding shares of AdCare common stock entitled to vote thereon. The holders of AdCare Series A Preferred Stock do not have the right to vote on the proposal to approve the merger agreement.
The board of directors has unanimously adopted the merger agreement and determined the merger agreement and the transactions contemplated thereby advisable and in the best interests of AdCare and its shareholders. The board of directors recommends that all holders of AdCare common stock entitled to vote on the approval of the merger agreement vote “FOR” such approval.
This proxy statement/prospectus is a prospectus of RHE as well as a proxy statement for AdCare and provides you with detailed information about the merger and the special meeting. We encourage you to carefully read this entire proxy statement/prospectus, including all its annexes, and we especially encourage you to read the section entitled “Risk Factors” beginning on page 13.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued by RHE under this proxy statement/prospectus or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated [                    ], 2017 and is being first mailed to shareholders on or about [                    ], 2017.

Sincerely,

Allan J. Rimland
President, Chief Executive Officer and Chief Financial Officer

ADCARE HEALTH SYSTEMS, INC.
454 Satellite Blvd. NW
Suite 100
Suwanee, Georgia 30024

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of AdCare Health Systems, Inc., a Georgia corporation (“AdCare”), will be held on [ ], 2017 at [ ], local time, at the Sonesta Gwinnett Place Atlanta located at 1775 Pleasant Hill Road, Duluth, Georgia, for the following purposes:
1.    to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated [ ], 2017, as it may be amended from time to time (the “merger agreement”), between AdCare and Regional Health Properties, Inc., a Georgia corporation and a wholly owned subsidiary of AdCare newly formed for purposes of the merger (“RHE”), a copy of which is attached as Annex A to this proxy statement/prospectus (the “merger proposal”); and
2.    to consider and vote upon a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”).
On [ ], the board of directors unanimously adopted the merger agreement and determined the merger agreement and the transactions contemplated thereby advisable and in the best interests of AdCare and its shareholders. The board of directors recommends that you vote “FOR” the proposals that are described in more detail in this proxy statement/prospectus.
AdCare reserves the right to cancel or defer the merger, even if the holders of AdCare common stock vote to approve the merger agreement and the other conditions to the completion of the merger are satisfied or waived, if the board of directors determines that the merger is no longer in the best interests of AdCare and its shareholders.
If you are a holder of record of shares of AdCare common stock as of the close of business on [ ], 2017, the record date, you are entitled to notice of, and to vote those shares by proxy or at the special meeting and at any adjournment or postponement of the special meeting. The holders of record of AdCare’s 10.875% Series A Cumulative Redeemable Preferred Shares as of the record date are not entitled to vote on the proposals at the special meeting.
Your vote is important. Whether or not you, as a holder of AdCare common stock, plan to attend the special meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope. You may also authorize a proxy to vote your shares by telephone or over the Internet as described in your proxy card. Holders of AdCare common stock who return proxy cards by mail or submit a proxy by telephone or over the Internet prior to the special meeting may nevertheless attend the special meeting, revoke their proxies and vote their shares at the special meeting.
We encourage you to read the accompanying proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Georgeson Inc., toll-free at [ ].
                                By Order of the Board of Directors,

Allan J. Rimland
Corporate Secretary
Suwanee, Georgia
[ ], 2017

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This proxy statement/prospectus constitutes a proxy statement of AdCare and has been mailed to you because you were a holder of AdCare common stock on the record date set by the board of directors and were entitled to notice of a special meeting of AdCare shareholders. Only holders of AdCare common stock as of the record date are being asked to consider and vote at the special meeting upon the merger proposal and the adjournment proposal. This proxy statement/prospectus also constitutes a prospectus of RHE, which is part of the registration statement on Form S-4 filed by RHE to register with the Securities and Exchange Commission (the “SEC”) the RHE common stock and the RHE Series A Preferred Stock that holders of AdCare common stock and holders of AdCare Series A Preferred Stock, respectively, will receive in connection with the merger if the merger agreement is approved and the merger is completed.
You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus, including the annexes to this proxy statement/prospectus. We have not authorized anyone to provide you with additional or different information. We are not making an offer to sell (or soliciting any offer to buy) any securities, or soliciting any proxy, in any jurisdiction where it is unlawful to do so. You should assume that the information contained in this proxy statement/prospectus is accurate only as of the date on the front of this proxy statement/prospectus. Our business, financial condition, results of operations and prospects may have changed since these dates.
This proxy statement/prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to AdCare, RHE and the securities to be issued by RHE in connection with the merger, reference is made to the registration statement, including the exhibits thereto. See the section entitled “Where You Can Find More Information.”
When used in this proxy statement/prospectus, unless otherwise specifically stated or the context otherwise requires, the terms:

•	“board of directors” or “board” refers to the AdCare board of directors with respect to the period prior to the merger and to the RHE board of directors with respect to the period after the merger;

•
“Company”, “AdCare”, “we”, “our” and “us” refer to AdCare and its subsidiaries with respect to the period prior to the merger and to RHE and its subsidiaries with respect to the period after the merger;

•	“shareholders” refers to the holders of AdCare capital stock with respect to the period prior to the merger and to the holders of RHE capital stock with respect to the period after the merger;

•
“common stock” refers to the common stock, no par value per share, of AdCare with respect to the period prior to the merger and to the common stock, no par value per share, of RHE with respect to the period after the merger;

•
“Series A Preferred Stock” refers to the 10.875% Series A Cumulative Redeemable Preferred Shares, no par value per share, of AdCare with respect to the period prior to the merger and to the 10.875% Series A Cumulative Redeemable Preferred Shares, no par value per share, of RHE with respect to the period after the merger; and

•
“special meeting” refers the special meeting of shareholders of AdCare Health Systems, Inc., a Georgia corporation, to be held on [ ], 2017 at [ ], local time, at the Sonesta Gwinnett Place Atlanta located at 1775 Pleasant Hill Road, Duluth, Georgia, including any postponement and adjournment thereof.

As used herein, the term “including” and any variation thereof, means “including without limitation.” The use of the word “or” herein is not exclusive.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus may contain statements that constitute forward-looking statements and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements.
In some cases you can identify forward-looking statements by terms such as “anticipate,” “project,” “may,” “intend,” “might,” “will,” “could,” “would,” “expect,” “believe,” “estimate,” “potential,” by the negative of these terms and by similar expressions. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties, many of which are beyond their ability to control or predict. You should not put undue reliance on any forward-looking statements. These forward-looking statements present our estimates and assumptions only as of the date of this proxy statement/prospectus.
Important factors that could cause actual results to differ materially and adversely from those expressed or implied by the forward-looking statements include:

•
Our ability to achieve the benefits that we expected to achieve from our transition to a healthcare property holding and leasing company, including increased cash flow, reduced general and administrative expenses, and a lower cost of capital;

•	The impact of liabilities associated with our legacy business of owning and operating healthcare properties, including pending and potential professional and general liability claims;

•	Our dependence on the operating success of our tenants and their ability to meet their obligations to us;

•	The effect of increasing healthcare regulation and enforcement on our tenants, and the dependence of our tenants on reimbursement from governmental and other third-party payors;

•	The impact of litigation and rising insurance costs on the business of our tenants;

•	The effect of our tenants potentially declaring bankruptcy or becoming insolvent;

•
The ability and willingness of our tenants to renew their leases with us upon expiration, and our ability to reposition our properties on the same or better terms in the event of nonrenewal or if we otherwise need to replace an existing tenant;

•
The significant amount of our indebtedness, our ability to service our indebtedness, covenants in our debt agreements that may restrict our ability to pay dividends or incur additional indebtedness, and our ability to refinance our indebtedness on favorable terms;

•	Our ability to raise capital through equity and debt financings, and the cost of such capital;

•	The availability of, and our ability to identify, suitable acquisition opportunities, and our ability to complete such acquisitions and lease the respective properties on favorable terms; and

•	Other risks inherent in the real estate business, including uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities.
The above list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but by no means exhaustive. Therefore, all forward-looking statements should be evaluated with the understanding of their inherent risk and uncertainty. Except for our ongoing obligations to disclose material information as required by U.S. federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this proxy statement/prospectus.

                            ii

                            iii

QUESTIONS AND ANSWERS ABOUT THE MERGER
What follows are questions that you, as a shareholder of AdCare, may have regarding the merger and the special meeting and the answers to those questions. You are urged to carefully read this proxy statement/prospectus in its entirety because the information in this section may not provide all of the information that might be important to you with respect to the merger and the special meeting. Additional important information is contained in the annexes to this proxy statement/prospectus.

Q.	What is the merger proposal? What will happen in the merger?

A.
At the special meeting, you will be asked to vote on a proposal to approve an agreement and plan of merger to create a new corporate structure for AdCare under which RHE, a Georgia corporation and a wholly owned subsidiary of AdCare, would replace AdCare as the publicly held corporation through which our operations are conducted. Pursuant to the merger agreement, at the effective time of the merger: (i) AdCare will merge with and into RHE; (ii) RHE will be the surviving entity in the merger; and (iii) RHE will succeed to the assets, continue the business and assume the obligations of AdCare. We refer to this transaction in this proxy statement/prospectus as the “merger.”

As a consequence of the merger:

•	the outstanding shares of AdCare common stock will convert into the same number of shares of RHE common stock;

•	the outstanding shares of AdCare Series A Preferred Stock will convert into the same number of shares of RHE Series A Preferred Stock;

•	you will own shares of RHE common stock and RHE Series A Preferred Stock in the same amount and percentage as your holdings in AdCare immediately prior to the merger;

•
the existing board of directors and executive officers of AdCare immediately prior to the merger will be the board of directors and executive officers, respectively, of RHE immediately following the merger, and each director and executive officer will continue his directorship or employment, as the case may be, with RHE under the same terms as his directorship or employment with AdCare;

•
RHE will have assumed all of AdCare’s equity incentive compensation plans, and all rights to acquire shares of AdCare common stock under any AdCare equity incentive compensation plan will have been converted into rights to acquire RHE common stock pursuant to the terms of the equity incentive compensation plans and other related documents, if any;

•	effective at the time of the merger, RHE will become the publicly traded NYSE MKT listed company that will succeed to the assets, continue the business and assume the obligations of AdCare;

•
the rights of the holders of RHE common stock and RHE Series A Preferred Stock will be governed by the amended and restated articles of incorporation of RHE (the “RHE Charter”) and the amended and restated bylaws of RHE (the “RHE Bylaws”). The RHE Charter is substantially equivalent to AdCare’s articles of incorporation, as amended (the “AdCare Charter”), except that the RHE Charter at the effective time of the merger will include ownership and transfer restrictions related to the RHE common stock. The RHE Bylaws are substantially equivalent to the Bylaws of AdCare, as amended (the “AdCare Bylaws”);

•	there will be no change in the assets we hold or in the business we conduct; and

•	there will be no fundamental change to our current operational strategy.
We have attached to this proxy statement/prospectus a copy of the merger agreement as Annex A, a copy of the form of the RHE Charter as Annex B, and a copy of the form of the RHE Bylaws as Annex C.

Q.	Why are you reorganizing the corporate structure?

A.
We are reorganizing our corporate structure in order to ensure the effective adoption of charter provisions restricting the ownership and transfer of our common stock. By merging AdCare with and into RHE, whose charter at the time of the merger will include the ownership and transfer restrictions related to the RHE common stock, we will ensure such adoption.

Our effective adoption of these ownership and transfer restrictions will serve two purposes. First, the restrictions will position us to regain compliance with certain NYSE MKT continued listing standards regarding stockholders’ equity. Second, if the board of directors determines for any future taxable year, after further consideration and evaluation, that qualifying for and electing status as a REIT under the Code would be in the best interests of us and our shareholders, then the ownership and transfer restrictions will better position us to comply with certain of the U.S. federal income tax rules applicable to REITs under the Code to the extent such rules relate to the common stock.
NYSE MKT Compliance. The adoption of the transfer and ownership restrictions will permit us under applicable accounting guidance to classify the Series A Preferred Stock as permanent equity on our consolidated balance sheet (instead of temporary equity outside of permanent equity as it is currently classified). Classifying the Series A Preferred Stock as permanent equity will position us to regain compliance with the NYSE MKT continued listing standards regarding stockholders’ equity with which we are not currently in compliance.
Specifically, we are not in compliance with Section 1003(a)(i) (requiring stockholders’ equity of $2.0 million or more if an issuer has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years), Section 1003(a)(ii) (requiring stockholders’ equity of $4.0 million or more if an issuer has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years) and Section 1003(a)(iii) (requiring stockholders’ equity of $6.0 million or more if an issuer has reported losses from continuing operations and/or net losses in its five most recent fiscal years) of the NYSE MKT Company Guide (collectively, the “Stockholders’ Equity Continued Listing Standards”). If we do not regain compliance with the Stockholders’ Equity Continued Listing Standards by October 18, 2017, then the NYSE MKT will delist the common stock and the Series A Preferred Stock. The NYSE MKT may delist the common stock and the Series A Preferred Stock prior to such date if we do not make progress toward compliance consistent with the compliance plan we proposed to the NYSE MKT. See the sections entitled “Risk Factors - Risks Related to the Delisting of Our Securities” and “Reasons for the Merger.”
At December 31, 2016, we had a stockholders’ deficit of $37.9 million. At December 31, 2016, we had $61.4 million of Series A Preferred Stock classified as temporary equity on our balance sheet. If the Series A Preferred Stock had been classified as permanent equity at December 31, 2016, then our stockholders’ equity as of such date would have been $23.5 million.
Consideration of REIT Election. The board of directors is in the process of evaluating the feasibility of the Company in the future qualifying and electing as a REIT under the Code and any potential benefits thereof. The ownership and transfer restrictions will better position us to comply with certain of the U.S. federal income tax rules applicable to REITs under the Code to the extent such rules relate to the common stock. The ownership and transfer restrictions will not apply to the Series A Preferred Stock and, therefore, will not assist us in complying with such rules to the extent they relate to the Series A Preferred Stock. Accordingly, among other things, the Series A Preferred Stock would need to be redeemed or its terms appropriately modified before the Company would elect REIT status under the Code. See “ - What are the requirements to qualify as a REIT under the Code?” below.
There is no assurance that the Company will qualify as a REIT in a future taxable year or, if it were to so qualify, that the board of directors would determine that electing REIT status would be in the best interests of the Company and its shareholders.
See the sections entitled “Risk Factors - Risks Related to the Ownership and Transfer Restrictions” and “Reasons for the Merger.”

Q.	What is a REIT?

A.
A REIT is a company that qualifies for special treatment for U.S. federal income tax purposes because, among other things, it derives most of its income from real estate-based sources and makes a special election under the Code. A corporation that qualifies as a REIT will generally be entitled to a deduction for dividends that it pays and therefore will not be subject to U.S. federal income tax to the extent of such deductions. See the section entitled “Material United States Federal Income Tax Considerations.”

Q.	What are the requirements to qualify as a REIT under the Code?

A.
For the Company to qualify as a REIT under the Code, among other things: (i) the Company’s stock (including common and preferred stock) must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made); and (ii) not more than 50% of the value of the outstanding shares of the Company’s stock (including common and preferred stock) may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made), which is referred to as the “closely held” rule under the Code. In addition, a person actually or constructively owning 10% or more of the vote or value of the outstanding shares of the Company’s stock (including common and preferred stock) could lead to a level of affiliation between the Company and one or more of its tenants that could disqualify the Company’s revenues from the affiliated tenants from constituting REIT-compliant income and thereby potentially jeopardize or otherwise adversely impact the Company’s ability to qualify as a REIT.
The Company’s ability to qualify as a REIT would depend upon its compliance at the time of and following the REIT election with various other requirements, including requirements related to: (i) the nature of the Company’s assets being principally real estate or related to real estate leasing, with the potential for investing in the securities of other issuers being very limited; (ii) the sources of the Company’s gross income being principally “rents from real property,” with the balance of any gross income being principally comprised of passive investment income such as interest, dividends and capital gains; (iii) the internal organization of any subsidiaries of the Company and activities being suitably divided between qualified REIT subsidiary and taxable REIT subsidiary roles and responsibilities; and (iv) the sufficiency of distributions to the Company’s shareholders relating to both the Company’s REIT taxable income and any pre-REIT accumulated earnings and profits.
See the section entitled “Material United States Federal Income Tax Considerations.”

Q.	What are the transfer and ownership restrictions?

A.
The primary consequence of the adoption of the ownership and transfer restrictions related to the common stock is that, after the merger and subject to the exceptions, waivers and the constructive ownership rules described in the RHE Charter, no person (including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) may beneficially own, or be deemed to constructively own by virtue of the ownership attribution provisions of the Code, in excess of 9.9% (by value or number of shares, whichever is more restrictive) of the outstanding RHE common stock. In this proxy statement/prospectus, we refer to “transfer and ownership restrictions” as the provisions set forth in Article IX of the RHE Charter and which are described in the section entitled “Description of Capital Stock - Ownership and Transfer Restrictions.”

Q.	When and where is the special meeting?

A.	The special meeting will be held on [ ], 2017 at [ ], local time, at the Sonesta Gwinnett Place Atlanta located at 1775 Pleasant Hill Road, Duluth, Georgia.

Q.	Who can vote at the special meeting?

A.
If you are a holder of record of AdCare common stock at the close of business on [                    ], 2017, you may vote the shares of AdCare common stock that you hold on the record date at the special meeting. On or about [                    ], 2017, we will begin mailing this proxy statement/prospectus to all persons entitled to notice of the special meeting.

Q.	What will I be voting on at the special meeting?

A.
As a holder of AdCare common stock, you are entitled to, and requested to, vote on the proposal to approve the merger agreement pursuant to which AdCare will be merged with and into RHE, a wholly owned subsidiary of AdCare, with RHE as the surviving entity. In addition, you are requested to vote on the proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

Q.	Why is my vote important?

A.
If you, as a holder of AdCare common stock, do not submit a proxy or vote in person at the meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting. In addition, your failure to submit a proxy or to vote in person will have the same effect as a vote against the approval of the merger agreement. If you hold your shares through a broker, bank or other nominee, your broker, bank or other nominee will not be able to cast a vote on the approval of the merger agreement without instructions from you. Failure to provide voting instructions to your broker, bank or other nominee will have the same effect as a vote against approval of the merger agreement.

Q.	What constitutes a quorum for the special meeting?

A.
A majority of the voting power of the outstanding shares of AdCare common stock entitled to vote at the special meeting, represented in person or by proxy, constitutes a quorum for the special meeting.

Q.	What vote is required?

A.
Approval of the merger proposal requires the affirmative vote of the holders of a majority of all outstanding shares of AdCare common stock entitled to vote on the merger proposal. Approval of the adjournment proposal requires that the votes cast in favor of the adjournment proposal exceed the votes cast against it. As of the close of business on the record date, there were [                    ] shares of AdCare common stock outstanding and entitled to vote at the special meeting. Each share of outstanding common stock on the record date is entitled to one vote on each proposal submitted to you for consideration.

Q.	How do I vote without attending the special meeting?

A.
If you are a holder of AdCare common stock on the record date, you may cause your shares to be voted by completing, signing and promptly returning the proxy card in the self-addressed stamped envelope provided. You may also authorize a proxy to vote your shares by telephone or over the Internet as described in your proxy card. Authorizing a proxy by telephone or over the Internet or by mailing a proxy card will not limit your right to attend the special meeting and vote your shares in person

If your shares are held by a broker, bank or other nominee, please follow the voting instructions provided by your bank, broker or other nominee to ensure that your shares are represented at the special meeting.

Q.	Can I attend the special meeting and vote my shares in person?

A.
Yes. All shareholders of AdCare common stock are invited to attend the special meeting. Holders of record of AdCare common stock at the close of business on the record date are invited to attend and vote at the special meeting. If your shares are held by a broker, bank or other nominee, then you are not the holder of record. Therefore, to vote at the special meeting, you must bring the appropriate documentation from your broker, bank or other nominee confirming your beneficial ownership of the shares.

Q.	If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me without my instruction?

A.
No. If your shares are held in “street name” by your broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee. Your broker, bank or other nominee will vote your shares only if you provide instructions on how you would like your shares to be voted. Failure to provide voting instructions to your broker, bank or other nominee will have the same effect as a vote against approval of the merger agreement.

Q.	Can I change my vote after I have mailed my signed proxy card?

A.
Yes. You can change your vote at any time before your proxy is voted at the special meeting. To revoke your proxy, you must either (i) timely notify the AdCare Corporate Secretary in writing, (ii) timely mail a new proxy card dated after the date of the proxy you wish to revoke, (iii) timely submit a later dated proxy, by telephone or over the Internet by following the instructions on your proxy card or (iv) attend the special meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy. If your shares are held through a broker, bank or other nominee, then you should contact your broker, bank or other nominee to change your vote.

Q.	Who will be the board of directors and executive officers after the merger?

A.
The existing board of directors and executive officers of AdCare immediately prior to the merger will be the board of directors and executive officers, respectively, of RHE immediately following the merger, and each director and executive officer will continue his directorship or employment, as the case may be, with RHE under the same terms as his directorship or employment with AdCare.

Q.	Do any of our directors and executive officers have any interests in the merger that are different from mine?

A.
No. Our directors and executive officers own shares of AdCare common stock, restricted stock awards and options and warrants to purchase AdCare common stock and, to that extent, their interest in the merger is the same as that of the other holders of shares of AdCare common stock, restricted stock awards and options and warrants to purchase AdCare common stock.

Q.	Will I have to pay U.S. federal income taxes as a result of the merger?

A.
No. You will not recognize gain or loss for U.S. federal income tax purposes as a result of the conversion of shares of AdCare common stock into shares of RHE common stock, or shares of AdCare Series A Preferred Stock into shares of RHE Series A Preferred Stock, in the merger.

The U.S. federal income tax treatment of holders of AdCare common stock, RHE common stock, AdCare Series A Preferred Stock and RHE Series A Preferred Stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular holder of AdCare common stock, RHE common stock, AdCare Series A Preferred Stock or RHE Series A Preferred Stock may depend on that holder’s particular tax circumstances. We urge you to consult your tax advisor regarding the specific tax consequences, including the federal, state, local and foreign tax consequences, to you in light of your particular investment in, or the tax circumstances of acquiring, holding, exchanging or otherwise disposing of, AdCare common stock, RHE common stock, AdCare Series A Preferred Stock or RHE Series A Preferred Stock.

Q.	Am I entitled to dissenters’ rights?

A.	No. Under Georgia law, you are not entitled to any statutory dissenters’ rights in connection with the merger.

Q.	How does the AdCare board of directors recommend I vote on the merger proposal?

A.
The AdCare board of directors believes that the merger agreement and the transactions contemplated thereby are advisable and in the best interests of AdCare and its shareholders. The board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement.

Q.	When is the merger expected to be completed?

A.
We expect to complete the merger no later than [            ]. However, we reserve the right to cancel or defer the merger, even if the holders of AdCare common stock vote to approve the merger agreement and the other conditions to the completion of the merger are satisfied or waived, if the board of directors determines that the merger is no longer in the best interests of AdCare and its shareholders.

Q.	What will I receive in connection with the merger?

A.
At the effective time of the merger: (i) each outstanding share of AdCare common stock will be converted into one share of RHE common stock; and (ii) each outstanding share of AdCare Series A Preferred Stock will be converted into one share of RHE Series A Preferred Stock.

Q.	Will the merger change AdCare’s business or operating strategy?

A.	The merger, if completed, will not change our business or operating strategy. See the section entitled “Our Business - Business Strategy.”

Q.	What do I need to do now?

A.
You should carefully read and consider the information contained in this proxy statement/prospectus, including its annexes. They contain important information about what the AdCare board of directors considered in evaluating and adopting the merger agreement and the transactions contemplated thereby, including the merger.

You should then complete and sign your proxy card and return it in the enclosed envelope as soon as possible so that your shares will be represented at the special meeting, or submit your proxy by telephone or over the Internet in accordance with the instructions on your proxy card. If your shares are held through a broker, bank or other nominee, then you should receive a separate voting instruction form with this proxy statement/prospectus.

Q.	Should I send in my stock certificates now?

A.
No. After the merger is completed, holders of AdCare common stock will receive written instructions from the exchange agent on how to exchange their certificates formerly representing shares of AdCare common stock for certificates representing shares of RHE common stock. Please do not send in your AdCare stock certificates with your proxy.

Q.	Will my RHE common stock and RHE Series A Preferred Stock be publicly traded?

A.
RHE will apply to list the RHE common stock and RHE Series A Preferred Stock on the NYSE MKT. We expect that, immediately following the completion of the merger, RHE common stock will trade under the symbol “RHE” and RHE Series A Preferred Stock will trade under the symbol “RHE.PRA.” It is a condition to the completion of the merger that the RHE common stock and RHE Series A Preferred Stock shall have been approved for listing on the NYSE MKT.

Q.	Will a proxy solicitor be used?

A.
Yes. We have engaged Georgeson Inc. to assist in the solicitation of proxies for the special meeting and estimate we will pay Georgeson Inc. a fee of approximately $[ ]. We have also agreed to reimburse Georgeson Inc. for certain costs and expenses incurred in connection with the proxy solicitation and to indemnify Georgeson Inc. against certain losses, claims, damages, costs, fees, expenses and liabilities. In addition, our officers and employees may request the return of proxies by telephone or in person, but no additional compensation will be paid to them.

Q.	Whom should I call with questions?

A.	You should call Georgeson Inc., our proxy solicitor, toll-free at [ ] with any questions about the merger, or to obtain additional copies of this proxy statement/prospectus or additional proxy cards.

Structure of the Transaction

The following diagrams summarize our corporate structure before and after the merger.

BEFORE
AdCare Health Systems, Inc. Shareholders
AdCare Health Systems, Inc.
Existing Subsidiaries
Regional Health Properties, Inc. (1)
AFTER
Regional Health Properties, Inc. Shareholders (2)
Regional Health Properties, Inc.
Existing Subsidiaries

(1) Recently formed for the purpose of effecting the merger.

(2) Former shareholders of AdCare Health Systems, Inc.

SUMMARY
This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. You are urged to carefully read this entire proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers to fully understand the merger. In particular, you should read the annexes attached to this proxy statement/prospectus, including the merger agreement, which is attached as Annex A. You also should read the form of RHE Charter, attached as Annex B, and the form of RHE Bylaws, attached as Annex C, because these documents will govern your rights as a holder of RHE common stock or a holder of RHE Series A Preferred Stock following the merger, as applicable. See the section entitled “Where You Can Find More Information” in this proxy statement/prospectus. For a discussion of the risk factors that you should carefully consider, see the section entitled “Risk Factors” beginning on page 13.
The Companies
AdCare Health Systems, Inc.
454 Satellite Blvd. NW
Suite 100
Suwanee, Georgia 30024
(678) 869-5116
AdCare is a self-managed real estate investment company that invests primarily in real estate purposed for long-term care and senior living. The Company’s business primarily consists of leasing and subleasing healthcare facilities to third-party tenants, which operate such facilities. The facility operators provide a range of healthcare services, including skilled nursing and assisted living services, social services, various therapy services, and other rehabilitative and healthcare services for both long-term and short-stay patients and residents.
As of the date of this proxy statement/prospectus, the Company owned, leased, or managed for third parties 30 facilities primarily in the Southeast. Of the 30 facilities, the Company: (i) leased to third-party operators 14 skilled nursing facilities which it owned and subleased to third-party operators 11 skilled nursing facilities which it leased; (ii) leased to third-party operators two assisted living facilities which it owned; and (iii) managed on behalf of third-party owners two skilled nursing facilities and one independent living facility. On October 6, 2016, the Company completed the sale of nine of its facilities in Arkansas .
See the section entitled “Our Business.”
Regional Health Properties, Inc.
454 Satellite Blvd. NW
Suite 100
Suwanee, Georgia 30024
(678) 869-5116
Regional Health Properties, Inc. is a wholly owned subsidiary of AdCare and was organized in Georgia on January 26, 2017. Prior to the merger, RHE will conduct no business other than that incident to the merger. Following the merger, RHE will succeed to the assets, continue the business and assume the obligations of AdCare.
General
We are reorganizing our corporate structure in order to ensure the effective adoption of charter provisions will position us to regain compliance with the Stockholders’ Equity Continued Listing Standards. Second, if the board of directors determines for any future taxable year, after further consideration and evaluation, that qualifying for and electing status as a REIT under the Code would be in the best interests of us and our shareholders, then the ownership and transfer restrictions will better position us to comply with certain of the U.S. federal income tax rules applicable to REITs under the Code to the extent such rules relate to the common stock. The ownership and transfer restrictions will not apply to the Series A Preferred Stock and, therefore, will not assist us in complying with such U.S. federal income tax rules to the extent they relate to the Series A Preferred Stock. Accordingly, among other things, the Series A Preferred Stock would need to be redeemed or its terms appropriately modified before the Company would elect REIT status under the Code.
We are distributing this proxy statement/prospectus to the holders of AdCare common stock in connection with the solicitation of proxies by the board of directors for the approval of the merger proposal and the adjournment proposal. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.

The board of directors reserve the right to cancel or defer the merger, even if holders of AdCare common stock vote to approve the merger agreement and the other conditions to the completion of the merger are satisfied or waived, if it determines that the merger is no longer in the best interests of AdCare and its shareholders.
Board of Directors and Executive Officers of RHE (See page 109)
The existing board of directors and executive officers of AdCare immediately prior to the merger will be the board of directors and executive officers, respectively, of RHE immediately following the merger.
Interests of Directors and Executive Officers in the Merger (See page 107)
Our directors and executive officers own shares of AdCare common stock, restricted stock awards and options and warrants to purchase AdCare common stock and, to that extent, their interest in the merger is the same as that of the other holders of shares of AdCare common stock, restricted stock awards and options and warrants to purchase AdCare common stock.
Regulatory Approvals (See page 42)
We are not aware of any federal, state or local regulatory requirements that must be complied with or approvals that must be obtained prior to completion of the merger pursuant to the merger agreement and the transactions contemplated thereby, other than compliance with applicable federal and state securities laws and the filing of a certificate of merger as required under the Georgia Business Corporation Code (the “GBCC”).
Comparison of Rights of Shareholders of AdCare and RHE (See page 92)
The rights of holders of AdCare common stock are currently governed by the GBCC, the AdCare Charter and the AdCare Bylaws. If the merger agreement is approved by the holders of AdCare common stock and the merger is completed then holders of AdCare common stock will become holders of RHE common stock and the rights of holders of RHE common stock will be governed by the GBCC, the RHE Charter and the RHE Bylaws. As described below, some important differences exist between the rights of holders of AdCare common stock and the rights of holders of RHE common stock.
The rights of holders of AdCare Series A Preferred Stock are currently governed by the GBCC, the AdCare Charter and the AdCare Bylaws. If the merger agreement is approved by the holders of AdCare common stock and the merger is completed, then holders of AdCare Series A Preferred Stock will become holders of RHE Series A Preferred Stock and the rights of the holders of RHE Series A Preferred Stock will be governed by the GBCC, the RHE Charter and the RHE Bylaws. The rights of the holders of RHE Series A Preferred Stock would be equivalent to the rights of holders of AdCare Series A Preferred Stock.
The major difference between your rights as a holder of AdCare common stock and your rights as a holder of RHE common stock is that the RHE common stock will be subject to the ownership and transfer restrictions, including that, after the merger and subject to the exceptions, waivers and the constructive ownership rules described in the RHE Charter, no person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) may beneficially own, or be deemed to constructively own by virtue of the ownership attribution provisions of the Code, in excess of 9.9% (by value or number of shares, whichever is more restrictive) of the outstanding RHE common stock. See the sections entitled “Description of Capital Stock - Ownership and Transfer Restrictions.” and “Comparison of Rights of Shareholders of AdCare and RHE.”
The forms of the RHE Charter and RHE Bylaws are attached as Annex B and Annex C, respectively.
Material U.S. Federal Income Tax Consequences of the Merger (See page 93)
It is a condition to the closing of the merger that we receive an opinion from our tax counsel to the effect that the merger will be treated for U.S. federal income tax purposes as a reorganization under Section 368(a)(1)(F) of the Code. Accordingly, we expect for U.S. federal income tax purposes that:

•	no gain or loss will be recognized by AdCare or RHE as a result of the merger;

•	With respect to the conversion of shares of AdCare common stock into RHE common stock:

•	you will not recognize any gain or loss upon the conversion of your shares of AdCare common stock into RHE common stock;

•
the tax basis of the shares of RHE common stock that you receive pursuant to the merger in the aggregate will be the same as your adjusted tax basis in the shares of AdCare common stock being converted in the merger; and

•
the holding period of shares of RHE common stock that you receive pursuant to the merger will include your holding period with respect to the shares of AdCare common stock being converted in the merger, assuming that your AdCare common stock was held as a capital asset at the effective time of the merger.

•	With respect to the conversion of shares of AdCare Series A Preferred Stock into RHE Series A Preferred Stock:

•	you will not recognize any gain or loss upon the conversion of your shares of AdCare Series A Preferred Stock into RHE Series A Preferred Stock;

•
the tax basis of the shares of RHE Series A Preferred Stock that you receive pursuant to the merger in the aggregate will be the same as your adjusted tax basis in the shares of AdCare Series A Preferred Stock being converted in the merger; and

•
the holding period of shares of RHE Series A Preferred Stock that you receive pursuant to the merger will include your holding period with respect to the shares of AdCare Series A Preferred Stock being converted in the merger, assuming that your AdCare Series A Preferred Stock was held as a capital asset at the effective time of the merger.

The U.S. federal income tax treatment of holders of AdCare common stock, RHE common stock, AdCare Series A Preferred Stock and RHE Series A Preferred Stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular holder of AdCare common stock, RHE common stock, AdCare Series A Preferred Stock or RHE Series A Preferred Stock may depend on that holder’s particular tax circumstances. We urge you to consult your tax advisor regarding the specific tax consequences, including the federal, state, local and foreign tax consequences, to you in light of your particular investment in, or tax circumstances of acquiring, holding, exchanging or otherwise disposing of, AdCare common stock, RHE common stock, AdCare Series A Preferred Stock or RHE Series A Preferred Stock.
Recommendation of the Board of Directors (See page 33)
The board of directors has unanimously adopted the merger agreement and determined the merger agreement and the transactions contemplated thereby advisable and in the best interests of AdCare and its shareholders and recommends that all holders of AdCare common stock entitled to vote thereon vote “FOR” the merger proposal.
The board of directors also unanimously recommends that all holders of AdCare common stock entitled to vote on the adjournment proposal vote “FOR” the adjournment proposal.
Date, Time, Place and Purpose of Special Meeting (See page 33)
The special meeting will be held on [                     ], 2017 at [                    ], local time, at the Sonesta Gwinnett Place Atlanta located at 1775 Pleasant Hill Road, Duluth, Georgia, to consider and vote upon the proposals described in the notice of special meeting.
Shareholders Entitled to Vote (See page 3)
The board of directors has fixed the close of business on [ ], 2017 as the record date for the determination of holders of record of AdCare common stock entitled to receive notice of, and to vote those shares by proxy or at, the special meeting. As of [ ], 2017, there were [            ] shares of common stock outstanding and entitled to vote and [            ] holders of record.
The holders of record of AdCare Series A Preferred Stock as of the record date are not entitled to vote on the proposals at the special meeting.
Vote Required (See page 33)
The affirmative vote of the holders of a majority of the outstanding shares of AdCare common stock entitled to vote is required for the approval of the merger agreement. Accordingly, abstentions and “broker non-votes”, if any, will have the effect of a vote against the proposal to adopt the merger agreement.

The board of directors reserves the right to cancel or defer the merger, even if the holders of AdCare common stock vote to adopt the merger agreement and the other conditions to the completion of the merger are satisfied or waived, if the board of directors determines that the merger is no longer in the best interests of AdCare and its shareholders.
The affirmative vote of the holders of a majority of the voting power of the shares of AdCare common stock present in person or represented by proxy at the meeting and entitled to vote is required to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
No Dissenters’ Rights (See page 42)
Under the GBCC, you will not be entitled to any statutory dissenters’ rights in connection with the merger.
Shares Owned by AdCare’s Directors and Executive Officers (See page 107)
As of [ ], 2017, the directors and executive officers of AdCare and their affiliates owned and were entitled to vote [            ] shares of AdCare common stock, or [    ]% of the shares outstanding on that date entitled to vote with respect to each of the proposals. We currently expect that each director and executive officer of AdCare will vote the shares of AdCare common stock beneficially owned by such director or executive officer “FOR” approval of the merger agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.
Historical Market Price of Common Stock and Series A Preferred Stock
The AdCare common stock and AdCare Series A Preferred Stock are listed and traded on the NYSE MKT under the symbols “ADK” and “ADK.PRA”, respectively.
The following table sets forth for the calendar periods indicated the high and low sale prices per share of the AdCare common stock, the high and low sale prices per share of the AdCare Series A Preferred Stock, the declared dividend per share of AdCare common stock and the declared dividend per share of AdCare Series A Preferred Stock as reported by the NYSE MKT. On February 10, 2017, the last full trading day prior to the public announcement of the proposed merger, the closing sale price of AdCare common stock was $1.55 as reported by the NYSE MKT and the closing sale price per share of AdCare Series A Preferred Stock was $22.95 per share as reported on the NYSE MKT. On [                     ], 2017, the latest practicable date before the printing of this proxy statement/prospectus, the closing sale price per share of AdCare common stock on the NYSE MKT was $[ ] per share and the closing sale price per share of AdCare Series A Preferred Stock was $[ ] per share. You should obtain a current stock price quotation for the AdCare common stock and the AdCare Series A Preferred Stock.

	AdCare Common Stock			AdCare Series A Preferred Stock
	High	Low	Dividend Declared	High	Low	Dividend Declared
Year Ending December 31, 2017
Second Quarter (through May 7, 2017)	$1.29	$0.94	---	$23.32	$21.35	---
First Quarter	$1.74	$1.11	---	$23.73	$21.86	$0.68

Year Ended December 31, 2016
Fourth Quarter	$2.20	$1.38	---	$25.00	$19.44	$0.68
Third Quarter	$2.60	$1.65	---	$23.50	$20.00	$0.68
Second Quarter	$2.50	$1.71	---	$22.64	$20.21	$0.68
First Quarter	$2.70	$1.85	---	$22.49	$17.27	$0.68

Year Ended December 31, 2015
Fourth Quarter	$3.42	$1.90	---	$24.01	$17.51	$0.68
Third Quarter	$4.00	$3.10	$0.060	$25.91	$19.35	$0.68
Second Quarter	$4.45	$3.32	$0.055	$29.64	$24.53	$0.68
First Quarter	$4.50	$3.79	$0.050	$29.50	$27.00	$0.68

It is expected that, immediately following the completion of the merger, RHE common stock and RHE Series A Preferred Stock will be listed and traded on the NYSE in the same manner as shares of AdCare common stock and AdCare Series A Preferred Stock. The current price of AdCare common stock and AdCare Series A Preferred Stock may not be indicative of the market price of RHE common stock or RHE Series A Preferred Stock following the merger.
We are a holding company, and we have no significant operations. We rely primarily on dividends and other distributions from our subsidiaries to us so we may, among other things, pay dividends on our common stock and Series A Preferred stock, if and to the extent declared by the board of directors. The ability of our subsidiaries to pay dividends and make other distributions to us depends on their earnings and may be restricted by the terms of certain agreements governing their indebtedness. If our subsidiaries are in default under such agreements, then they may not pay dividends or make other distributions to us.
In addition, we may only pay dividends on the common stock and the Series A Preferred Stock if we have funds legally available to pay dividends and such payment is not restricted or prohibited by law, the terms of any shares with higher priority with respect to dividends or any documents governing our indebtedness. We are restricted by Georgia law from paying dividends on the common stock and the Series A Preferred Stock if we are not able to pay our debts as they become due in the normal course of business or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend. In addition, no cash dividends may be declared or paid on the common stock unless full cumulative dividends on the Series A Preferred Stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payments, for all past dividend periods. In addition, future debt, contractual covenants or arrangements we or our subsidiaries enter into may restrict or prevent future dividend payments.

RISK FACTORS
In addition to the other information in this proxy statement/prospectus, you should carefully consider the specific factors discussed below, together with all the other information contained in this proxy statement/prospectus and the documents incorporated by reference herein. The risks described below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows.
Risks Related to the Delisting of Our Securities
If we fail to meet all applicable continued listing requirements of the NYSE MKT and the NYSE MKT determines to delist the common stock and Series A Preferred Stock, the delisting could adversely affect the market liquidity of such securities, impair the value of your investment, adversely affect our ability to raise needed funds and subject us to additional trading restrictions and regulations.
On April 18, 2016, the Company received notice from NYSE Regulation, Inc. (“NYSE Regulation”) that it is not in compliance with the Stockholders’ Equity Continued Listing Standards because the Company reported a stockholders’ deficit of $23.8 million as of December 31, 2015, and net losses for the last five fiscal years. See the section entitled “Questions and Answers About the Merger - Why are you reorganizing the corporate structure?”
As a result, the Company became subject to the procedures and requirements of Section 1009 of the NYSE MKT Company Guide and was required to submit a plan (a “Compliance Plan”) by May 18, 2016 describing the actions the Company has taken or will take to regain compliance with the Stockholders’ Equity Continued Listing Standards during the period ending October 18, 2017 (the “Plan Period”).The Company submitted a Compliance Plan by the May 18, 2016 deadline and was notified on June 2, 2016 that the NYSE Regulation had accepted the Compliance Plan.
During the Plan Period, the Company is subject to periodic review by NYSE MKT, and the common stock and Series A Preferred Stock will continue to be listed on the NYSE MKT pursuant to an extension granted by NYSE Regulation. If the Company is not in compliance with Stockholders’ Equity Continued Listing Standards by October 18, 2017, or if the Company does not make progress consistent with its Compliance Plan during the Plan Period, then NYSE Regulation will initiate delisting proceedings.
We are reorganizing our corporate structure in order to effectively adopt the transfer and ownership restrictions which, among other things, will position us to regain compliance with the Stockholders’ Equity Continued Listing Standards. If the common stock and Series A Preferred Stock are delisted from the NYSE MKT, such securities may trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling the common stock and Series A Preferred Stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and any security analysts’ coverage of us may be reduced. In addition, in the event the common stock and Series A Preferred Stock are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in such securities, further limiting the liquidity of the common stock and Series A Preferred Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from the NYSE MKT and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions. Any such limitations on our ability to raise debt and equity capital could prevent us from making future investments and satisfying maturing debt commitments.
In addition, if the Company fails for 180 or more consecutive days to maintain a listing of the Series A Preferred Stock on a national exchange, then: (i) the annual dividend rate on the Series A Preferred Stock will be increased from 10.875% per annum to 12.875% per annum on the 181st day; and (ii) the holders of the Series A Preferred Stock will be entitled to vote for the election of two additional directors to serve on the board of directors. Such increased dividend rate and voting rights will continue for so long the Series A Preferred Stock is not listed on a national exchange.
Risks Related to the Ownership and Transfer Restrictions
The ownership and transfer restrictions may prevent or restrict you from acquiring or transferring shares of RHE common stock.
AdCare intends to merge with and into RHE to ensure the effective adoption of the charter provisions restricting the ownership and transfer of the RHE common stock. These ownership and transfer restrictions include that, subject to the exceptions, waivers and the constructive ownership rules described in the RHE Charter, no person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) may beneficially own, or be deemed to constructively own by virtue of the ownership attribution provisions of the Code, in excess of 9.9% (by value or number of shares, whichever is more restrictive) of the outstanding RHE common stock. The RHE Charter also prohibits, among other things, any person from beneficially or constructively owning shares of RHE common stock to the extent that such ownership would cause the Company to fail to qualify as a REIT by reason of being “closely held” under the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or that would cause the Company to otherwise fail to qualify as a REIT. Furthermore, any transfer, acquisition or other event or transaction that would result in RHE common stock being beneficially owned by less than 100 persons (determined without reference to any rules of attribution) will be void ab initio, and the intended transferee shall acquire no rights in such common stock. See “Description of Capital Stock - Ownership and Transfer Restrictions.”
These ownership and transfer restrictions could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for our capital stock or otherwise be in the best interests of our shareholders.
There is no assurance that the Company will qualify as a REIT in a future taxable year or that, if it were to so qualify, that the board of directors would determine that electing REIT status would be in the best interest of the Company and its shareholders.
The Company does not currently qualify for REIT status under the Code, and the Company has certain structural and operational complexities which would need to be addressed before it could qualify as a REIT under the Code, including the disposition of certain assets or the termination of certain operations which may not be REIT compliant and otherwise effecting some internal reorganization. In addition, because the ownership and transfer restrictions will not apply to the Series A Preferred Stock, the restrictions will not assist us in complying with certain of the U.S. federal income tax rules applicable to REITs under the Code. See “Questions and Answers About the Merger - What are the requirements to qualify as a REIT under the Code?” Accordingly, among other things, the Series A Preferred Stock would need to be redeemed or its terms appropriately modified before the Company would elect REIT status under the Code.
Even if the Company were to qualify for REIT status under the Code for any future taxable year, the board of directors may determine that electing REIT status would not be in the best interests of the Company and its shareholders in light of various factors, including: (i) the Company’s significant consolidated federal net operating loss carryforwards of approximately $65.1 million as of December 31, 2016, which should be available to cover any taxable income for some period of time in the future; (ii) the other negative factors identified in “Reasons for the Merger”; and (iii) the other potential risks discussed in the sections entitled “- Risks Relating to REIT Election” and “- Risks Relating to the Transfer and Ownership Restrictions.”
If the merger is approved by the shareholders and completed, and the board of directors subsequently determines that electing REIT status would not be in the best interests of the Company and its shareholders, then the RHE common stock may remain subject to the ownership and transfer restrictions.
If the merger is approved by the shareholders and completed, the ownership and transfer restrictions (including that no person or “group” as defined in Section 13(d)(3) of the Exchange Act may beneficially own, or be deemed to constructively own by virtue of the ownership attribution provisions of the Code, in excess of 9.9% of the outstanding RHE common stock) will continue to apply unless and until the board of directors determines both that: (i) it is not in the best interests of the Company to attempt to qualify as, or to continue to qualify as, a REIT; and (ii) compliance with all or any of the ownership and transfer restrictions related to the RHE common stock is no longer otherwise advisable for the Company.
Even if the board of directors determines it is not in the best interests of the Company to attempt to qualify as, or to continue to qualify as, a REIT, the board of directors may believe that the ownership and transfer restrictions continue to be advisable because they permit us to classify the Series A Preferred Stock as permanent equity on our consolidated balance sheet and, thereby, to comply with the Stockholders’ Equity Continued Listing Standards. In such case, the board of directors may (but is not required to) create a different common stock ownership limit for one or more persons, or otherwise waive a violation of the ownership and transfer restrictions, in each case upon such conditions as the board of directors may determine. See “Description of Capital Stock - Ownership and Transfer Restrictions - Waivers by the board of directors; Increase in Common Stock Ownership Limit.”
Risks Related to REIT Election
As previously discussed, the board of directors is in the process of evaluating the feasibility of the Company in the future qualifying for and electing status as a REIT under the Code. If the board of directors determines for any future taxable year, after further consideration and evaluation, that the Company qualifies as a REIT under the Code and that electing status as a REIT under the Code would be in the best interests of the Company and its shareholders, then there would be certain risks we would face if we subsequently elected REIT status, including the risks set forth below under “ - Risks Related to REIT Election.” The applicability of these risks assumes that: (i) we would qualify in a future taxable year as a REIT under the Code; (ii) the board of directors determines that electing status as a REIT under the Code is in the best interests of the Company and its shareholders in light of various factors, including those described under the section entitled “Reasons for the Merger”; and (ii) we subsequently elect status as a REIT under the Code.
Complying with the REIT requirements may cause us to liquidate assets or hinder our ability to pursue otherwise attractive asset acquisition opportunities.
To qualify as a REIT for federal income tax purposes, we would need to continually satisfy tests concerning, among other things, the nature and diversification of our assets, the sources of our income and the amounts we distribute to our shareholders. For example, to qualify as a REIT, we would need to ensure that, at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and “real estate assets” (as defined in the Code), including certain mortgage loans and securities. The remainder of our investments (other than government securities, qualified real estate assets and securities issued by any taxable REIT subsidiary (“TRS”)) generally could not include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than government securities, qualified real estate assets and securities issued by a TRS) could consist of the securities of any one issuer, and no more than (for taxable years beginning after December 31, 2017) 20% of the value of our total assets could be represented by securities of one or more TRSs. If we were to elect as a REIT under the Code and subsequently we fail to comply with these requirements at the end of any calendar quarter, then we would need to correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we could be required to liquidate assets.
In addition to the asset tests set forth above, to qualify and be subject to tax as a REIT, we would generally be required, after the utilization of any available federal net operating loss carryforwards, to distribute at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding any net capital gain) each year to our shareholders. If we were to elect as a REIT under the Code, any determination as to the timing or amount of future dividends would be based on a number of factors, including investment opportunities and the availability of our existing federal net operating loss carryforwards. If we were to elect as a REIT under the Code, and to the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our REIT taxable income (after the application of available federal net operating loss carryforwards, if any), we would be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we would be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our shareholders for a calendar year is less than a minimum amount specified under the Code. These distribution requirements could hinder our ability to pursue otherwise attractive asset acquisition opportunities. Furthermore, if we were to elect as a REIT under the Code, our ability to compete for acquisition opportunities in domestic markets may be adversely affected if we were to need, or require, the target company to comply with certain REIT requirements. These actions could have the effect of reducing our income, amounts available for distribution to our shareholders and amounts available for making payments on our indebtedness.
Qualifying as a REIT involves highly technical and complex provisions of the Code. If we fail to qualify as a REIT or fail to remain qualified as a REIT, to the extent we have REIT taxable income and have utilized our federal net operating loss carryforwards, we would be subject to U.S. federal income tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our shareholders.
Qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our potential REIT qualification. Our qualification as a REIT would depend on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we have not and will not obtain independent appraisals.
If we were to qualify and elect as a REIT under the Code for a future taxable year, and have utilized our federal net operating loss carryforwards, we would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and dividends paid to our shareholders would not be deductible by us in computing our taxable income. Any resulting corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our shareholders, which in turn could have an adverse impact on the value of our stock. Unless we were entitled to relief under certain provisions of the Code, we also would be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year in which we failed to qualify as a REIT (after having elected as a REIT under the Code). If we were to fail to qualify for taxation as a REIT after having elected as a REIT under the Code, we may be required to borrow additional funds or liquidate assets to pay any additional tax liability and, therefore, funds available for investment and making payments on our indebtedness would be reduced.
We may be required to borrow funds, sell assets, or raise equity to satisfy REIT distribution requirements.
If we were to elect as a REIT under the Code, from time to time thereafter we might generate REIT taxable income greater than our cash flow as a result of differences in timing between the recognition of taxable income and the actual receipt of cash or the effect of nondeductible capital expenditures, the creation of reserves or required debt or amortization payments. If we were to not have other funds available in those situations, we would need to borrow funds, sell assets or raise equity, even if the then-prevailing market conditions are not favorable for these borrowings, sales or offerings, to enable us to satisfy the REIT distribution requirement and to avoid U.S. federal corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs and our leverage or require us to distribute amounts that would otherwise be invested in future acquisitions or stock repurchases. Thus, if we were to elect as a REIT under the Code: (i) continued compliance with the REIT requirements may hinder our ability to grow, which could adversely affect the value of our stock; and (ii) continued compliance with the REIT distribution requirements may increase the financing we would need to fund capital expenditures, future growth, or expansion initiatives, which would increase our total leverage.
Covenants specified in the instruments governing our indebtedness may limit our ability to make required REIT distributions.
If we were to elect as a REIT under the Code, restrictive loan covenants in the instruments governing our future indebtedness may prevent us from satisfying REIT distribution requirements and, after such election, we could fail to qualify for taxation as a REIT. If these covenant limitations were not to jeopardize our qualification for taxation as a REIT but nevertheless were to prevent us from distributing 100% of our REIT taxable income, then we would be subject to U.S. federal corporate income tax, and potentially the nondeductible 4% excise tax, on the undistributed amounts.
Our payment of cash distributions in the future is not guaranteed and the amount of any future cash distributions may fluctuate, which could adversely affect the value of our stock.
REITs are required to distribute annually at least 90% of their REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain). We had approximately $65.1 million in federal net operating loss carryforwards as of December 31, 2016. If we were to elect as a REIT under the Code, we would be able to use, at our discretion, these federal net operating loss carryforwards to offset our REIT taxable income, and thus the required distributions to shareholders may be reduced or eliminated until such time as our federal net operating loss carryforwards have been fully utilized.
If we were to elect as a REIT under the Code, the amount of future distributions would be determined, from time to time, by the board of directors to balance our goal of increasing shareholder value and retaining sufficient cash to implement our current capital allocation policy, which includes portfolio improvement and stock repurchases (when we believe our stock price is below its intrinsic value). If we were to elect as a REIT under the Code, the actual timing and amount of distributions would be as determined and declared by the board of directors and would depend on, among other factors, our federal net operating loss carryforwards, our financial condition, earnings, debt covenants and other possible uses of such funds.
Furthermore, we may only pay dividends on our capital stock if we have funds legally available to pay dividends and such payment is not restricted or prohibited by Georgia law. See “ - Risk Factors - Other Risks Related to Our Stock.”
Certain of our business activities may be subject to corporate level income tax, which would reduce our cash flows, and would have potential deferred and contingent tax liabilities.
If we were to elect as a REIT under the Code: (i) we may be subject to certain federal, state, and local taxes on our income and assets, including alternative minimum taxes, taxes on any undistributed income and state, local income, franchise, property and transfer taxes; (ii) we could, in certain circumstances, be required to pay an excise or penalty tax, which could be significant in amount, in order to utilize one or more relief provisions under the Code to maintain qualification for taxation as a REIT; and (iii) we may incur a 100% excise tax on transactions with a TRS if they are not conducted on an arm’s length basis. Any of these taxes would decrease our earnings and our available cash.
If we were to elect as a REIT under the Code, any TRS assets and operations we may have would continue to be subject, as applicable, to federal and state corporate income taxes in the jurisdictions in which those assets and operations are located, which taxes would decrease our earnings and our available cash. If we were to elect as a REIT under the Code, we would also be subject to a federal corporate level tax at the highest regular corporate rate (currently 35%) on the gain recognized from a sale of assets occurring during an initial period of time for which we are a REIT (which period has previously been ten years, but pursuant to recent regulatory amendment has been reduced to five years, unless the effectiveness of the amendment is affected as a result of recent executive action freezing certain new or pending federal regulations), up to the amount of the built-in gain that existed on January 1 of the year for which we elect as a REIT under the Code, which would be based on the fair market value of those assets in excess of our tax basis in those assets as of such date. Gain from a sale of an asset occurring after the specified period ends would not be subject to this corporate level tax.
Use of any TRSs we may have may cause us to fail to qualify as a REIT.
If we were to elect as a REIT under the Code, the net income of any TRSs we may have would not be required to be distributed to us, and such undistributed TRS income would generally not subject to our REIT distribution requirements. However, if we were to elect as a REIT under the Code and if the accumulation of cash or reinvestment of significant earnings in any TRSs we may have would cause the fair market value of our securities in those entities, taken together with other non-qualifying assets, to represent more than 25% of the fair market value of our assets, or causes the fair market value of such TRS securities alone to represent more than (for taxable years beginning after December 31, 2017) 20% of the value of our total assets, in each case, as determined for REIT asset testing purposes, we would, absent timely responsive action, fail to qualify as a REIT.
Legislative or other actions affecting REITs could have a negative effect on us.
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury. Changes to the tax laws or interpretations thereof, with or without retroactive application, could materially and adversely affect our investors or us. We cannot predict how changes in the tax laws might affect our investors or us. New legislation, U.S. Treasury Regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to qualify as a REIT or the U.S. federal income tax consequences to our investors and us of such qualification.
We do not have any experience operating as a REIT, which may adversely affect our financial condition, results of operations, cash flow, per share trading price of our stock and ability to satisfy debt service obligations.
We have not actually operated as a REIT previously, and we do not currently qualify as a REIT under the Code.  If we were to qualify and elect as a REIT under the Code in a future taxable year: (i) our pre-REIT operating experience may not be sufficient to enable us to operate successfully as a REIT; and (ii) we will be required to implement substantial control systems and procedures in order to maintain REIT status. As a result, we may incur additional legal, accounting and other expenses that we have not previously incurred, which could be significant, and our management and other personnel may need to devote additional time to comply with these rules and regulations and controls required for continued compliance with the Code. Therefore, if we were to qualify and elect as a REIT under the Code in a future taxable year, our historical combined consolidated financial statements may not be indicative of our future costs and performance as a REIT. If our performance is adversely affected, then it could affect our financial condition, results of operations, cash flow and ability to satisfy our debt service obligations.
The current market price of the AdCare common stock may not be indicative of the market price of RHE common stock following the merger if we were to elect as a REIT under the Code.
The current market price of the AdCare common stock may not be indicative of how the market will value the RHE common stock after the merger, if we elect as a REIT under the Code in a future taxable year, because of the change in our organization from a taxable C corporation to a REIT.  The stock price of REIT securities have historically been affected by changes in market interest rates as investors evaluate the annual yield from distributions on the entity’s common stock as compared to yields on other financial instruments. In addition, if we elect as a REIT under the Code in a future taxable, the market price of RHE common stock in the future may be potentially affected by the economic and market perception of REIT securities.
Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.
The maximum U.S. federal income tax rate applicable to income from “qualified dividends” payable to U.S. shareholders that are individuals, trusts and estates is currently 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates applicable to qualified dividends. Although these rules do not adversely affect the taxation of REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our stock if we were to elect as a REIT under the Code.
Your investment has various tax risks.
Although the provisions of the Code that will be generally relevant to an investment in our stock if we were to elect as a REIT under the Code are described in the section entitled “Material United States Federal Income Tax Considerations,” we urge you to consult your tax advisor concerning the federal, state, local and foreign tax consequences to you with regard to an investment in shares of our stock.
Risks Related to Our Business
If we are unable to resolve our professional and general liability actions on terms acceptable to us, then it could have a material adverse effect on our business, financial condition and results of operation.
The Company is a defendant in various legal actions and administrative proceedings arising in the ordinary course of business, including claims that the services the Company provided during the time it operated skilled nursing facilities resulted in injury or death to former patients. Although the Company settles cases from time to time if settlement can be achieved on a reasonable basis, the Company vigorously defends any matter in which it believes the claims lack merit and the Company has a reasonable chance to prevail at trial or in arbitration. Litigation is inherently unpredictable and there is risk in the Company's strategy of aggressively defending these cases. There is no assurance that the outcomes of these matters will not have a material adverse effect on the Company’s financial condition.
The Company is a defendant in 44 professional and general liability actions commenced on behalf of former patients, of which 28 cases were filed in the State of Arkansas by the same plaintiff attorney who represented the plaintiffs in a purported class action lawsuit against the Company previously disclosed as the Amy Cleveland Class Action which settled in December 2015. These actions generally seek unspecified compensatory and punitive damages for former patients of the Company who were allegedly injured or died while patients of facilities operated by the Company due to professional negligence or understaffing. Three of the pending actions are covered by insurance, except that any award of punitive damages would be excluded from such coverage.
The Company has self-insured against professional and general liability claims since it discontinued its healthcare operations in connection with its transition to a healthcare holding and property leasing company. The Company has established a self-insurance reserve for estimated costs associated with its professional liability claims, included within “Accrued expenses and other” in the Company’s audited consolidated balance sheets, of $0.2 million and $6.9 million at December 31, 2015, and December 31, 2016, respectively. See Note 15 - Commitments and Contingencies in the notes accompanying our audited consolidated financial statements for the year ended December 31, 2016 (the "Consolidated Financial Statements"), which are included elsewhere in this proxy statement/prospectus. Also see “Critical Accounting Policies - Self-Insurance Reserve” and “Liquidity and Capital Resources - Cash Requirements” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Company currently believes that most of these actions, and particularly many of the most recently filed actions, are defensible and intends to defend them through final judgment. Accordingly, the self-insurance reserve primarily reflects the Company's estimated legal costs of litigating the pending actions accordingly.
The amount of the self-insurance reserve may not be sufficient to cover the legal costs actually incurred in litigating the pending actions, and the amount of the self-insurance reserve may increase, perhaps by a material amount, in any given period, particularly if the Company determines that it has probable exposure in one or more actions. If we are unable to resolve the pending actions on terms acceptable to us, then it could have a material adverse effect on our business, financial condition and results of operations.
We have a history of operating losses and may incur losses in the future.
For the year ended December 31, 2016, the Company had a net loss of $7.5 million compared to a net loss of $23.5 million for the year ended December 31, 2015. We make no assurances that we will be able to operate profitably. At December 31, 2016, we had a working capital deficit of approximately $4.8 million.

Our leases with tenants comprise our rental revenue and any failure, inability or unwillingness by these tenants to satisfy their obligations under our agreements could have a material adverse effect on us.
Our business depends upon our tenants meeting their obligations to us, including their obligations to pay rent, maintain certain insurance coverage, pay real estate and other taxes and maintain and repair the leased properties. We cannot assure you that these tenants will have sufficient assets, income and access to financing to enable them to satisfy their respective obligations to us, and any failure, inability or unwillingness by these tenants to do so could have a material adverse effect on us. In addition, any failure by these tenants to effectively conduct their operations or to maintain and improve our properties could adversely affect their business reputation and their ability to attract and retain patients and residents in our properties, which could have a material adverse effect on us. Our tenants have agreed to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities arising in connection with their respective businesses, and we cannot assure you that our tenants will have sufficient assets, income, access to financing and insurance coverage to enable them to satisfy their respective indemnification obligations.
We depend on affiliates of C.R Management and Beacon Health Management for a significant portion of our revenues and any inability or unwillingness by such entities to satisfy their obligations to us could have a material adverse effect on us.
Our 27 properties (excluding the three facilities that are managed by us) are operated by a total of 27 separate tenants, with each of our tenants being affiliated with one of six local or regionally-focused operators. We refer to our tenants who are affiliated with the same operator as a group of affiliated tenants. Each of our operators operate (through a group of affiliated tenants) between two and eight of our facilities, with our most significant operators, C.R Management and Beacon Health Management, each operating (through a group of affiliated tenants) eight and seven facilities, respectively. We, accordingly depend, on our tenants who are affiliated with C.R Management and Beacon Health Management for a significant portion of our revenues. We cannot assure you that the tenants affiliated with C.R Management and Beacon Health Management will have sufficient assets, income and access to financing to enable them to make rental payments to us or to otherwise satisfy their obligations under the applic able leases and subleases, and any inability or unwillingness by such tenants to do so could have a material adverse effect on us.
A prolonged economic slowdown could adversely impact the results of operations of our tenants, which could impair their ability to meet their obligations to us.
We believe the risks associated with our investments will be more acute during periods of economic slowdown or recession (such as the most recent recession) due to the adverse impact caused by various factors, including inflation, deflation, increased unemployment, volatile energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market, a distressed real estate market, market volatility and weakened business and consumer confidence. This difficult operating environment caused by an economic slowdown or recession could have an adverse impact on the ability of our tenants to maintain occupancy rates, which could harm their financial condition. Any sustained period of increased payment delinquencies, foreclosures or losses by our tenants could adversely affect our income from investments in our portfolio.
Increased competition, as well as increased operating costs, could result in lower revenues for some of our tenants and may affect their ability to meet their obligations to us.
The long-term care industry is highly competitive, and we expect that it will become more competitive in the future. Our tenants are competing with numerous other companies providing similar healthcare services or alternatives such as home health agencies, life care at home, community-based service programs, retirement communities and convalescent centers. Our tenants compete on a number of different levels, including the quality of care provided, reputation, the physical appearance of a facility, price, the range of services offered, family preference, alternatives for healthcare delivery, the supply of competing properties, physicians, staff, referral sources, location and the size and demographics of the population in the surrounding areas. We cannot be certain that the tenants of all of our facilities will be able to achieve occupancy and rate levels that will enable them to meet all of their obligations to us. Our tenants may encounter increased competition in the future that could limit their ability to attract patients or residents or expand their businesses and, therefore, affect their ability to make their lease payments.
In addition, the market for qualified nurses, healthcare professionals and other key personnel is highly competitive, and our tenants may experience difficulties in attracting and retaining qualified personnel. Increases in labor costs due to higher wages and greater benefits required to attract and retain qualified healthcare personnel incurred by our tenants could affect their ability to meet their obligations to us. This situation could be particularly acute in certain states that have enacted legislation establishing minimum staffing requirements.

Disasters and other adverse events may seriously harm our business.
Our facilities and our business may suffer harm as a result of natural or man-made disasters such as storms, earthquakes, hurricanes, tornadoes, floods, fires, terrorist attacks and other conditions. The impact, or impending threat, of such events may require that our tenants evacuate one or more facilities, which could be costly and would involve risks, including potentially fatal risks, for their patients. The impact of disasters and similar events is inherently uncertain. Such events could harm our tenants’ patients and employees, severely damage or destroy one or more of our facilities, harm our tenants’ business, reputation and financial performance, or otherwise cause our tenants’ businesses to suffer in ways that we currently cannot predict.
A severe cold and flu season, epidemics, or any other widespread illnesses could adversely affect the occupancy of our tenants’ facilities.
Our and our tenants’ revenues are dependent upon occupancy. It is impossible to predict the severity of the cold and flu season or the occurrence of epidemics or any other widespread illnesses. The occupancy of our skilled nursing and assisted living facilities could significantly decrease in the event of a severe cold and flu season, an epidemic, or any other widespread illness. Such a decrease could affect the operating income of our tenants and the ability of our tenants to make payments to us.
The bankruptcy, insolvency or financial deterioration of our tenants could limit or delay our ability to collect unpaid rents or require us to find new tenants.
We are exposed to the risk that a distressed tenant may not be able to meet its obligations to us or other third parties. This risk is heightened during a period of economic or political instability. We are also exposed to increased risk in situations where we lease multiple properties to a single tenant (or affiliated tenants) under a master lease, as a tenant failure or default could reduce or eliminate rental revenue from multiple properties. If tenants are unable to comply with the terms of their leases, then we may be forced to modify the leases in ways that are unfavorable to us. Alternatively, the failure of a tenant to perform under a lease could require us to declare a default, repossess the property, find a suitable replacement tenant, hire third-party managers to operate the property or sell the property. There is no assurance that we would be able to lease a property on substantially equivalent or better terms than the prior lease, or at all, find another qualified tenant, successfully reposition the property for other uses or sell the property on terms that are favorable to us. It may be more difficult to find a replacement tenant for a healthcare property than it would be to find a replacement tenant for a general commercial property due to the specialized nature of the business. Even if we are able to find a suitable replacement tenant for a property, transfers of operations of skilled nursing facilities and assisted living facilities are subject to regulatory approvals not required for transfers of other types of commercial operations, which may affect our ability to successfully transition a property.
If any lease expires or is terminated, then we could be responsible for all of the operating expenses for that property until it is leased again or sold. If a significant number of our properties are unleased, then our operating expenses could increase significantly. Any significant increase in our operating costs may have a material adverse effect on our business, financial condition and results of operations, and our ability to pay dividends to our shareholders. Furthermore, to the extent we operate such property for an indeterminate amount of time, we would be subject to the various risks our tenants assume as operators and potentially fail to qualify as a REIT in any given year.
Although each of our lease agreements typically provides us with, or will provide us with, the right to terminate, evict a tenant, foreclose on our collateral, demand immediate payment and exercise other remedies upon the bankruptcy or insolvency of an tenant, the United States Bankruptcy Code (the “Bankruptcy Code”) would limit or, at a minimum, delay our ability to collect unpaid pre-bankruptcy rents and to pursue other remedies against a bankrupt tenant. A bankruptcy filing by one of our tenants would typically prevent us from collecting unpaid pre-bankruptcy rents or evicting the tenant absent approval of the bankruptcy court. The Bankruptcy Code provides a tenant with the option to assume or reject an unexpired lease within certain specified periods of time. Generally, a lessee is required to pay all rent that becomes payable between the date of its bankruptcy filing and the date of the assumption or rejection of the lease (although such payments will likely be delayed as a result of the bankruptcy filing). Any tenant that chooses to assume its lease with us must cure all monetary defaults existing under the lease (including payment of unpaid pre-bankruptcy rents) and provide adequate assurance of its ability to perform its future obligations under the lease. Any tenant that opts to reject its lease with us would face a claim by us for unpaid and future rents payable under the lease, but such claim would be subject to a statutory “cap” and would generally result in a recovery substantially less than the face value of such claim. Although the tenant’s rejection of the lease would permit us to recover possession of the leased facility, we would likely face losses, costs and delays associated with re-leasing the facility to a new tenant.
Several other factors could impact our rights under leases with bankrupt tenants. First, the tenant could seek to assign its lease with us to a third party. The Bankruptcy Code generally disregards anti-assignment provisions in leases to permit the assignment of unexpired leases to third parties (provided all monetary defaults under the lease are cured and the third party can demonstrate its ability to perform its obligations under the lease). Second, in instances in which we have entered into a master lease agreement with a tenant that operates more than one facility, the bankruptcy court could determine that the master lease was comprised of separate, divisible leases (each of which could be separately assumed or rejected), rather than a single, integrated lease (which would have to be assumed or rejected in its entirety). Finally, the bankruptcy court could recharacterize our lease agreement as a disguised financing arrangement, which could require us to receive bankruptcy court approval to foreclose or pursue other remedies with respect to the facility.
In 2016, New Beginnings Care, LLC (“New Beginnings”) and its affiliates (including a former tenant of the Company), who operated the Company’s 85-bed skilled nursing facility in Tybee Island, Georgia (the “Oceanside Facility”), the Company’s 50-bed skilled nursing facility in Tybee Island, Georgia (the “Savannah Beach Facility”) and the Company’s 131-bed skilled nursing facility in Jeffersonville, Georgia (the “Jeffersonville Facility”), filed petitions to reorganize their finances under the Bankruptcy Code. We give no assurance that our current tenants will not undergo bankruptcy, insolvency or financial deterioration that could have a material adverse effect our business, financial condition and results of operations.
If we must replace any of our tenants, we might be unable to rent the properties on as favorable terms, or at all, and we could be subject to delays, limitations and expenses, which could have a material adverse effect on us.
We cannot predict whether our tenants will renew existing leases beyond their current term. If any of our triple-net leases are not renewed, we would attempt to rent those properties to another tenant. In addition, following expiration of a lease term or if we exercise our right to replace a tenant in default, rental payments on the related properties could decline or cease altogether while we reposition the properties with a suitable replacement tenant. We also might not be successful in identifying suitable replacements or entering into leases or other arrangements with new tenants on a timely basis or on terms as favorable to us as our current leases, if at all, and we may be required to fund certain expenses and obligations (e.g., real estate and bed taxes, and maintenance expenses) to preserve the value of, and avoid the imposition of liens on, our properties while they are being repositioned. In addition, we may incur certain obligations and liabilities, including obligations to indemnify the replacement tenant, which could have a material adverse effect on us.
In the event of non-renewal or a tenant default, our ability to reposition our properties with a suitable replacement tenant could be significantly delayed or limited by state licensing, receivership, certificate of need (“CON”) or other laws, as well as by the Medicare and Medicaid change-of-ownership rules, and we could incur substantial additional expenses in connection with any licensing, receivership or change-of-ownership proceedings. Our ability to locate and attract suitable replacement tenants also could be impaired by the specialized healthcare uses or contractual restrictions on use of the properties, and we may be forced to spend substantial amounts to adapt the properties to other uses. Any such delays, limitations and expenses could adversely impact our ability to collect rent, obtain possession of leased properties or otherwise exercise remedies for tenant default and could have a material adverse effect on us.
Moreover, in connection with certain of our properties, we have entered into intercreditor agreements with the tenants’ lenders or tri-party agreements with our lenders. Our ability to exercise remedies under the applicable leases or to reposition the applicable properties may be significantly delayed or limited by the terms of the intercreditor agreement or tri-party agreement. Any such delay or limit on our rights and remedies could adversely affect our ability to mitigate our losses and could have a material adverse effect on us.
Our tenants may be subject to significant legal actions that could result in their increased operating costs and substantial uninsured liabilities, which may affect their ability to meet their obligations to us.
As is typical in the long term care industry, our tenants may be subject to claims for damages relating to the services that they provide. We give no assurance that the insurance coverage maintained by our tenants will cover all claims made against them or continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages may not, in certain cases, be available to operators due to state law prohibitions or limitations of availability. As a result, our tenants doing business in these states may be liable for punitive damage awards that are either not covered by their insurance or are in excess of their insurance policy limits.
We also believe that there has been, and will continue to be, an increase in governmental investigations of long-term care providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. The Office of the Inspector General ("OIG") of the Department of Health and Human Services ("HHS"), the enforcement arm of the Medicare and Medicaid programs, formulates a formal work plan each year for nursing centers. The OIG’s most recent work plan indicates that, among other things, the OIG’s investigative and review focus in 2017 for nursing facilities will include complaint investigations by state agencies, unreported incidents of potential abuse and neglect, reimbursement, background checks, compliance with prospective payment requirements, and potentially avoidable hospitalizations. We cannot predict the likelihood, scope or outcome of any such investigations and reviews with respect to our facilities or our tenants. Insurance is not available to our tenants to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, then such tenant could be exposed to substantial additional liabilities. Such liabilities could adversely affect a tenant’s ability to meet its obligations to us.
In addition, we may, in some circumstances, be named as a defendant in litigation involving the services provided by our tenants. Although we generally have no involvement in the services provided by our tenants, and our standard lease agreements generally require (or will require) our tenants to indemnify us and carry insurance to cover us in certain cases, a significant judgment against us in such litigation could exceed our and our tenants’ insurance coverage, which would require us to make payments to cover any such judgment.
Our tenants may be sued under a federal whistleblower statute.
Our tenants who engage in business with the federal government may be sued under a federal whistleblower statute designed to combat fraud and abuse in the healthcare industry. See “Governmental Regulation-Healthcare Regulation” included in Item 1 of this Annual Report. These lawsuits can involve significant monetary damages and award bounties to private plaintiffs who successfully bring these suits. If any of these lawsuits were brought against our tenants, such suits combined with increased operating costs and substantial uninsured liabilities could have a material adverse effect on our tenants’ liquidity, financial condition and results of operations and on their ability to satisfy their obligations under our leases, which, in turn, could have a material adverse effect on us.
The amount and scope of insurance coverage provided by policies maintained by our tenants may not adequately insure against losses.
We maintain or require in our leases that our tenants maintain all applicable lines of insurance on our properties and their operations. Although we regularly review the amount and scope of insurance maintained by our tenants and believe the coverage provided to be customary for similarly situated companies in our industry, we cannot assure you that our tenants will continue to be able to maintain adequate levels of insurance. We also cannot assure you that our tenants will maintain the required coverages, that we will continue to require the same levels of insurance under our leases, that such insurance will be available at a reasonable cost in the future or that the policies maintained will fully cover all losses on our properties upon the occurrence of a catastrophic event, nor can we make any guaranty as to the future financial viability of the insurers that underwrite the policies maintained by our tenants.
For various reasons, including to reduce and manage costs, many healthcare companies utilize different organizational and corporate structures coupled with captive programs that may provide less insurance coverage than a traditional insurance policy. Companies that insure any part of their general and professional liability risks through their own captive limited purpose entities generally estimate the future cost of general and professional liability through actuarial studies that rely primarily on historical data. However, due to the rise in the number and severity of professional claims against healthcare providers, these actuarial studies may underestimate the future cost of claims, and reserves for future claims may not be adequate to cover the actual cost of those claims. As a result, the tenants of our properties who self-insure could incur large funded and unfunded general and professional liability expenses, which could materially adversely affect their liquidity, financial condition and results of operations and, in turn, their ability to satisfy their obligations to us. If tenants of our properties decide to implement a captive or self-insurance program, any large funded and unfunded general and professional liability expenses incurred could have a material adverse effect on us.
Should an uninsured loss or a loss in excess of insured limits occur, we could incur substantial liability or lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenues from the property. Following the occurrence of such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property. We cannot assure you that material uninsured losses, or losses in excess of insurance proceeds, will not occur in the future.

Failure by our tenants to comply with various local, state and federal government regulations may adversely impact their ability to make lease payments to us.
Healthcare operators are subject to numerous federal, state and local laws and regulations, including those described below, that are subject to frequent and substantial changes (sometimes applied retroactively) resulting from new legislation, adoption of rules and regulations, and administrative and judicial interpretations of existing law. Although we cannot accurately predict the ultimate timing or effect of these changes, such changes could have a material effect on our tenants’ costs of doing business and on the amount of reimbursement by both government and other third-party payors. The failure of any of our tenants to comply with these laws, requirements and regulations could adversely affect its ability to meet its obligations to us.

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Healthcare Reform. The Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 (collectively, the “Healthcare Reform Law”), which was signed into law in March 2010, represents the most comprehensive change to healthcare benefits since the inception of the Medicare program in 1965 and affects reimbursement for governmental programs, private insurance and employee welfare benefit plans in various ways. Among other things, the Healthcare Reform Law expands Medicaid eligibility, requires most individuals to have health insurance, establishes new regulations for health plans, creates health insurance exchanges, and modifies certain payment systems to encourage more cost-effective care and a reduction of inefficiencies and waste, including through new tools to address fraud and abuse. We cannot accurately predict the impact of the Healthcare Reform Law on our tenants or their ability to meet their obligations to us.

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Reimbursement; Medicare and Medicaid. A significant portion of the revenue of the healthcare operators to which we lease, or will lease, properties is, or will be, derived from governmentally-funded reimbursement programs, primarily Medicare and Medicaid. Failure to maintain certification in these programs would result in a loss of funding from such programs and could negatively impact an operator’s ability to meet its obligations to us.

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Quality of Care Initiatives. The Center for Medicare and Medicaid Services (“CMS”) has implemented a number of initiatives focused on the quality of care provided by nursing homes that could affect our tenants. Any unsatisfactory rating of our tenants under any rating system promulgated by the CMS could result in the loss of patients or residents or lower reimbursement rates, which could adversely impact their revenues and our business.

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Licensing and Certification. Healthcare operators are subject to various federal, state and local licensing and certification laws and regulations, including laws and regulations under Medicare and Medicaid requiring operators to comply with extensive standards governing operations. Many of our properties may require a license, registration, and/or CON to operate. State and local laws also may regulate the expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction or renovation of health care facilities, by requiring a CON or other similar approval from a state agency. Governmental agencies administering these laws and regulations regularly inspect facilities and investigate complaints. Failure to obtain any required licensure, certification, or CON, the loss or suspension of any required licensure, certification, or CON, or any violations or deficiencies with respect to relevant operating standards may require a facility to cease operations or result in ineligibility for reimbursement until the necessary licenses, certifications, or CON are obtained or reinstated or until any such violations or deficiencies are cured. In such event, our revenues from these facilities could be reduced or eliminated for an extended period of time or permanently.

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Fraud and Abuse Laws and Regulations. There are various federal and state civil and criminal laws and regulations governing a wide array of healthcare provider referrals, relationships and arrangements, including laws and regulations prohibiting fraud by healthcare providers. In addition, the Stark Law broadly defines the scope of prohibited physician referrals under federal health care programs to providers with which they have ownership or other financial arrangements. Many states have adopted, or are considering, legislative proposals similar to these laws, some of which extend beyond federal health care programs, to prohibit the payment or receipt of remuneration for the referral of patients and physician referrals regardless of the source of the payment for the care. Many of these complex laws raise issues that have not been clearly interpreted by the relevant governmental authorities and courts. We cannot assure you that governmental officials charged with responsibility for enforcing the provisions of these laws and regulations will not assert that one or more of our arrangements are in violation of the provisions of such laws and regulations. In addition, federal and state governments are devoting increasing attention and resources to anti-fraud initiatives against healthcare providers. The violation of any of these laws or regulations by any of our tenants may result in the imposition of fines or other penalties, including exclusion from Medicare, Medicaid and all other federal and state healthcare programs. Such fines or penalties could jeopardize a tenant’s ability to make lease payments to us or to continue operating its facility.

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Privacy Laws. Healthcare operators are subject to federal, state and local laws and regulations designed to protect the privacy and security of patient health information. These laws and regulations require operators to expend the requisite resources to protect and secure patient health information, including the funding of costs associated with technology upgrades. Operators found in violation of these laws may face large penalties. In addition, compliance with an operator’s notification requirements in the event of a breach of unsecured protected health information could cause reputational harm to an operator’s business. Such penalties and damaged reputation could adversely affect a tenant’s ability to meet its obligations to us.

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Other Laws. Other federal, state and local laws and regulations affect how our tenants conduct their business. We cannot accurately predict the effect that the costs of complying with these laws may have on the revenues of our tenants and, thus, their ability to meet their obligations to us.

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Legislative and Regulatory Developments. Each year, legislative and regulatory proposals are introduced at the federal, state and local levels that, if adopted, would result in major changes to the healthcare system in addition to those described herein. We cannot accurately predict whether any proposals will be adopted and, if adopted, what effect (if any) these proposals would have on our tenants or our business.

Our tenants may be adversely affected by healthcare regulation and enforcement.
Regulation of the long-term healthcare industry generally has intensified over time both in the number and type of regulations and in the efforts to enforce those regulations. This is particularly true for large for-profit, multi-facility providers. Federal, state and local laws and regulations affecting the healthcare industry include those relating to, among other things, licensure, conduct of operations, ownership of facilities, addition of facilities and equipment, allowable costs, services, prices for services, qualified beneficiaries, quality of care, patient rights, fraudulent or abusive behavior, data privacy and security, and financial and other arrangements that may be entered into by healthcare providers. In addition, changes in enforcement policies by federal and state governments have resulted in an increase in the number of inspections, citations of regulatory deficiencies and other regulatory sanctions, including terminations from the Medicare and Medicaid programs, bars on Medicare and Medicaid payments for new admissions, civil monetary penalties and even criminal penalties. We are unable to predict the scope of future federal, state and local regulations and legislation, including the Medicare and Medicaid statutes and regulations, or the intensity of enforcement efforts with respect to such regulations and legislation, and any changes in the regulatory framework could have a material adverse effect on our tenants, operators and managers, which, in turn, could have a material adverse effect on us.
If our tenants fail to comply with the extensive laws, regulations and other requirements applicable to their businesses and the operation of our properties, they could become ineligible to receive reimbursement from governmental and private third-party payor programs, face bans on admissions of new patients or residents, suffer civil or criminal penalties or be required to make significant changes to their operations. Our tenants also could face increased costs related to healthcare regulation, such as the Healthcare Reform Law, or be forced to expend considerable resources in responding to an investigation or other enforcement action under applicable laws or regulations. In such event, the results of operations and financial condition of our tenants and the results of operations of our properties operated or managed by those entities could be adversely affected, which, in turn, could have a material adverse effect on us.
The impact of healthcare reform legislation on our tenants cannot be accurately predicted.
The health care industry in the United States is subject to fundamental changes due to ongoing health care reform efforts and related political, economic and regulatory influences. Notably, the Healthcare Reform Law resulted in expanded health care coverage to millions of previously uninsured people beginning in 2014 and has resulted in significant changes to the U.S. health care system. To help fund this expansion, the Healthcare Reform Law outlines certain reductions in Medicare reimbursements for various health care providers, including skilled nursing facilities, as well as certain other changes to Medicare payment methodologies.
Several provisions of the Healthcare Reform Law affect Medicare payments to skilled nursing facilities, including provisions changing Medicare payment methodology and implementing value-based purchasing and payment bundling. Although we cannot accurately predict how all of these provisions may be implemented, or the effect any such implementation would have on our tenants or our business, the Healthcare Reform Law could result in decreases in payments to our tenants, increase our tenants’ costs or otherwise adversely affect the financial condition of our tenants, thereby negatively impacting their ability to meet their obligations to us.

The Healthcare Reform Law also requires skilled nursing facilities to have a compliance and ethics program that is effective in preventing and detecting criminal, civil and administrative violations and in promoting quality of care. If our tenants fall short in their compliance and ethics programs and quality assurance and performance improvement programs, then their reputations and ability to attract residents could be adversely affected.
This comprehensive health care legislation has resulted and will continue to result in extensive rulemaking by regulatory authorities, and also may be altered or amended. It is difficult to predict the full impact of the Healthcare Reform Law due to the complexity of the law and implementing regulations, as well our inability to foresee how CMS and other participants in the health care industry will respond to the choices available to them under the law. We also cannot accurately predict whether any new or pending legislative proposals will be adopted or, if adopted, what effect, if any, these proposals would have on our tenants’ business. Similarly, while we can anticipate that some of the rulemaking that will be promulgated by regulatory authorities will affect our tenants and the manner in which they are reimbursed by the federal health care programs, we cannot accurately predict today the impact of those regulations on their business and therefore on our business. The provisions of the legislation and other regulations implementing the provisions of the Healthcare Reform Law may increase our tenants’ costs or otherwise adversely affect the financial condition of our tenants, thereby negatively impacting their ability to meet their obligations to us.
Other legislative changes have been proposed and adopted since the Healthcare Reform Law was enacted that also may impact our business. For instance, on April 1, 2014, President Obama signed the Protecting Access to Medicare Act of 2014, which, among other things, requires CMS to measure, track, and publish readmission rates of skilled nursing facilities by 2017 and implement a value-based purchasing program for skilled nursing facilities (the “SNF VBP Program”) by October 1, 2018. The SNF VBP Program will increase Medicare reimbursement rates for skilled nursing facilities that achieve certain levels of quality performance measures to be developed by CMS, relative to other facilities. The value-based payments authorized by the SNF VBP Program will be funded by reducing Medicare payment for all skilled nursing facilities by 2% and redistributing up to 70% of those funds to high-performing skilled nursing facilities. If Medicare reimbursement provided to our tenants is reduced under the SNF VBP Program, that reduction may have an adverse impact on the ability of our tenants to meet their obligations to us.
Our tenants depend on reimbursement from governmental and other third-party payors, and reimbursement rates from such payors may be reduced.
Changes in the reimbursement rate or methods of payment from third-party payors, including the Medicare and Medicaid programs, or the implementation of other measures to reduce reimbursements for services provided by our tenants could result in a substantial reduction in the revenues and operating margins of our tenants. Significant limits on the scopes of services reimbursed and on reimbursement rates could have a material adverse effect on the results of operations and financial condition of our tenants, which could cause their revenues to decline and could negatively impact their ability to meet their obligations to us.
Additionally, net revenue realizable under third-party payor agreements can change after examination and retroactive adjustment by payors during the claims settlement processes or as a result of post-payment audits. Payors may disallow requests for reimbursement based on determinations that certain costs are not reimbursable or reasonable, additional documentation is necessary or certain services were not covered or were not medically necessary. New legislative and regulatory proposals could impose further limitations on government and private payments to healthcare providers. In some cases, states have enacted or are considering enacting measures designed to reduce Medicaid expenditures and to make changes to private healthcare insurance. No assurance is given that adequate third-party payor reimbursement levels will continue to be available for the services provided by our tenants.
The Healthcare Reform Law provides those states that expand their Medicaid coverage to otherwise eligible state residents with incomes at or below 138% of the federal poverty level with an increased federal medical assistance percentage, effective January 1, 2014, when certain conditions are met. On June 28, 2012, the United States Supreme Court upheld the individual mandate of the Healthcare Reform Laws but partially invalidated the expansion of Medicaid. The ruling on Medicaid expansion allows states to elect not to participate in the expansion-and to forego funding for the Medicaid expansion-without losing their existing Medicaid funding. Given that the federal government substantially funds the Medicaid expansion, it is unclear how many states will ultimately pursue this option, although, as of early February 2016, roughly half of the states have expanded Medicaid coverage. The participation by states in the Medicaid expansion could have the dual effect of increasing our tenants’ revenues, through new patients, but further straining state budgets and their ability to pay our tenants. While the federal government will pay for approximately 100% of those additional costs from 2014 through 2016, states will be expected to pay for part of those additional costs beginning in 2017. In light of this, at least one state that has passed legislation to allow the state to expand its Medicaid coverage has included sunset provisions in the legislation that require that the expanded benefits be reduced or eliminated if the federal government’s funding for the program is decreased or eliminated, permitting the state to re-visit the issue once it begins to share financial responsibility for the expansion. With increasingly strained budgets, it is unclear how states that do not include such sunset provisions will pay their share of these additional Medicaid costs and what other health care expenditures could be reduced as a result. A significant reduction in other health care related spending by states to pay for increased Medicaid costs could affect our tenants’ revenue streams.
Furthermore, the Supreme Court’s decision upholding the constitutionality of the individual healthcare mandate while striking down the provisions linking federal funding of state Medicaid programs with a federally mandated expansion of those programs has contributed to the uncertainty regarding the impact that the law will have on healthcare delivery systems over the next decade. We can expect that federal authorities will continue to implement the law, but because of the Supreme Court’s mixed ruling, the implementation will take longer than originally expected, with a commensurate increase in the period of uncertainty regarding the long-term financial impact on the delivery of and payment for healthcare.
A repeal of the Healthcare Reform Law, in whole or in part, may have unforeseen consequences.
It is possible that following the inauguration of President Trump, which occurred on January 20, 2017, legislation will be introduced and passed by the Republican-controlled Congress repealing the Healthcare Reform Law in whole or in part and signed into law by President Trump, consistent with statements made by him during his presidential campaign indicating his intention to do so within a short time following his inauguration. It is also possible that this may be accomplished in part through the issuance of presidential executive orders. Because of the continued uncertainty about the implementation of the Healthcare Reform Law, including the potential for further legal challenges or repeal of that legislation, we cannot quantify or predict with any certainty the likely impact of the Healthcare Reform Law or its repeal on our tenants and, thus, their ability to meet their obligations to us. We also anticipate that Congress, state legislatures, and third-party payors may continue to review and assess alternative healthcare delivery and payment systems and may in the future propose and adopt legislative or policy changes or implementations affecting additional fundamental changes in the healthcare delivery system. We cannot provide assurances as to the ultimate content, timing, or effect of changes, nor is it possible at this time to estimate the impact of any such potential legislative or policy changes on our tenants and, thus, their ability to meet their obligations to us.
Government budget deficits could lead to a reduction in Medicare and Medicaid reimbursement.
Many states are focusing on the reduction of expenditures under their Medicaid programs, which may result in a reduction in reimbursement rates for our tenants. These potential reductions could be compounded by the potential for federal cost-cutting efforts that could lead to reductions in reimbursement to our tenants under both the Medicare and Medicaid programs. Reductions in Medicare and Medicaid reimbursement to our tenants could reduce the cash flow of our tenants and their ability to make rent payments to us. The need to control Medicaid expenditures may be exacerbated by the potential for increased enrollment in Medicaid due to unemployment and declines in family incomes. Because the Healthcare Reform Law allows states to increase the number of people who are eligible for Medicaid and simplifies enrollment in this program, Medicaid enrollment may significantly increase in the future. Since our tenants’ profit margins with respect to Medicaid patients are generally relatively low, more than modest reductions in Medicaid reimbursement and an increase in the number of Medicaid patients could place some tenants in financial distress, which, in turn, could adversely affect us. If funding for Medicare or Medicaid is reduced, then it could have a material adverse effect on our tenants’ results of operations and financial condition, which could adversely affect their ability to meet their obligations to us.
Changes in the reimbursement rates or methods of payment from third-party payors, including insurance companies and the Medicare and Medicaid programs, could have a material adverse effect on our tenants.
Our tenants rely on reimbursement from third-party payors, including the Medicare (both traditional Medicare and "managed" Medicare/Medicare Advantage) and Medicaid programs, for substantially all of their revenues. Federal and state legislators and regulators have adopted or proposed various cost-containment measures that would limit payments to healthcare providers, and budget crises and financial shortfalls have caused states to implement or consider Medicaid rate freezes or cuts. Private third-party payors also have continued their efforts to control healthcare costs. We cannot assure you that our tenants who currently depend on governmental or private payor reimbursement will be adequately reimbursed for the services they provide. Significant limits by governmental and private third-party payors on the scope of services reimbursed or on reimbursement rates and fees, whether from statutory and regulatory changes, retroactive rate adjustments, recovery of program overpayments or set-offs, court decisions, administrative rulings, policy interpretations, payment or other delays by fiscal intermediaries or carriers, government funding restrictions (at a program level or with respect to specific facilities) and interruption or delays in payments due to any ongoing government investigations and audits at such property, or private payor efforts, could have a material adverse effect on the liquidity, financial condition and results of operations of certain of our tenants, which could affect adversely their ability to comply with the terms of our leases and have a material adverse effect on us.

Unforeseen costs associated with the acquisition of new healthcare properties could reduce our profitability.
Our business strategy contemplates future acquisitions that may not prove to be successful. For example, we might encounter unanticipated difficulties and expenditures relating to our acquired healthcare properties, including contingent liabilities, or our newly acquired healthcare properties might require significant management attention that would otherwise be devoted to our ongoing business. Such costs may negatively affect our results of operations.
Our real estate investments are relatively illiquid.
Real estate investments are relatively illiquid and generally cannot be sold quickly. In addition, all of our owned healthcare properties serve as collateral for our secured debt obligations and may not be readily sold. Additional factors that are specific to our industry also tend to limit our ability to vary our portfolio promptly in response to changes in economic or other conditions. For example, all of our healthcare properties are “special purpose” properties that cannot be readily converted into general residential, retail or office use. In addition, transfers of operations of skilled nursing facilities, assisted living facilities and other healthcare facilities are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. Thus, if the operation of any of our healthcare properties becomes unprofitable due to competition, age of improvements or other factors such that a tenant becomes unable to meet its obligations to us, then the liquidation value of the property may be substantially less, particularly relative to the amount owing on any related mortgage loan, than would be the case if the property were readily adaptable to other uses. Furthermore, the receipt of liquidation proceeds or the replacement of a tenant that has defaulted on its lease could be delayed by the approval process of any federal, state or local agency necessary for the transfer of the property or the replacement of the tenant with a new tenant licensed to manage the facility. In addition, certain significant expenditures associated with real estate investment, such as real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the investment. Should such events occur, our revenues would be adversely affected.
As an owner with respect to real property, we may be exposed to possible environmental liabilities.
Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property, such as us, may be liable in certain circumstances for the costs of investigation, removal or remediation of, or related releases of, certain hazardous or toxic substances at, under or disposed of in connection with such property, as well as certain other potential costs relating to hazardous or toxic substances, including government fines and damages for injuries to persons and adjacent property. Such laws often impose liability based on the owner’s knowledge of, or responsibility for, the presence or disposal of such substances. As a result, liability may be imposed on the owner in connection with the activities of an operator of the property.
The cost of any required investigation, remediation, removal, fines or personal or property damages and the owner’s liability therefor could exceed the value of the property and the assets of the owner. In addition, the presence of such substances, or the failure to properly dispose of or remediate such substances, may adversely affect an operator’s ability to attract additional patients or residents and our ability to sell or rent such property or to borrow using such property as collateral which, in turn, could negatively impact our revenues.
The industry in which we operate is highly competitive.
Our business is highly competitive, and we expect that it may become more competitive in the future. We compete for healthcare facility investments with other healthcare investors, many of which have greater resources and lower costs of capital than we do. Increased competition makes it more challenging for us to identify and successfully capitalize on opportunities that meet our investment criteria. If we cannot identify and purchase a sufficient number of healthcare facilities at favorable prices, or if we are unable to finance such acquisitions on commercially favorable terms, our business, results of operations and financial condition may be materially adversely affected. In addition, if our cost of capital should increase relative to the cost of capital of our competitors, the spread that we realize on our investments may decline if competitive pressures limit or prevent us from charging higher lease rates.
The geographic concentration of our facilities could leave us vulnerable to an economic downturn or adverse regulatory changes in those areas.
Our properties are located in six states, with concentrations in Georgia and Ohio. As a result of this concentration, the conditions of local economies and real estate markets, changes in governmental rules, regulations and reimbursement rates or criteria, changes in demographics, state funding, acts of nature and other factors that may result in a decrease in demand and reimbursement for skilled nursing services in these states could have a disproportionately adverse effect on our tenants’ revenue, costs and results of operations, which may affect their ability to meet their obligations to us .
If we lose our key management personnel, we may not be able to successfully manage our business or achieve our objectives, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
We are dependent on our management team, and our future success depends largely upon the management experience, skill, and contacts of our management and the loss of any of our key management team could harm our business. If we lose the services of any or all of our management team, we may not be able to replace them with similarly qualified personnel, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
Our directors and officers substantially control all major decisions.
Our directors and officers beneficially own a significant number of shares of our outstanding common stock. Therefore, our directors and officers will be able to influence major corporate actions required to be voted on by shareholders, such as the election of directors, the amendment of our charter documents and the approval of significant corporate transactions such as mergers, reorganizations, sales of substantially all of our assets and liquidation. Furthermore, our directors will be able to make decisions affecting our capital structure, including decisions to issue additional capital stock, implement stock repurchase programs and incur indebtedness. This control may have the effect of deterring hostile takeovers, delaying or preventing changes in control or changes in management, or limiting the ability of our other shareholders to approve transactions that they may deem to be in their best interests.
Risks Related to Our Capital Structure
We have substantial indebtedness, which may have a material adverse effect on our business and financial condition.
As of December 31, 2016, we had approximately $80.0 million in indebtedness, including current maturities of debt. We may also obtain additional short-term and long-term debt, subject to certain restrictions under our existing indebtedness, to meet future capital needs, which would increase our total debt. Our substantial amount of debt could have negative consequences to our business. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions or a downturn in our business;

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require us to dedicate a substantial portion of cash flows from operations to interest and principal payments on outstanding debt, thereby limiting the availability of cash flow for dividends and other general corporate purposes;

•	require us to maintain certain debt coverage and other financial ratios at specified levels, thereby reducing our financial flexibility;

•	make it more difficult for us to satisfy our financial obligations;

•	expose us to increases in interest rates for our variable rate debt;

•	limit our ability to borrow additional funds on favorable terms, or at all, for working capital, debt service requirements, expansion of our business or other general corporate purposes;

•	limit our ability to refinance all or a portion of our indebtedness on or before maturity on the same or more favorable terms, or at all;

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry;

•	limit our ability to make acquisitions or take advantage of business opportunities as they arise;

•	place us at a competitive disadvantage compared with our competitors that have less debt; and

•	limit our ability to borrow additional funds, even when necessary to maintain adequate liquidity.

In addition, our ability to borrow funds in the future will depend in part on the satisfaction of the covenants in our debt agreements. If we are unable to satisfy the financial covenants contained in those agreements, or are unable to generate cash sufficient to make required debt payments, the lenders and other parties to those arrangements could accelerate the maturity of some or all of our outstanding indebtedness.
We may not have sufficient liquidity to meet our capital needs.
For the year ended and as of December 31, 2016, we had a net loss of approximately $7.5 million and negative working capital of approximately $4.8 million. At December 31, 2016, we had $14.0 million in cash and cash equivalents, as well as restricted cash of $5.5 million, and $80.0 million in indebtedness, including current maturities of $13.2 million.
We continue to undertake measures to further streamline our operations and cost infrastructure in connection with our new business model, including: (i) refinancing indebtedness to reduce interest costs and mandatory principal repayments; and (ii) reducing general and administrative expenses.
Management anticipates both access to and receipt of several sources of liquidity, including cash from operations and cash on hand. We have routine ongoing discussions with existing and new potential lenders to refinance current debt on a longer-term basis and, in recent periods, have refinanced short-term acquisition-related debt with traditional long-term mortgage notes, some of which have been executed under government guaranteed lending programs. We have been successful in recent years in raising new equity capital and believe, based on recent discussions that these markets will continue to be available to us for raising capital in 2017 and beyond.
In order to satisfy the Company’s capital needs, the Company seeks to: (i) refinance debt where possible to obtain more favorable terms; (ii) raise capital through the issuance of debt or equity securities; and (iii) increase operating cash flows through acquisitions. The Company anticipates that these actions, if successful, will provide the opportunity to maintain its liquidity, thereby permitting the Company to better meet its operating and financing obligations. However, there is no guarantee that such actions will be successful. Management’s ability to raise additional capital through the issuance of equity securities and the terms upon which we are able to raise such capital may be adversely affected if we are unable to maintain the listing of the common stock and Series A Preferred Stock on the NYSE MKT.
We rely on external sources of capital to fund our capital needs, and if we encounter difficulty in obtaining such capital, we may not be able to make future investments necessary to grow our business or meet maturing debt commitments.
We rely on external sources of capital, including private or public offerings of debt or equity, the assumption of secured indebtedness, or mortgage financing on a portion of our owned portfolio. If we are unable to obtain needed capital at all or only on unfavorable terms from these sources, we might not be able to make the investments needed to grow our business or to meet our obligations and commitments as they mature. Our access to capital depends upon a number of factors over which we have little or no control, including the performance of the national and global economies generally; competition in the healthcare industry; issues facing the healthcare industry, including regulations and government reimbursement policies; our tenants’ operating costs; the market’s perception of our growth potential; the market value of our properties; our current and potential future earnings and cash dividends; on its common stock and preferred stock, if any; and the market price of the shares of our capital stock. We may not be in a position to take advantage of future investment opportunities if we are unable to access capital markets on a timely basis or are only able to obtain financing on unfavorable terms.
In particular, we are subject to risks associated with debt financing, which could negatively impact our business and limit our ability to pay dividends to our shareholders and to repay maturing indebtedness. If we are unable to refinance or extend principal payments due at maturity or pay them with proceeds from other capital transactions, our cash flow may not be sufficient to repay our maturing indebtedness. Furthermore, if we have to pay higher interest rates in connection with a refinancing, the interest expense relating to that refinanced indebtedness would increase, which could reduce our profitability. Moreover, additional debt financing increases the amount of our leverage. The degree of leverage could have important consequences to our shareholders, including affecting our ability to obtain additional financing in the future, and making us more vulnerable to a downturn in our results of operations or the economy in general.

Our ability to raise capital through equity sales is dependent, in part, on the market price of our stock, and our failure to meet market expectations with respect to our business could negatively impact the market price of our stock and availability of equity capital.
As with other publicly-traded companies, the availability of equity capital will depend, in part, on the market price of our stock, which, in turn, will depend upon various market conditions and other factors that may change from time to time, including:

•	the extent of investor interest;

•	our financial performance and that of our tenants;

•	general stock and bond market conditions; and

•	other factors such as governmental regulatory action.
Covenants in the agreements evidencing our indebtedness limit our operational flexibility, and a covenant breach could materially adversely affect our operations.
The terms of our credit agreements and other agreements evidencing our indebtedness require us to comply with a number of financial and other covenants which may limit management’s discretion by restricting our ability to, among other things, incur additional debt, and create liens. Any additional financing we may obtain could contain similar or more restrictive covenants. Our continued ability to incur indebtedness and conduct our operations is subject to compliance with these financial and other covenants. Breaches of these covenants could result in defaults under the instruments governing the applicable indebtedness in addition to any other indebtedness cross-defaulted against such instruments. Any such breach could materially adversely affect our business, results of operations and financial condition.
Our assets may be subject to impairment charges.
We periodically, but not less than annually, evaluate our real estate investments and other assets for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, operator performance and legal structure. If we determine that a significant impairment has occurred, then we are required to make an adjustment to the net carrying value of the asset, which could have a material adverse effect on our results of operations in the period in which the write-off occurs.
We may change our investment strategies and policies and capital structure.
The Board, without the approval of our shareholders, may alter our investment strategies and policies if it determines that a change is in our shareholders’ best interests. The methods of implementing our investment strategies and policies may vary as new investments and financing techniques are developed.
Economic conditions and turbulence in the credit markets may create challenges in securing indebtedness or refinancing our existing indebtedness.
Depressed economic conditions, the availability and cost of credit, turmoil in the mortgage market and depressed real estate markets have in the past contributed, and will in the future contribute, to increased volatility and diminished expectations for real estate markets and the economy as a whole. Significant market disruption and volatility could impact our ability to secure indebtedness or refinance our existing indebtedness.
We are subject to possible conflicts of interest; we have engaged in, and may in the future engage in, transactions with parties that may be considered related parties.
From time to time, we have engaged in various transactions with related parties including Christopher Brogdon, a former director and owner of greater than 5% of our outstanding common stock. See the section entitled “Certain Information Regarding Directors and Executive Officers - Certain Relationships and Related Party Transactions.”
Although we do not believe the potential conflicts have adversely affected, or will adversely affect, our business, others may disagree with this position and litigation could ensue in the future. Our relationships with Mr. Brogdon and other related parties may give rise to litigation, or other issues which could result in substantial costs to us, and a diversion of our resources and management's attention, whether or not any allegations made are substantiated.
Other Risks Related to Our Stock
We give no assurance that we will repurchase any shares of our common stock or Series A Preferred Stock or that any share repurchase program, if implemented, will enhance long-term shareholder value. Any share repurchases could also increase the volatility of the price of our common stock and Series A Preferred Stock and could diminish our cash reserves.
In November 2016, the AdCare board of directors approved new share repurchase programs (the “the Repurchase Programs”), pursuant to which AdCare was authorized to repurchase up to 1.0 million shares of common stock and 100,000 shares of Series A Preferred Stock during a twelve-month period. In connection with the merger, AdCare has suspended all repurchases pursuant to the Repurchase Programs.
Following the completion of the merger, the RHE board of directors may approve or reinstate a share repurchase program with respect to the RHE common stock or the RHE Series A Preferred Stock or both (any such program, a “New Repurchase Program”). The Company has no obligation to implement any New Repurchase Program and, if implemented, a New Repurchase Program will not obligate the Company to repurchase any specific dollar amount or to acquire any specific number of shares. The timing and amount of repurchases, if any, will depend upon several factors, including market and business conditions, the market price of the common stock and Series A Preferred Stock and the nature of other investment opportunities. Any New Repurchase Program may be limited, suspended or discontinued at any time without prior notice. In addition, share repurchases pursuant to any New Repurchase Program could affect the market price of the common stock or Series A Preferred Stock and increase their volatility. The implementation of a New Repurchase Program could cause the market price of the common stock or Series A Preferred Stock to be higher than it would be in the absence of such a program and could potentially reduce the market liquidity of such shares. Additionally, any New Repurchase Program could diminish our cash reserves, which may impact our ability to finance future growth and to pursue possible future strategic opportunities and acquisitions. Although any New Repurchase Program would be intended to enhance long-term shareholder value, we give no assurance that any such program will do so and short-term stock price fluctuations could reduce any such program’s effectiveness.
The price of our stock has fluctuated, and a number of factors may cause the price of our stock to decline.
The market price of our stock has fluctuated and may fluctuate significantly in the future, depending upon many factors, many of which are beyond our control. These factors include:

•	actual or anticipated fluctuations in our operating results;

•	changes in our financial condition, performance and prospects;

•	changes in general economic and market conditions and other external factors;

•	the market price of securities issued by other companies in our industry;

•	announcements by us or our competitors of significant acquisitions, dispositions, strategic partnerships or other transactions;

•	press releases or negative publicity relating to us or our competitors or relating to trends in healthcare;

•	government action or regulation, including changes in federal, state and local healthcare regulations to which our tenants are subject;

•	changes in financial estimates, our ability to meet those estimates, or recommendations by securities analysts with respect to us or our competitors; and

•	future sales of our common stock, our Series A Preferred Stock or another series of our preferred stock, or debt securities.
In addition, the market price of our Series A Preferred Stock also depends upon:

•	prevailing interest rates, increases in which may have an adverse effect on the market price of our Series A Preferred Stock;

•	trading prices of preferred equity securities issued by other companies in our industry; and

•	the annual yield from distributions on our Series A Preferred Stock as compared to yields on other financial instruments.
Furthermore, the stock market in recent years has experienced sweeping price and volume fluctuations that often have been unrelated to the operating performance of affected companies. These market fluctuations may also cause the price of our stock to decline.
In the event of fluctuations in the price of our stock, shareholders may be unable to resell shares of our stock at or above the price at which they purchased such shares. Additionally, due to fluctuations in the price of our stock, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance.
There are no assurances of our ability to pay dividends in the future.
We are a holding company, and we have no significant operations. We rely primarily on dividends and other distributions from our subsidiaries to us so we may, among other things, pay dividends on our capital stock, if and to the extent declared by the board of directors. The ability of our subsidiaries to pay dividends and make other distributions to us depends on their earnings and may be restricted in the future by the terms of certain agreements governing their indebtedness. If our subsidiaries are in default under such agreements, then they may not pay dividends or make other distributions to us.
In addition, we may only pay dividends on our capital stock if we have funds legally available to pay dividends and such payment is not restricted or prohibited by law, the terms of any shares with higher priority with respect to dividends or any documents governing our indebtedness. We are restricted by Georgia law from paying dividends on our capital stock if we are not able to pay our debts as they become due in the normal course of business or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy preferential rights upon dissolution. In addition, no cash dividends may be declared or paid on the common stock unless full cumulative dividends on our Series A Preferred Stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payments, for all past dividend periods. In addition, future debt, contractual covenants or arrangements we or our subsidiaries enter into may restrict or prevent future dividend payments.
As such, we could become unable, on a temporary or permanent basis, to pay dividends on our stock, including our common stock and our Series A Preferred Stock. The payment of any future dividends on our stock will be at the discretion of the board of directors and will depend, among other things, on the earnings and results of operations of our subsidiaries, their ability to pay dividends and make other distributions to us under agreements governing their indebtedness, our financial condition and capital requirements, any debt service requirements and any other factors the board of directors deems relevant.
The costs of being publicly owned may strain our resources and impact our business, financial condition, results of operations and prospects.
As a public company, we are subject to the reporting requirements of the Exchange Act, and the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting.
These requirements may place a strain on our systems and resources and have required us, and may in the future require us, to hire additional accounting and financial resources with appropriate public company experience and technical accounting knowledge. In addition, failure to maintain such internal controls could result in us being unable to provide timely and reliable financial information which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities or cause us to be late in the filing of required reports or financial results. Any of the foregoing events could have a materially adverse effect on our business, financial condition, results of operations and prospects.

VOTING AND PROXIES
This proxy statement/prospectus is furnished in connection with the solicitation of proxies by the board of directors for use at the special meeting of shareholders to be held on [                    ], 2017, or any adjournments or postponements thereof.
Date, Time and Place of the Special Meeting
The special meeting will be held on [                    ], 2017 at [                    ], local time, at the Sonesta Gwinnett Place Atlanta located at 1775 Pleasant Hill Road, Duluth, Georgia.
Purpose of the Special Meeting
The purposes of the special meeting are:

•
to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated [], 2017 (as it may be amended from time to time), between AdCare and RHE, a Georgia corporation and a wholly owned subsidiary of AdCare newly formed for the purpose of the merger; and

•
to consider and vote upon a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposal.

Shareholder Record Date for the Special Meeting
The board of directors has fixed the close of business on [                     ], 2017 as the record date for determining which holders of record of AdCare common stock are entitled to notice of, and to vote those shares by proxy or at, the special meeting and at any adjournment or postponement of the special meeting. On the record date, there were [            ] shares of AdCare common stock outstanding, held by approximately [            ] holders of record. The holders of record of AdCare Series A Preferred Stock as of the record date are not entitled to vote on the proposals at the special meeting.
Quorum
A quorum is necessary for the transaction of business at the special meeting. A majority of the voting power of the outstanding shares of AdCare common stock entitled to vote at the special meeting, represented in person or by proxy, constitutes a quorum at the special meeting. For the purpose of determining the presence of a quorum, abstentions will be included in determining the number of shares of AdCare common stock present and entitled to vote at the special meeting; however, because brokers, banks or other nominees are not entitled to vote on the merger proposal absent specific instructions from the beneficial owner (as more fully described below), shares held by brokers, banks or other nominees for which instructions have not been provided will not be included in the number of shares represented in person or by proxy and entitled to vote at the special meeting for the purpose of establishing a quorum. At the special meeting, each share of AdCare common stock is entitled to one vote on all matters properly submitted to the shareholders.
Vote Required for Each Proposal

Proposal 1:	Approval of the merger proposal requires the affirmative vote of the holders of a majority of all outstanding shares of AdCare common stock entitled to vote on the merger proposal.

Proposal 2:	Approval of the adjournment proposal requires that the votes cast in favor of the adjournment proposal exceed the votes cast against it.
The AdCare board of directors unanimously recommends that all holders of AdCare common stock entitled to vote thereon vote “FOR” each of the proposals.
Proxies
If you are a holder of record of AdCare common stock on the record date, then you may cause your shares to be voted by completing, signing and promptly returning the proxy card in the self-addressed stamped envelope provided. You may also authorize a proxy to vote your shares by telephone or over the Internet as described in your proxy card. Authorizing a proxy to vote your shares by telephone or over the Internet will not limit your right to attend the special meeting and vote your shares in person. Those holders of AdCare common stock as of the record date who choose to submit a proxy by telephone or over the

Internet must do so no later than [ ] p.m., Eastern Time, on [                    ], 2017. All shares of AdCare common stock represented by properly executed proxy cards received before or at the special meeting and all proxies properly submitted by telephone or over the Internet will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxy cards, telephone or Internet submissions. If no instructions are indicated on a properly executed proxy card, the shares will be voted “FOR” each of the proposals. You are urged to indicate how to vote your shares, whether you do so by proxy card, by telephone or over the Internet.
If a properly executed proxy card is returned or properly submitted by telephone or over the Internet and the holder of AdCare common stock has abstained from voting on one or more of the proposals, the common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum, but will not be considered to have been voted on the abstained proposals. For the merger proposal, abstentions have the same effect as a vote against that proposal. For the adjournment proposal, abstentions will have no effect on the adjournment proposal.
If your shares are held in an account at a broker, bank or other nominee, then you must instruct them on how to vote your shares. If an executed proxy card is returned by a broker, bank or other nominee holding shares that indicates that the broker, bank or other nominee does not have discretionary authority to vote on the proposals, the shares will not be considered present at the meeting for purposes of determining the presence of a quorum, and will not be considered to have been voted on the proposals. Under applicable rules and regulations of the NYSE, brokers, banks and other nominees have the discretion to vote on routine matters, but do not have the discretion to vote on non-routine matters. The merger proposal is a non-routine matter. Accordingly, your broker, bank or other nominee will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker, bank or other nominee. If you do not provide voting instructions, then your shares will be considered “broker non-votes” because the broker, bank or other nominee will not have discretionary authority to vote your shares. Therefore, your failure to provide voting instructions to the broker, bank or other nominee will have the same effect as a vote against the merger proposal and will have no effect on the adjournment proposal.
Revoking Your Proxy
You can change your vote at any time before your proxy is voted at the special meeting. To revoke your proxy, you must either: (i) timely notify the secretary of AdCare in writing, (ii) timely mail a new proxy card dated after the date of the proxy you wish to revoke, (iii) timely submit a later dated proxy, by telephone or over the Internet by following the instructions on your proxy card, or (iv) attend the special meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy. If your shares are held through a broker, bank or other nominee, then you should contact your broker, bank or other nominee to change your vote.
Adjournment or Postponement
Although it is not currently expected, the special meeting may be adjourned, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposal. In that event, AdCare may ask the holders of AdCare common stock to vote upon the proposal to approve the adjournment of the special meeting to solicit additional proxies, but not the merger proposal. If the holders of AdCare common stock approve the adjournment proposal, then we could adjourn the special meeting and use the time to solicit additional proxies to approve the merger proposal.
Additionally, at any time prior to convening the special meeting, we may seek to postpone the meeting if a quorum is not present at the meeting or as otherwise permitted by the AdCare Charter and the AdCare Bylaws or as otherwise permitted by applicable law.
Solicitation of Proxies
AdCare will bear all expenses incurred in connection with the printing and mailing of this proxy statement/prospectus. AdCare will also request banks, brokers and other nominees holding shares of AdCare common stock beneficially owned by others to send this proxy statement/prospectus to, and obtain proxies from, the beneficial owners and will, upon request, reimburse the holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone and other electronic means and personal solicitation by the officers or employees of AdCare. No additional compensation will be paid to officers or employees for those solicitation efforts.
AdCare has engaged Georgeson Inc. to assist in the solicitation of proxies for the special meeting and estimates it will pay Georgeson Inc. a fee of approximately $[ ]. AdCare has also agreed to reimburse Georgeson Inc. for certain costs and expenses incurred in connection with the proxy solicitation and to indemnify Georgeson Inc. against certain losses, claims, damages, costs, fees, expenses and liabilities.
Other Matters
As of the date of this proxy statement/prospectus, AdCare is not aware of any other business to be acted on at the special meeting. However, if any other matters are properly presented at the special meeting, or any adjournment or postponement of the special meeting, the persons appointed as proxies or their substitutes will have discretion to vote or act on the matter according to their best judgment.

BACKGROUND OF THE MERGER
As part of an ongoing review of our business, the board of directors and management regularly evaluate ways to maximize shareholder value. To this end, in July 2014, the board of directors approved and commenced a strategic plan to transition the Company from an operator of healthcare facilities to a healthcare property holding and leasing company (the “Transition”). To effect the Transition, the Company: (i) leased to third-party operators all of the healthcare properties which the Company owns and previously operated; (ii) subleased to third-party operators all of the healthcare properties which the Company leases (but does not own) and previously operated; and (iii) retained a management agreement to manage two skilled nursing facilities and one independent living facility for third parties. All of the leases and subleases entered into by the Company in connection with the Transition are triple-net, meaning that the lessee (i.e., the third-party operator of the property) is obligated under the lease or sublease, as applicable, for all costs of operating the property including insurance, taxes and facility maintenance, as well as the lease or sublease payments, as applicable. These leases and subleases are generally long-term in nature with renewal options and annual rent escalation clauses. The Transition was completed in December 2015 and, as a result, the Company now has many of the characteristics of a REIT and is focused on the ownership, acquisition and leasing of healthcare properties.
Prior to the completion of the Transition, the board of directors began evaluating the feasibility of the Company potentially qualifying and electing as a REIT under the Code and any potential benefits thereof. To this end, the board of directors has been considering: (i) the specific requirements to qualify the Company as a REIT; (ii) the rationale for the Company potentially making a REIT election under the Code; (iii) whether and, if so, when, the Company could be in a position to satisfy the requirements to qualify as a REIT under the Code; (iv) the structural and operational complexities which would need to be addressed before the Company could qualify as a REIT; and (v) other possible concerns arising from electing REIT status under the Code, including the potential burden and expense of continuously monitoring the Company’s activities for compliance with REIT requirements under the Code. The board of directors has also been considering whether, if the Company were to qualify as a REIT in a future taxable year, electing REIT status would be in the best interests of the Company and its shareholders in light of various factors, including the Company’s significant consolidated federal net operating loss carryforwards of approximately $65.1 million as of December 31, 2016, which should be available to cover any taxable income for some period of time in the future.
Also in connection with the board of directors’ regular evaluation of ways to maximize shareholder value, in March 2016 the board of directors commenced a review of strategic alternatives available to the Company, which the Company announced on March 29 2016. The Company announced on April 19, 2016 that it hired Stifel to assist the board of directors with such review.
On April 18, 2016, the Company received notice from NYSE Regulation that it is not in compliance with the Stockholders’ Equity Continued Listing Standards. The Company submitted a Compliance Plan to the NYSE Regulation (which was subsequently accepted) describing the actions the Company may take to regain compliance with the Stockholders’ Equity Continued Listing Standards during the Plan Period ending October 18, 2017, including raising equity capital and imposing ownership and transfer restrictions relating to the common stock. The Compliance Plan also contemplated that the then on-going review of strategic alternatives may result in an alternative, such as a sale or merger of the Company, whereby the AdCare shareholders would be cashed out or would otherwise receive securities of the acquiring company.
Through mid-November 2016, with the assistance of Stifel, the board of directors reviewed a wide range of strategic alternatives available to the Company, including a sale or merger of the Company. After a thorough and objective review of all potential alternatives and careful consideration, the board of directors determined, following consultation with Stifel, that such proposals would not provide adequate value to shareholders and would not be in their best interests.
From mid-November 2016 through January 2017, management and the board of directors continued to evaluate and consider the alternatives for the Company to regain compliance with the Stockholders’ Equity Continued Listing Standards prior to the termination of the Plan Period on October 18, 2017. The board of directors determined that raising sufficient equity capital to regain such compliance would not be feasible given the current market value of the common stock and the Company’s current market capitalization. Ultimately, the board of directors determined that imposing transfer and ownership restrictions related to the common stock would position the Company to regain compliance with the Stockholders’ Equity Continued Listing Standards and would better position the Company to comply with certain of the U.S. federal income tax rules applicable to REITs under the Code to the extent such rules relate to the common stock. The board of directors further determined that it would continue to evaluate the feasibility of the Company in the future qualifying and electing as a REIT under the Code and any potential benefits thereof. See the section entitled “Reasons for the Merger.”

REASONS FOR THE MERGER
On [ ], 2017, the board of directors unanimously adopted the merger agreement and determined the merger agreement and the transactions contemplated thereby advisable and in the best interests of AdCare and its shareholders, and recommended that the shareholders approve the merger agreement at the special meeting. The factors considered by the board of directors in reaching its determination included the following:
The merger will allow for the effective adoption of ownership and transfer restrictions with respect to the RHE common stock. By merging AdCare with and into RHE, whose charter at the time of the merger will include the ownership and transfer restrictions with respect to the RHE common stock, we will effectively ensure such adoption.
The ownership and transfer restrictions will position us to regain compliance with the Stockholders’ Equity Continued Listing Standards by permitting us to classify the Series A Preferred Stock as permanent equity on our consolidated balance sheet. Under FASB ASC Topic 480-10-S99-3A, SEC Staff Announcement: Classification and Measurement of Redeemable Securities (“FASB ASC Topic 480-10-S99-3A”), the AdCare Series A Preferred Stock is classified on our consolidated balance sheet as temporary equity because its “change of control” provision could require us to redeem all of the outstanding AdCare Series A Preferred Stock upon the occurrence of certain events outside of our control. Among other things, FASB ASC Topic 480-10-S99-3A requires that preferred securities that are redeemable for cash be classified outside of permanent equity if they are redeemable upon the occurrence of an event that is not solely within the control of the issuer.
Under the AdCare Charter, following a “change of control” we are required to redeem for cash all of the outstanding AdCare Series A Preferred Stock within 120 days after the date on which a change of control has occurred, at the price of $25.00 per share, plus all accrued and unpaid dividends to the redemption date. A “change of control” is deemed to occur when the following have occurred and are continuing: (i) the acquisition by any person (or group under Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction, or series of purchases, mergers or other acquisition transactions, of more than 50% of our stock entitled to vote generally in the election of directors; and (ii) following the closing of such acquisition, neither AdCare nor the acquiring or surviving entity has a class of common securities listed on a national exchange. Because it is possible (no matter how remote the possibility) that a purchaser could acquire a majority of the voting power of the outstanding common stock without our approval, FASB ASC Topic 480-10-S99-3A requires that the AdCare Series A Preferred Stock be classified as temporary equity (outside of permanent equity). Temporary equity is not factored into the computation of stockholders equity. As a result of classifying the AdCare Series A Preferred Stock as temporary instead of permanent equity, we are not in compliance with the Stockholders’ Equity Continued Listing Standards.
A primary consequence of the adoption of the ownership and transfer restrictions with respect to the common stock is that, after the merger and subject to the exceptions, waivers and the constructive ownership rules described in the RHE Charter, no person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) may beneficially own, or be deemed to constructively own by virtue of the ownership attribution provisions of the Code, in excess of 9.9% (by value or number of shares, whichever is more restrictive) of the outstanding RHE common stock. Although the RHE Charter will contain the same change of control provision with respect to the RHE Series A Preferred Stock as the AdCare Charter contains with respect to the AdCare Series A Preferred Stock, the transfer and ownership restrictions related to the RHE common stock contained in the RHE Charter will permit us under FASB ASC Topic 480-10-S99-3A to classify the RHE Series A Preferred Stock as permanent equity on our consolidated balance sheet, thereby eliminating our stockholders’ deficit and positioning us to regain compliance with the Stockholders’ Equity Continued Listing Standards.
If we do not regain compliance with the Stockholders’ Equity Continued Listing Standards by October 18, 2017, then the NYSE MKT will delist the common stock and the Series A Preferred Stock. The board of directors believes that any such delisting would materially and adversely affect the liquidity and marketability of the common stock and the Series A Preferred Stock because investors will find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities. Furthermore, the board of directors believes that current and prospective investors will view an investment in our securities more favorably if they remain quoted on the NYSE MKT.
In addition, if we fail for 180 or more consecutive days to maintain a listing of the Series A Preferred Stock on a national exchange, then: (i) the annual dividend rate on the Series A Preferred Stock will be increased from the current rate of 10.785% per annum to 12.875% per annum on the 181st day; and (ii) the holders of the Series A Preferred Stock will be entitled to vote for the election of two additional directors to serve on the board of directors. Such increased dividend rate and voting rights will continue for so long the Series A Preferred Stock is not listed on a national exchange. The board of directors also considered the other potential drawbacks of the delisting of our securities from the NYSE MKT as discussed in “Risk Factors - Risks Related to the Delisting of Our Securities.”

The ownership and transfer restrictions will better position us to comply with certain of the U.S. federal income tax rules applicable to REITs under the Code to the extent such rules relate to the common stock. If the board of directors determines, after further consideration and evaluation, that electing REIT status would be in our and our shareholders’ best interests and we otherwise qualify in a future taxable year to elect REIT status under the Code, then the ownership and transfer restrictions related to the RHE common stock contained in the RHE Charter will better position us to comply with certain of the U.S. federal income tax rules applicable to REITs under the Code to the extent such rules relate to the common stock. These rules include that: (i) the Company’s stock (including common stock and preferred stock) must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made); (ii) not more than 50% of the value of the outstanding shares of the Company’s stock (including common stock and preferred stock) may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made); and (iii) a person actually or constructively owning 10% or more of the vote or value of the outstanding shares of the Company’s stock (including common stock and preferred stock) could lead to a level of affiliation between the Company and one or more of its tenants that could disqualify the Company’s revenues from the affiliated tenants from constituting REIT-compliant income and thereby potentially jeopardize or otherwise adversely impact the Company’s ability to qualify as a REIT.
The ownership and transfer restrictions will not apply to the RHE Series A Preferred Stock and, therefore, will not assist us in complying with the U.S. federal income tax rules described above to the extent such rules relate to the Series A Preferred Stock. See “- The Company does not currently qualify for REIT status under the Code, and the Company has certain structural and operational complexities which would need to be addressed before it could qualify as a REIT under the Code” below.
The board of directors also considered, among other things, the following potential negative factors in reaching its determinations discussed above:
The ownership and transfer restrictions could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for our capital stock or otherwise be in the best interests of our shareholders. See the section entitled “Risk Factors - Risks Relating to the Ownership and Transfer Restrictions.”
The Company does not currently qualify for REIT status under the Code, and the Company has certain structural and operational complexities which would need to be addressed before it could qualify as a REIT under the Code. These complexities may include, among others: (i) the disposition of certain assets or the termination of certain operations which may not be REIT compliant and otherwise effecting some internal reorganization; and (ii) the need for the Company to redeem the Series A Preferred Stock or otherwise appropriately modify its terms so as to ensure that the ownership of such stock would not cause the Company to fail to comply with the U.S. federal income tax rules applicable to REITs under the Code which are described above.
The board of directors has determined not to include in the RHE Charter ownership and transfer restrictions relating to the RHE Series A Preferred Stock because: (i) to do so would require that two-thirds of the holders of the Series A Preferred Stock approve the merger agreement, and the board of directors does not believe obtaining such approval from the holders of the Series A Preferred Stock is likely because such stock is held entirely in “street name”; and (ii) such inclusion is not necessary, under FASB ASC Topic 480-10-S99-3A, to permit us to reclassify the Series A Preferred Stock as permanent equity after the merger and thereby position us to regain compliance with the Stockholders’ Equity Continued Listing Standards.
Even if the Company were to qualify for REIT status under the Code for any future taxable year, the board of directors may determine that electing REIT status would not be in the best interests of the Company and its shareholders in light of various factors, including the following:

•
the Company’s significant consolidated federal net operating loss carryforwards of approximately $65.1 million as of December 31, 2016, which should be available to cover any taxable income for some period of time in the future;

•	the potential limitations that would be imposed on our activities under the REIT structure;

•
the need to comply and monitor compliance with the complicated REIT qualification provisions, which may hinder our ability to make attractive investments, including investments in business which may be conducted by any taxable REIT subsidiary we may have;

•
the requirement to pay dividends in order to comply with REIT rules, which will limit our ability to retain earnings because, as a REIT, we would be required, after the utilization of our federal net operating loss carryforwards, each year to distribute to our shareholders at least 90% of our REIT taxable income (determined without regard to the dividends partial deduction and by excluding any net capital gain); and

•	the other potential risks discussed in the sections entitled “Risk Factors - Risks Relating to REIT Election” and “Risk Factors - Risks Relating to the Transfer and Ownership Restrictions.”
If the board of directors determines that it is not in the best interests of the Company to elect REIT status under the Code, then the ownership and transfer restrictions may be more restrictive than are necessary to classify the Series A Preferred Stock as permanent equity. If the merger is approved by the shareholders and completed, then the ownership and transfer restrictions (including that no person or “group” as defined in Section 13(d)(3) of the Exchange Act may beneficially own, or be deemed to constructively own by virtue of the ownership attribution provisions of the Code, in excess of 9.9% of the outstanding RHE common stock) will continue to apply unless and until the board of directors determines both that: (i) it is not in the best interests of the Company to attempt to qualify as, or to continue to qualify as, a REIT; and (ii) compliance with all or any of the ownership and transfer restrictions related to the RHE common stock is no longer otherwise advisable for the Company.
Even if the board of directors determines it is not in the best interests of the Company to attempt to qualify as, or to continue to qualify as, a REIT, the board of directors may believe that the ownership and transfer restrictions continue to be advisable because they permit us to classify the Series A Preferred Stock as permanent equity on our consolidated balance sheet and, thereby, to comply with the Stockholders’ Equity Continued Listing Standards. In order to achieve such classification and compliance, however, an ownership limitation on the common stock significantly above 9.9% (which is the limitation contained in the ownership and transfer restrictions) would suffice.
However, in that circumstance, the board of directors has the authority to increase the common stock ownership limit for one or more persons, or otherwise waive a violation of the ownership and transfer restrictions, in each case upon such conditions as the board of directors may determine. See “Description of Capital Stock - Ownership and Transfer Restrictions - Waivers by the Board of Directors; Increase in Common Stock Ownership Limit.”
The foregoing discussions do not include all of the information and factors considered by the board of directors. After considering these factors, the board of directors weighed the advantages against the disadvantages and potential risks of the merger and the imposition of the ownership and transfer restrictions on the RHE common stock and concluded that the advantages outweighed the disadvantages and potential risks. In view of the wide variety of factors considered by the board of directors, the board of directors did not find it practicable to quantify or otherwise assign relative weights to the particular factors considered, but conducted an overall analysis of the information presented to and considered by it in reaching its determination. See the section entitled “Background of the Merger.”

TERMS OF THE MERGER
The following is a summary of the material terms of the merger agreement. For a complete description of all of the terms of the merger, you should refer to the copy of the merger agreement that is attached to this proxy statement/prospectus as Annex A and incorporated herein by reference. You should carefully read the merger agreement in its entirety as it is the legal document that governs the merger.
Structure and Completion of the Merger
RHE is currently a wholly owned subsidiary of AdCare. The merger agreement provides that AdCare will merge with and into RHE, at which time the separate corporate existence of AdCare will cease and RHE will be the surviving entity of the merger. Upon the effectiveness of the merger, the outstanding shares of AdCare common stock will be converted into the same number of shares of RHE common stock and the outstanding shares of AdCare Series A Preferred Stock will be converted into the same number of shares of RHE Series A Preferred Stock. Effective at the time of the merger, RHE will succeed to the assets, continue the business and assume the obligations of AdCare.
On [ ], 2017, the board of directors of AdCare and the board of directors of RHE approved the merger agreement. The merger will become effective at the time a certificate of merger is submitted for filing and accepted by the Secretary of State of the State of Georgia in accordance with the GBCC or at such later time as specified in the certificate of merger. We anticipate that the merger will be completed no later than [             ], following the approval of the merger agreement by the holders of AdCare common stock at the special meeting and the satisfaction or waiver of the other conditions to the merger as described in the section entitled “-Conditions to Completion of the Merger.” However, the AdCare board of directors reserves the right to cancel or defer the merger, even if the holders of AdCare common stock vote to approve the merger agreement and the other conditions to the completion of the merger are satisfied or waived, if it determines that the merger is no longer in the best interests of AdCare and its shareholders.
Exchange of AdCare Common Stock Certificates
Surrender of Certificates. Continental Stock Transfer & Trust Company (“Continental”) will act as exchange agent for the merger. As soon as reasonably practicable after the completion of the merger, Continental will mail to each registered holder of a certificate formerly representing shares of AdCare common stock a letter of transmittal containing instructions for surrendering each holder’s certificate. Holders who properly submit a letter of transmittal and surrender their certificates to the exchange agent will receive a certificate representing shares of RHE common stock (or evidence of shares in uncertificated book-entry form) equal to that number of shares reflected in the surrendered certificate. Upon the effectiveness of the merger, each certificate formerly representing shares of AdCare common stock will be deemed for all purposes to evidence a right to receive a certificate representing the same number of shares of RHE common stock until such certificate is surrendered for a certificate (or evidence of shares in uncertificated book-entry form) representing an equal number of shares of RHE common stock
Lost Certificates. If any certificate formerly representing AdCare Common Stock is lost, stolen or destroyed, the owner of the certificate must provide an appropriate affidavit of that fact to the exchange agent and, if required by RHE, post a reasonable bond as indemnity against any claim that may be made against RHE with respect to such lost certificate, as may be satisfactory to the exchange agent.
Stock Transfer Books. At the completion of the merger, AdCare will close its stock transfer books, and no subsequent transfers of AdCare capital stock will be recorded on such books.
Other Effects of the Merger
We expect the following to occur in connection with the merger:

•
Organizational Documents of RHE. The RHE Charter and RHE Bylaws will be amended in connection with the merger. Copies of the form of the RHE Charter and RHE Bylaws are set forth in Annex B and Annex C, respectively, of this proxy statement/prospectus. See also the section entitled “Description of Capital Stock.”

•
Directors and Executive Officers. The existing board of directors and executive officers of AdCare immediately prior to the merger will be the board of directors and executive officers, respectively, of RHE immediately following the merger, and each director and executive officer will continue his directorship or employment, as the case may be, with RHE under the same terms as his directorship or employment with AdCare.

•
Stock Incentive Plans. RHE will assume the AdCare Health Systems, Inc. 2011 Stock Incentive Plan, 2005 Stock Option Plan of AdCare Health Systems, Inc. and the 2004 Stock Option plan of AdCare Health (each a “Plan” and, collectively, the “Plans”) and all rights of participants to acquire shares of AdCare common stock under any Plan and related award agreements (if any) will be converted into rights to acquire shares of RHE common stock in accordance with the terms of the Plans and related agreements (if any) on the same terms and conditions applicable prior to the merger.

•
Dividends and Distributions. AdCare’s obligations with respect to any dividends or distributions to the shareholders of AdCare that have been declared by AdCare but not paid prior to the completion of the merger will be assumed by RHE.

•
Listing of RHE Common Stock and RHE Series A Preferred Stock. We expect that, immediately following the completion of the merger, the RHE common stock will trade on the NYSE under the symbol “RHE” and that the shares of RHE Series A Preferred Stock will trade on the NYSE under the symbol “RHE.PRA.”

Conditions to Completion of the Merger
The AdCare board of directors has the right to cancel or defer the merger, even if the holders of AdCare common stock vote to approve the merger agreement and the other conditions to the completion of the merger are satisfied or waived, if it determines that the merger is no longer in the best interests of AdCare and its shareholders. The merger will require the satisfaction or, where permitted, waiver, of the following conditions:

•	approval of the merger agreement by the requisite vote of the shareholders of AdCare and RHE;

•
receipt by AdCare from its tax counsel of an opinion to the effect that the merger qualifies as a reorganization within the meaning of Section 368(a)(1)(F) of the Code and that each of AdCare and RHE is a party to a reorganization within the meaning of Section 368(b) of the Code;

•	RHE will have amended and restated its articles of incorporation to read in substantially the form attached hereto as Annex B;

•	RHE will have amended and restated its bylaws to read substantially in the form attached hereto as Annex C;

•	approval for listing on the NYSE MKT of RHE common stock, subject to official notice of issuance;

•	approval for listing on the NYSE of RHE MKT Series A Preferred Stock, subject to official notice of issuance;

•
the effectiveness of the registration statement, of which this proxy statement/prospectus is a part, without the issuance of a stop order or initiation of any proceeding seeking a stop order by the SEC;

•
the determination by the AdCare board of directors, in its sole discretion, that no action, suit, or proceeding is pending or threatened before any court or administrative agency of any federal, state, local or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling or charge may prevent consummation of the merger or cause the merger to be rescinded following its consummation; and

•
receipt of all governmental approvals and third-party consents to the merger, except for consents as would not reasonably be expected to materially and adversely affect the business, financial condition or results of operations of RHE.

Termination of the Merger Agreement
The merger agreement provides that it may be terminated and the merger abandoned at any time prior to its completion, before or after approval of the merger agreement by the holders of AdCare common stock, by either:

•	the mutual written consent of the AdCare board of directors and the RHE board of directors; or

•	the AdCare board of directors in its sole discretion.
We have no current intention of abandoning the merger subsequent to the special meeting if approval by the holders of AdCare common stock is obtained and the other conditions to the merger are satisfied or waived. However, the AdCare board of directors reserves the right to cancel or defer the merger, even if the holders of AdCare common stock vote to approve the merger agreement and the other conditions to the completion of the merger are satisfied or waived, if it determines that the merger is no longer in the best interests of AdCare and its shareholders.

Regulatory Approvals
We are not aware of any federal, state, local or foreign regulatory requirements that must be complied with or approvals that must be obtained prior to completion of the merger pursuant to the merger agreement, other than compliance with applicable federal and state securities laws and the filing of a certificate of merger as required under the GBCC.
Absence of Dissenters’ Rights
Pursuant to the GBCC, the shareholders of AdCare will not be entitled to any statutory dissenters’ rights in connection with the merger.
Restrictions on Sales of RHE Common Stock Issued Pursuant to the Merger
The shares of RHE common stock to be issued in connection with the merger will be subject to the transfer and ownership restrictions set forth in the RHE Charter. The shares of RHE common stock and RHE Series A Preferred Stock to be issued in connection with the merger will be freely transferable under the Securities Act of 1933, as amended (the “Securities Act”), except for shares issued to any holder who may be deemed to be an “affiliate” of RHE for purposes of Rule 144 under the Securities Act. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or under the common control with, RHE and may include the executive officers, directors and significant shareholders of RHE.
Accounting Treatment of the Merger
For accounting purposes, the merger of AdCare with and into RHE will be treated as a transfer of assets and exchange of shares between entities under common control. The accounting basis used to initially record the assets and liabilities in RHE is the carryover basis of AdCare. Stockholders’ equity of RHE will be that carried over from AdCare; however, the RHE Series A Preferred Stock will be classified as permanent equity upon completion of the merger.

DIVIDEND POLICY
We are a holding company, and we have no significant operations. We rely primarily on dividends and other distributions from our subsidiaries to us so we may, among other things, pay dividends on our common stock, if and to the extent declared by the board of directors. The ability of our subsidiaries to pay dividends and make other distributions to us depends on their earnings and may be restricted in the future by the terms of certain agreements governing their indebtedness. If our subsidiaries are in default under such agreements, then they may not pay dividends or make other distributions to us.
In addition, we may only pay dividends on our common stock and Series A Preferred Stock if we have funds legally available to pay dividends and such payment is not restricted or prohibited by law, the terms of any shares with higher priority with respect to dividends or any documents governing our indebtedness. We are restricted by Georgia law from paying dividends on the common stock and Series A Preferred Stock if we are not able to pay our debts as they become due in the normal course of business or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend. In addition, no cash dividends may be declared or paid on the common stock unless full cumulative dividends on our Series A Preferred Stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payments, for all past dividend periods. In addition, future debt, contractual covenants or arrangements we or our subsidiaries enter into may restrict or prevent future dividend payments.

OUR BUSINESS
Overview
The Company is a self-managed real estate investment company that invests primarily in real estate purposed for long-term care and senior living. Our business primarily consists of leasing and subleasing such facilities to third-party tenants, which operate the facilities. As of the date of this proxy statement/prospectus, the Company owned, leased, or managed for third parties 30 facilities primarily in the Southeast. The Company’s facilities provide a range of healthcare and related services to patients and residents, including skilled nursing and assisted living services, social services, various therapy services, and other rehabilitative and healthcare services for both long-term and short-stay patients and residents.
We were incorporated in Ohio on August 14, 1991, under the name Passport Retirement, Inc. In 1995, we acquired substantially all of the assets and liabilities of AdCare Health Systems, Inc. and changed our name to AdCare Health Systems, Inc. AdCare completed its initial public offering in November 2006. Initially based in Ohio, we expanded our portfolio through a series of strategic acquisitions to include properties in a number of other states, primarily in the Southeast. In 2012, we relocated our executive offices and accounting operations to Georgia, and AdCare changed its state of incorporation from Ohio to Georgia on December 12, 2013.
Historically, the Company’s business has focused primarily on owning and operating skilled nursing facilities and managing such facilities for unaffiliated owners with whom the Company has management contracts. In July 2014, the board of directors approved and commenced a strategic plan to transition the Company from an operator of healthcare facilities to a healthcare property holding and leasing company. To effect the Transition, the Company: (i)  leased to third-party operators all of the healthcare properties which the Company owns and previously operated; (ii) subleased to third-party operators all of the healthcare properties which the Company leases (but does not own) and previously operated; and (iii) retained a management agreement to manage two skilled nursing facilities and one independent living facility for third parties. The Transition was completed in December 2015 and, as a result, the Company now has many of the characteristics of a REIT and is focused on the ownership, acquisition and leasing of healthcare properties.
Our principal executive offices are located at 454 Satellite Boulevard, Suite 100, Suwanee, GA 30024, and our telephone number is (678) 869-5116. We maintain a website at www.adcarehealth.com . The contents of our website are not incorporated by reference in this proxy statement/prospectus.
Portfolio of Healthcare Investments
As of the date of this proxy statement/prospectus, our portfolio consisted of 27 skilled nursing facilities, two assisted living facilities, and one independent living facility. Skilled nursing facilities provide daily nursing care, therapeutic rehabilitation, social services, housekeeping, nutrition and administrative services for individuals requiring certain assistance with activities in daily living. A typical skilled nursing facility includes mostly two bed units, each equipped with a private or shared bathroom and community dining facilities. Assisted living facilities provide personal care services, support and housing for those who need help with activities of daily living, such as bathing, eating and dressing, yet require limited medical care. Assisted living facilities typically are comprised of one and two bedroom suites equipped with private bathrooms and efficiency kitchens. Independent living facilities are similar to assisted living facilities but typically provide fewer personal care services.
Our leases generally have initial terms of ten to fifteen years with one or more renewal options. The leases are “triple-net leases” under which the tenant is responsible for the payment of all taxes, utilities, insurance premium costs, repairs and other charges relating to the operation of the properties. The tenant is obligated at its expense to keep all improvements, fixtures and other components of the properties covered by “all risk” insurance and to maintain specified minimal personal injury and property damage insurance, protecting us as well as the tenant. All of our leases contain annual escalators in rent payments. Leases typically contain cross renewal and shared security deposit provisions with other leases of tenants affiliated with the same operator. Leases are also typically backed by other collateral such as security deposits, machinery, equipment, furnishings and other personal property. None of our "tenant-affiliated" operators (i) holds the license to operate or operates any of our properties; (ii) has co-leased any of our properties with any of our tenants; (iii) has guaranteed any of the lease obligations of our tenants with respect to any of our properties; or (iv) is otherwise obligated to us in any manner with respect to the lease of any of our properties.

The following table provides summary information regarding the number of facilities and related operational beds/units by state and property type as of the date of this proxy statement/prospectus:

					Managed for
	Owned		Leased		Third-Parties		Total
	Facilities	Beds/Units	Facilities	Beds/Units	Facilities	Beds/Units	Facilities	Beds/Units
State
Alabama	3	410	—	—	—	—	3	410
Georgia	4	463	10	1,168	—	—	14	1,631
North Carolina	1	106	—	—	—	—	1	106
Ohio	4	279	1	94	3	332	8	705
Oklahoma	2	197	—	—	—	—	2	197
South Carolina	2	180	—	—	—	—	2	180
Total	16	1,635	11	1,262	3	332	30	3,229
Facility Type
Skilled Nursing	14	1,449	11	1,262	2	249	27	2,960
Assisted Living	2	186	—	—	—	—	2	186
Independent Living	—	—	—	—	1	83	1	83
Total	16	1,635	11	1,262	3	332	30	3,229
The following table provides summary information regarding the number of facilities and related operational beds/units by operator affiliation as of the date of this proxy statement/prospectus:

Operator Affiliation	Number of Facilities (1)	Beds / Units
C.R. Management	8	936
Beacon Health Management	7	585
Wellington Health Services	4	641
Peach Health Group	3	252
Symmetry Healthcare	3	286
Southwest LTC	2	197
Subtotal	27	2,897
AdCare Managed	3	332
Total	30	3,229

(1)	Represents the number of facilities which are leased or subleased to separate tenants, which tenants are affiliates of the entity named in the table above.
Acquisitions, Dispositions, and Leasing Transactions
Acquisitions . On March 8, 2017, the Company executed a purchase and sale agreement with Meadowood Retirement Village, LLC and Meadowood Properties, LLC (the “Meadowood Purchase Agreement”) to acquire an assisted living and memory care community with 106 operational beds in Glencoe, Alabama (“Meadowood”) for $5.5 million cash. The transaction closed on May 1, 2017, at which time the Company financed $4.1 million of the acquisition price with the Exchange Bank of Alabama through a secured credit facility bearing 4.5% interest per annum and maturing on May 1, 2022.
Dispositions. On July 1, 2015, the Company sold its Bentonville Manor Nursing Home, an 83-bed skilled nursing facility located in Bentonville, Arkansas, for approximately $3.4 million. Net proceeds were used to repay certain mortgage indebtedness with respect to the facility.

On October 30, 2015, the Company sold its Companions Specialized Care Center, a 121-bed skilled nursing facility located in Tulsa, Oklahoma, for approximately $3.5 million. Net proceeds were used to repay certain mortgage indebtedness with respect to the facility.

On November 20, 2015, Riverchase Village ADK, LLC (“Riverchase”) completed the sale of the Riverchase Village facility, a 125-unit assisted living facility located in Hoover, Alabama, for a purchase price of $6.9 million. Until the sale of the Riverchase Village facility, Riverchase was a consolidating variable interest entity of the Company. Riverchase financed its acquisition of the Riverchase Village facility using the proceeds of revenue bonds issued by the Medical Clinic Board of the City of Hoover (the “Riverchase Bonds”), as to which the Company was a guarantor. In connection with the sale of the Riverchase Village facility, the Riverchase Bonds were repaid in full, and AdCare was released from its guaranty.
On October 6, 2016, nine wholly-owned subsidiaries of the Company completed the sale of nine facilities located in Arkansas, together with substantially all of the fixtures, equipment, furniture and other assets relating to such facilities (the “Arkansas Facilities”), to an affiliate of Skyline Healthcare LLC (“Skyline”), pursuant to a Purchase and Sale Agreement, dated May 10, 2016, as subsequently amended. The aggregate purchase price for the Arkansas Facilities was $55 million, which consisted of cash consideration of $52.0 million and a promissory note maturing March 31, 2022 with a principal amount of $3 million. The Company realized net proceeds of approximately $20.0 million (excluding the promissory note in the amount of $3.0 million) after repayment of certain mortgage indebtedness with respect to the Arkansas Facilities.

The Arkansas Facilities consist of:

•	River Valley Health and Rehabilitation Center, a 129-bed skilled nursing facility located in Fort Smith, Arkansas;

•	Heritage Park Nursing Center, a 110-bed skilled nursing facility located in Rogers, Arkansas;

•	Homestead Manor Nursing Home, a 104-bed skilled nursing facility located in Stamps, Arkansas;

•	Stone County Nursing and Rehabilitation Center, a 97-bed skilled nursing facility located in Mountain View, Arkansas;

•	Stone County Residential Care Center, a 32-bed assisted living facility located in Mountain View, Arkansas;

•	Northridge Health Care, a 140-bed skilled nursing facility located in North Little Rock, Arkansas;

•	Little Rock Health & Rehabilitation ("West Markham"), a 154-bed skilled nursing facility located in Little Rock, Arkansas;

•	Woodland Hills Health & Rehabilitation, a 140-bed skilled nursing facility located in Little Rock, Arkansas; and

•	Cumberland Health & Rehabilitation Center, a 120-bed skilled nursing facility located in Little Rock, Arkansas.

Bed numbers above refer to the number of licensed beds.

Leasing Transactions . As of the date of this proxy statement/prospectus, the Company has leased or subleased, as applicable, to tenants:

Facility Name	State	Owned / Leased	Transaction Type	Commencement Date
2015
College Park	GA	Owned	Lease	4/1/2015
LaGrange	GA	Leased	Sublease	4/1/2015
Sumter Valley	SC	Owned	Lease	4/1/2015
Georgetown	SC	Owned	Lease	4/1/2015
Powder Springs	GA	Leased	Sublease	4/1/2015
Tara	GA	Leased	Sublease	4/1/2015
Heritage Park	AR	Owned	Lease	5/1/2015
Homestead Manor	AR	Owned	Lease	5/1/2015
Stone County SNF	AR	Owned	Lease	5/1/2015
Stone County ALF	AR	Owned	Lease	5/1/2015
Northridge	AR	Owned	Lease	5/1/2015
West Markham	AR	Owned	Lease	5/1/2015
Woodland Hills	AR	Owned	Lease	5/1/2015
Cumberland	AR	Owned	Lease	5/1/2015
Mountain Trace	NC	Owned	Lease	6/1/2015
Glenvue	GA	Owned	Lease	7/1/2015
Hearth & Care of Greenfield	OH	Owned	Lease	8/1/2015
The Pavilion Care Center	OH	Owned	Lease	8/1/2015
Eaglewood ALF	OH	Owned	Lease	8/1/2015
Eaglewood Care Center	OH	Owned	Lease	8/1/2015
Covington Care Center	OH	Leased	Sublease	8/1/2015
Bonterra	GA	Leased	Sublease	9/1/2015
Parkview	GA	Leased	Sublease	9/1/2015
Autumn Breeze	GA	Owned	Lease	9/30/2015
River Valley	AR	Owned	Lease	11/1/2015
Quail Creek	OK	Owned	Lease	12/31/2015
Northwest	OK	Owned	Lease	12/31/2015
2016
Cumberland (1)	AR	Owned	Lease	4/1/2016
Heritage Park (1)	AR	Owned	Lease	4/1/2016
Homestead Manor (1)	AR	Owned	Lease	4/1/2016
Northridge (1)	AR	Owned	Lease	4/1/2016
River Valley (1)	AR	Owned	Lease	4/1/2016
Stone County SNF (1)	AR	Owned	Lease	4/1/2016
Stone County ALF (1)	AR	Owned	Lease	4/1/2016
West Markham (1)	AR	Owned	Lease	4/1/2016
Woodland Hills (1)	AR	Owned	Lease	4/1/2016
Jeffersonville (2)	GA	Leased	Sublease	6/18/2016
Oceanside (2)	GA	Leased	Sublease	7/13/2016
Savannah Beach (2)	GA	Leased	Sublease	7/13/2016
2017
Meadowood (3)	AL	Owned	Lease	5/1/2017

(1)
On February 3, 2016, the Company terminated leases with affiliates of Aria Health Group, LLC and entered into leases with affiliates of Skyline, which commenced on April 1, 2016. On October 6, 2016, the Company sold the Arkansas Facilities to Little Ark Realty Holdings, LLC, an affiliate of Skyline.

(2)
On June 18, 2016, a subsidiary of the Company entered into a new master sublease agreement (the “Peach Health Sublease”) with affiliates (collectively, “Peach Health Sublessee”) of Peach Health Group, LLC (“Peach Health”), providing that Peach Health Sublessee would take possession of the facilities (the “Peach Facilities”) subleased to affiliates of New Beginnings. The Peach Facilities are comprised of the Oceanside Facility, the Savannah Beach Facility and the Jeffersonville Facility. The Peach Health Sublease became effective for the Jeffersonville Facility on June 18, 2016 and for the Savannah Beach and Oceanside Facilities on July 13, 2016.

(3)
On May 1, 2017, a new lease agreement to operate the Meadowood Facility commenced between a subsidiary of the Company and a subsidiary of C.R Management . Lease terms include: (i) a 13-year initial term with one five-year renewal option; (ii) base rent of $37,500 per month; (iii) a rental escalator of 2.0% per annum in the initial term and 2.5% per annum in the renewal term; (iv) a cross renewal provision with the Coosa Valley facility; and (v) a security deposit equal to one month of base rent.

Industry Trends
The skilled nursing segment of the long-term care industry has evolved to meet the growing demand for post-acute and custodial healthcare services generated by an aging population, increasing life expectancies and the trend toward shifting of patient care to lower cost settings. The growth of the senior population in the United States continues to increase healthcare costs, often faster than the available funding from government-sponsored healthcare programs. In response, federal and state governments have adopted cost containment measures that encourage the treatment of patients in more cost effective settings, such as skilled nursing facilities, for which the staffing requirements and associated costs are often significantly lower than acute care hospitals, inpatient rehabilitation facilities and other post-acute care settings. As a result, skilled nursing facilities are generally serving a larger population of higher acuity patients than in the past.
The skilled nursing industry is large, highly fragmented, and characterized predominantly by numerous local and regional providers. Based on a decrease in the number of skilled nursing facilities over the past few years, we expect that the supply and demand balance in the skilled nursing industry will continue to improve. We also anticipate that, as life expectancy continues to increase in the United States, the overall demand for skilled nursing services will increase. At present, the primary market demographic for skilled nursing services is primarily individuals age 75 and older. According to the 2010 U.S. Census, there were over 40 million people in the United States in 2010 that are over 65 years old. The 2010 U.S. Census estimates this group is one of the fastest growing segments of the United States population and is expected to more than double between 2000 and 2030.
We believe the skilled nursing industry has been and will continue to be impacted by several other trends. The use of long-term care insurance is increasing among seniors as a means of planning for the costs of skilled nursing care services. In addition, as a result of increased mobility in society, reduction of average family size, and the increased number of two-wage earner couples, more seniors are looking for alternatives outside their own family for their care.
Competitive Strengths
We believe we possess the following competitive strengths:
Long-Term, Triple-Net Lease Structure. All of our real estate properties are leased under triple-net operating leases with initial terms generally ranging from ten to fifteen years pursuant to which the tenants are responsible for all facility maintenance, insurance and taxes, and utilities. As of December 31, 2016 , the leases had an average remaining initial term of approximately 10 years. In addition, the average rent escalator is approximately 2.5%.
Operator/Tenant Diversification. Our 27 properties (excluding the three facilities that are managed by us) are operated by a total of 27 separate tenants, with each of our tenants being affiliated with one of six local or regionally-focused operators. We refer to our tenants who are affiliated with the same operator as a group of affiliated tenants. Each of our operators operate (through a group of affiliated tenants) between two and eight of our facilities, with our most significant operators, C.R Management and Beacon Health Management, each operating (through a group of affiliated tenants) eight and seven facilities, respectively. We believe that our tenant diversification should limit the effect of any operator’s financial or operating performance decline on our overall performance.
Geographically Diverse Property Portfolio . Our portfolio of 30 properties, comprising 3,229 beds/units, is diversified across six states. Our properties in any one state did not account for more than 51% of our total beds/units as of the date of this proxy statement/prospectus. Properties in our largest state, Georgia, are geographically dispersed throughout the state. We believe this geographic diversification will limit the effect of a decline in any one regional market on our overall performance.
Business Strategy

Our business strategy primarily is focused on investing capital in our current portfolio and growing our portfolio through the acquisition of skilled nursing and other healthcare facilities. More specifically, we seek to:
Focus on Senior Housing Segment. We intend to continue to focus our investment program on senior housing, primarily the skilled nursing facility segment of the long-term care continuum. We have historically been focused on senior housing, and senior management has operating and financial experience and a significant number of relationships in the long-term care industry. In addition, we believe investing in the sector best meets our investing criteria.
Invest Capital in Our Current Portfolio. We intend to continue to support our operators by providing capital to them for a variety of purposes, including facility modernization and potentially replacing or renovating facilities in our portfolio that may have become less competitive. We expect to structure these investments as either lease amendments that produce additional rent or as loans that are repaid by operators during the applicable lease term. We believe such projects will provide an attractive return on capital and improve the underlying performance of facility operations.
Provide Capital to Underserved Operators. We believe that there is a significant opportunity to be a capital source to long-term care operators through the acquisition and leasing of healthcare properties that are consistent with our investment and financing strategy, but that, due to size and other considerations, are not a focus for large healthcare REITs. We seek primarily small to mid-size acquisition transactions with a focus on individual facilities with existing operators, as well as small groups of facilities and larger portfolios. In addition to pursuing acquisitions using triple-net lease structures, we may pursue other forms of investment, including mortgage loans and joint ventures.
Identify Talented Operators. As a result of our management team’s operating experience, network of relationships and industry insight, we have been able and expect to continue to be able to identify qualified tenants. We seek tenants who possess local market knowledge, demonstrate hands-on management, have proven track records and focus on patient care.
Monitor Investments. We monitor our real estate investments through, among other things: (i) reviewing and evaluating tenant financial statements to assess operational and financial trends and performance; (ii) reviewing the state surveys, occupancy rates and patient payor mix of our facilities; (iii) verifying the payments of property and other taxes and insurance with respect to our facilities; and (iv) conducting periodic physical inspections of our facilities. For tenants or facilities that do not meet performance expectations, we may seek to work with our tenants to ensure our mutual success or seek to re-lease facilities to stronger operators.
Resolve Legacy Professional and General Liability Claims. As a result of the Transition (which was completed in December 2015), the Company no longer operates skilled nursing facilities. The Company, however, continues to be subject to certain pending professional and general liability actions with respect to the time it operated skilled nursing facilities, including claims that the services the Company provided while an operator resulted in the injury or death of patients and claims related to professional and general negligence, employment, staffing requirements and commercial matters. As of the date of this proxy/prospectus statement, the Company was a defendant in 44 professional and general liability actions, including 28 cases filed in the State of Arkansas by the same plaintiff attorney who represented the plaintiffs in a purported class action lawsuit against the Company which settled in December 2015. See “ - Legal Proceedings.” Management is committed to resolving pending claims .
Competition
We generally compete for real property investments with publicly traded, private and non-listed healthcare REITs, real estate partnerships, healthcare providers, healthcare lenders and other investors, including developers, banks, insurance companies, pension funds, government-sponsored entities and private equity firms, some of whom may have greater financial resources and lower costs of capital than we do. Increased competition challenges our ability to identify and successfully capitalize on opportunities that meet our investment criteria, which is affected by, among other factors, the availability of suitable acquisition or investment targets, our ability to negotiate acceptable transaction terms and our access to and cost of capital.
Our ability to generate rental revenues from our properties also depends on the competition faced by our tenants. Our tenants compete on a local and regional basis with other healthcare operating companies that provide comparable services. Our tenants compete to attract and retain patients and residents based on scope and quality of care, reputation and financial condition, price, location and physical appearance of the properties, services offered, qualified personnel, physician referrals and family preferences. The ability of our tenants to compete successfully could be affected by private, federal and state reimbursement programs and other laws and regulations.
Revenue Sources and Recognition
Triple-Net Leased Properties. Our triple-net leases provide for periodic and determinable increases in rent. We recognize rental revenues under these leases on a straight-line basis over the applicable lease term when collectibility is reasonably assured. Recognizing rental income on a straight-line basis generally results in recognized revenues during the first half of a lease term exceeding the cash amounts contractually due from our tenants, creating a straight-line rent receivable that is included in other assets on our consolidated balance sheets.

Other. We recognize management fee revenues received currently under one contractual agreement with a third party. Further, we recognize interest income from lease inducements receivables and capital loans as made to tenants.
Allowances. We assess the collectibility of our rent receivables, including straight-line rent receivables. We base our assessment of the collectibility of rent receivables (other than straight-line rent receivables) on several factors, including payment history, the financial strength of the tenant, the value of the underlying collateral, and current economic conditions. If our evaluation of these factors indicates it is probable that we will be unable to recover the full value of the receivable, then we provide a reserve against the portion of the receivable that we estimate may not be recovered. If our evaluation of these factors indicates it is probable that we will be unable to receive the rent payments, then we provide a reserve against the recognized straight-line rent receivable asset for the portion that we estimate may not be recovered. If we change our assumptions or estimates regarding the collectibility of future rent payments required by a lease, then we may adjust our reserve to increase or reduce the rental revenue recognized in the period we make such change in our assumptions or estimates.
Accounts receivable, net totaled $2.4 million at December 31, 2016 compared to $8.8 million at December 31, 2015 , of which $0.9 million and $8.0 million , respectively, related to patient care receivables from our legacy operations.
At December 31, 2016 , we allowed for approximately $7.5 million on approximately $8.4 million of gross patient care related receivables. Allowance for patient care receivables are estimated based on an aged bucket method as well as additional analyses of remaining balances incorporating different payor types. Any changes in patient care receivable allowances are recognized as a component of discontinued operations.
Government Regulation
Healthcare Regulation. Our tenants are typically subject to extensive and complex federal, state and local laws and regulations relating to quality of care, licensure and certain certificate of need requirements ("CON"), government reimbursement, fraud and abuse practices, qualifications of personnel, adequacy of plant and equipment, data privacy and security, and other laws and regulations governing the operation of healthcare facilities. We expect that the healthcare industry will, in general, continue to face increased regulation and pressure in these areas. The applicable rules are wide-ranging and can subject our tenants to civil, criminal, and administrative sanctions, including: the possible loss of accreditation or license; denial of reimbursement; imposition of fines; suspension, decertification, or exclusion from federal and state healthcare programs; or facility closure. Changes in laws or regulations, reimbursement policies, enforcement activity and regulatory non-compliance by tenants, operators and managers can all have a significant effect on their operations and financial condition, which in turn may adversely impact us, as detailed below and set forth under “Risk Factors” in this document.
Although the properties within our portfolio may be subject to varying levels of governmental scrutiny, we expect that the healthcare industry, in general, will continue to face increased regulation and pressure in the areas of fraud, waste and abuse, including, but not limited to, the Federal Anti-Kickback Statute, the Federal Stark Law, the Federal False Claims Act, and comparable state counterparts, as well as cost control, healthcare management and provision of services, among others. We also expect that efforts by third-party payors, such as the federal Medicare program, state Medicaid programs and private insurance carriers (including health maintenance organizations and other health plans), to impose greater discounts and more stringent cost controls upon tenants (through changes in reimbursement rates and methodologies, discounted fee structures, the assumption by healthcare providers of all or a portion of the financial risk or otherwise) will intensify and continue. A significant expansion of applicable federal, state or local laws and regulations, existing or future healthcare reform measures, new interpretations of existing laws and regulations, changes in enforcement priorities, or significant limits on the scope of services reimbursed or reductions in reimbursement rates could have a material adverse effect on certain of our tenants’ liquidity, financial condition and results of operations and, in turn, their ability to satisfy their contractual obligations, including making rental payments under and otherwise complying with the terms of our leases.
Licensure, Certification and CONs. In general, the operators of our skilled nursing facilities must be licensed and periodically certified through various regulatory agencies that determine compliance with federal, state and local laws to participate in the Medicare and Medicaid programs. Legal requirements pertaining to such licensure and certification relate to the quality of medical care provided by the operator, qualifications of the tenant’s administrative personnel and clinical staff, adequacy of the physical plant and equipment and continuing compliance with applicable laws and regulations. A loss of licensure or certification could adversely affect a skilled nursing facility’s ability to receive payments from the Medicare and Medicaid programs, which, in turn, could adversely affect its ability to satisfy its obligations to us.
In addition, many of our skilled nursing facilities are subject to state CON laws that require governmental approval prior to the development or expansion of healthcare facilities and services. The approval process in these states generally requires a facility to demonstrate the need for additional or expanded healthcare facilities or services. CONs, where applicable, are also sometimes necessary for changes in ownership or control of licensed facilities, addition of beds, investment in major capital equipment, introduction of new services or termination of services previously approved through the CON process. CON laws and regulations may restrict a tenant’s ability to expand our properties and grow its business in certain circumstances, which could have an adverse effect on the tenant’s revenues and, in turn, its ability to make rental payments under and otherwise comply with the terms of our leases. In addition, CON laws may constrain the ability of an operator to transfer responsibility for operating a particular facility to a new operator. If we have to replace a property operator who is excluded from participating in a federal or state healthcare program (as discussed below), our ability to replace the operator may be affected by a particular state’s CON laws, regulations, and applicable guidance governing changes in provider control.
Compared to skilled nursing facilities, seniors housing communities (other than those that receive Medicaid payments) do not receive significant funding from governmental healthcare programs and are subject to relatively few, if any, federal regulations. Instead, to the extent they are regulated, such regulation consists primarily of state and local laws governing licensure, provision of services, staffing requirements and other operational matters, which vary greatly from one jurisdiction to another. Although recent growth in the U.S. seniors housing industry has attracted the attention of various federal agencies that believe more federal regulation of these properties is necessary, Congress thus far has deferred to state regulation of seniors housing communities. However, as a result of this growth and increased federal scrutiny, some states have revised and strengthened their regulation of seniors housing communities, and more states are expected to do the same in the future.
Fraud and Abuse Enforcement, Other Related Laws, Initiatives, and Considerations. Long-term/post-acute care facilities (and seniors housing facilities that receive Medicaid payments) are subject to federal, state, and local laws, regulations, and applicable guidance that govern the operations and financial and other arrangements that may be entered into by healthcare providers. Certain of these laws prohibit direct or indirect payments of any kind for the purpose of inducing or encouraging the referral of patients for medical products or services reimbursable by government healthcare programs. Other laws require providers to furnish only medically necessary services and submit to the government valid and accurate statements for each service. Still other laws require providers to comply with a variety of safety, health and other requirements relating to the condition of the licensed property and the quality of care provided. Sanctions for violations of these laws, regulations, and other applicable guidance may include, but are not limited to, criminal and/or civil penalties and fines, loss of licensure, immediate termination of government payments, and exclusion from any government healthcare program. In certain circumstances, violation of these rules (such as those prohibiting abusive and fraudulent behavior) with respect to one property may subject other facilities under common control or ownership to sanctions, including exclusion from participation in the Medicare and Medicaid programs, as well as other government healthcare programs. In the ordinary course of its business, a property operator is regularly subjected to inquiries, investigations, and audits by the federal and state agencies that oversee these laws and regulations.
Long-term/post-acute care facilities (and seniors housing facilities that receive Medicaid payments) are also subject to the Federal Anti-Kickback Statute, which generally prohibits persons from offering, providing, soliciting, or receiving remuneration to induce either the referral of an individual or the furnishing of a good or service for which payment may be made under a federal healthcare program, such as Medicare or Medicaid. Long-term/post-acute care facilities are also subject to the Federal Ethics in Patient Referral Act of 1989, commonly referred to as the Stark Law. The Stark Law generally prohibits the submission of claims to Medicare for payment if the claim results from a physician referral for certain designated services and the physician has a financial relationship with the health service provider that does not qualify under one of the exceptions for a financial relationship under the Stark Law. Similar prohibitions on physician self-referrals and submission of claims apply to state Medicaid programs. Further, long-term/post-acute care facilities (and seniors housing facilities that receive Medicaid payments) are subject to substantial financial penalties under the Civil Monetary Penalties Act and the Federal False Claims Act and, in particular, actions under the Federal False Claims Act’s “whistleblower” provisions. Private enforcement of healthcare fraud has increased due in large part to amendments to the Federal False Claims Act that encourage private individuals to sue on behalf of the government. These whistleblower suits brought by private individuals, known as qui tam actions, may be filed by almost anyone, including present and former patients, nurses and other employees, and competitors. Significantly, if a claim is successfully adjudicated, the Federal False Claims Act provides for treble damages and a civil penalty of up to $11,000 per claim.
Prosecutions, investigations, or whistleblower actions could have a material adverse effect on a property operator’s liquidity, financial condition, and operations, which could adversely affect the ability of the operator to meet its financial obligations to us. Finally, various state false claim act and anti-kickback laws may also apply to each property operator. Violation of any of the foregoing statutes can result in criminal and/or civil penalties that could have a material adverse effect on the ability of an operator to meet its financial obligations to us.
Other legislative developments, including the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), have greatly expanded the definition of healthcare fraud and related offenses and broadened its scope to include private healthcare plans in addition to government payors. Congress also has greatly increased funding for the Department of Justice, Federal Bureau of Investigation and The Office of the Inspector General ("OIG") to audit, investigate and prosecute suspected healthcare fraud. Moreover, a significant portion of the billions in healthcare fraud recoveries over the past several years has also been returned to government agencies to further fund their fraud investigation and prosecution efforts.
Additionally, other HIPAA provisions and regulations provide for communication of health information through standard electronic transaction formats and for the privacy and security of health information. In order to comply with the regulations, healthcare providers often must undertake significant operational and technical implementation efforts. Operators also may face significant financial exposure if they fail to maintain the privacy and security of medical records and other personal health information about individuals. The Health Information Technology for Economic and Clinical Health (“HITECH”) Act, passed in February 2009, strengthened the Department of Health and Human Services ("HHS") Secretary’s authority to impose civil money penalties for HIPAA violations occurring after February 18, 2009. HITECH directs the HHS Secretary to provide for periodic audits to ensure covered entities and their business associates (as that term is defined under HIPAA) comply with the applicable HITECH requirements, increasing the likelihood that a HIPAA violation will result in an enforcement action. The U.S. Department of Health and Human Services Centers for Medicare and Medicaid Services (“CMS”) issued an interim Final Rule which conformed HIPAA enforcement regulations to HITECH, increasing the maximum penalty for multiple violations of a single requirement or prohibition to $1.5 million. Higher penalties may accrue for violations of multiple requirements or prohibitions. Additionally, on January 17, 2013, CMS released an omnibus final rule, which expands the applicability of HIPAA and HITECH and strengthens the government’s ability to enforce these laws. The final rule broadens the definition of “business associate” and provides for civil money penalty liability against covered entities and business associates for the acts of their agents regardless of whether a business associate agreement is in place. This rule also modified the standard for when a breach of unsecured personally identifiable health information must be reported. Some covered entities have entered into settlement agreements with HHS for allegedly failing to adopt policies and procedures sufficient to implement the breach notification provisions in the HITECH Act. Additionally, the final rule adopts certain changes to the HIPAA enforcement regulations to incorporate the increased and tiered civil monetary penalty structure provided by HITECH, and makes business associates of covered entities directly liable under HIPAA for compliance with certain of the HIPAA privacy standards and HIPAA security standards. HIPAA violations are also potentially subject to criminal penalties.
There has been increased federal and state HIPAA privacy and security enforcement efforts and we expect this trend to continue. Under HITECH, state attorneys general have the right to prosecute HIPAA violations committed against residents of their states. Several such actions have already been brought against both covered entities and a business associate, and continued enforcement actions are likely to occur in the future. In addition, HITECH mandates that the Secretary of HHS conduct periodic compliance audits of HIPAA covered entities and business associates. It also tasks HHS with establishing a methodology whereby individuals who are harmed by HIPAA violations may receive a percentage of the civil monetary penalty fine or monetary settlement paid by the violator.
In addition to HIPAA, numerous other state and federal laws govern the collection, dissemination, use, access to and confidentiality of individually identifiable health information. In addition, some states are considering new laws and regulations that further protect the confidentiality, privacy or security of medical records or other types of medical or personal information. These laws may be similar to or even more stringent than the federal provisions and are not preempted by HIPAA. Not only may some of these state laws impose fines and penalties upon violators, but some afford private rights of action to individuals who believe their personal information has been misused.
Also with respect to HIPAA, in September, 2015, OIG issued two reports calling for better privacy oversight of covered entities by the CMS Office for Civil Rights (“OCR”). The first report, titled “OCR Should Strengthen its Oversight of Covered Entities’ Compliance with the HIPAA Privacy Standards,” found that OCR’s oversight is primarily reactive, as OCR has not fully implemented the required audit program to proactively assess possible noncompliance from covered entities. OIG recommended, among other things, that OCR fully implement a permanent audit program and develop a policy requiring OCR staff to check whether covered entities had previously been investigated for noncompliance. The second report, titled “OCR Should Strengthen its Follow-up of Breaches of Patient Information Reported by Covered Entities,” found that (1) OCR did not record corrective action information for 23% of closed “large-breach” cases in which it made determinations of noncompliance, and (2) OCR did not record “small-breach” information in its case-tracking system, which limits its ability to track and identify covered entities with multiple small breaches. OIG recommended, among other things, that OCR enter small-breach information into its case-tracking system and maintain complete documentation of corrective actions taken. OCR agreed with OIG’s recommendations in both reports. If followed, these reports and recommendations may impact our tenants.
More recently with respect to HIPAA, OCR announced on March 21, 2016, that it has begun a new phase of audits of covered entities and their business associates. OCR stated that it will review policies and procedures adopted and employed by covered entities and their business associates to meet selected standards and implementation specifications of the HIPAA Privacy, Security, and Breach Notification Rules.
Congress has significantly increased funding to the governmental agencies charged with enforcing the healthcare fraud and abuse laws to facilitate increased audits, investigations and prosecutions of providers suspected of healthcare fraud. As a result, government investigations and enforcement actions brought against healthcare providers have increased significantly in recent years and are expected to continue. A violation of federal or state anti-fraud and abuse laws or regulations, or other related laws or regulations discussed above, by a tenant of our properties could have a material adverse effect on the tenant’s liquidity, financial condition or results of operations, which could adversely affect its ability to satisfy its contractual obligations, including making rental payments under and otherwise complying with the terms of our leases.
Government Reimbursement

The majority of skilled nursing facilities’ reimbursement is through Medicare and Medicaid. These programs are often their largest source of funding. Senior housing communities generally do not receive funding from Medicare or Medicaid, but their ability to retain their residents is impacted by policy decisions and initiatives established by the administrators of Medicare and Medicaid. In March 2010, President Obama signed into law the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 (collectively, the “Healthcare Reform Law”). The passage of the Healthcare Reform Law allowed formerly uninsured Americans to acquire coverage and utilize additional healthcare services. In addition, the Healthcare Reform Law gave the CMS new authorities to implement Medicaid waiver and pilot programs that impact healthcare and long term custodial care reimbursement by Medicare and Medicaid. These activities promote “aging in place”, allowing senior citizens to stay longer in seniors housing communities, and diverting or delaying their admission into skilled nursing facilities. The potential risks that accompany these regulatory and market changes are discussed below.

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Enabled by the Medicare Modernization Act (2003) and subsequent laws, Medicare and Medicaid have implemented pilot programs (officially termed demonstrations or models) to “divert” elderly from skilled nursing facilitates and promote “aging in place” in “the least restrictive environment.” Several states have implemented Home and Community-based Medicaid waiver programs that increase the support services available to senior citizens in senior housing, lengthening the time that many seniors can live outside of a skilled nursing facility. These Medicaid waiver programs are subject to re-approval and pilots are time-limited. Roll-back or expiration of these programs could have an adverse effect on the senior housing market.

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Changes in certification and participation requirements of the Medicare and Medicaid programs have restricted, and are likely to continue to restrict further, eligibility for reimbursement under those programs. On July 16, 2015, CMS issued a proposed rule that, for the first time in nearly 25 years, would comprehensively update the skilled nursing facility (“SNF”) requirements for participation under Medicare and Medicaid. Among other things, the proposed rule addresses requirements relating to quality of care and quality of life, facility responsibilities and staffing considerations, resident assessments, and compliance and ethics programs. We cannot accurately predict the effect the final rule will have on our tenants’ business once it is promulgated. Failure to obtain and maintain Medicare and Medicaid certification by our tenants would result in denial of Medicare and Medicaid payments which would likely result in a significant loss of revenue. In addition, private payors, including managed care payors, increasingly are demanding that providers accept discounted payments resulting in lost revenue for specific patients. Efforts to impose reduced payments, greater discounts and more stringent cost controls by government and other payors are expected to continue. Any reforms that significantly limit rates of reimbursement under the Medicare and Medicaid programs could have a material adverse effect on our tenants’ profitability and cash flows which, in turn, could adversely affect their ability to satisfy their obligations to us. We are unable to predict what reform proposals or reimbursement limitations will be adopted in the future or the effect such changes will have on our tenants’ operations. No assurance can be given that such reforms will not have a material adverse effect on our tenants or on their ability to fulfill their obligations to us.

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As a result of the Healthcare Reform Law, and specifically Medicaid expansion and establishment of Health Insurance Exchanges providing subsidized health insurance, more Americans have health insurance. These newly-insured Americans utilize services delivered by providers at medical buildings and other healthcare facilities. The Healthcare Reform Law remains controversial and continued attempts to repeal or reverse aspects of the law (see discussion in the section entitled "Risk Factors" concerning a possible repeal of Healthcare Reform Law following the 2016 presidential election) could result in insured individuals losing coverage, and consequently foregoing services offered by provider tenants in medical buildings and other healthcare facilities. On June 28, 2012, the United States Supreme Court upheld the individual mandate of the Healthcare Reform Law but partially invalidated the expansion of Medicaid. The ruling on Medicaid expansion will allow states not to participate in the expansion - and to forego funding for the Medicaid expansion - without losing their existing Medicaid funding. Given that the federal government substantially funds the Medicaid expansion, it is unclear how many states will ultimately pursue this option. The participation by states in the Medicaid expansion could have the dual effect of increasing our tenants’ revenues, through new patients, but could also further strain state budgets. While the federal government will pay for approximately 100% of those additional costs from 2014 to 2016, states will be expected to pay for part of those additional costs beginning in 2017. We cannot predict whether other current or future efforts to repeal or amend the Healthcare Reform Law will be successful, nor can we predict the impact that such a repeal or amendment would have on our operators or tenants and their ability to meet their obligations to us. We cannot predict whether the existing Healthcare Reform Law, or future healthcare reform legislation or regulatory changes, will have a material impact on our operators’ or tenants’ property or business. If the operations, cash flows or financial condition of our operators and tenants are materially adversely impacted by the Healthcare Reform Law or future legislation, our revenue and operations may be adversely affected as well.

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The CMS is currently in the midst of transitioning Medicare from a traditional fee for service reimbursement model to capitated, value-based, and bundled payment approaches in which the government pays a set amount for each beneficiary for a defined period of time, based on that person’s underlying medical needs, rather than the actual services provided. The result is increasing use of management tools to oversee individual providers and coordinate their services. This puts downward pressure on the number and expense of services provided. Roughly eight million Medicare beneficiaries now receive care via Accountable Care Organizations, and Medicare Advantage health plans now provide care for roughly seventeen million Medicare beneficiaries. The continued trend toward capitated, value-based, and bundled payment approaches has the potential to diminish the market for certain healthcare providers. In addition, on April 1, 2014, the Protecting Access to Medicare Act of 2014 was enacted, which implements value-based purchasing for SNFs. Beginning in fiscal year 2019, 2% of SNF payments will be withheld and approximately 50% to 70% of the amount withheld will be paid to SNFs through value-based payments. SNFs began reporting the claims-based 30-Day All-Cause Readmission Measure on October 1, 2015 and will begin reporting a resource use measure by October 1, 2016. Both measures will be publicly available by October 1, 2017.

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In October 2015, the U.S. Government Accountability Office (“GAO”) released a report recommending that CMS continue to improve data and oversight of nursing home quality measures. The GAO found that although CMS collects several types of data that give some insight into the quality of nursing homes, the data could provide a clearer picture of nursing home quality if some underlying problems with the data (i.e., the use of self-reported data and non-standardized survey methodologies) are corrected. The GAO recommends, among other things, that CMS implement a clear plan for ongoing auditing of self-reported data and establish a process for monitoring oversight modifications to better assess their effects. According to the GAO, timely completion of these actions is particularly important because Medicare payments to nursing homes will be dependent on quality data, through the implementation of the value based purchasing program, starting in fiscal year 2019. HHS agreed with the GAO’s recommendations, and to the extent such recommendations are implemented, they could impact our operators and tenants.

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The majority of Medicare payments continue to be made through traditional Medicare Part A and Part B fee-for-service schedules. The Medicare and CHIP (Children’s Health Insurance Program) Reauthorization Act of 2015 (“MACRA”) addresses the risk of a Sustainable Growth Rate cut in Medicare payments for physician services. However, other annual Medicare payment regulations, particularly with respect to certain hospitals, skilled nursing care, and home health services have resulted in lower net pay increases than providers of those services have often expected. In addition, MACRA establishes a multi-year transition into pay-for-quality approaches for Medicare physicians and other providers. This will include payment reductions for providers who do not meet government quality standards. The implementation of pay-for-quality models is expected to produce funding disparities that could adversely impact some provider tenants in medical buildings and other healthcare properties.

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Medicare reimburses nursing centers under a fixed payment methodology named the Skilled Nursing Facility Prospective Payment System (“SNF PPS”). SNF PPS is an acuity based classification system that uses nursing and therapy indexes adjusted by geographical wage indexes to calculate per diem rates for each Medicare patient. Payment rates are updated annually and are generally increased or decreased each October when the federal fiscal year begins. On July 30, 2015, CMS released its final rule outlining the fiscal year 2016 Medicare payments for skilled nursing facilities, which began October 1, 2015. The 2016 final rule provided for an approximate 1.2% rate update. This estimated increase consisted of a 2.3% market basket increase, reduced by a 0.6% forecast error adjustment and further reduced 0.5% for a multifactor productivity adjustment required by the Healthcare Reform Law. CMS estimated the update would increase overall payments to skilled nursing facilities in fiscal year 2016 by $430 million compared to fiscal year 2015 levels.

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In January 2016, the Medicare Payment Advisory Commission finalized its recommendations, among other things advising Congress to eliminate market basket updates for SNFs for fiscal years 2017 and 2018 and directing the Secretary of HHS to revise the SNF prospective payment system. The OIG has increased focus in recent years on billing practices by SNFs. In September 2015, OIG issued a report calling for reevaluation of the Medicare payment system for skilled nursing facilities. In particular, OIG found that Medicare payments for therapy greatly exceeded SNFs’ costs for therapy, and that, under the current payment system, SNFs increasingly billed for the highest level of therapy even though key beneficiary characteristics remained largely the same. OIG determined that its findings demonstrated the need for CMS to reevaluate the Medicare SNF payment system, concluding that payment reform could save Medicare billions of dollars and encourage SNFs to provide services that are better aligned with beneficiaries’ care needs. OIG issued (1) its findings regarding the fiscal year 2015 Top Management and Performance Challenges Facing HHS and (2) the FY 2016 OIG Work Plan. Both cited SNF billing as an area that creates incentives for providers to bill more expensive care instead of the appropriate levels of care, requiring ongoing government monitoring and auditing for compliance. The OIG formulates a formal work plan each year for nursing centers. The OIG’s most recent work plan indicates that among other things, the OIG’s investigative and review focus in 2017 for nursing facilities will include complaint investigations by state agencies, unreported incidents of potential abuse and neglect, reimbursement, background checks, compliance with prospective payment requirements, and potentially avoidable hospitalizations. If followed, these reports and recommendations may impact our tenants. We cannot predict the likelihood, scope or outcome of any such investigations on our tenants.at these recommendations are implemented, they could impact our tenants.

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On April 27, 2016, CMS added six new quality measures to its consumer-based Nursing Home Compare website. These quality measures include the rate of rehospitalization, emergency room use, community discharge, improvements in function, independently worsened and antianxiety or hypnotic medication among nursing home residents. Beginning in July 2016, CMS incorporates all of these measures, except for the antianxiety/hypnotic medication measure, into the calculation of the Nursing Home Five-Star Quality Ratings.

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On July 29, 2016, CMS released its final rule outlining fiscal year 2017 Medicare payment rates and quality programs for skilled nursing facilities. The policies in the final rule continue to shift Medicare payments from volume to value. CMS projects that aggregate payments to skilled nursing facilities will increase by a net 2.4% for fiscal year 2017. This estimated increase reflected a 2.7% market basket increase, reduced by a 0.3% multi-factor productivity adjustment required under Healthcare Reform Law. This final rule also further defines the Skilled Nursing Facility Quality Reporting Program (the "Quality Reporting Program") and clarifies the Value-Based Purchasing Program (the "VBPP") to establish performance standards, baseline and performance periods, performance scoring methodology and feedback reports. The Quality Reporting Program utilizes standardized quality measures and data reported by skilled nursing facilities to help coordinated care, improved outcomes and perform overall quality comparisons. The VBPP adjusts payments to hospitals under the Inpatient Prospective Payment System (IPPS), based on the quality of care they deliver. CMS projects that the update will increase overall payments to skilled nursing facilities in fiscal year 2017 by $920 million compared to fiscal year 2016 levels. The effect of the 2017 PPS rate update on our tenants’ revenues will be dependent upon their census and the mix of patients at the various PPS pay rates. In addition, we cannot predict how future changes may impact reimbursement rates under the SNF PPS system.

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On July 29, 2016, CMS issued its final rule laying out the performance standards relating to preventable hospital readmissions from skilled nursing facilities. The final rule includes the skilled nursing facility (SNF) 30-day All Cause Readmission Measure, which assesses the risk-standardized rates of all-cause, all conditions, unplanned inpatient readmissions for Medicare fee-for-service patients of skilled nursing facilities within 30 days of discharge from admission to an IPPS hospital, critical access hospital (CAH), or psychiatric hospital. The final rule includes the SNF 30-Day Potentially Preventable Readmission Measure as the SNF all condition risk adjusted potentially preventable hospital readmission measure. This measure assesses the facility-level risk-standardized rate of unplanned, potentially preventable hospital readmissions for SNF patients within 30 days of discharge from a prior admission to an IPPS hospital, CAH, or psychiatric hospital. Hospital readmissions include readmissions to a short-stay acute-care hospital or CAH, with a diagnosis considered to be unplanned and potentially preventable.

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On September 16, 2016, CMS issued its final rule concerning emergency preparedness requirements for Medicare and Medicaid participating providers, including long-term care facilities and intermediate care facilities for individuals with intellectual disabilities. The rule is designed to ensure providers and suppliers have comprehensive and integrated emergency policies and procedures in place, in particular during natural and man-made disasters. Under the rule, facilities are required to (i) document risk assessment and emergency planning, (ii) develop and implement policies and procedures based on that risk assessment, (iii) develop and maintain an emergency preparedness communication plan in compliance with both federal and state law, and (iv) develop and maintain an emergency-preparedness training and testing program. The regulations outlined in the final rule must be implemented by November 15, 2017. We cannot predict the impact of these regulations on our tenants.

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On May 4, 2017, CMS published its proposed rule outlining fiscal year 2018 Medicare payment rates and quality programs for skilled nursing facilities. CMS projects that aggregate payments to skilled nursing facilities will increase by $390 million, or 1.0%, for fiscal year 2018 due to a 1.0% market basket increase required by section 411(a) of the Medicare Access and CHIP Reauthorization Act of 2015. Additionally, the market basket index for fiscal year 2018 and forward will be updated from base year 2010 to 2014. This proposed rule also provides additional polices, measures and data reporting requirements for skilled nursing facilities under the Quality Reporting Program and VBPP, to increase the accuracy of performance scores calculated under such programs and value-based incentive payments. The effect of the proposed 2018 PPS rate update on our tenants’ revenues will be dependent upon their census and the mix of patients at the various PPS pay rates. In addition, we cannot predict how future changes may impact reimbursement rates under the SNF PPS system.

We are neither an ongoing participant in, nor a direct recipient of, any reimbursement under these programs with respect to our facilities. However, a significant portion of the revenue of the healthcare operators to which we lease and sublease properties is derived from governmentally-funded reimbursement programs, and any adverse change in such programs could negatively impact an operator’s ability to meet its obligations to us.
Environmental Regulation
As an owner of real property, we are subject to various federal, state and local laws and regulations regarding environmental, health and safety matters.

These laws and regulations address, among other things, asbestos, polychlorinated biphenyls, fuel oil management, wastewater discharges, air emissions, radioactive materials, medical wastes, and hazardous wastes, and, in certain cases, the costs of complying with these laws and regulations and the penalties for non-compliance can be substantial. Although we do not currently operate or manage our properties, we may be held primarily or jointly and severally liable for costs relating to the investigation and clean-up of our current and former properties from which there is or has been an actual or threatened release of a regulated material and any other affected properties, regardless of whether we knew of or caused the release. Such costs typically are not limited by law or regulation and could exceed the property’s value. In addition, we may be liable for certain other costs, such as governmental fines and injuries to persons, property or natural resources, as a result of any such actual or threatened release.
Under the terms of our leases, we generally have a right to indemnification by the tenants of our properties for any contamination caused by them. However, we cannot be assured that our tenants will have the financial capability or willingness to satisfy their respective indemnification obligations to us, and any failure, inability or unwillingness to do so may require us to satisfy the underlying environmental claims. In general, we have also agreed to indemnify our tenants against any environmental claims (including penalties and clean-up costs) resulting from any condition arising in, on or under, or relating to, our properties at any time before the applicable lease commencement date.
We did not make any material capital expenditures in connection with environmental, health, and safety laws, ordinances and regulations in 2015 and 2016.
Employees
As of the date of this proxy statement/prospectus, we had 16 employees (excluding facility-level employees related to the Company's management services agreement for three facilities in Ohio).

Operating Facilities
The following table provides summary information regarding our facilities leased or subleased to third parties as of the date of this proxy statement/prospectus:

Facility Name	Beds/Units	Structure	Operator Affiliation (a)
Alabama
Attalla Health Care	182	Owned	C.R. Management
Coosa Valley Health Care	122	Owned	C.R. Management
Meadowood	106	Owned	C.R. Management
Subtotal (3)	410
Georgia
Autumn Breeze	108	Owned	C.R. Management
Bonterra	115	Leased	Wellington Health Services
College Park	95	Owned	C.R. Management
Glenvue H&R	134	Owned	C.R. Management
Jeffersonville	117	Leased	Peach Health Group
LaGrange	137	Leased	C.R. Management
Lumber City	86	Leased	Beacon Health Management
Oceanside	85	Leased	Peach Health Group
Parkview Manor/Legacy	184	Leased	Wellington Health Services
Powder Springs	208	Leased	Wellington Health Services
Savannah Beach	50	Leased	Peach Health Group
Southland Healthcare	126	Owned	Beacon Health Management
Tara	134	Leased	Wellington Health Services
Thomasville N&R	52	Leased	C.R. Management
Subtotal (14)	1,631
North Carolina
Mountain Trace Rehab	106	Owned	Symmetry Healthcare
Subtotal (1)	106
Ohio
Covington Care	94	Leased	Beacon Health Management
Eaglewood ALF	80	Owned	Beacon Health Management
Eaglewood Care Center	99	Owned	Beacon Health Management
H&C of Greenfield	50	Owned	Beacon Health Management
Koester Pavilion	150	Managed	N/A
Spring Meade Health Center	99	Managed	N/A
Spring Meade Residence	83	Managed	N/A
The Pavilion Care Center	50	Owned	Beacon Health Management
Subtotal (8)	705
Oklahoma
NW Nursing Center	88	Owned	Southwest LTC
Quail Creek	109	Owned	Southwest LTC
Subtotal (2)	197
South Carolina
Georgetown Health	84	Owned	Symmetry Healthcare
Sumter Valley Nursing	96	Owned	Symmetry Healthcare
Subtotal (2)	180
Total - All Facilities (30)	3,229
(a) Indicates the operator with which the tenant of the facility is affiliated.

Our leases and subleases are generally on an individual facility basis with tenants that are separate legal entities affiliated with the above operators. See “ Portfolio of Healthcare Investments ” above.
All facilities are skilled nursing facilities except for Eaglewood ALF which is an assisted living facility and Spring Meade Residence which is an independent living facility. Bed/units numbers refer to the number of operational beds.
For a detailed description of the Company's operating leases, please see Note 7 - Leases in the notes accompanying our Consolidated Financial Statements included in the section entitled “Index to Financial Statements.”
For a detailed description of the Company's related mortgages payable for owned facilities, see Note 9 - Notes Payable and Other Debt in the notes accompanying our Consolidated Financial Statements included in the section entitled “Index to Financial Statements.”
Portfolio Occupancy Rates
The following table provides summary information regarding our portfolio facility-level occupancy rates for the periods shown:

	For the Three Months Ended
Operating Metric (1)	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Occupancy (%)	82.3%	81.7%	82.6%	82.6%
(1) Excludes the nine Arkansas Facilities, which were sold on October 6, 2016, three Georgia facilities previously operated by affiliates of New Beginnings and three managed facilities for all periods presented.
Lease Expiration
The following table provides summary information regarding our lease expirations for the years shown:

		Operational Beds		Annual Lease Revenue (1)
	Number of Facilities	Amount	Percent (%)	Amount ($) '000's	Percent (%)
2017 - 2023	—	—	—%	—	—%
2024	1	126	4.3%	965	4.0%
2025	12	1,206	41.7%	9,671	40.4%
2026	—	—	—%	—	—%
2027	8	869	30.0%	8,265	34.5%
Thereafter	6	696	24.0%	5,057	21.1%
Total	27	2,897	100.0%	23,958	100.0%

(1)	Straight-line rent.
Corporate Office
Our corporate office is located in Suwanee, Georgia. We lease approximately 3,000 square feet of office space in the Suwanee, Georgia area with a term through June 2018 and sublease approximately 3,100 square feet of office space in the Atlanta, Georgia area with a term through September 2020, which we no longer occupy. The Atlanta office space has been subleased through the end of the lease term.
Legal Proceedings
The Company is a defendant in various legal actions and administrative proceedings arising in the ordinary course of business, including claims that the services the Company provided during the time it operated skilled nursing facilities resulted in injury or death to patients. Although the Company settles cases from time to time when settlement can be achieved on a reasonable basis, the Company vigorously defends any matter in which it believes the claims lack merit and the Company has a reasonable chance to prevail at trial or in arbitration. Litigation is inherently unpredictable and there is risk in the Company's strategy of aggressively defending these cases. There is no assurance that the outcomes of these matters will not have a material adverse effect on the Company’s financial condition. Although arising in the ordinary course of the Company's business, certain of these matters are described below under "Professional and General Liability Claims."

Ohio Attorney General Action. On October 27, 2016, the Ohio Attorney General (the "OAG") filed in the Court of Common Pleas, Franklin County, Ohio a complaint against The Pavilion Care Center, LLC, and Hearth & Home of Greenfield, LLC (each a subsidiary of the Company), and certain other parties (including parties for which the Company provides or provided management services). The lawsuit alleges that defendants submitted improper Medicaid claims for independent laboratory services for glucose blood tests and capillary blood draws and further alleges that defendants (i) engaged in deception, (ii) willfully received Medicaid payments to which they were not entitled or in a greater amount than that to which they were entitled, and (iii) obtained payments under the Medicaid program to which they were not entitled pursuant to their provider agreements and applicable Medicaid rules and regulations. The OAG sought, among other things, triple the amount of damages proven at trial (plus interest) and not less than $5,000 and not more than $10,000 for each deceptive claim or falsification. As previously disclosed, the Company received a letter from the OAG in February 2014 offering to settle its claims against the defendants for improper Medicaid claims related to glucose blood tests and capillary blood draws for a payment of approximately $1.0 million. The Company responded to such letter in July 2014 denying the allegations and did not receive any response from the OAG until the above referenced lawsuit was filed. The Company filed an answer to the complaint on January 27, 2017 in which it denied the allegations. Although there is no assurance as to the ultimate outcome of this matter or its impact on the Company’s business or its financial condition, the Company believes it has meritorious defenses and intends to vigorously defend the claim.
Professional and General Liability Claims . As of the date of this proxy statement/prospectus, the Company was a defendant in a total of 44 professional and general liability actions commenced on behalf of former patients, of which 28 actions were filed in the State of Arkansas by the same plaintiff attorney who represented the plaintiffs in a purported class action lawsuit against the Company previously disclosed as the Amy Cleveland Class Action, which settled in December 2015. These actions generally seek unspecified compensatory and punitive damages for former patients of the Company who were allegedly injured or died while patients of facilities operated by the Company due to professional negligence or understaffing.Three of the pending actions are covered by insurance, except that any award of punitive damages would be excluded from such coverage. The actions are in various stages of discovery, and the Company intends to vigorously litigate the claims.
The Company has self-insured against professional and general liability claims since it discontinued its healthcare operations in connection with its transition to a healthcare holding and leasing company. The Company has established a self-insurance reserve for estimated costs associated with its professional liability claims, included within "Accrued expenses and other” in the Company’s audited consolidated balance sheets, of $0.2 million and $6.9 million at December 31, 2015, and December 31, 2016, respectively. See Note 15 - Commitments and Contingencies in the notes accompanying our Consolidated Financial Statements included in the section entitled “Index to Consolidated Financial Statements.” Also see “Liquidity and Capital Resources - Cash Requirements” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Company currently believes that most of these actions, and particularly many of the most recently filed actions, are defensible and intends to defend them through final judgment. Accordingly, the self-insurance reserve primarily reflects the Company's estimated legal costs of litigating the pending actions accordingly. See "Risk Factors- Risks Related to Our Business- If we are unable to resolve our professional and general liability actions on terms acceptable to us, then it could have a material adverse effect on our business, financial condition and results of operation .”
If we are unable to resolve our professional and general liability claims on terms acceptable to us, then it could have a material adverse effect on our business, financial condition and results of operation.

POLICY WITH RESPECT TO CERTAIN ACTIVITIES
The following is a discussion of our anticipated policies with respect to distributions, investments, financing, lending and certain other activities of RHE. Upon completion of the merger, these policies will be determined and periodically thereafter reviewed and revised by the board of directors without notice to, or a vote of, the shareholders of RHE.
Dividend Policy
See the section entitled “Dividend Policy.”
Investment Policy
Investments in Real Estate or Interests in Real Estate. We conduct all of our investment activities through our wholly owned subsidiaries. Our overall investment objectives are to provide attractive returns for our shareholders through maximizing the value of our existing properties and acquiring properties with cash flow growth potential. We will seek to employ what we believe to be a disciplined, opportunistic acquisition strategy with a focus on the senior housing sector, primarily skilled nursing facilities. We may acquire other properties within the senior housing sector, such as assisted living or independent living facilities, as well as other healthcare facilities such as, but not limited to, medical office buildings, long-term acute care hospitals and inpatient rehabilitation facilities. We have not established a specific policy regarding the relative priority of our investment objectives.
If we acquire additional properties, we intend to consider the benefits of diversification by geography, tenant operator and asset type but not be limited to any concentration (geography, tenant operator or asset type). We do not have a specific policy as to the amount or percentage of our assets which will be invested in any specific property.
We expect to pursue our investment objectives through the ownership of properties by our subsidiaries but may also make investments in other entities, including joint ventures, if we determine that doing so would be the most effective means of raising capital. Equity investments may be subject to existing mortgage financing and other indebtedness or indebtedness may be incurred in connection with acquiring properties, or a combination of these methods. Any such financing or indebtedness may have priority over our equity interest in such property. We intend to make investments in such a way as to not be treated as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).
From time to time, we may make investments or agree to terms that support the objectives of our tenant operators without necessarily maximizing our short-term financial return, which may allow us to build long-term relationships and acquire properties otherwise unavailable to our competition. We believe these dynamics should create long-term, sustainable relationships and, in turn, profitability for us.
Investments in Real Estate Mortgages. While we emphasize equity real estate investments in healthcare real estate properties, we may invest in mortgages and other real estate interests. Investments in real estate mortgages are subject to the risk that one or more borrowers may default and that the collateral securing mortgages may not be sufficient to enable us to recover our full investment.
Financing Policy
We may employ leverage in our capital structure in amounts that we determine from time to time. The board of directors has not adopted a policy which limits the total amount of indebtedness that we may incur, or the number of shares of Series A Preferred Stock which we may sell (subject to the RHE Charter), but will consider a number of factors in evaluating, from time to time, our level of indebtedness (including the amount of secured and unsecured debt, the maturities of its indebtedness, and related periodic, principal amortization, and the amount of indebtedness that pays a fixed rate of interest) and the amount of shares of Series A Preferred Stock outstanding. The RHE Charter and the RHE Bylaws do not limit the amount or percentage of indebtedness that we may incur nor do they restrict the form of our indebtedness. We may from time to time modify our leverage profile in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general market conditions for debt and equity securities, fluctuations in the market price of the common stock and Series A Preferred Stock, growth and acquisition opportunities and other factors.
To the extent that the board of directors or management determines that it is necessary to raise additional capital, we may incur indebtedness, issue debt or equity (including preferred stock) securities, retain earnings (subject to the REIT distribution requirements for U.S. federal income tax purposes, if we have elected to be treated as a REIT in a future taxable year), assume secured indebtedness, obtain mortgage financing on a portion of our owned properties, engage in joint ventures, issue other types of securities, or employ a combination of these methods.
Lending Policy
We do not have a policy limiting our ability to make loans to other persons. For example, we may make secured or unsecured loans to our tenant operators to support working capital needs or to finance certain activities which we believe will maximize the value of our properties leased to such tenant operator. We may choose to guarantee the debt of third parties. We do not currently intend to engage in any significant lending activities. We intend to make investments in such a way that we will not be treated as an “investment company” under the 1940 Act. However, the board of directors may adopt a lending policy without notice to, or the vote of, our shareholders.
Other Policies
We may, but do not presently intend to, make investments other than as previously described. For instance, we may offer shares of common stock or other equity or debt securities in exchange for property. We intend to make investments in such a way that we will not be treated as an “investment company” under the 1940 Act.
Reports to Shareholders
We make available to our shareholders our annual reports, including our audited financial statements. We are subject to the reporting provisions of the Exchange Act, which requires us to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.
Other Activities
While we continue to evaluate the feasibility of the Company in the future qualifying and electing as a REIT under the Code and any potential benefits thereof, we intend to engage in the activities described above under “-Investment Policy”, “-Financing Policy”, “-Lending Policy” and “-Other Policies” in a manner that is consistent with requirements applicable to REITs for U.S. federal income tax purposes, unless the board of directors determines that it is not in the best interests of the Company and its shareholders to attempt to qualify as a REIT.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Regional Health Properties, Inc.:
We have audited the accompanying balance sheet of Regional Health Properties, Inc. (the Company) as of January 31, 2017. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Regional Health Properties, Inc. as of January 31, 2017, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
Atlanta, Georgia
March 13, 2017

REGIONAL HEALTH PROPERTIES, INC.
BALANCE SHEET
January 31, 2017

Assets:
Cash	$100

Total assets	$100

Liabilities and stockholder’s equity:
Liabilities	$-
Commitments and contingencies	-
Stockholder’s equity:
Common stock and additional paid-in capital, no par value per share, 1,000 shares authorized, 100 shares issued and outstanding	100
Total stockholder’s equity	100

Total liabilities and stockholder’s equity	$100

See accompanying notes to the balance sheet.

REGIONAL HEALTH PROPERTIES, INC.
NOTES TO THE BALANCE SHEET

January 31, 2017

1.      Organization and Proposed Business Operation
Regional Health Properties, Inc. (“RHE”) was incorporated on January 26, 2017, under the laws of the State of Georgia and is authorized to issue 1,000 shares of no par value common stock. RHE, a wholly owned subsidiary of AdCare Health Systems, Inc. (“AdCare”), was created to effect the merger described below.
Prior to the merger, RHE will conduct no business other than incident to the merger. In the merger, AdCare will merge with and into RHE. Upon effectiveness of the merger, the outstanding shares of AdCare common stock will be converted into the same number of shares of RHE common stock. Also upon effectiveness of the merger, the outstanding shares of AdCare Series A Preferred Stock will be converted into the same number of shares of RHE Series A Preferred Stock. RHE will, by virtue of the merger, directly or indirectly, own all of the assets, liabilities, and business formerly owned by AdCare.
Also prior to the effective time of the merger, RHE’s articles of incorporation will be amended and restated. The resulting RHE Charter will be substantially the same as the AdCare Charter, except for the addition of ownership and transfer restrictions on the RHE common stock. The existing board of directors and executive officers of AdCare immediately prior to the merger will be the board of directors and executive officers, respectively, of RHE immediately following the merger.
2.      Summary of Significant Accounting Polices
Cash and Cash Equivalents
RHE considers all unrestricted short-term investments with original maturities less than three months, which are readily convertible into cash, to be cash equivalents.
Estimates and Other Accounting Policies
The Company will adopt all of the policies and estimates per AdCare.
The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported results of operations during the reporting period. Examples of significant estimates include allowance for doubtful accounts, deferred tax valuation allowance, fair value of employee and nonemployee stock based awards, valuation of goodwill and other long-lived assets, and cash flow projections. Actual results could differ materially from those estimates.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Set forth below is a discussion and analysis of the financial condition and results of operations of AdCare. After the merger, RHE will succeed to the assets, continue the business and assume the obligations of AdCare.
The discussion and analysis of our financial condition and results of operations that follow are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities at the date of our financial statements. Actual results may differ significantly from these estimates under different assumptions or conditions. This discussion and analysis should be read in conjunction with AdCare’s audited consolidated financial statements for the year ended December 31, 2016 (the "Consolidated Financial Statements"), and the accompanying notes thereto, each of which is included elsewhere in this proxy statement/prospectus. See the section entitled “Index to Consolidated Financial Statements.”
Overview

The Company is a self-managed real estate investment company that invests primarily in real estate purposed for long-term care and senior living. Our business primarily consists of leasing and subleasing healthcare facilities to third-party tenants. As of the date of this proxy statement/prospectus, the Company owned, leased, or managed for third parties 30 facilities primarily in the Southeast. On October 6, 2016, the Company completed the sale of the nine Arkansas Facilities.

The operators of the Company’s facilities provide a range of health care and related services to patients and residents, including skilled nursing and assisted living services, social services, various therapy services, and other rehabilitative and healthcare services for both long-term and short-stay patients and residents.

The following table provides summary information regarding the number of facilities and related operational beds/units as of the date of this proxy statement/prospectus:

					Managed for
	Owned		Leased		Third-Parties		Total
	Facilities	Beds/Units	Facilities	Beds/Units	Facilities	Beds/Units	Facilities	Beds/Units
State
Alabama	3	410	—	—	—	—	3	410
Georgia	4	463	10	1,168	—	—	14	1,631
North Carolina	1	106	—	—	—	—	1	106
Ohio	4	279	1	94	3	332	8	705
Oklahoma	2	197	—	—	—	—	2	197
South Carolina	2	180	—	—	—	—	2	180
Total	16	1,635	11	1,262	3	332	30	3,229
Facility Type
Skilled Nursing	14	1,449	11	1,262	2	249	27	2,960
Assisted Living	2	186	—	—	—	—	2	186
Independent Living	—	—	—	—	1	83	1	83
Total	16	1,635	11	1,262	3	332	30	3,229

The following table provides summary information regarding the number of facilities and related operational beds/units by operator affiliation as of the date of this proxy statement/prospectus:

Operator Affiliation	Number of Facilities (1)	Beds / Units
C.R. Management	8	936
Beacon Health Management	7	585
Wellington Health Services	4	641
Peach Health Group	3	252
Symmetry Healthcare	3	286
Southwest LTC	2	197
Subtotal	27	2,897
AdCare Managed	3	332
Total	30	3,229

(1)
Represents the number of facilities which are leased or subleased to separate tenants, which tenants are affiliates of the entity named in the table above. See “Our Business- Portfolio of Healthcare Investments. ”

Acquisitions
The Company made no acquisitions during the years ended December 31, 2016 or 2015 .
On March 8, 2017, AdCare executed a purchase and sale agreement with Meadowood Retirement Village, LLC and Meadowood Properties, LLC (the “Meadowood Purchase Agreement”) to acquire an assisted living and memory care community with 85 units and 106 operational beds in Glencoe, Alabama (“Meadowood”) for $5.5 million cash. In addition, on May 1, 2017, AdCare commenced a long-term lease with an affiliate of C.R. Management (the “Meadowood Operator”) to lease the facility upon purchase. Lease terms include: (i) a 13 -year initial term with one five -year renewal option; (ii) base rent of $37,500 per month; (iii) a rental escalator of 2.0% per annum in the initial term and 2.5% per annum in the renewal term; (iv) a cross renewal provision with the Coosa Valley facility; and (v) a one month security deposit. The Company completed the purchase of Meadowood on May 1, 2017 pursuant to the Meadowood Purchase Agreement, at which time operations of the Meadowood facility transferred to the Meadowood Operator.

Divestitures
For information regarding the Company's divestitures, please refer to Note 11 - Discontinued Operations in the notes accompanying the Consolidated Financial Statements, included elsewhere in this proxy statement/prospectus. See the section entitled “Index to Consolidated Financial Statements.”
The following table summarizes the activity of discontinued operations for the years ended December 31, 2016 and 2015 :

	For the year ended December 31,
(Amounts in 000’s)	2016	2015
Total revenues	$—	$87,920
Cost of services	$12,411	$89,783
Net loss	$(13,428)	$(4,892)
Interest expense, net	$41	$1,510
Income tax expense	$—	$251
Gain on disposal of assets	$—	$1,251

Critical Accounting Policies
We prepare our financial statements in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses. On an ongoing basis we review our judgments and estimates, including, but not limited to, those related to doubtful accounts, income taxes, stock compensation, intangible assets and loss contingencies. We base our estimates on historical experience, business knowledge and on various other assumptions that we believe to be reasonable under the circumstances at the time. Actual results may vary from our estimates. These estimates are evaluated by management and revised as circumstances change. We believe that the following represents our critical accounting policies.
Revenue Recognition
Rental Revenues. The Company's triple-net leases provide for periodic and determinable increases in rent. We recognize rental revenues under these leases on a straight-line basis over the applicable lease term when collectability is reasonably assured. Recognizing rental income on a straight-line basis generally results in recognized revenues during the first half of a lease term exceeding the cash amounts contractually due from our tenants, creating a straight-line rent receivable that is included in other assets on our consolidated balance sheets. Rent revenues for the Arkansas Facilities previously leased by us and two facilities in Georgia are recorded on a cash basis. See Note 11 - Discontinued Operations in the notes accompanying AdCare's Consolidated Financial Statements, included elsewhere in this proxy statement/prospectus. See the section entitled “Index to Consolidated Financial Statements.”

Management Fee Revenues and Other Revenues. We recognize management fee revenues received under various contractual agreements with third-parties as services are provided. Further, we recognize interest income from lease inducements receivables and capital loans as other revenues.

Allowances. We assess the collectibility of rent receivables, including straight-line rent receivables. We base our assessment of the collectibility of rent receivables (other than straight-line rent receivables) on several factors, including payment history, the financial strength of the tenant and any guarantors, the value of the underlying collateral, and current economic conditions. If our evaluation of these factors indicates it is probable that we will be unable to receive the rent payments, we provide a reserve against the portion of the receivable that we estimate may not be recovered. If our evaluation of these factors indicates it is probable that we will be unable to receive the rent payments due in the future, we provide a reserve against the recognized straight-line rent receivable asset for the portion that we estimate may not be recovered. If we change our assumptions or estimates regarding the collectibility of future rent payments required by a lease, we may adjust our reserve to increase or reduce the rental revenue recognized in the period we make such change in our assumptions or estimates.

At December 31, 2016 , we allowed for approximately $7.5 million on approximately $8.4 million of gross patient care related receivables. Allowance for patient care receivables are estimated based on an aged bucket method as well as additional analyses of remaining balances incorporating different payor types.
Asset Impairment
We review the carrying value of long-lived assets that are held and used in our operations for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is determined based upon expected undiscounted future net cash flows from the operations to which the assets relate, utilizing management’s best estimate, assumptions, and projections at the time. If the carrying value is determined to be unrecoverable from future operating cash flows, the asset is deemed impaired and an impairment loss would be recognized to the extent the carrying value exceeded the estimated fair value of the asset. We estimate the fair value of assets based on the estimated future discounted cash flows of the asset. Management has evaluated its long-lived assets and has identified asset impairment during the years ended December 31, 2016 and 2015 .
We test indefinite-lived intangible assets for impairment on an annual basis or more frequently if events or changes in circumstances indicate that the carrying amount of the intangible asset may not be recoverable.
Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations. Goodwill is subject to annual testing for impairment. In addition, goodwill is tested for impairment if events occur or circumstances change that would reduce the fair value of a facility below its carrying amount. We perform annual testing for impairment during the fourth quarter of each year. See Note 6 - Intangible Assets and Goodwill in the notes accompanying AdCare's Consolidated Financial Statements, included elsewhere in this proxy statement/prospectus. See the section entitled “Index to Consolidated Financial Statements.”
Our asset impairment analysis is consistent with the fair value measurements described in the Accounting Standards

Codification ("ASC") Topic 820, " Fair Value Measurements and Disclosures" . During the year ended December 31, 2015 , we recognized impairment charges of approximately $0.5 million and $0.1 million to write down the carrying value of two office buildings located in Roswell, Georgia and one office building located in Rogers, Arkansas, respectively. During the year ended December 31, 2016 , we recognized approximately $21 thousand impairment charge on an office building located in Roswell, Georgia. See Note 11 - Discontinued Operations in the notes accompanying AdCare's Consolidated Financial Statements, included elsewhere in this proxy statement/prospectus. See the section entitled “Index to Consolidated Financial Statements.”
The impairment charges represent the difference between fair values and the carrying amount.
Self-Insurance Reserve
The Company has self-insured against professional and general liability claims since it discontinued its healthcare operations in connection with its transition to a healthcare holding and leasing company. Professional and general liability actions generally seek unspecified compensatory and punitive damages for former patients of the Company who were allegedly injured due to professional negligence or understaffing. The Company evaluates quarterly the adequacy of its self-insurance reserve based on a number of factors, including: (i) the number of actions pending and the relief sought; (ii) analyses provided by defense counsel, medical experts or other information which comes to light during discovery; (iii) the legal fees and other expenses anticipated to be incurred in defending the actions; (v) the status and likely success of any mediation or settlement discussions; and (vi) the venues in which the actions have been filed or will be adjudicated. The Company currently believes that most of the professional and general liability actions, and particularly many of the most recently filed actions, are defensible and intends to defend them through final judgement. Accordingly, the self-insurance reserve primarily reflects the Company's estimated legal costs of litigating the pending actions accordingly. Because the self-insurance reserve is based on estimates, the amount of the self-insurance reserve may not be sufficient to cover the legal costs actually incurred in litigating the pending actions.
Stock-Based Compensation
We follow the provisions of ASC Topic 718, " Compensation - Stock Compensation" , which requires the measurement and recognition of compensation expense for all share-based payment awards either modified or granted to employees, non-employees, and directors based upon estimated fair values.  The Black-Scholes-Merton option-pricing model, consistent with the provisions of ASC 718, was used to determine the fair value of each option and warrant granted.  Option valuation models require the input of highly subjective assumptions, including the expected stock price volatility.  We use projected volatility rates, which are based upon historical volatility rates, trended into future years.  Because our stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our options.
Income Taxes
As required by ASC Topic 740, " Income Taxes" , we established deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of our assets and liabilities at tax rates in effect when such temporary differences are expected to reverse. When necessary, we record a valuation allowance to reduce our net deferred tax assets to the amount that is more likely than not to be realized. At December 31, 2016 , the Company has a valuation allowance of approximately $26.2 million . In future periods, we will continue to assess the need for and adequacy of the remaining valuation allowance. ASC 740 provides information and procedures for financial statement recognition and measurement of tax positions taken, or expected to be taken, in tax returns.
In determining the need for a valuation allowance, the annual income tax rate, or the need for and magnitude of liabilities for uncertain tax positions, we make certain estimates and assumptions. These estimates and assumptions are based on, among other things, knowledge of operations, markets, historical trends and likely future changes and, when appropriate, the opinions of advisors with knowledge and expertise in certain fields. Due to certain risks associated with our estimates and assumptions, actual results could differ.
In early 2014, the Internal Revenue Service ("IRS") initiated an examination of the Company's income tax return for the 2011 income tax year. On May 7, 2014, the IRS completed and closed the examination and no changes were required to the Company's 2011 income tax return.
In October 2014, the Georgia Department of Revenue initiated an examination of our Georgia income tax returns and net worth returns for the 2010, 2011, 2012, and 2013 tax years, which was closed during 2016, with no adjustments required to the filed tax returns.
We are not currently under examination by any other major income tax jurisdiction.

Recently Issued Accounting Pronouncements
For a discussion of recently issued accounting pronouncements, see Note 1 - Summary of Significant Accounting Policies in the notes accompanying the Consolidated Financial Statements, which are included elsewhere in this proxy statement/prospectus. See the section entitled “Index to Financial Statements.”

Results of Operations

Year Ended December 31, 2016 and 2015

The following table sets forth, for the periods indicated, statement of operations items and the amount and percentage of change of these items. Given the transition to a healthcare property holding and leasing company during 2015, the amounts presented are not reflective of our ongoing annualized performance due to leasing activity throughout the periods. The results of operations for any particular period are not necessarily indicative of results for any future period. The following data should be read in conjunction with our Consolidated Financial Statements and the notes thereto, each of which is included elsewhere in this proxy statement/prospectus. See the section entitled “Index to Consolidated Financial Statements.”

	Year Ended December 31,		Increase (Decrease)
(Amounts in 000's)	2016	2015	Amount	Percent
Revenues:
Rental revenues	$26,287	$17,254	$9,033	52.4%
Management fee and other revenues	1,050	1,146	(96)	(8.4)%
Total revenues	27,337	18,400	8,937	48.6%
Expenses:
Facility rent expense	8,694	5,758	2,936	51.0%
Depreciation and amortization	5,296	7,345	(2,049)	(27.9)%
General and administrative expenses	7,714	10,544	(2,830)	(26.8)%
Other operating expenses	1,378	2,394	(1,016)	(42.4)%
Total expenses	23,082	26,041	(2,959)	(11.4)%
Income (loss) from operations	4,255	(7,641)	11,896	NM
Other (income) expense:
Interest expense, net	6,885	8,462	(1,577)	(18.6)%
Loss on extinguishment of debt	245	680	(435)	(64.0)%
Gain on disposal of assets	(8,750)	—	(8,750)	NM
Other expense	72	918	(846)	(92.2)%
Total other (income) expense, net	(1,548)	10,060	(11,608)	NM
Income (loss) from continuing operations before income taxes	5,803	(17,701)	23,504	NM
Income tax (benefit) expense	(163)	110	(273)	NM
Income (loss) from continuing operations	5,966	(17,811)	23,777	NM
Loss from discontinued operations, net of tax	(13,428)	(4,892)	(8,536)	174.5%
Net loss	$(7,462)	$(22,703)	$15,241	(67.1)%
Year Ended December 31, 2016 Compared with Year Ended December 31, 2015 :
Rental Revenues —Total rental revenue increase d by $9.0 million , or 52.4% , to $26.3 million for the year ended December 31, 2016 , compared with $17.3 million for the year ended December 31, 2015 . The increase reflects the Company's continuing transition to a healthcare property holding and leasing company in 2015 and accordingly an increase in leasing of facilities to third-party operators. As of December 31, 2016 , and December 31, 2015 , we have leased or subleased all of our facilities to third-party operators. The Company recognizes all rental revenues on a straight line rent accrual basis except with respect to the Jeffersonville and Oceanside Facilities under the Peach Health Sublease (which were recertified by CMS, in February

2017 and December 2016, respectively), the Aria Subleases (which were terminated for non-payment of rent) and the Skyline Lease (which terminated upon sale of the Arkansas Facilities), for which rental revenue was recognized based on cash amount owed, and the sublease with New Beginnings, for which rental revenue was recognized when cash was received.
Management Fee and Other Revenues —Management fee and other revenues of $1.1 million , for the twelve months ended December 31, 2016 , compared with $1.1 million for the year ended December 31, 2015 .
Facility Rent Expense —Facility rent expense increase d by $2.9 million or 51.0% , to $8.7 million for the year ended December 31, 2016 , compared with $5.8 million for the year ended December 31, 2015 . The increase is primarily due to: (i) an increase of $0.2 million in rent expense resulting from the transition of leased facilities, lease extensions, amendments entered into subsequent to September 30, 2015 , and straight- line accounting on three Georgia facilities in the prior year period (see Note 7 - Leases , to our Consolidated Financial Statements included in “Index to Consolidated Financial Statements.”) and (ii) $2.7 million of rent expense reported in discontinued operations for the twelve months ended December 31, 2015. Due to the Transition, the facility rent expense presented for 2015 is not reflective of our ongoing annualized performance due to leasing activity throughout the periods.
Depreciation and Amortization —Depreciation and amortization decrease d by $2.0 million or 27.9% , to $5.3 million for the year ended December 31, 2016 , compared with $7.3 million for the year ended December 31, 2015 . The decrease is primarily due to the Arkansas Facilities that were classified as assets held for sale in May 2016 and the subsequent cessation of depreciation expense. The decrease is partially offset by impairment of our office buildings incurred by the Company during the year ended December 31, 2015 .
General and Administrative —General and administrative costs decrease d by $2.8 million or 26.8% , to $7.7 million for the year ended December 31, 2016 , compared with $10.5 million for the year ended December 31, 2015 . The net decrease is due to a continued reduction in overhead and specifically the following: (i) a decrease in headcount, resulting in a decrease in salaries, wages and employee benefits expense of approximately $1.5 million, (ii) a decrease in contract services expense of approximately $0.9 million, (iii) $0.7 million of expenses reported in discontinued operations and (iv) $0.5 million of other business decreases such as travel and communication, which is offset by an increase in legal expenses of approximately $0.6 million and an increase in employee stock-based compensation expense of approximately $0.2 million.
Other Operating Expenses —Other operating expense decrease d by $1.0 million or 42.4% , to $1.4 million for the year ended December 31, 2016 , compared with $2.4 million for the year ended December 31, 2015 . The decrease is primarily due to a decrease in salary and other business continuation costs of $2.1 million related to the Transition, partially offset by one time charges of property and bed tax liabilities of $0.4 million and $0.5 million arising from the bankruptcies of Aria and New Beginnings, and an allowance increase for a potentially uncollectible operator note from Aria of approximately $0.2 million .
Interest Expense, net —Interest expense, net decrease d by $1.6 million or 18.6% , to $6.9 million for the year ended December 31, 2016 , compared with $8.5 million for the year ended December 31, 2015 . The decrease is primarily due to: (i) the repayment in full of four lines of credit with an aggregate outstanding principal totaling $5.8 million; (ii) the repayment of $36.0 million related to the repayment of debt in connection with the sale of the Arkansas Facilities; and (iii) other debt repayments of approximately $5.0 million, including the repayment of debt with respect to the Company’s facility located in College Park, Georgia (the “College Park Facility”) and an office building in Georgia. For further information, see Note 9 - Notes Payable and Other Debt to our Consolidated Financial Statements included in “Index to Consolidated Financial Statements.”
Loss on Debt Extinguishment —Loss on extinguishment of debt decrease d by $0.4 million or 64.0% , to $0.2 million for the year ended December 31, 2016 , compared with $0.7 million for the year ended December 31, 2015 . The decrease is primarily due to the February 2015 issuance of promissory notes related to the refinancing of certain loan agreements with one of our lenders and loss related to prepayment penalties arising from debt associated with the Arkansas Facilities, partially offset by the gain on extinguishment of the exit fee note in the December 2016 refinancing of debt previously owed by a certain-wholly owned subsidiary of the Company to The PrivateBank and Trust Company (the “PrivateBank”), with respect to the Company’s facility located in Sumter, South Carolina. For further information, see Note 9 - Notes Payable and Other Debt to our Consolidated Financial Statements included in “Index to Consolidated Financial Statements.”
Other Expense — Other expense decrease d by $0.8 million or 92.2% , to $0.1 million for the year ended December 31, 2016 , compared with $0.9 million for the year ended December 31, 2015 . The decrease is primarily due to additional costs the Company incurred during the year ended December 31, 2015 .
Loss from Discontinued Operations —The loss from discontinued operations increased by $8.5 million or 174.5% to $13.4 million for the twelve months ended December 31, 2016 , compared with a loss of $4.9 million for the same period in 2015 . The increase is primarily due to increased self-insured reserve and bad debt expense.

Liquidity and Capital Resources
The Company continues to undertake measures to grow its operations and to streamline its cost infrastructure by: (i) increasing future lease revenue through acquisitions and investments in existing properties; (ii) modifying the terms of existing leases; (iii) refinancing or repaying debt to reduce interest costs and mandatory principal repayments; and (iv) reducing general and administrative expenses.

The Company leases all of its properties (excluding three managed facilities) to third party tenants pursuant to long-term, triple net leases.  Rent is fixed with annual rent escalators of between 2.0% and 3.0% per annum and not related to the underlying patient or resident occupancy of the facilities.  Since January 1, 2016, the Company has not paid any leasing commissions on its properties nor has it provided any capital for tenant improvements or reduced rent except for the Peach Facilities.  In connection with the Peach Facilities, the Company made certain capital investments in the Oceanside and Jeffersonville facilities, extended a working capital loan to the tenants and provided for reduced rent for a specific period of time. See Note 7 - Leases in the notes accompanying our Consolidated Financial Statements included in the section entitled “Index to Financial Statements.”

At December 31, 2016 , we had $14.0 million in cash and cash equivalents as well as restricted cash of $5.5 million . Management anticipates access to several sources of liquidity, including cash flows from operations and cash on hand. Management holds routine ongoing discussions with existing lenders and potential new lenders to refinance current debt on a longer term basis and, in recent years, has refinanced shorter term acquisition debt, including seller notes, with traditional longer term mortgage notes, many of which have been executed under government guaranteed lending programs. Historically, the Company has raised capital through other sources of unsecured debt and junior forms of capital, including issuances of preferred stock and convertible debt.

On April 13, 2015 and June 2, 2015, the Company issued 575,000 and 588,235 shares, respectively, of the Series A Preferred Stock at public offering prices of $25.00 and $25.50 per share, respectively in a "best-efforts" underwritten registered public offerings. In connection therewith, the Company received net cash proceeds of approximately $13.5 million and $14.1 million, respectively, after the payment of underwriting commissions and discounts and other offering expenses payable by the Company.

On July 21, 2015, the Company entered into At Market Issuance Sales Agreements to sell, from time to time, up to 800,000 shares of the Series A Preferred Stock through an “at-the-market” offering program (“ATM”). The Company ceased sales under the ATM in September 2016, and subsequently terminated the sales agreements. The Company will not engage in any additional sales of the Series A Preferred Stock while any preferred share repurchase program is in effect. Since the inception of the ATM in July 2015 and through December 31, 2016, the Company has sold 650,600 shares of Series A Preferred Stock under the ATM, generating net proceeds to the Company of approximately $13.5 million. For the twelve months ended December 31, 2016 the Company had sold 336,905 shares of Series A Preferred Stock under the ATM which generated net proceeds of $6.8 million and sold no shares of Series A Preferred Stock under the ATM during the fourth quarter of 2016 (see Note 12 - Common and Preferred Stock in the notes accompanying our Consolidated Financial Statements included in the section entitled “Index to Financial Statements”).

On September 19, 2016, the Company obtained an option to extend the maturity date of the credit facility secured by the Company’s skilled nursing facility located in Oklahoma City, Oklahoma known as Quail Creek Nursing & Rehabilitation Center, from September 2017 to September 2018, which option management intends to exercise. There is no assurance that we will be able to refinance or further extend the maturity date of this credit facility on terms that are favorable to the Company or at all.

On September 29, 2016, the Company closed on financing guaranteed by the U.S. Department of Housing and Urban Development (“HUD”) in the amount of $3.7 million, which refinanced approximately $3.1 million in debt previously owed by a certain-wholly owned subsidiary of the Company to the PrivateBank, with respect to the Company’s facility located in Georgetown, South Carolina (the “Georgetown Facility”).

On October 6, 2016, the Company completed the sale of the nine Arkansas Facilities for a total sales price of $55.0 million, which sale price consisted of: (i) cash consideration of $52.0 million (of which $35.2 million was accounted for as a net cashless transfer of assets for debt liabilities); and (ii) a promissory note in the amount of $3.0 million (the “Skyline Note”). Proceeds to the Company from the sale of the Arkansas Facilities exceeded related obligations by approximately $23.0 million.

On October 6, 2016, in conjunction with the sale of the Arkansas Facilities, the Company applied a portion of the net cash proceeds to repay $2.4 million of debt associated with the College Park Facility, leaving one loan outstanding on that facility.

On December 14, 2016, the Company closed on HUD-guaranteed financing in the amount of $5.9 million, which refinanced approximately $5.9 million in debt with respect to to the Company’s facility located in Sumter, South Carolina (the “Sumter Facility”) which includes $0.8 million of indebtedness previously attributed to the Georgetown Facility and reallocated as a result of a price out at closing.

On June 18, 2016, a subsidiary of the Company entered into the Peach Health Sublease, providing that Peach Health Sublessee would take possession of the facilities Peach Facilities subleased to affiliates of New Beginnings prior to their bankruptcy. The Peach Facilities are comprised of the Oceanside Facility, the Savannah Beach Facility and the Jeffersonville Facility. Rent for the Savannah Beach Facility, the Oceanside Facility, and the Jeffersonville Facility is $0.3 million, $0.4 million and $0.6 million per annum, respectively; but such rent is only $1 per month for the Oceanside and Jeffersonville Facilities until the date such facilities are recertified by CMS or April 1, 2017, whichever first occurs (the “Rent Commencement Date”). The Oceanside and Jeffersonville Facilities were recertified by CMS in February 2017 and December 2016, respectively. In addition, with respect to the Oceanside and Jeffersonville Facilities, Peach Health Sublessee is entitled to three months of $1 per month rent following the Rent Commencement Date and, following such three-month period, five months of rent discounted by 50%. In the event that the Savannah Beach Facility is decertified due to any previous non-compliance attributable to New Beginnings, rent for such facility will revert to $1 a month until it is recertified along with the other facilities. The Company also provided Peach Health with a $1.0 million line of credit (the “Peach Line”) to be used for working capital and capital expenditure needs, under which Peach Health had borrowed approximately $0.7 million as of December 31, 2016.

On January 10, 2017, the Company repurchased $6.7 million of its 10% convertible subordinated notes due April 30, 2017 pursuant to a cash tender offer for any and all of such outstanding convertible subordinated notes (the “Tender Offer”). See Note 19 - Subsequent Events in the notes accompanying our Consolidated Financial Statements included in the section entitled “Index to Financial Statements.”

Cash Requirements

At December 31, 2016 , we had $80.0 million in indebtedness of which the current portion is $13.2 million . This current portion is comprised of the following components: (i) convertible debt of $9.1 million; and (ii) remaining debt of approximately $4.1 million which includes senior debt - bond and mortgage indebtedness (see Note 9 - Notes Payable and Other Debt in the notes accompanying our Consolidated Financial Statements included in the section entitled “Index to Financial Statements”). Subsequent to December 31, 2016, the Company repurchased $6.7 million in convertible debt pursuant to the Tender Offer using proceeds from the sale of the Arkansas Facilities.

Management anticipates cash requirements over the next twelve months to be less than the prior twelve months due to significant reductions in debt amortization and remaining trade payables of legacy operations along with anticipated continued reductions in general and administrative expenses. Management also considers acquisitions financed both by existing cash on hand and third party financing to be an integral part of its ongoing strategy for increasing cash flow from operations. In addition, management anticipates a decreased need for non-recurring capital expenditures, given the recertification by CMS of the two previously decertified facilities located in Georgia, which required significant capital investment. Management expects sufficient funds from operations coupled with existing cash on hand to cover all cash needs at least through the next twelve months and to satisfy the Company’s liquidity needs by these same sources, coupled with additional borrowings for underleveraged facilities, and acquisitions.

The Company anticipates, over the next twelve months, net principal disbursements of approximately $13.2 million, which includes the aforementioned $9.1 million of convertible debt ($6.7 million of which was repaid as part of the Tender Offer in January 2017), approximately $0.5 million of payments on short term vendor notes, $1.8 million of routine debt service amortization, and $1.7 million of payments of other debt, which is inclusive of anticipated proceeds on refinancing of one facility in Oklahoma of approximately $1.2 million. Based on the described sources of liquidity, the Company expects sufficient funds for its operations and scheduled debt service, at least through the next twelve months. On a longer term basis, at December 31, 2016, the Company had approximately $19.3 million of debt maturities due over the next two year period ending December 31, 2018 and $19.8 million over the 27 month period ended March 31, 2018. These debt maturities include $9.1 million of convertible promissory notes as well as $1.2 million for current maturities of one facility located in Oklahoma. The Company believes its long-term liquidity needs will be satisfied by these same sources, as well as borrowings as required to refinance indebtedness.

In November 2016, the board of directors approved two share repurchase programs, pursuant to which AdCare was authorized to repurchase up to 1.0 million shares of the common stock and 100,000 shares of the Series A Preferred Stock during a twelve-month period. As of April 17, 2017 , the Company had repurchased 2,300 shares of Series A Preferred Stock for approximately $48,000 at an average price of $21.01 per share, including commissions, and 250,000 shares of the common stock for approximately $0.4 million, at an average price of $1.54 per share under such program. In February 2017, the Company suspended its share repurchase programs.

As of the date of this proxy statement/prospectus, the Company is a defendant in a total of 44 professional and general liability actions. The actions generally seek unspecified compensatory and punitive damages for former patients of the Company who were allegedly injured or died while patients of facilities operated by the Company due to professional negligence or understaffing. The Company established a self-insurance reserve for these professional and general liability claims, included within “Accrued expenses and other” in the Company’s audited consolidated balance sheets, of $6.9 million and $0.2 million at December 31, 2016, and December 31, 2015, respectively. The Company currently believes that most of the professional and general liability actions, and particularly many of the most recently filed actions, are defensible and intends to defend them through final judgment. Accordingly, the self-insurance reserve primarily reflects the Company's estimated legal costs of litigating the pending actions accordingly. Anticipated costs associated with such litigation are reflected in the $6.9 million accrual and are expected to be paid over time as litigation continues. The duration of such legal actions could be greater than one year subsequent to the year ended December 31, 2016; however, management can not reliably estimate the exact timing of payments. See "Our Business-Legal Proceedings." The Company expects to finance litigation and potential indemnity costs through cash on hand as well as other sources as described above.

During the twelve months ended December 31, 2016, the Company generated negative cash flow from operations, due to settlement of legacy vendor liabilities, and anticipates positive cash flow from operations in 2017, in line with the positive cash flow for the period from continuing operations. In order to satisfy the Company’s capital needs, the Company seeks to: (i) refinance debt where possible to obtain more favorable terms; (ii) raise capital through the issuance of debt or equity securities; and (iii) increase operating cash flows through acquisitions. The Company anticipates that these actions, if successful, will provide the opportunity to maintain its liquidity, thereby permitting the Company to better meet its operating and financing obligations. However, there is no guarantee that such actions will be successful. Management’s ability to raise additional capital through the issuance of equity securities and the terms upon which we are able to raise such capital may be adversely affected if we are unable to maintain the listing of the common stock and Series A Preferred Stock on the NYSE MKT.

For a more detailed discussion, see Note 3 - Liquidity and Profitability, and Note 14 - Preferred Stock and Dividends in the notes accompanying our Consolidated Financial Statements included in the section entitled “Index to Financial Statements.”

The following table presents selected data from our consolidated statement of cash flows for the periods presented:

	Year Ended December 31,
Amounts in (000's)	2016	2015
Net cash provided by (used in) operating activities—continuing operations	$1,598	$(11,727)
Net cash used in operating activities—discontinued operations	(5,007)	(6,079)
Net cash provided by (used in) investing activities—continuing operations	24,133	(5,749)
Net cash provided by investing activities—discontinued operations	—	15,594
Net cash (used in) provided by financing activities—continuing operations	(8,001)	12,703
Net cash used in financing activities—discontinued operations	(1,398)	(12,757)
Net Change in Cash and cash equivalents	11,325	(8,015)
Cash and cash equivalents at beginning of period	2,720	10,735
Cash and cash equivalents at end of period	$14,045	$2,720
Year Ended December 31, 2016
Net cash provided by operating activities—continuing operations for the year ended December 31, 2016 , was approximately $1.6 million consisting primarily of our income from continuing operations less changes in working capital, and other noncash charges (primarily a gain on the disposal of assets, rent revenue in excess of cash received, depreciation and amortization, share-based compensation, rent expense in excess of cash paid and amortization of debt discounts and related deferred financing costs) all primarily the result of routine operating activity. Net cash used in operating activities—discontinued operations was approximately $5.0 million as we continue to settle legacy vendor liabilities.
Net cash provided by investing activities—continuing operations for the year ended December 31, 2016 , was approximately $24.1 million . This is the result of net proceeds of $55.0 million received for the sale of the Arkansas Facilities on October 6, 2016 less (i) $3.0 million to be paid under the Skyline Note, (ii) $35.2 million accounted for as a net cashless transfer of assets for debt liabilities, (iii) proceeds from sale of office buildings and other assets of $1.5 million and (iv) a net release in restricted cash deposits of approximately $7.2 million, approximately $5.8 million of which was related to the repayment of debt with respect to the Arkansas Facilities. The remaining $1.5 million of disbursements was for capital expenditures related to the recertification efforts of two facilities in Georgia and other capital expenditures.
Net cash used in financing activities—continuing operations was approximately $8.0 million for the year ended December 31, 2016 . This is primarily the result of repayment of $51.0 million of debt, which includes: (i) $36.0 million related to the repayment of debt in connection with the sale of the Arkansas Facilities; (ii) $10.0 million for the HUD refinancing of debt with respect to the Sumter Facility and the Georgetown Facility; and (iii) other debt repayments of approximately $5.0 million, including the repayment of debt with respect to the College Park Facility and an office building in Georgia, of which $35.2 million was accounted for as a net cashless transfer of assets for debt liabilities. Other disbursements include payments of preferred stock dividends of $7.3 million partially offset by refinancing of the above existing debt obligations of $9.8 million as well as $6.8 million from issuances of preferred stock. Net cash used in financing activities - discontinued operations was approximately $1.4 million due to the repayment of vendor notes related to patient care-related accounts payable.
Year Ended December 31, 2015
Net cash used in operating activities —continuing operations for the year ended December 31, 2015 , was $11.7 million consisting primarily of our loss from operations less changes in working capital, and noncash charges (primarily depreciation and amortization, share-based compensation, rent revenue in excess of cash received, and amortization of debt discounts and related deferred financing costs) all primarily the result of routine operating activity. Net cash provided by operating activities—discontinued operations was approximately $6.1 million due primarily to a $18.5 million decrease in accounts payable and accrued liabilities offset by noncash charges.
Net cash used in investing activities —continuing operations for the year ended December 31, 2015 , was approximately $5.7 million . This is primarily the result of an increase in restricted cash deposits offset by capital expenditures. Net cash used in investing activities—discontinued operations was approximately $15.6 million primarily due to proceeds of $13.9 million related to the sale of the Companions Specialized Care Center, the Bentonville Manor Nursing Home and the Riverchase Village facilities.
Net cash provided by financing activities —continuing operations was approximately $12.7 million for the year ended December 31, 2015 . This is primarily the result of proceeds received from additional debt borrowings and preferred stock issuances partially offset by repayments of existing debt obligations and payments of preferred stock dividends. Net cash used in financing activities—discontinued operations was approximately $12.8 million due to the payoff of loans related to the facilities sold, Companions Specialized Care Center, the Bentonville Manor Nursing Home and the Riverchase Village facilities.

Notes Payable and Other Debt
Notes payable and other debt consists of the following:

	December 31,
Amounts in (000's)	2016	2015
Senior debt—guaranteed by HUD (a) (b)	$34,473	$25,469
Senior debt—guaranteed by USDA (a) (d)	22,518	26,463
Senior debt—guaranteed by SBA (a) (c) (d)	2,319	3,548
Senior debt—bonds	7,145	7,230
Senior debt—other mortgage indebtedness (b) (c) (d) (f) (g)	5,639	51,128
Other debt	1,063	2,638
Convertible debt	9,200	9,200
Deferred financing costs	(2,196)	(2,712)
Unamortized discounts on bonds	(191)	(205)
Total	79,970	122,759
Less current portion	13,154	50,960
Less: portion included in liabilities of disposal group held for sale (e) (h)	—	958
Notes payable and other debt, net of current portion	$66,816	$70,841

(a)  HUD, U.S. Department of Agriculture ("USDA"), U.S. Small Business Administration ("SBA").

(b) On September 29, 2016, the Company closed on HUD-guaranteed financing in the amount of $3.7 million , which refinanced approximately $3.1 million in debt previously owed to the PrivateBank, classified as senior debt - other mortgage indebtedness with respect to the Georgetown Facility.

(c) On December 14, 2016, the Company closed on HUD-guaranteed financing in the amount of $5.9 million, which refinanced approximately $5.1 million in debt, classified as Senior debt - other mortgage indebtedness at December 31, 2015, and previously owed to the PrivateBank with respect to the Sumter Facility.

(d) At December 31, 2015, the senior debt - guaranteed by USDA and SBA included $3.3 million and $1.1 million, respectively, related to the sale of the Arkansas Facilities on October 6, 2016, at which time the Company repaid the related debt obligations. (See Note 11 - Discontinued Operations to our Consolidated Financial Statements included in Part II, Item 8., “Financial Statements and Supplementary Data.”)

(e)  At December 31, 2015 , the outstanding loan of $1.0 million on the office building in Roswell, Georgia was reclassified to liabilities held for sale. On April 25, 2016, the Company completed the sale and repaid the debt.

(f) At December 31, 2015 , the senior debt - other mortgage indebtedness included $30.6 million, $1.7 million and $2.5 million, previously owed to the PrivateBank, Metro City Bank and Bank of Las Vegas, respectively, related to the sale of the Arkansas Facilities on October 6, 2016, at which time the Company repaid the related debt obligations. The $2.5 million Bank of Las Vegas debt was for the College Park Facility, which was not sold. (See Note 11 - Discontinued Operations in the notes accompanying our Consolidated Financial Statements included in Part II, Item 8., “Financial Statements and Supplementary Data.”)

(g) Excludes a $4.1 million principal amount secured credit facility (the "Meadowood Credit Facility") entered into on May 1, 2017, between the Company and the Exchange Bank of Alabama, to facilitate the purchase of the Meadowood Facility. The Meadowood Credit Facility matures on May 1, 2022 and accrues interest on the principal balance thereof at 4.5% per annum.

(h) Includes no deferred financing costs at December 31, 2016 and December 31, 2015.

For a detailed description of each of the Company's debt financings, please see Note 9 - Notes Payable and Other Debt in the notes accompanying our Consolidated Financial Statements included in the section entitled “Index to Financial Statements.”

Scheduled Maturities
The schedule below summarizes the scheduled maturities as of December 31, 2016 for each of the next five years and thereafter.

Amounts in (000's) (a)
2017	$13,218
2018	6,108
2019	1,844
2020	1,937
2021	2,030
Thereafter	57,220
Subtotal	82,357
Less: unamortized discounts	(191)
Less: deferred financing costs (b)	(2,196)
Total notes payable and other debt	$79,970
(a) Excludes a $4.1 million principal amount secured credit facility (the "Meadowood Credit Facility") entered into on May 1, 2017, between the Company and the Exchange Bank of Alabama, to facilitate the purchase of the Meadowood Facility. The Meadowood Credit Facility matures on May 1, 2022 and accrues interest on the principal balance thereof at 4.5% per annum.
(b) Approximately $0.1 million of deferred financing is recorded in "Current portion of convertible debt, net" on the Consolidated Balance sheets included in the section entitled “Index to Financial Statements.”
Debt Covenant Compliance
As of December 31, 2016 , the Company has approximately 38 credit related instruments outstanding that include various financial and administrative covenant requirements. Covenant requirements include, but are not limited to, fixed charge coverage ratios, debt service coverage ratios, minimum EBITDA or EBITDAR, current ratios and tangible net worth requirements. Certain financial covenant requirements are based on consolidated financial measurements whereas others are based on other levels (i.e., facility, multiple facilities or a combination of subsidiaries comprising less than the Company's consolidated financial measurements).The subsidiary level requirements are as follows: (i) financial covenants measured against subsidiaries of the Company; and (ii) financial covenants measured against third-party operator performance. Covenants are based on annual or quarterly financial metric measurements. The Company routinely tracks and monitors its compliance with its covenant requirements. In recent periods the Company has not been in compliance with certain financial and administrative covenants. For each instance of such non-compliance, the Company has obtained waivers or amendments to such requirements including as necessary modifications to future covenant requirements or the elimination of certain requirements in future periods.
The Company’s credit-related instruments were all in financial compliance as of December 31, 2016 .
Included in several of the Company’s various loan agreements are administrative covenants requiring that a set of audited financial statements be provided of the guarantor within 90 days of the end of each fiscal year (the “Administrative Covenants”). For the year ended December 31, 2016, management has either received a waiver for all such Administrative Covenants or has applied 30-day cure provision, as provided in the loan agreements.

Receivables
Our operations could be adversely affected if we experience significant delays in receipt of rental income from our operators. Our future liquidity will continue to be dependent upon the relative amounts of current assets (principally cash and accounts receivable) and current liabilities (principally accounts payable and accrued expenses). In that regard, accounts receivable can have a significant impact on our liquidity.
Accounts receivable totaled $2.4 million at December 31, 2016 compared with $8.8 million at December 31, 2015 , of which $0.9 million and $8.0 million , respectively, related to patient care receivables from our legacy operations.
The allowance for bad debt was $7.5 million and $12.5 million at December 31, 2016 and 2015 , respectively. We continually evaluate the adequacy of our bad debt reserves based on aging of older balances, payment terms and historical collection trends after facility operations transfer to third-party operators. We continue to evaluate and implement additional processes to strengthen our collection efforts and reduce the incidence of uncollectible accounts.
Off-Balance Sheet Arrangements
Letters of Credit
There were $0.4 million and $ 0.4 million of outstanding letters of credit (under the Company's revolving credit facility with the PrivateBank) at December 31, 2016 and 2015 , respectively, used primarily for surety bonds. Such letters of credit are fully cash collateralized.

Operating Leases
The Company leases a total of eleven  skilled nursing facilities under non-cancelable leases, most of which have rent escalation clauses and provisions for payments of real estate taxes, insurance and maintenance costs; each of the skilled nursing facilities that are leased by the Company are subleased to and operated by third-party operators. The Company also leases certain office space located in Atlanta and Suwanee, Georgia.
Future minimum lease payments for each of the next five years ending December 31, are as follows:

(Amounts in 000's)
2017	$8,126
2018	8,308
2019	8,492
2020	8,671
2021	8,830
Thereafter	46,456
Total	$88,883
For a further description of the Company's operating leases, see Note 7 - Leases in the notes accompanying our Consolidated Financial Statements included in the section entitled “Index to Financial Statements.”
Leased and Subleased Facilities to Third-Party Operators
In connection with the Company's transition to a self-managed real estate investment company, 27 facilities (16 owned by us and 11 leased to us) are leased or subleased on a triple net basis, meaning that the lessee (i.e., the third-party operator of the property) is obligated under the lease or sublease, as applicable, for all liabilities of the property in respect to insurance, taxes and facility maintenance, as well as the lease or sublease payments, as applicable.
Future minimum lease receivables for each of the next five years ending December 31, are as follows:

(Amounts in 000's)
2017	$21,044
2018	22,281
2019	27,764
2020	23,299
2021	23,886
Thereafter	136,813
Total	$255,087
The following is a summary of the Company's leases and subleases to third-parties and which comprise the future minimum lease receivables of the Company. Each lease or sublease is structured as a "triple-net" lease. For those facilities where the Company subleases, the renewal option in the sublease agreement is dependent on the Company renewal of its lease agreement.

		Initial Lease Term
		Commencement	Expiration	Initial
Facility Name	Operator Affiliation (1)	Date	Date	Annual Rent
				(Thousands)
Owned
Eaglewood ALF	Beacon Health Management	8/1/2015	7/31/2025	720
Eaglewood Care Center	Beacon Health Management	8/1/2015	7/31/2025	720
H&C of Greenfield	Beacon Health Management	8/1/2015	7/31/2025	360
Southland Healthcare	Beacon Health Management	11/1/2014	10/31/2024	900
The Pavilion Care Center	Beacon Health Management	8/1/2015	7/31/2025	360
Attalla Health Care	C.R. Management	12/1/2014	8/31/2030	1,080
Autumn Breeze	C.R. Management	9/30/2015	9/30/2025	840
College Park	C.R. Management	4/1/2015	3/31/2025	600
Coosa Valley Health Care	C.R. Management	12/1/2014	8/31/2030	900
Glenvue H&R	C.R. Management	7/1/2015	6/30/2025	1,140
Meadowood	C.R. Management	5/1/2017	8/31/2030	450
NW Nursing Center	Southwest LTC	12/31/2015	11/30/2025	300
Quail Creek	Southwest LTC	12/31/2015	11/30/2025	660
Georgetown Health	Symmetry Healthcare	4/1/2015	3/31/2030	288
Mountain Trace Rehab	Symmetry Healthcare	6/1/2015	5/31/2030	648
Sumter Valley Nursing	Symmetry Healthcare	4/1/2015	3/31/2030	770
Subtotal Owned Facilities (16)				$10,736
Leased
Covington Care	Beacon Health Management	8/1/2015	4/30/2025	$780
Lumber City	Beacon Health Management	11/1/2014	8/31/2027	840
LaGrange	C.R. Management	4/1/2015	8/31/2027	960
Thomasville N&R	C.R. Management	7/1/2014	8/31/2027	324
Jeffersonville	Peach Health	6/18/2016	8/31/2027	636
Oceanside	Peach Health	7/13/2016	8/31/2027	432
Savannah Beach	Peach Health	7/13/2016	8/31/2027	252
Bonterra	Wellington Health Services	9/1/2015	8/31/2025	1,020
Parkview Manor/Legacy	Wellington Health Services	9/1/2015	8/31/2025	1,020
Powder Springs	Wellington Health Services	4/1/2015	8/31/2027	2,100
Tara	Wellington Health Services	4/1/2015	8/31/2027	1,800
Subtotal Leased Facilities (11)				$10,164
Total (27)				$20,900

(1)
Represents the number of facilities which are leased or subleased to separate tenants, which tenants are affiliates of the entity named in the table above. See “Our Business- Portfolio of Healthcare Investments. ”

All facilities are skilled nursing facilities except for Eaglewood ALF and Meadowood, which are assisted living facilities. All facilities have renewal provisions of one term of five years except facilities (Mountain Trace, Quail Creek, NW Nursing, Sumter Valley, and Georgetown) which have two renewal terms with each being five years. The leases also contain standard rent escalations that range from 2% to 3% annually.
AdCare previously subleased the Arkansas Facilities through its subsidiaries to affiliates of Aria pursuant to the Aria subleases. Eight of the Aria Subleases commenced on May 1, 2015 and one such sublease commenced on November 1, 2015. Effective February 3, 2016, each of the Aria Subleases was terminated due to the failure to pay rent pursuant to the terms of such sublease. Subsequently, on February 5, 2016, the Company entered into a Master Lease Agreement, as amended, with Skyline to lease the Arkansas Facilities commencing April 1, 2016. On October 6, 2016, the Company completed the sale of the Arkansas Facilities to an affiliate of Skyline (see Note 11 - Discontinued Operations in the notes accompanying our Consolidated Financial Statements included in the section entitled “Index to Financial Statements”).

On January 22, 2016, New Beginnings filed petitions to reorganize its finances under the Bankruptcy Code. New Beginnings operated the Oceanside Facility, the Savannah Beach Facility and the Jeffersonville Facility pursuant to a master lease dated November 3, 2015, with the Company. The Jeffersonville Facility was decertified by CMS in February 2016 for deficiencies related to its operations and maintenance of the facility. From January 1, 2016 until June 4, 2016, New Beginnings paid de minimis rent for the Oceanside and Savannah Beach Facilities and did not pay rent for the Jeffersonville Facility.

On June 18, 2016, ADK Georgia, LLC, a wholly-owned subsidiary of the Company (“ADK Georgia”), entered the Peach Health Sublease with Peach Health Sublessee, providing that Peach Health Sublessee would take possession of the Peach Facilities subleased by ADK Georgia to affiliates of New Beginnings and operate them as a subtenant.

The Peach Health Sublease became effective for the Jeffersonville Facility, on June 18, 2016 and for the Savannah Beach and Oceanside Facilities on July, 13, 2016, the date on which ADK Georgia accepted possession of the facilities from New Beginnings. The Peach Health Sublease contains de minimis and discounted rent provisions in relation to recertification timing. On December 20, 2016 and February 7, 2017, the Jeffersonville and Oceanside Facilities, respectively, were recertified by CMS and received new Medicare/Medicaid provider contracts. For further information, see Note 7 - Leases and Note 19 - Subsequent Events in the notes accompanying our Consolidated Financial Statements included in the section entitled “Index to Financial Statements.”

On February 16, 2017, an affiliate of C.R Management irrevocably extended the term of its lease of the College Park Facility for an additional five years through March 31, 2025.

On March 21, 2017, the Company executed a long-term lease with an affiliate of C.R. Management (the “Meadowood Operator”) to lease the Meadowood Facility upon purchase. Lease terms include: (i) a 13-year initial term with one five-year renewal option; (ii) base rent of $37,500 per month; (iii) a rental escalator of 2.0% per annum in the initial term and 2.5% per annum in the renewal term; (iv) a cross renewal provision with the Coosa Valley facility; and (v) a security deposit equal to one month of base rent. On May 1, 2017, the operations of the Meadowood Facility transferred to the Meadowood Operator.
For a detailed description of each of the Company's leases, see Note 7 - Leases in the notes accompanying our Consolidated Financial Statements included in the section entitled “Index to Financial Statements.”

DESCRIPTION OF CAPITAL STOCK
The following summarizes the material terms of the RHE common stock and the RHE Series A Preferred Stock as will be set forth in the RHE Charter and the RHE Bylaws, which will govern the rights of RHE common stock and the RHE Series A Preferred Stock, if the merger agreement is approved by the holders of AdCare common stock and the merger is thereafter completed. A copy of the form of the RHE Charter and the form of the RHE Bylaws is attached as Annex B and Annex C to this proxy statement/prospectus, respectively. While we believe that the following description covers the material terms of RHE’s capital stock, the description may not contain all of the information that is important to you. We encourage you to carefully read this entire proxy statement/prospectus, the RHE Charter and the RHE Bylaws and the other documents we refer to for a more complete understanding of RHE’s capital stock following the merger.
As used in this section, unless otherwise expressly stated or the context otherwise requires, the terms “Company”, “AdCare”, “we”, “our” and “us” refer to AdCare and not to any of its subsidiaries with respect to the period prior to the merger, and to RHE and not to any of its subsidiaries with respect to the period after the merger.
Authorized Capital
The RHE Charter will authorize RHE to issue up to 60,000,000 shares, no par value per share, consisting of 55,000,000 shares of common stock and 5,000,000 shares of preferred stock.
RHE Common Stock
When issued as contemplated by the merger agreement, the RHE common stock will be validly issued, fully paid and nonassessable.
Voting Rights. Holders of the RHE common stock will be entitled to one vote for each share of RHE common stock held of record on the applicable record date on all matters submitted to a vote of shareholders. Except for the election of directors, which is determined by a plurality vote of the votes cast by the shares entitled to vote in the election, or as otherwise may be provided by applicable law or the rules of the NYSE MKT, a corporate action voted on by shareholders generally will be approved, provided a quorum is present, if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. Holders of the RHE common stock will not be not entitled to cumulate their votes in the election of directors.
Dividend Rights. Holders of the RHE common stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights or other preferences granted to the holders of any of the then-outstanding shares of preferred stock.
Rights Upon Liquidation. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of the RHE common stock will be entitled to share ratably in all remaining assets available for distribution to shareholders after payment of, or provision for, our liabilities, subject to prior distribution rights of shares of the preferred stock, if any, then outstanding.
Preemptive Rights. Holders of the RHE common stock will not have any preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other of our securities.
Ownership and Transfer Restrictions. The RHE common stock is subject to the ownership and transfer restrictions included in Article IX of the RHE Charter. See the section entitled “¯ Ownership and Transfer Restrictions.”
Certain Provisions of the RHE Charter and RHE Bylaws. The RHE Charter and RHE Bylaws contain provisions that could make more difficult or discourage any attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of management. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change in control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. These provisions include the ownership and transfer restrictions related to the RHE common stock (see “ - Ownership and Transfer Restrictions”) as well as the following:

•
Shareholder Action Through Written Consent. The RHE Bylaws only provide for shareholder action by written consent in lieu of a meeting if all shareholders entitled to vote on such action sign such consent.

•
Special Meetings. The RHE Bylaws provide that special meetings of shareholders may only be called by: (i) the board of directors in accordance with the RHE Bylaws; (ii) the Chairman of the board of directors; (iii) our Chief Executive Officer; or (iv) the holders of 25% of the votes entitled to be cast on any issue proposed to be considered at such special meeting.

•
Removal of Directors. The RHE Charter and RHE Bylaws provide that directors may be removed from the board of directors only for cause and then only by the affirmative vote of at least a majority of all votes entitled to be cast in the election of such directors. The RHE Charter and RHE Bylaws provide that, for purposes of removing a director, “cause” shall mean only: (i) conviction of a felony; (ii) declaration of unsound mind by an order of a court; (iii) gross dereliction of duty; (iv) commission of an action involving moral turpitude; or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action results in an improper substantial personal benefit and a material injury to us.

•
Authorized But Unissued Stock. The authorized but unissued shares of RHE common stock and RHE preferred stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock may enable the board of directors to issue shares to persons friendly to management, which could render more difficult or discourage any attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of management.

•
Advance Notice Requirements. Section 2.15 the RHE Bylaws sets forth the specific procedures which a shareholder must follow in order to submit a proposal of business for a shareholder vote, or to nominate a person for election to the board of directors, at a meeting of shareholders.

•
Georgia “Fair Price” Statute. Sections 14-2-1110 through 14-2-1113 of the GBCC, or the fair price statute, generally restrict a company from entering into certain business combinations (as defined in the GBCC) with an interested shareholder unless: (i) the transaction is unanimously approved by the continuing directors who must constitute at least three members of the board of directors at the time of such approval; or (ii) the transaction is recommended by at least two-thirds of the continuing directors and approved by a majority of the shareholders excluding the interested shareholder. RHE will elect to be covered by the fair price statute.

•
Georgia “Business Combination” Statute. Sections 14-2-1131 through 14-2-1133 of the GBCC generally restrict a company from entering into certain business combinations (as defined in the GBCC) with an interested shareholder for a period of five years after the date on which such shareholder became an interested shareholder unless: (i) the transaction is approved by the board of directors of the company prior to the date the person became an interested shareholder; (ii) the interested shareholder acquires at least 90% of the company’s voting  stock in the same transaction (calculated pursuant to GBCC Section 14-2-1132) in which such person became an interested shareholder; or (iii) subsequent to becoming an interested shareholder, the shareholder acquires at least 90% (calculated pursuant to GBCC Section 14-2-1132) of the company’s voting stock and the business combination is approved by the holders of a majority of the voting stock entitled to vote on the matter (excluding the stock held by the interested shareholder and certain other persons pursuant to GBCC Section 14-2-1132). RHE will elect to be covered by the business combination statute.

RHE Series A Preferred Stock
The RHE Charter will authorize the RHE board of directors to issue from time to time up to 5,000,000 shares of preferred stock in one or more classes or series and, subject to the limitations prescribed by the RHE Charter and the GBCC, with the preferences, limitations and relative rights thereof as may be fixed from time to time by the RHE board of directors without shareholder action. In addition, after the RHE board of directors has established a series of preferred stock, the RHE board of directors may increase or decrease the number of shares contained in the series, but not below the number of shares then issued, or eliminate the series where no shares have been issued.
When issued as contemplated by the merger agreement, the RHE Series A Preferred Stock will be validly issued, fully paid and nonassessable.
Maturity. The RHE Series A Preferred Stock will have no stated maturity and will not subject to any sinking fund or mandatory redemption, except following a change of control (as defined below under “ - Special Redemption Upon a Change of Control”). Shares of the RHE Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem them as described under “-Redemption General” or we are required to redeem them following a change of control as described under “-

Special Redemption Upon a Change of Control.” We will not be required to set aside funds to redeem the RHE Series A Preferred Stock.
Ranking. The RHE Series A Preferred Stock will rank: (i) senior to the common stock and any other shares of stock that we may issue in the future, the terms of which specifically provide that such stock ranks junior to the RHE Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, which we refer to as “junior shares”; (ii) equal to any shares of stock that we may issue in the future, the terms of which specifically provide that such stock ranks on parity with such RHE Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, which we refer to as “parity shares”; (iii) junior to all other shares of stock issued by us, the terms of which specifically provide that such stock ranks senior to the RHE Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such creation would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of RHE Series A Preferred Stock), which we refer to as “senior shares”; and (iv) junior to all our existing and future indebtedness.
Dividends. Holders of the RHE Series A Preferred Stock will be entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 10.875% per annum of the $25.00 per share liquidation preference, equivalent to $2.7187 per annum per share.
A “dividend period” with respect to the RHE Series A Preferred Stock shall mean the quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding dividend period (other than the initial dividend period which shall be deemed to have commenced on and include the day immediately following the date of the most recent dividend payment date of the AdCare Series A Preferred Stock declared by the AdCare board of directors prior to the merger and shall end on and include the day preceding the first day of the next succeeding dividend period.
Dividends will be payable quarterly in equal amounts in arrears on the last calendar day of each dividend period (each a “dividend payment date”), provided that if any dividend payment date is not a business day, then the dividend which would have been payable on that dividend payment date will be paid on the next succeeding business day, and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Dividends on the RHE Series A Preferred Stock will accrue and accumulate on each issued and outstanding share of the RHE Series A Preferred Stock on a daily basis from the original date of issuance of such share (or with respect to the initial dividend period, from and including the first day thereof).
Dividends payable on the shares of RHE Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay dividends to holders of record as they appear in our stock records at the close of business on the applicable dividend record date, which is the tenth day preceding the applicable dividend payment date, or such other date we establish no less than ten days and no more than 30 days preceding the dividend payment date (the “dividend record date”).
We will not declare or pay or set aside for payment any dividend on the shares of RHE Series A Preferred Stock if the terms of any of our agreements or senior shares, including agreements relating to our indebtedness, prohibit us from doing so or provide that doing so would put is in breach of or default under any such agreement, or if the declaration, payment or setting aside of funds is restricted or prohibited by law. Future contractual covenants or arrangements we enter into may restrict or prevent future dividend payments.
Notwithstanding the foregoing, however, dividends on the shares of RHE Series A Preferred Stock will accrue regardless of whether: (i) the terms of our senior shares or our agreements, including our existing or future indebtedness, at any time prohibit the current payment of dividends; (ii) we have earnings; (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are declared by the board of directors. Except as otherwise provided, accrued but unpaid distributions on the shares of RHE Series A Preferred Stock will not bear interest, and holders of the shares of RHE Series A Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions as described above. All dividends on the shares of RHE Series A Preferred Stock will be credited to the previously accrued dividends on the shares of RHE Series A Preferred Stock. We will credit any dividends paid on the shares of RHE Series A Preferred Stock first to the earliest accrued and unpaid dividend due.
The payment of dividends on the common stock and preferred stock, including the RHE Series A Preferred Stock, will be at the discretion of the board of directors and will depend on, among other things, the earnings and results of operations of our subsidiaries, their ability to pay dividends and other distributions to us under agreements governing their indebtedness, our financial condition and capital requirements, any debt service requirements and any other factors the board of directors deems relevant. Our subsidiaries may not pay dividends or other distributions to us under certain agreements governing their indebtedness if they are in default or breach of such agreements. Accordingly, we do not guarantee that we will be able to make cash dividends on the preferred stock, including the RHE Series A Preferred Stock, or what the actual dividends will be for any future period.
Unless full cumulative dividends on the RHE Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods: (i) no dividends (other than in shares of the common stock or in shares of any series of the preferred stock that we may issue which are junior shares) shall be declared or paid or set aside for payment upon shares of the common stock, junior shares or parity shares; (ii) no other distribution shall be declared or made upon shares of the common stock, junior shares or parity shares; and (iii) no shares of the common stock, junior shares or parity shares shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except as mandatorily required by the terms of such equity security or by conversion into or exchange for shares of our other capital stock that we may issue which are junior shares).
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the RHE Series A Preferred Stock and parity shares, all dividends declared upon the RHE Series A Preferred Stock and parity shares shall be declared pro rata so that the amount of dividends declared per share of RHE Series A Preferred Stock and such other parity shares shall in all cases bear to each other the same ratio that accrued dividends per share on the RHE Series A Preferred Stock and such other series of the preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the RHE Series A Preferred Stock which may be in arrears.
Failure to Make Dividend Payments. If we have committed a “dividend default” by failing to pay the accrued cash dividends on the outstanding RHE Series A Preferred Stock in full for any four consecutive or non-consecutive quarterly periods, then until we have paid all accrued dividends on the shares of the RHE Series A Preferred Stock for all dividend periods up to, and including, the dividend payment date on which the accumulated and unpaid dividends are paid in full: (i) the annual dividend rate on the RHE Series A Preferred Stock will be increased to 12.875% per annum, which we refer to as the “penalty rate,” commencing on the first day after the missed fourth quarterly payment; and (iii) the holders of the RHE Series A Preferred Stock will have the voting rights described under “-Voting Rights.” Once we have paid all accumulated and unpaid dividends in full and have paid cash dividends at the penalty rate in full for an additional two consecutive quarters (or declared such dividends provided that a sum sufficient for the payment thereof is set aside for such payment), the dividend rate will be restored to the stated rate and the foregoing provisions will not be applicable, unless we again fail to pay any quarterly dividend for any future quarter.
Failure to Maintain a Listing on a National Exchange. If a “delisting event” occurs because we fail for 180 or more consecutive days to maintain the listing of the RHE Series A Preferred Stock on a national exchange, then: (i) the annual dividend rate on the RHE Series A Preferred Stock will be increased to the penalty rate commencing on the 181st day; and (ii) the holders of the RHE Series A Preferred Stock will have the voting rights described under “-Voting Rights.” When the RHE Series A Preferred Stock is once again listed on a national exchange, the dividend rate will be restored to the stated rate and the foregoing provisions will not be applicable, unless the RHE Series A Preferred Stock is again no longer listed on a national exchange.
Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of junior shares in the distribution of assets upon any liquidation, dissolution or winding up of us, the holders of RHE Series A Preferred Stock are entitled to receive out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, or $25.00 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to, but excluding, the date of payment. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of RHE Series A Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding RHE Series A Preferred Stock and the corresponding amounts payable on all senior shares and parity shares, then after payment of the liquidating distribution on all outstanding senior shares, the holders of the RHE Series A Preferred Stock and all other such classes or series of parity shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. For such purposes, the consolidation or merger of us with or into any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, or a statutory share exchange shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of us. Under the RHE Charter, we are not required to set aside funds to protect the liquidation preference of the RHE Series A Preferred Stock.

Redemption General. We may not redeem the RHE Series A Preferred Stock prior to December 1, 2017, except that we are required to redeem the RHE Series A Preferred Stock following a change of control. On and after December 1, 2017, we, at our option, upon not less than 30 nor more than 60 days’ written notice, may redeem the RHE Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed for redemption, without interest. If fewer than all of the outstanding RHE Series A Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by us.
With respect to a redemption as described above, unless full cumulative dividends on all RHE Series A Preferred Stock and all parity shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period: (i) no RHE Series A Preferred Stock or parity shares shall be redeemed unless all outstanding RHE Series A Preferred Stock and parity shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of RHE Series A Preferred Stock or parity shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding RHE Series A Preferred Stock and parity shares; and (ii) we shall not purchase or otherwise acquire directly or indirectly any RHE Series A Preferred Stock or parity shares (except by conversion into or exchange for junior shares and parity shares).
From and after the redemption date (unless we default in payment of the redemption price), all dividends will cease to accumulate on the RHE Series A Preferred Stock, such shares shall no longer be deemed to be outstanding, and all of your rights as a holder of shares of RHE Series A Preferred Stock will terminate with respect to such shares, except the right to receive the redemption price and all accrued and unpaid dividends up to, but excluding, the redemption date.
Special Redemption Upon Change of Control. If a “change of control” of us by a person, entity or group occurs, we (or the acquiring entity) will be required to redeem the RHE Series A Preferred Stock, in whole but not in part, within 120 days after the date on which the change of control has occurred, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the redemption date, without interest. A “change of control” is deemed to occur when the following have occurred and are continuing:

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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any acquisition described in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American depositary receipts representing such securities) listed on a national exchange.

Voting Rights. Holders of the RHE Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.
Whenever a dividend default or a delisting event (each, a “penalty event”) has occurred, the number of directors constituting the board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and with which the RHE Series A Preferred Stock is entitled to vote as a class with respect to the election of those two directors), and the holders of the RHE Series A Preferred Stock (voting together as a class with all other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the RHE Series A Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of RHE Series A Preferred Stock or by the holders of any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the RHE Series A Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of our shareholders), and at each subsequent annual meeting until a “correction event” (as defined below) has occurred with respect to each penalty event then continuing.

On the date a correction event occurs, the right of holders of the RHE Series A Preferred Stock to elect any directors will cease and, unless there are other classes or series of our stock upon which similar voting rights have been conferred and are exercisable, the term of any directors elected by holders of the RHE Series A Preferred Stock shall immediately terminate and the number of directors constituting our board of directors shall be reduced accordingly. A “correction event” means: (i) with respect to any delisting event, the listing of the RHE Series A Preferred Stock for trading on a national exchange; and (ii) with respect to a dividend default, the payment of all accumulated and unpaid dividends in full and the payment of cash dividends at the penalty rate in full for an additional two consecutive quarters (or the declaration of such dividends provided that a sum sufficient for the payment thereof is set aside for such payment). In no event shall the holders of RHE Series A Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national exchange on which any class or series of our stock is listed or quoted.
If a special meeting is not called by us within 75 days after request from the requisite holders of RHE Series A Preferred Stock (or holders of other series or classes of stock we may issue upon which similar voting rights have been conferred and are exercisable) as described above, then the holders of record of at least 25% of the outstanding RHE Series A Preferred Stock may designate a holder to call the meeting at our expense, and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of our shareholders and shall be held at the place designated by the holder calling such meeting.
If, at any time when the voting rights conferred upon the RHE Series A Preferred Stock are exercisable, any vacancy in the office of a director elected shall occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of record of the outstanding RHE Series A Preferred Stock and any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the RHE Series A Preferred Stock in the election of directors. Any director elected or appointed may be removed only by the affirmative vote of holders of the outstanding RHE Series A Preferred Stock and any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which classes or series of stock are entitled to vote as a class with the RHE Series A Preferred Stock in the election of directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding RHE Series A Preferred Stock and any such other classes or series of stock, and may not be removed by the holders of the common stock.
On each matter on which holders of RHE Series A Preferred Stock are entitled to vote, each share of RHE Series A Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our stock have the right to vote with the RHE Series A Preferred Stock as a single class on any matter, the RHE Series A Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).
So long as any shares of RHE Series A Preferred Stock remain outstanding, we will not, without the affirmative vote of the holders of at least two-thirds of the shares of the RHE Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a series and also together as a class with all other classes or series of stock that we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the RHE Series A Preferred Stock): (i) authorize or create, or increase the authorized or issued amount of, any class or series of senior shares or reclassify any of our authorized stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the RHE Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the RHE Series A Preferred Stock (each, an “event”); provided, however, with respect to the occurrence of any event set forth in (ii) above, so long as the RHE Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an event, we may not be the surviving entity (whether or not such event would constitute a change of control), the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the RHE Series A Preferred Stock (although we would be required to redeem the RHE Series A Preferred Stock if such event constitutes a change of control) and, provided further, that any increase in the amount of the authorized common stock or other stock we may issue, including the RHE Series A Preferred Stock, or the creation or issuance of any additional common stock, RHE Series A Preferred Stock or other class or other series of stock that we may issue, or any increase in the amount of authorized shares of such class or series, in each case which are parity shares or junior shares, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and shall not require any affirmative vote or consent of the holders of the RHE Series A Preferred Stock.
Conversion; Preemptive Rights. The RHE Series A Preferred Stock is not, pursuant to its terms, convertible into or exchangeable for any of our other property or securities. No holders of the RHE Series A Preferred Stock will, as holders of RHE Series A Preferred Stock, have any preemptive rights to purchase or subscribe for the common stock or any other security.

Book Entry. The RHE Series A Preferred Stock will be issued in global form. The Depository Trust Company (“DTC”) or its nominee will be the sole registered holder of the RHE Series A Preferred Stock. Ownership of beneficial interests in the RHE Series A Preferred Stock in global form will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through such participants. Ownership of beneficial interests in the RHE Series A Preferred Stock in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).
So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the shares of the RHE Series A Preferred Stock, DTC or such nominee, as the case may be, will be considered the sole holder of the shares of the RHE Series A Preferred Stock represented by such global certificate for all purposes. No beneficial owner of an interest in the shares of the RHE Series A Preferred Stock in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the RHE Charter.
Payments of dividends on the global certificate representing the shares of the RHE Series A Preferred Stock will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, registrar or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the shares of the RHE Series A Preferred Stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the shares of the RHE Series A Preferred Stock, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate liquidation preference of such global certificate representing the shares of the RHE Series A Preferred Stock as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global certificate representing the shares of the RHE Series A Preferred Stock held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.
Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
We understand that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.
Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, registrar or dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
Ownership and Transfer Restrictions
For the reasons discussed in this proxy statement/prospectus, including in the section entitled “Reasons for the Merger”, the RHE charter contains ownership and transfer restrictions relating to the RHE common stock. These ownership and transfer restrictions could have the effect of delaying, deferring or preventing a transaction or change of control of RHE that might involve a premium price for the RHE stock or otherwise be in the best interests of its shareholders. All certificates representing shares of RHE common stock will bear a legend describing or referring to such ownership and transfer restrictions.
Ownership and Transfer Restrictions. The RHE Charter provides that, subject to the exceptions, waivers and the constructive ownership rules described in the RHE Charter, no person may beneficially own, or be deemed to constructively own by virtue of the ownership attribution provisions of the Code, in excess of 9.9% (by value or number of shares, whichever is more restrictive) of an outstanding class or series common stock (the “Common Stock Ownership Limit”).
The RHE Charter further prohibits (along with the Common Stock Ownership Limit, the “ownership and transfer restrictions”):

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any person from beneficially or constructively owning shares of common stock of any class or series (“Equity Shares”) to the extent that such ownership would cause the Company to fail to qualify as a REIT by reason of being “closely held” under the Code (without regard to whether the ownership interest is held during the last half of a taxable year)

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any person from beneficially or constructively owning Equity Shares that would cause the Company to otherwise fail to qualify as a REIT (including beneficial or constructive ownership that would result in RHE owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by RHE from such tenant would cause RHE to fail to satisfy any of the gross income requirements of Section 856(c) of the Code);

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any person from beneficially owning Equity Shares to the extent such beneficial ownership of Equity Shares would result in RHE failing to be “domestically controlled” within the meaning of Section 897(h)(4)(B) of the Code; and

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any person from beneficially owning Equity Shares to the extent such beneficial ownership of Equity Shares would result in RHE being “predominantly held” (within the meaning of Section 856(h)(3)(D)(iii) of the Code) by “qualified trusts” (within the meaning of Section 856(h)(3)(E) of the Code).

Furthermore, any transfer, acquisition or other event or transaction that would result in Equity Shares being beneficially owned by less than 100 persons (determined without reference to any rules of attribution) will be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.
The RHE Charter defines beneficial ownership as ownership of Equity Shares by a “person” (as defined therein), whether the interest in the Equity Shares is held directly or indirectly (including by a nominee), and includes interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code. The RHE Charter defines “person” to include a “group,” as defined under Section 13(d)(3) of the Exchange Act.
The applicable constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals or entities to be treated as owned by one individual or entity. As a result, the acquisition of less than 9.9% (by value or number of shares, whichever is more restrictive) of the outstanding shares of the common stock (including through the acquisition of an interest in an entity that owns, actually or constructively, shares of any class or series of the common stock) by an individual or entity could, through constructive ownership, nevertheless cause a violation of the ownership and transfer restrictions.
The foregoing ownership and transfer restrictions, including the Common Stock Ownership Limit, will not apply if the board of directors determines in its sole and absolute discretion, each of the following: (i) that it is not in the best interests of the Company to attempt to qualify as, or to continue to qualify as, a REIT; and (ii) that compliance with all or any of the restrictions and limitations on beneficial ownership, constructive ownership, acquisitions or transfers of Equity Shares set forth in the RHE Charter is no longer otherwise advisable for the Company.
Notice of Restricted Transfer. Any person who acquires, or attempts to acquire, beneficial or constructive ownership of Equity Shares that will, or may, violate the ownership and transfer restrictions, and any person beneficially owns or constructively owns shares-in-trust as a transferee of Equity Shares resulting in a conversion to share-in-trust (as discussed below), must immediately give written notice to the Company (or, in the event of a proposed or attempted transfer, acquisition or purported change in beneficial or constructive ownership, give at least 15 days’ prior written notice), and promptly provide to the Company such other information as the Company may request.
Waivers by the Board of Directors; Increase in Common Stock Ownership Limit. Upon notice of an acquisition or transfer, or a proposed acquisition or transfer, that results or would result in the intended transferee having beneficial or constructive ownership of Equity Shares in excess of the Common Stock Ownership Limit, or would otherwise result in a violation of the any of the other ownership and transfer restrictions, the board of directors may, prospectively or retroactively, create a different limit on ownership for such transferee (an “excepted holder limit”), or otherwise waive such violation, in each case upon such conditions as the board of directors may determine, in its sole and absolute discretion
In addition, the board of directors may, from time to time, increase the Common Stock Ownership Limit for one or more persons, or decrease the Common Stock Ownership Limit for one or more persons. A decrease in the Common Stock Ownership Limit will not be effective for any person whose ownership of Equity Shares is in excess of the applicable decreased Common Stock Ownership Limit until such time as such person’s ownership equals or falls below the applicable decreased Common Stock Ownership Limit. Until such time, however, any further acquisition of Equity Shares will violate the Common Stock Ownership Limit.
Notwithstanding the foregoing, unless and until the board of directors determines that it is not in the best interests of the Company to attempt to qualify as, or to continue to qualify as, a REIT (and assuming the board of directors has not determined thereafter that it is in the best interests of the Company to attempt to qualify as, or to continue to qualify as a, a REIT), the Common Stock Ownership Limit for a class or series of Equity Shares may not be increased, and no additional excepted holder limits may be created, and no other waivers of ownership and transfer restrictions may be granted, if the board of directors determines in its sole and absolute discretion that, after giving effect to such increase, creation or waiver, the Company would be “closely held” within the meaning of the Code or such increase, creation or waiver would otherwise cause the Company to fail to qualify as a REIT.
Shares-in-Trust. The RHE Charter provides that, if there is any purported transfer or acquisition of Equity Shares or other event or transaction that, if effective, would result in any person beneficially or constructively owning Equity Shares in violation of any of the ownership and transfer restrictions, then the number of Equity Shares causing the violation (rounded up to the nearest whole share) will be automatically converted into an equal number of “Shares-In-Trust” and will be deemed to have been transferred to a trust for the exclusive benefit of a designated charitable beneficiary. The automatic conversion will be effective as of the close of business on the business day prior to the date of the purported transfer, acquisition or other event or transaction that requires the conversion to Shares-in-Trust. (The person that would have owned the shares if they had not been converted and transferred to the trust is referred to in this proxy statement/prospectus as “the purported transferee.”) The purported transferee shall have no rights in Shares-in-Trust, except as specifically provided in the RHE Charter. If, for any reason, the conversion into Shares-in-Trust as described in the RHE Charter is not automatically effective to prevent violation of the ownership and transfer restrictions, then such transfer, acquisition or other event or transaction giving rise to the Shares-in-Trust will be void ab initio, and the purported transferee will acquire no rights in such Equity Shares.
Rights of Shares-in-Trust. Notwithstanding any other provisions of the RHE Charter, Shares-in-Trust shall have only such rights as set forth in the RHE Charter. Specifically, Shares-in-Trust are entitled to the same rights and privileges with respect to dividends as all other Equity Shares of the same class or series. The trustee will receive all dividends on the Shares-in-Trust and will hold such dividends in trust for the benefit of the charitable beneficiary. Any dividend with a record date on or after the date that Equity Shares have converted to Shares-in-Trust which is paid on such Equity Shares to the purported transferee must be repaid to the trust, and any dividend declared on such Equity Shares but unpaid must be paid to the trust, in each case for the benefit of the chartable beneficiary. The Company shall take all measures that it determines are reasonably necessary to recover the amount of any dividend paid to the purported transferee, including, if necessary, withholding any portion of future dividends payable on Equity Shares beneficially or constructively owned by the purported transferee and paying such dividends over to the trust for the benefit of the charitable beneficiary.
Shares-in-Trust shall not have any voting rights. Until the Company has received notification that the Equity Shares have been converted into Shares-in-Trust, the Company shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.
Transferability of Shares-in-Trust. Except as set forth in the RHE Charter, Shares-in-Trust are not transferable.
All Shares-in-Trust are deemed to be offered for sale to the Company, or its designee, at a price per share equal to the lesser of: (i) the price per share in the purported transaction that results in such Shares-in-Trust or, in the case of a gift or devise, the market price (as defined in the RHE Charter) at the time of such gift or devise; and (ii) the market price on the date the Company, or its designee, accepts such offer. The Company has the right to accept such offer for a period of 20 days after the later of the: (i) the date of the purported transaction that results in the Shares-in-Trust, as set forth in a notice received by the Company pursuant to the notice requirements in the RHE Charter; or (ii) if no such notice is received by the Company, the date the Company determines in good faith that a purported transfer, acquisition or other event or transaction occurred which resulted in the Shares-in-Trust. The Company may reduce the amount payable in connection with the purchase of Shares-in-Trust by the amount of any dividends that have been paid to the purported transferee and are owed by the purported transferee to the trustee.  The Company may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.
If the Company does not purchase the Shares-in-Trust, then the trustee shall: (i) sell that number of Equity Shares represented by such Shares-in-Trust to a permitted transferee who could acquire and own the shares without such acquisition or ownership resulting in another automatic conversion of such Equity Shares into Shares-in-Trust; (ii) cause to be recorded on the books of the Company that the permitted transferee is the holder of record of such number of Equity Shares; and (iii) cause the Shares-in-Trust to be canceled.
Upon a sale by the trustee of Shares-in-Trust, the purported transferee shall receive from the trustee a price per share equal to the lesser of: (i) the price per share in the purported transaction that created the Shares-in-Trust or, in the case of a gift or devise, the market price per share on the date of such transfer; and (ii) the price per share received by the trustee, provided that such price per share shall be net of any commissions and other expenses of the sale. The proceeds shall be sent to the purported transferee within five business days of the closing of the sale transaction.
Any amounts received by the trustee in excess of the amounts paid to the purported transferee must be paid to the charitable beneficiary.
The Trustee. The trustee will be designated by the Company and must be unaffiliated with the Company, any purported transferee and any purported holder of Equity Shares that converted into Shares-in-Trust.
Remedies for Breach. If the board of directors determines in good faith that a purported transfer, acquisition or other event or transaction has taken place in violation of the ownership and transfer restrictions, or that a person intends to or has attempted to acquire ownership in violation of such restrictions, then the board of directors shall take such action as it deems advisable to refuse to give effect to, or to prevent, such transfer, acquisition or other event or transaction from occurring or otherwise becoming effective, including causing the Company to repurchase Equity Shares, refusing to give effect to the transaction on the Company’s books or instituting proceedings to enjoin the transfer.
Disclosure of Ownership by Our Shareholders. Every beneficial or constructive owner of more than 5% (or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the board of directors) of the outstanding Equity Shares of any class or series shall annually, and no later than 30 days after the end of each taxable year, give written notice to the Company of certain information as required in the RHE Charter. Each such owner shall promptly provide to the Company such additional information as the Company may request to determine the effect, if any, of such ownership on the Company’s qualification or status as a REIT, as applicable, and to ensure compliance with the ownership and transfer restrictions. In addition, each beneficial or constructive owner of Equity Shares and each person (including the shareholder of record) who is holding Equity Shares for a beneficial or constructive owner promptly shall provide to the Company such information as it may request to determine the Company’s qualification or status as a REIT (as applicable) to comply with the requirements of any taxing authority or other governmental agency, or to determine any such compliance or to ensure compliance with the ownership and transfer restrictions.
Transfer Agent and Registrar
The transfer agent and registrar for the RHE common stock and the RHE Series A Preferred Stock is Continental Stock Transfer & Trust Company.
Equity Compensation Plan Information

The following table sets forth additional information as of December 31, 2016 , concerning shares of the common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to the shareholders for approval. The information includes the number of shares covered by and the weighted average exercise price of, outstanding options, warrants, and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants	Weighted-Average Exercise Price of Outstanding Options, Warrants	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	354,500	$3.21	438,110
Equity compensation plans not approved by security holders(2)	1,886,878	$3.58	—
Total	2,241,378	$3.52	438,110

(1)	Represents options issued pursuant to the AdCare Health Systems, Inc. 2011 Stock Incentive Plan of AdCare Health Systems, Inc. which was approved by our shareholders.

(2)
Represents warrants issued outside of our shareholder approved plan as described below. The warrants listed below contain certain anti-dilution adjustments and, therefore, were adjusted for stock dividends in October 2010, October 2011, and October 2012, if and as applicable. The share numbers and exercise prices below reflect all such applicable adjustments.

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On November 16, 2007, we issued as compensation to the board and members of our management team ten-year warrants, which as of December 31, 2016 represent the right to purchase an aggregate of 657,375 shares of common stock at exercise prices per share ranging from $1.04 to $3.43 and may be exercised for cash or on a cashless exercise basis. All such warrants are fully vested.

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On September 24, 2009, we issued to Christopher Brogdon, as inducement to become our Chief Acquisition Officer, eight-year warrants, which as of December 31, 2016 represents the right to purchase 347,288 shares of common stock at exercise prices per share ranging from $2.59 to $4.32 and may be exercised for cash or on a cashless exercise basis. Such warrants are fully vested.

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On December 19, 2011, we issued to David Rubenstein, as inducement to become our Chief Operating Officer, ten-year warrants, which as of December 31, 2016 represent the right to purchase an aggregate 174,993 shares of common stock at exercises prices per share ranging from $3.93 to $4.58 and may be exercised for cash or on a cashless exercise basis. All such warrants are fully vested.

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On December 28, 2012, we issued to Strome Alpha Offshore, Ltd., as partial consideration for providing certain financing to the Company, a ten-year warrant to purchase 50,000 shares of common stock at an exercise price per share of $3.80. Such warrant is fully vested.

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On May 15, 2013, we issued to Ronald W. Fleming, as an inducement to become our Chief Financial Officer, a ten-year warrant, which as of December 31, 2016 represents the right to purchase 23,333 shares of common stock at an exercise price of $5.90 and may be exercised for cash or on a cashless exercise basis. Such warrant is fully vested.

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On November 26, 2013, we issued to an investor relations firm, as partial consideration for providing certain investor relations services to the Company, a ten-year warrant to purchase 10,000 shares of common stock at an exercise price per share of $3.96. Such warrant is fully vested.

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On March 28, 2014, we issued to the placement agents in the Company’s offering of subordinated convertible promissory notes issued in 2014, as partial compensation for serving as placement agents in such offering, five-year warrants to purchase an aggregate of 48,889 shares of common stock at an exercise price per share of $4.50. Such warrants are fully vested.

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On October 10, 2014, we issued to William McBride III, as an inducement to become our Chief Executive Officer, a ten-year warrant to purchase 300,000 shares of common stock at an exercise price per share of $4.49, which may be exercised for cash or on a cashless exercise basis, and which vests as to one-third of the underlying shares on each of the successive three anniversaries of the issue date. One-third of such warrant was forfeited upon termination of Mr. McBride's employment on April 17, 2017.

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On July 1, 2014, David Tenwick (a director of the Company) sold to Park City Capital Offshore Master, Ltd., an affiliate of Michael J. Fox (a director of the Company): (i) fully vested and unexercised warrants to purchase 109,473 shares of common stock for a total sale price of $281,346; and (ii) fully vested and unexercised warrants to purchase 109,473 shares of common stock for a total sale price of $375,492. These warrants have an exercise price of $2.57 and $3.43 per share respectively and they expire on November 16, 2017 and were originally issued to Mr. Tenwick in 2007 as compensation.

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On February 20, 2015, Mr. Tenwick sold to Park City Capital Offshore Master, Ltd., an affiliate of Mr. Fox, fully vested and unexercised warrants to purchase 109,472 shares of common stock for a total sale price of $281,343. These warrants have an exercise price of $2.57 per share, expire on November 16, 2017 and were originally issued to Mr. Tenwick in 2007 as compensation.

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On April 1, 2015, we issued to Allan J. Rimland, as an incentive to become our President and Chief Financial Officer, a ten-year warrant to purchase 275,000 shares of common stock at an exercise price per share equal to $4.25, which may be exercised for cash or on a cashless exercise basis, and which shall vest as to one-third of the underlying shares on each of the three subsequent anniversaries of the issue date.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF ADCARE AND RHE
The following describes some of the differences between the current rights of holders of AdCare common stock and AdCare Series A Preferred Stock and the rights of holders of RHE common stock and RHE Series A Preferred Stock after the merger. The following summary may not contain all the information that is important to you. We encourage you to carefully read the AdCare Charter, the AdCare Bylaws, the RHE Charter and the RHE Bylaws. For information on how you can obtain the AdCare Charter and the AdCare Bylaws, see the section entitled “Where You Can Find More Information.” A copy of the forms of the RHE Charter and RHE Bylaws are attached as Annex B and Annex C, respectively, to this proxy statement/prospectus.
General
If the merger is completed, then (i) each outstanding share of AdCare common stock will be converted into one share of RHE common stock; and (ii) each outstanding share of AdCare Series A Preferred Stock will be converted into one share of RHE Series A Preferred. The rights of the holders of AdCare common stock are governed by the GBCC, the AdCare Charter and the AdCare Bylaws. If the merger is completed, then the rights of the holders of AdCare common stock will be governed by the GBCC, the RHE Charter and the RHE Bylaws. The rights of the holders of AdCare Series A Preferred Stock are governed by the GBCC, the AdCare Charter and the AdCare Bylaws. If the merger is completed, then the rights of the holders of AdCare Series A Preferred Stock will be governed by the GBCC, the RHE Charter and the RHE Bylaws.
Generally, except as described below, the RHE Charter and the RHE Bylaws will be the same in all material respects as the current AdCare Charter and AdCare Bylaws, respectively, which currently govern your rights as a holder of AdCare common stock or AdCare Series A Preferred Stock, as applicable.
Ownership and Transfer Restrictions of the RHE Charter
Although the NYSE MKT rules and REIT rules do not require the completion of the merger, we intend to complete the merger, subject to approval by the holders of AdCare common stock, to reorganize our corporate structure in order to ensure the effective adoption of charter provisions restricting the ownership and transfer of our common stock. This will serve two purposes.
First, the restrictions will position us to regain compliance with the Stockholders’ Equity Continued Listing Standards. Second, if the board of directors determines for any future taxable year, after further consideration and evaluation, that qualifying for and electing status as a REIT under the Code would be in the best interests of us and our shareholders, then the ownership and transfer restrictions will better position us to comply with certain of the U.S. federal income tax rules applicable to REITs under the Code to the extent such rules relate to the common stock. The ownership and transfer restrictions will not apply to the Series A Preferred Stock and, therefore, will not assist us in complying with such U.S. federal income tax rules to the extent they relate to the Series A Preferred Stock. Accordingly, among other things, the Series A Preferred Stock would need to be redeemed or its terms appropriately modified before the Company would elect REIT status under the Code. See “Description of Capital Stock-Ownership and Transfer Restrictions.”
The ownership and transfer restrictions of the RHE Charter, as well as other provisions, could have the effect of delaying, deferring, or preventing a transaction or a change in control of us that might involve a premium price for our capital stock or otherwise be in the best interests of our shareholders.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the U.S. federal income tax consequences of the merger and the U.S. federal income tax considerations generally applicable to an investment in RHE stock in the event that the Company were to qualify for and elect status as a REIT in any future taxable year. For purposes of this section under the heading “United States Federal Income Tax Considerations,” references to “RHE,” “we,” “our” and “us” mean only RHE and not its subsidiaries or other lower-tier entities, except as otherwise indicated, and references to “tenants” are to persons who are treated as lessees of real property for purposes of the REIT requirements. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is also based upon the assumption that we will operate RHE and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not tax advice. The Code provisions governing the U.S. federal income tax treatment of REITs and their shareholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof. Moreover, this summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of another person as a nominee

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.
This summary assumes that investors will hold their stock as a capital asset, which generally means as property held for investment.
The tax consequences to any particular shareholder of holding our stock will depend on the shareholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our stock.
Taxation of the Merger
The merger of AdCare with and into RHE is intended to qualify as a tax-free reorganization under section 368(a)(1)(F) of the Code, and the U.S. federal income tax consequences summarized below assume that the merger will so qualify.
Prior to the effectiveness of this registration statement of which this proxy statement/prospectus forms a part, we will have received an opinion of our tax counsel to the effect that the merger will be treated for U. S. federal income tax purposes as a reorganization under section 368(a)(1)(F) of the Code and that each of AdCare and RHE is a party to a reorganization within the meaning of section 368(b) of the Code. The opinion of tax counsel is conditioned upon the accuracy, as of the date hereof and as of the effective date of the merger, of fact-based representations and covenants made by our management and is subject to the conditions, limitations, and qualifications referenced below and in the opinion. The opinion of tax counsel represents only the view of tax counsel based on tax counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including that the merger will be effected as described in this proxy statement/prospectus. The opinion is expressed as of the date issued. Tax counsel will have no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.
Neither AdCare nor RHE will recognize any gain or loss as a result of the merger. Our shareholders will not recognize any gain or loss upon the conversion of shares of AdCare common stock into RHE common stock or shares of AdCare Series A Preferred Stock into RHE Series A Preferred Stock pursuant to the merger, other than possibly non-U.S. persons that own or have owned in excess of 10% of AdCare common stock. The initial tax basis of the RHE common stock received by a shareholder pursuant to the merger will be equal to such shareholder’s adjusted tax basis in the shares of AdCare common stock being converted pursuant to the merger. The holding period of the RHE common stock received by a shareholder pursuant to the merger will include the shareholder’s holding period with respect to the shares of AdCare common stock being converted pursuant to the merger. The initial tax basis of the RHE Series A Preferred Stock received by a shareholder pursuant to the merger will be the same as such shareholder’s adjusted tax basis in the shares of the AdCare Series A Preferred Stock being converted pursuant to the merger. The holding period of the RHE Series A Preferred Stock received by a shareholder pursuant to the merger will include the shareholder’s holding period with respect to the shares of AdCare Series A Preferred Stock being converted pursuant to the merger. All other material U.S. federal income tax consequences of an investment in RHE stock will be the same as those with respect to the AdCare stock being converted thereto pursuant to the merger.
Taxation of RHE in Any Year for Which We Qualify for and Elect REIT Status
In the event that our board of directors determines for any future taxable year, after further consideration and evaluation, that qualifying for and electing status as a REIT would be in the best interests of the Company and the shareholders, then the following U.S. federal income tax considerations would generally be applicable.
Our potential future qualification and taxation as a REIT would depend on our ability to meet, on a continuing basis through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code. In addition, our potential future ability to qualify as a REIT would depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain affiliated entities. Our potential future ability to qualify as a REIT also would require that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
If in any future taxable year we were to qualify for and elect status as a REIT, then we generally would be entitled to a deduction for dividends that we pay and therefore would not be subject to U.S. federal corporate income tax on our net income that is distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from investment in a corporation. In general, any income that we generate as a REIT would be taxed only at the shareholder level upon a distribution of dividends to our shareholders.
Most U.S. holders that are individuals, trusts or estates are taxed on corporate dividends at a reduced maximum rate. However, with limited exceptions, dividends from entities that are taxed as REITs are generally not eligible for the reduced rates and would be taxed at rates applicable to ordinary income. See “-Taxation of Shareholders-Taxation of Taxable U.S. Shareholders-Distributions.”
Even if we were to qualify for and elect status as a REIT for any future taxable year, we would nonetheless be subject to U.S. federal tax in the following circumstances:

•	We would be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.

•	We could be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of NOLs.

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If we were to have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, then such income would be subject to a 100% tax.

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If we were to elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” then we could thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property could be subject to corporate income tax at the highest applicable rate.

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If we were to fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain qualification as a REIT because we satisfy other requirements, then we would be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income.

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If we were to fail to satisfy the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain qualification as a REIT because there was reasonable cause for the failure and other applicable requirements are met, we could be subject to a penalty tax. In that case, the amount of the penalty tax would be at least $50,000 per failure, and, in the case of certain asset test failures, would be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate, if that determined amount exceeds $50,000 per failure.

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If we were to fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, then we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (A) the amounts that we actually distributed, plus (B) the amounts we retained and upon which we paid income tax at the corporate level.

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We could be required to pay monetary penalties to the IRS in certain circumstances, including if we were to fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “-Requirements for Qualification-General.”

•	A 100% tax could be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s length terms.

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We could be subject to corporate income tax at the highest applicable rate on any gain recognized from a sale of assets occurring during an initial period of time for which we are a REIT (which period has previously been ten years, but pursuant to recent regulatory amendment has been reduced to five years, unless the effectiveness of the amendment is affected as a result of recent executive action freezing certain new or pending federal regulations), up to the amount of the built-in gain that existed on January 1 of the first year for which we elect REIT status, which would be based on the fair market value of those assets in excess of our tax basis in those assets as of such date.

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If we were to acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, then we could be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during a period of time following their acquisition from the subchapter C corporation (which period has previously been ten years, but pursuant to recent regulatory amendment has been reduced to five years, unless the effectiveness of the amendment is affected as a result of recent executive action freezing certain new or pending federal regulations).

•	The earnings of any subsidiary that is a subchapter C corporation, including any TRS, may be subject to U.S. federal corporate income tax.
In addition, we and our subsidiaries could be subject to a variety of other taxes, including payroll taxes and state, local, and foreign income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification-General
The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities);

(7)	which meets other tests described below, including with respect to the nature of its income and assets; and

(8)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.
The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. Following the merger, the RHE Charter will provide certain restrictions regarding the ownership and transfers of our common stock, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above with respect to our common stock.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). With respect to any taxable year for which we qualify for and elect REIT status, we would be required to maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we were to fail to comply with these record keeping requirements, and you would be required by Treasury regulations to submit a statement with your tax return disclosing the actual ownership of the shares and other information if you were to fail or refuse to comply with our demands for such written statements.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year end, and therefore satisfy this requirement.
The Code provides relief from violations of the REIT gross income requirements, as described below under “-Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “-Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax.
If we were to fail to satisfy any of the various REIT requirements in any future taxable year after previously having qualified for and elected REIT status, then there could be no assurance that these relief provisions would be available to enable us to maintain any such qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.
Effect of Subsidiary Entities in Any Future Taxable Year in Which We Are a REIT
Disregarded Subsidiaries. If we were to own a corporate subsidiary that is a “qualified REIT subsidiary,” then that subsidiary would generally be disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit would be treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS as described below, that we wholly own, either directly or through one or more other qualified REIT subsidiaries or disregarded entities. Other entities that are wholly owned by us (either directly or through other disregarded entities), including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary of ours were to cease to be wholly owned-for example, if any equity interest in the subsidiary is acquired by a person other than us or a disregarded subsidiary of ours-the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “-Asset Tests” and “-Income Tests.”
Taxable REIT Subsidiaries. In general, we could jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. We generally could not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation were to elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which could reduce the cash flow that we and our subsidiaries generate in the aggregate, and could reduce our ability to make distributions to our shareholders.
We would not be treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us would be an asset in our hands, and we would treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we would not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we could use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we could use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions. However, TRSs are not permitted to, directly or indirectly, operate or manage any health care facility, which includes pursuant to the Code any hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients.
The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the TRS rules impose a 100% excise tax on certain transactions involving a TRS and its parent REIT that are not conducted on an arm’s-length basis. We would intend that all of our transactions with any TRS would be conducted on an arm’s-length basis.
We could hold a significant number of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than (for 2018 and subsequent taxable years) 20% of the value of our total assets.
Ownership of Partnership Interests. If we were to be a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, then Treasury regulations provide that we would be deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income would be based on our capital interest in the partnership (except that for purposes of the 10% value test described below, our proportionate share of the partnership’s assets would be based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership would be deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships would be treated as our assets and items of income for purposes of applying the REIT requirements.
If we were to become a limited partner or non-managing member in any partnership or limited liability company and such entity were to take or expect to take actions that could jeopardize our then-status as a REIT or require us to pay tax, then we could be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
Income Tests
In order to qualify as a REIT, we would be required to satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness and certain hedging transactions, generally must be derived from “rents from real property,” gains from the sale of real estate assets, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), dividends received from other REITs, and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions would be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.
Rents from Real Property. Rents we receive from a tenant would qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met.

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The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally would not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

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Neither we nor an actual or constructive owner of 10% or more of our stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the leased space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, if a lease with a “controlled TRS” is modified and such modification results in an increase in the rents payable by such TRS, then any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled TRS” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

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Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

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We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. In addition, we are permitted to employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a TRS, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent that we receive from those tenants to fail to qualify as “rents from real property.”

Dividend Income. We could directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally would be treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions would generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, would be qualifying income for purposes of both the 95% and 75% gross income tests.
Fee Income. Any fee income that we earn would generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, would not be included in our gross income for purposes of determining whether we meet the gross income tests.
Interest Income. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we were to receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, then (i) the interest income would be apportioned between the real property and the other collateral and (ii) our income from the arrangement would qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates could nonetheless qualify for purposes of the 95% gross income test. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally would not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Failure to Satisfy the Gross Income Tests. If we were to fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, then we could still qualify as a REIT for such year if we were to be entitled to relief under applicable provisions of the Code. These relief provisions would be generally available if: (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect; and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations, which have not yet been issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions were to be inapplicable to a particular set of circumstances, we would not qualify as a REIT. Even if these relief provisions apply, and we were to retain any then-status as a REIT, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.
Asset Tests
At the close of each calendar quarter, we also would be required to satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, and leasehold interests in real property (and certain ancillary personal property), stock of other corporations that qualify as REITs, some kinds of mortgage-backed securities and mortgage loans, and debt instruments (whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act). Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.
Second, the value of any one issuer’s securities that we own could not exceed 5% of the value of our total assets.
Third, we could not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to real estate assets, securities of TRSs, and qualified REIT subsidiaries, and the value prong of the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest would be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.
Fourth, the aggregate value of all securities of TRSs that we hold could not represent more than 25% (or, for 2018 and subsequent taxable years, 20%) of the value of our total assets.
Fifth, no more than 25% of the value of our total assets could be represented by “nonqualified publicly offered REIT debt instruments” (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).
Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we would be treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we were to hold indebtedness issued by a partnership, then the indebtedness would be subject to, and could cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions were to be met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (such debt, however, would not be treated as a “security” for purposes of the 10% value test, as explained below).
The Code provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “-Income Tests.” The Code also provides that in applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Independent valuations would not be obtained to support any of our future conclusions as to the value of our assets. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS would not contend that our interests in our subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.
The Code contains a number of relief provisions that make it easier for REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if: (i) the REIT provides the IRS with a description of each asset causing the failure; (ii) the failure is due to reasonable cause and not willful neglect; (iii) the REIT pays a tax equal to the greater of (A) $50,000 per failure, and (B) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate; and (iv) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if: (x) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000; and (y) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.
If we were to fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose REIT qualification if we: (i) satisfied the asset tests at the close of the preceding calendar quarter; and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (ii) were not satisfied, then we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below. No assurance can be given that we would qualify for relief under those provisions.
Annual Distribution Requirements
In order to qualify as a REIT, we would be required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:
(i)    the sum of:

(A)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

(B)	90% of our net income, if any, (after tax) from foreclosure property (as described below); minus
(ii)    the sum of specified items of noncash income.
We generally would be required to make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In addition, any dividend declared by us in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month would be treated as both paid by us and received by the shareholder on December 31 of such year, so long as the dividend is actually paid by us before the end of January of the following calendar year. If we were to cease to be a “publicly offered REIT,” then in order for distributions to be counted as satisfying the annual distribution requirement, and to give rise to a tax deduction for us, the distributions could not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we would be subject to tax at ordinary corporate tax rates on the retained portion. We could elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (b) the tax that we paid on their behalf with respect to that income.
As of December 31, 2015, we had approximately $58.3 million in federal net operating loss carryforwards, significantly all of which (to the extent, if any, not expired or utilized prior to any qualification for and election of REIT status) should be available to offset any REIT taxable income and reduce the amount of distributions that we would be required to make in order to comply with the REIT distribution requirements. Such losses, however, would generally not affect the tax treatment to our shareholders of any distributions that are actually made. See “-Taxation of Shareholders-Taxation of Taxable U.S. Shareholders-Distributions.”
If we were to fail to distribute during each calendar year (or before the end of January of the following year as described above) at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (A) the amounts actually distributed, plus (B) the amounts of income we retained and on which we have paid corporate income tax.
We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing any then-status as a REIT or being taxed on amounts distributed as deficiency dividends. We would be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
Failure to Qualify
If we were to fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, then we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “-Income Tests” and “-Asset Tests.”
If we were to fail to qualify for taxation as a REIT in any future taxable year after previously having qualified for and elected REIT status, and the relief provisions described above do not apply, then we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, generally in the same manner as a taxable C corporation as we currently are and will continue to be unless and until we qualify for and elect status as a REIT. We would not be permitted to deduct distributions to shareholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to U.S. holders that are individuals, trusts and estates would generally be taxable at capital gains rates. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we were to be entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest, or redetermined TRS service income that we or our TRSs generate would be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a customer of ours) to the extent such income is lower than the income the TRS would have earned based on arm’s length negotiations. Rents that we would receive would not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.
From time to time, our TRSs (if any) could provide services to our tenants. In that event we would set the fees paid to our TRSs for such services at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions described above.
These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, then we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Taxation of Shareholders in Any Year for Which We Qualify for and Elect REIT Status
Taxation of Taxable U.S. Shareholders
For purposes of this discussion, a U.S. holder is a shareholder of RHE that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.,

•	a corporation created or organized in the U.S. or under the laws of the U.S., or of any state thereof, or the District of Columbia,

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

•
a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

A “non-U.S. holder” is a shareholder of RHE that is neither a U.S. holder nor a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes. If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.
Distributions. If in any future taxable year we were to qualify for and elect REIT status, any distributions that we make to our taxable U.S. holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends would generally be taken into account by shareholders as ordinary income and would not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends would then not be eligible for taxation at the preferential income tax rates for qualified dividends received by U.S. holders that are individuals, trusts and estates from taxable C corporations. Such shareholders, however, would be taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax),

•	dividends received by the REIT from TRSs or other taxable C corporations, or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).
Any distributions that we designate as capital gain dividends would generally be taxed to our shareholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder that receives such distribution has held its stock. We could elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code would treat our shareholders as having received, solely for tax purposes, our undistributed capital gains, and the shareholders would receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “-Taxation of RHE in Any Year for Which We Qualify and Elect REIT Status-Annual Distribution Requirements.” Corporate shareholders could be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains generally would be taxable at reduced maximum federal rates in the case of shareholders that are individuals, trusts and estates, and ordinary income rates in the case of shareholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months would be subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.
Any distributions in excess of our current and accumulated earnings and profits would generally represent a return of capital and would not be taxable to a shareholder to the extent that the amount of such distributions does not exceed the adjusted basis of the shareholder’s shares in respect of which the distributions were made. Rather, the distribution would reduce the adjusted basis of the shareholder’s shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares, the shareholder generally would be required to include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month would be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available federal net operating losses and capital losses carried forward from prior tax years, such losses could reduce the amount of distributions that we would make in order to comply with the REIT distribution requirements. See “-Taxation of RHE in Any Year for Which We Qualify and Elect REIT Status-Annual Distribution Requirements.” Such losses, however, would not be passed through to shareholders and would not offset income of shareholders from other sources, nor would such losses affect the character of any distributions that we make, which generally would be subject to tax in the hands of shareholders to the extent that we have current or accumulated earnings and profits.
Dispositions of RHE Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock would be subject to reduced maximum U.S. federal income tax rates if the stock is held for more than one year and would be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by shareholders that are corporations are subject to U.S. federal income tax at ordinary income rates, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a shareholder upon the disposition of our stock that was held for more than one year at the time of disposition would be considered long-term capital losses, and generally would be available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a shareholder who has held the shares for six months or less, after applying certain holding period rules, would be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the shareholder as long-term capital gain.
If an investor were to recognize a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are written quite broadly, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Medicare Tax. Certain U.S. shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from us and capital gains from the sale or other disposition of our stock.
Taxation of Non-U.S. Holders
The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders in any year in which we qualify for and elect REIT status. This discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.
Ordinary Dividends. The portion of any dividends received by non-U.S. holders which (i) is payable out of our earnings and profits, (ii) is not attributable to our capital gains and (iii) is not effectively connected with a U.S. trade or business of the non-U.S. holder, would be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.
In general, non-U.S. holders would not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally would be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. holders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.
Non-Dividend Distributions. Unless our stock were to constitute a U.S. real property interest (“USRPI”), distributions that we make which are not dividends out of our earnings and profits would not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, then the distribution would be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (i) the non-U.S. holder’s proportionate share of our earnings and profits, plus (ii) the non-U.S. holder’s basis in its stock, would be taxed under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. holder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax may be enforced by a refundable withholding tax at a rate of 15% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.
Capital Gain Dividends. Under FIRPTA, a dividend that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries (such gains, “USRPI capital gains”), would, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and would be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations. We would be required to withhold tax equal to 35% of the maximum amount that could have been designated as a USRPI capital gain dividend. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain dividend if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs would not be subject to U.S. federal income tax, unless (i) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain or (ii) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the non-U.S. holder would incur a 30% tax on his capital gains.
A dividend that would otherwise have been treated as a USRPI capital gain dividend will not be so treated or be subject to FIRPTA and generally will not be treated as income that is effectively connected with a U.S. trade or business, but instead it will be treated in the same manner as ordinary income dividends (discussed above), provided that (i) the dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S. and (ii) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the dividend is received. We anticipate that our stock will be “regularly traded” on an established securities exchange.
Dispositions of RHE Stock. Unless our stock were to constitute a USRPI, a sale of our stock by a non-U.S. holder generally would not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. We expect that 50% or more of our assets will consist of USRPIs.
Even if the foregoing less-than-50% test is not met, our stock nonetheless would not constitute a USRPI if we were to be a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of the value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our stock, as described in the Code). Certain restrictions on ownership and transfer of our common stock to be provided in the RHE Charter following the merger should generally prevent non-U.S. holders from owning more than 50% of the value of our common stock, but no assurance can be given that such restrictions would ensure that we would be a domestically controlled qualified investment entity in any future year in which we qualify for and elect REIT status.
In the event that we were to not be a domestically controlled qualified investment entity, but a class of our stock is then “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. holder’s sale of our stock of that class nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of that class of our stock at all times during a specified testing period. Our stock is, and we expect that it will continue to be, publicly traded.
In addition, if a non-U.S. holder disposes of stock in a domestically controlled qualified investment entity during the 30-day period preceding the ex-dividend date of any dividend payment, and such non-U.S. holder acquires or enters into a contract or option to acquire a substantially identical interest in such entity within 61 days of the first day of such 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as USRPI capital gain to such non-U.S. holder under FIRPTA, then such non-U.S. holder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.
If gain on the sale of our stock were to be subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our stock that would not otherwise be subject to FIRPTA would nonetheless be taxable in the U.S. to a non-U.S. holder in two cases: (i) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain; or (ii) if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
Special FIRPTA Rules. Recently enacted amendments to FIRPTA create certain exemptions from FIRPTA and otherwise modify the application of the foregoing FIRPTA rules for particular types of non-U.S. investors, including “qualified foreign pension funds” and their wholly owned foreign subsidiaries and certain widely held, publicly traded “qualified collective investment vehicles.” Non-U.S. shareholders are urged to consult their own tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our stock.
Non-U.S. holders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.
Other Withholding Rules. Under the Foreign Account Tax Compliance Act, withholding at a rate of 30% will generally be required on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, our stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, and, after December 31, 2018, gross proceeds from the sale of, our stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to shareholders in respect of any amounts withheld. Non-U.S. shareholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our stock.
Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the U.S. at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.
Taxation of Tax-Exempt Shareholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that: (i) a tax-exempt shareholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder); and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt shareholder.
Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such shareholders to characterize distributions that we make as UBTI.
In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we were to be a “pension-held REIT.” We would not be a pension-held REIT unless: (i) we are required to “look through” one or more of our pension shareholders in order to satisfy the REIT closely held test and (ii) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our common stock to be provided in the RHE Charter following the merger should generally prevent a tax-exempt entity from owning more than 10% of the value of our common stock, but no assurance can be given that such restrictions would prevent us being a pension-held REIT in any future taxable year in which we qualify for and elect REIT status.

Tax-exempt shareholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.
Other Tax Considerations
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock.
State, Local and Foreign Taxes
We and our subsidiaries and shareholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state and local tax treatment and that of our shareholders may not conform to the U.S. federal income tax treatment discussed above. Prospective investors should consult their tax advisors regarding the application and effect of state and local income and other tax laws on an investment in our stock or other securities.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN SHAREHOLDERS
The following table furnishes information as of [ ], as to shares of the common stock beneficially owned by: (i) each person or entity known to us to be the beneficial owner of more than 5% of the common stock; (ii) each of AdCare’s directors and our named executive officers identified in “Director and Executive Compensation - Executive Compensation - Summary Compensation Table”, each of whom will serve as the directors and executive officers of RHE after the merger; and (iii) AdCare’s directors and executive officers as a group. As of [ ], there were 19,878,908 shares of common stock outstanding.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)		Percent of Outstanding Common Stock (3)
5% Beneficial Owners (Excluding Directors and Named Executive Officers):
Formidable Asset Management, LLC (4)	1,352,866	(5)	6.8%
Christopher Brogdon (6)	1,371,958	(7)	6.8%
Connie B. Brogdon (8)	1,371,958	(9)	6.8%
Park City Capital, LLC (10)	1,078,418	(11)	5.4%
Directors and Named Executive Officers:
Michael J. Fox	1,195,403	(12)	5.9%
David A. Tenwick	526,428	(13)	2.6%
William McBride, III**	490,662	(14)	2.4%
Allan J. Rimland	427,510	(15)	2.1%
Brent Morrison	95,319	(16)	*
Tom Knaup	57,588	(17)	*
Brian M. Szames	23,364	(18)	*
E. Clinton Cain	15,442	(19)	*
All Directors and Executive Officers as a Group:	2,831,716		13.6%
*    Less than one percent.
** Mr. McBride served as the Company’s Chief Executive Officer and a director from October 2014 until his employment was terminated on April 17, 2017. Mr. Rimland commenced serving as the Company’s Chief Executive Officer upon such termination. See the section entitled “Director and Executive Compensation - Employment Agreement/Termination - Former Officer - William McBride, III - Termination.”

(1)	The address for each of AdCare’s directors and executive officers is c/o AdCare Health Systems, Inc., 454 Satellite Boulevard NW, Suite 100, Suwanee, Georgia 30024.

(2)	Except as otherwise specified, each individual has sole and direct beneficial voting and dispositive power with respect to shares of the common stock indicated.

(3)	Percentage is calculated based on 19,878,908 shares of common stock outstanding as of [ ].

(4)	The address for Formidable Asset Management, LLC is 221 East 4th Street, Suite 2850, Cincinnati, Ohio 45202.

(5)	Based on a Schedule 13G/A filed with the SEC on February 7, 2017, Formidable Asset Management, LLC beneficially owned 1,352,866 shares of common stock with sole dispositive power of such shares.

(6)	The address for Mr. Brogdon is 88 West Paces Ferry Road N.W., Atlanta, Georgia 30305.

(7)
Includes: (i) 240,527 shares of common stock held directly by Mr. Brogdon; (ii) 784,143 shares of common stock held by Connie B. Brogdon (his spouse); (iii) warrants to purchase 115,763 shares of common stock held by Mr. Brogdon at an exercise price of $2.59 per share; (iv) warrants to purchase 115,763 shares of common stock held by Mr. Brogdon at an exercise price of $3.46 per share; and (v) warrants to purchase 115,762 shares of common stock held by Mr. Brogdon at an exercise price of $4.32 per share. Share information is based on a Form 4 filed with the SEC on December 17, 2014 and other information known to the Company.

(8)	The address for Ms. Brogdon is 88 West Paces Ferry Road N.W., Atlanta, Georgia 30305.

(9)
Includes: (i) 240,527 shares of common stock held directly by Mr. Brogdon (her spouse); (ii) 784,143 shares of common stock held by Ms. Brogdon; (iii) warrants to purchase 115,763 shares of common stock held by Mr. Brogdon at an exercise price of $2.59 per share; (iv) warrants to purchase 115,763 shares of common stock held by Mr. Brogdon at an exercise price of

$3.46 per share; and (v) warrants to purchase 115,762 shares of common stock held by Mr. Brogdon at an exercise price of $4.32 per share. Share information is based on a Form 4 filed with the SEC on December 2, 2014 and other information known to the Company.

(10)	The address for Park City is 200 Crescent Court, Suite 1575, Dallas, Texas 75201.

(11)
The information set forth in this table regarding Park City is based on a Schedule 13 D/A filed with the SEC on April 4, 2017 and other information known to the Company. Park City Capital Offshore Master, Ltd. has shared voting and dispositive power with respect to 976,168 of the shares. Park City Special Opportunity Fund, LP. has shared voting and dispositive power with respect to 102,250 of the shares. Park City has shared voting and dispositive power with respect to 1,078,418 of the shares. PCC SOF GP, LLC has shared voting and dispositive power with respect to 102,250 of the shares. Michael J. Fox has shared voting and dispositive power with respect to 1,078,418 of the shares. Park City Capital Offshore Master, Ltd. has warrants to purchase 328,418 shares of common stock. See the section entitled “Certain Information Regarding Directors and Executive Officers - Arrangements with Directors Regarding Election/Appointment.”

(12)
Includes: (i) 60,742 shares of common stock held directly by Mr. Fox; (ii) 750,000 shares of common stock held by affiliates of Mr. Fox; (iii) options to purchase 21,667 shares of common stock held directly by Mr. Fox at an exercise price of $4.06 per share; (iv) options to purchase 34,576 shares of common stock held directly by Mr. Fox at an exercise price of $3.90 per share; (v) a warrant to purchase 109,473 shares of common stock held by an affiliate of Mr. Fox at an exercise price of $2.57 per share; (vi) a warrant to purchase 109,473 shares of common stock held by an affiliate of Mr. Fox at an exercise price of $3.43 per share; and (vii) a warrant to purchase 109,472 shares of common stock held by an affiliate of Mr. Fox at an exercise price of $1.93 per share. See the section entitled “Certain Information Regarding Directors and Executive Officers - Arrangements with Directors Regarding Election/Appointment.”

(13)	Includes: (i) 498,650 shares of common stock held by Mr. Tenwick; and (ii) options to purchase 27,778 shares of common stock at an exercise price of $4.06 per share.

(14)
Includes: (i) 213,476 shares of common stock held by Mr. McBride; (ii) warrants to purchase 200,000 shares of common stock at an exercise price of $4.49 per share; and (iii) options to purchase 77,186 shares of common stock at an exercise price of $2.07 per share.

(15)
Includes: (i) 179,855 shares of common stock held by Mr. Rimland; (ii) warrants to purchase 183,334 shares of common stock at an exercise price of $4.25 per share; and (iii) options to purchase 64,321 shares of common stock at an exercise price of $2.07 per share.

(16)	Includes: (i) 60,742 shares of common stock held by Mr. Morrison; and (ii) options to purchase 34,576 shares of common stock held by Mr. Morrison at an exercise price of $3.90 per share.

(17)	Includes 57,588 shares of common stock held by Mr. Knaup.

(18)	Includes 23,364 shares of common stock held by Mr. Szames.

(19)
Includes: (i) 7,792 shares of common stock held by Mr. Cain; (ii) options to purchase 3,150 shares of common stock held by Mr. Cain at an exercise price of $3.93 per share; and (iii) options to purchase 4,500 shares of common stock held by Mr. Cain at an exercise price of $4.30 per share.

CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS
Board of Directors
Set forth below is, as of [ ], 2017, is certain biographical information for each person who will serve as a director of RHE immediately following the merger. All of such persons currently serve as directors of AdCare.
Michael J. Fox. Mr. Fox, age 39, has served as a director since October 2013 and Lead Independent Director since April 2015. Mr. Fox is the Chief Executive Officer of Park City Capital, LLC (“Park City”), a value-oriented investment management firm he founded in June 2008. From 2000 to 2008, Mr. Fox worked at J.P. Morgan in New York, most recently as Vice President and Senior Business Services Analyst. As J.P.Morgan’s Senior Business Services Analyst, Mr. Fox headed the firm’s Business Services equity research group from 2005 to 2008.  From 2000 to 2005, Mr. Fox was a member of J.P.Morgan’s Leisure equity research group which was consistently recognized by Institutional Investor’s All America Research Team.  Mr. Fox also serves on the board of directors of Resonant Inc. Mr. Fox’s expertise and background in the financial and equity markets and his involvement in researching the commercial real estate industry provide experience that the board considers valuable.

Thomas W. Knaup. Mr. Knaup, age 68, has served as a director since October 14, 2015. From November 2014 through September 2015, Mr. Knaup provided certain insurance-related consulting services to the Company. Since 2004, Mr. Knaup has worked as a private real estate investor. Prior to that, Mr. Knaup was employed for approximately twelve years with Aon, California (a division of Aon Corporation, a global professional services firm specializing in risk management, insurance and reinsurance brokerage), where he held positions of increasing responsibility, including Senior Vice President. Mr. Knaup has over 30 years of experience in the insurance brokerage business and has developed a strong expertise in the long-term care industry. Mr. Knaup’s expertise and background in the insurance and long-term care industries and his work in the field of real estate investment provide experience that the board considers valuable.

Brent Morrison. Mr. Morrison, age 41, has served as a director since October 2014. Mr. Morrison is currently the Managing Director of Zuma Capital Management LLC, a position he has held since 2012. Prior thereto, Mr. Morrison was a Research Analyst for Wells Fargo Advisors from 2012 to 2013, the Senior Research Analyst at the Strome Group, a private investment firm, from 2009 to 2012, a Research Analyst at Clocktower Capital, LLC, a global long/short equity hedge fund based in Beverly Hills, California, from 2007 to 2009 and a Vice President of Wilshire Associates, a financial consulting firm, from 1999 to 2007. Mr. Morrison also served on the board of directors of iPass Inc., which provides global enterprises and telecommunications carriers with cloud-based mobility management and Wi-Fi connectivity services from May 2015 to June 2016. Mr. Morrison’s expertise and background in the financial and equity markets provide experience that the board considers valuable.

Allan J. Rimland. Mr. Rimland, age 54, commenced serving as the Company’s Chief Executive Officer upon Mr. McBride’s termination of employment with the Company on April 17, 2017. Mr. Rimland has served as a director since October 14, 2015, as the Company’s President and Chief Financial Officer since April 1, 2015 and as the Company’s Secretary since May 1, 2015. From 2011 through February 2015, Mr. Rimland served as a Managing Director at Stephens Inc., a financial services firm, within its Investment Banking Group. In part, Mr. Rimland was responsible for originating and leading mergers and acquisitions and capital raising transactions for healthcare services clients. During the three years prior to working at Stephens Inc., Mr. Rimland was a Managing Director at JMP Securities LLC, an investment bank, where he served as Co-Head of its Healthcare Services and IT Investment Banking Group. At JMP Securities LLC, Mr. Rimland focused on mergers and acquisitions and public and private equity capital raising for healthcare services clients. Prior thereto, he was an investment banker at a number of investment banks including: Wachovia Capital Markets, Banc of America Securities and Morgan Stanley Dean Witter. Mr. Rimland’s expertise and background in investment banking, particularly in mergers and acquisitions and capital raising, and his knowledge and relationships in the healthcare services and related REIT sectors provide experience that the board considers valuable.

David A. Tenwick.   Mr. Tenwick, age 79, is our founder and has served as a director since our organization was founded in August 1991. Mr. Tenwick also served as Chairman of the Board from our founding until March 2015 and as the Company’s Interim Chief Executive Officer and President from June 1, 2014 to November 1, 2014. Prior to our founding, Mr. Tenwick was an independent business consultant from 1982 to 1990. In this capacity, he has served as a director and an officer of several businesses, including Douglass Financial Corporation, a surety company, and AmeriCare Health & Retirement, Inc., a long-term care management company. From 1967 until 1982, Mr. Tenwick was a director and an officer of Nucorp Energy, Inc., a company which he co-founded. Nucorp Energy was a public company that invested in oil and gas properties and commercial and residential real estate. Prior to founding Nucorp Energy, Mr. Tenwick was an enforcement attorney for the SEC. Mr. Tenwick is a member of the Ohio State Bar Association and was a founding member of the Ohio Assisted Living Association, an association that promotes high quality assisted living throughout the State of Ohio. Mr. Tenwick’s tenure with the Company and legal and business background provide experience that the board considers valuable.

Brian M. Szames. Mr. Szames, age 57, has served as a director since May 2017. He is currently Managing Principal of BMS Advisors, LLC, a strategic, financial and investment advisory firm he founded in 2016 and serves on the Board of Directors of a diversified value-add REIT. From 1999 until his retirement in 2016, Mr. Szames served as Group Vice President and Treasurer of Macy's, Inc. In such capacity, he managed multi-billion dollar debt and investment portfolios and was responsible for Macy's, Inc.'s corporate finance activities, capital structure, pension and investment plans, financial risk management, and cash management. Prior to his position with Macy's, Mr. Szames' previous roles included serving as Vice President & Treasurer at Fingerhut Companies, Inc. from 1998 to 1999 and Footstar, Inc. from 1996 to 1998, and Assistant Treasurer at Melville Corporation (now known as CVS) from 1992 to 1996. Mr. Szames experience with large-scale enterprises and his expertise in the areas of corporate finance, business development and financial management provide experience that the board considers valuable.

Arrangements with Directors Regarding Election/Appointment
Michael J. Fox. On October 1, 2013, we entered into a letter agreement (the “Fox Agreement”) with Park City and Mr. Fox pursuant to which the board appointed Mr. Fox as a director of the Company effective October 23, 2013 to serve until the 2013 Annual Meeting, we included Mr. Fox in our slate of nominees for election as a director at the 2013 Annual Meeting and we caused the re-election of Mr. Fox to the board at such meeting.
Pursuant to the Fox Agreement, for so long as Mr. Fox serves on the board as a nominee of the board, Park City shall take such action as may be required so that all of the capital stock of the Company which is entitled to vote generally in the election of directors (the “Voting Securities”) and is beneficially owned by Park City, or any person who, within the meaning of Rule 12b-2 under the Exchange Act, is “controlling,” “controlled by” or “under common control with” Park City (the “Park City Group”), is voted in favor of each of the board’s nominees to the board at any and all meetings of our shareholders or at any adjournment or postponement thereof or in any other circumstance in connection with which a vote, consent or other approval of holders of Voting Securities is sought with respect to the election of any nominee to the board.
In addition, for so long as Mr. Fox serves on the board as a nominee of the board, Park City will not do or agree or commit to do (or encourage any other person to do or agree or commit to do) and will not permit any member of the Park City Group or any affiliate or associate thereof to do or agree or commit to do (or encourage any other person to do or agree or commit to do) any of the following:

(i)
solicit proxies or written consents of shareholders with respect to any Voting Securities, or make, or in any way participate in, any solicitation of any proxy to vote any Voting Securities (other than as conducted by us), or become a participant in any election contest with respect to us;

(ii)
seek to call, or request the call of, a special meeting of shareholders or seek to make, or make, any shareholder proposal at any meeting of shareholders that has not first been approved in writing by the board;

(iii)
make any request or seek to obtain, in any fashion that would require public disclosure by us, Park City or their respective affiliates, any waiver or amendment of any provision of the Fox Agreement or take any action restricted thereby; and

(iv)
except as permitted by the Fox Agreement, make or cause to be made any statement or announcement that constitutes an ad hominem attack on us or our officers or directors in any document or report filed with or furnished to the SEC or any other governmental agency or in any press release or other publicly available format.

Furthermore, pursuant to the Fox Agreement, for so long as Mr. Fox serves on the board as a nominee of the board, Mr. Fox agrees to comply with all applicable policies and guidelines of the Company and, consistent with his fiduciary duties and his obligations of confidentiality as a member of the board, to refrain from communicating to anyone any nonpublic information about us that he learns in his capacity as a member of the board (which agreement shall remain in effect after Mr. Fox leaves the board). Notwithstanding the foregoing, Mr. Fox may communicate such information to any member of the Park City Group who agrees to be bound by the same confidentiality restrictions applicable to Mr. Fox, provided that Mr. Fox shall be liable for any breach of such confidentiality by any such member. In addition, Mr. Fox has confirmed that each of the other members of the Park City Group has agreed not to trade in any of our securities while in possession of any nonpublic material information about us if and to the extent doing so would be in violation of applicable law or, without the prior written approval of the board, to trade in any of our securities during any blackout period imposed by us.
Allan J. Rimland . The employment agreement between the Company and Mr. Rimland provides that, subject to applicable law, regulations and the Company’s organizational documents, it is the Company’s intention to cause Mr. Rimland to be appointed to the board at such time as it would not cause the Company to violate or fail to satisfy the NYSE MKT rules. Effective October 14, 2015, the board appointed Mr. Rimland to the board. As previously discussed in this proxy statement/prospectus, the board of directors of AdCare immediately prior to the merger will be the board of directors of RHE immediately following the merger. Accordingly, as a current AdCare board member, Mr. Rimland will be a RHE board member immediately after merger and by virtue of the merger agreement.
Director Independence
The NYSE MKT listing standards for smaller reporting companies require that at least 50% of the members of a listed company’s board of directors qualify as “independent,” as defined under NYSE MKT rules and as affirmatively determined by the company’s board of directors. After review of all the relevant transactions and relationships between each director (and his family members) and the Company, senior management and our independent registered public accounting firm, the board of directors affirmatively determined that: (i) Messrs. Fox, Knaup and Morrison were independent within the meaning of applicable NYSE MKT rules since January 1, 2016; and (ii) Mr. Szames has been independent within the meaning of applicable NYSE MKT rules since his appointment to the board of directors on April 28, 2017 (with his term as a director effective May 1, 2017). In addition, the board affirmatively determined that at all times since January 1, 2016, all of the members of the Audit Committee of the board were considered independent within the meaning of applicable NYSE MKT rules.

For purposes of determining the independence of Mr. Fox, the board considered: (i) the participation by an affiliate of Mr. Fox in the private placement by the Company of its convertible promissory notes in March 2015, with a conversion price at least equal to the greater of the book or market value of the common stock at the time we entered into a definitive agreement to issue such notes; and (ii) the Fox Agreement (as defined under “Certain Information Regarding Directors and Executive Officers - Arrangements with Directors Regarding Election/Appointment - Michael J. Fox”). See “Certain Information Regarding Directors and Executive Officers - Certain Relationships and Related Party Transactions - Related Party Transactions - Park City Capital.”

For purposes of determining the independence of Mr. Knaup, the board considered the consulting arrangement between Mr. Knaup and the Company, which commenced in November 2014 and terminated in September 2015. See “Certain Information Regarding Directors and Executive Officers - Certain Relationships and Related Party Transactions - Related Party Transactions - Knaup Consulting Agreement.”

Executive Officers
The following table sets forth certain information with respect to our current executive officers as of [ ], 2017. Our executive officers serve at the discretion of the board, subject to applicable employment agreements. See “Director and Executive Compensation - Employment Agreements.”

Name	Age	Position
Allan J. Rimland	54	Director, Chief Executive Officer, Chief Financial Officer, President and Corporate Secretary
E. Clinton Cain	36	Senior Vice President, Chief Accounting Officer and Controller
For biographical information for Mr. Rimland, see “- Board of Directors” above. Biographical information with respect to Mr. Cain is set forth below.
E. Clinton Cain. Mr. Cain has served as the Company's Senior Vice President, Chief Accounting Officer and Controller since February 4, 2016. Mr. Cain has previously served as Vice President of Finance at the Company beginning September 2014, before which time he worked as a Senior Financial Analyst at the Company beginning in June 2011. Prior to joining the Company, Mr. Cain worked as an audit associate at Habif, Arogeti & Wynne, LLP, in Atlanta, Georgia, and Huber, Erickson, and Bowman, LLC, in Salt Lake City, Utah, both certified public accounting firms. Mr. Cain is a Certified Public Accountant and has a Master of Accounting from the University of Utah and a B.S. in Accounting from Brigham Young University.

Certain Relationships and Related Party Transactions
Related Party Transactions
Riverchase. On April 9, 2010, Riverchase, then a wholly owned subsidiary of the Company, entered into a purchase agreement with a third party to acquire the assets of Riverchase Village, a 105-bed assisted living facility located in Hoover,

Alabama, for a purchase price of approximately $5.0 million. On June 22, 2010, the Company assigned to Christopher F. Brogdon (a then director of the Company, beneficial owner of more than 5% of the common stock and the Company’s former Chief Acquisition Officer) 100% of the membership interests in Riverchase (the “Assignment”). On June 25, 2010, Riverchase, then owned by Mr. Brogdon, completed the acquisition of the Riverchase Village facility.
Riverchase financed the purchase of the Riverchase Village facility by borrowing from the Medical Clinic Board of the City of Hoover, Alabama the proceeds from the issuance of the Riverchase Bonds, with an aggregate principal amount of $6.3 million. As part of the financing, AdCare guaranteed Riverchase’s obligations under the Riverchase Bonds.
As consideration for the Assignment and AdCare’s guarantee of Riverchase’s obligations under the Riverchase Bonds, Mr. Brogdon granted to a wholly owned subsidiary of the Company an exclusive and irrevocable option to acquire Riverchase (the “Riverchase Option”) originally through June 22, 2012 (which option was subsequently extended through June 22, 2015) for an exercise price of $100,000. In addition, another wholly owned subsidiary of the Company entered into a five-year year management agreement with Riverchase pursuant to which such subsidiary supervised the management of the Riverchase Village facility for a monthly fee equal to 5% of the monthly gross revenues of the Riverchase Village facility. On June 22, 2013, the Company subsidiary and Riverchase agreed to mutually terminate such management agreement. See “- Letter Agreement with Brogdon”.
Sale of Riverchase Facility. On June 11, 2015, Riverchase entered into an asset purchase agreement with Omega Communities, LLC (“Omega”) to sell the Riverchase Village facility, which was subsequently amended.
On November 20, 2015, Riverchase completed the sale of the Riverchase Village facility to Omega for a purchase price of $6.9 million. In connection with such sale, the Riverchase Bonds were repaid in full, and the Company was released from its guaranty of Riverchase’s obligations thereunder. In connection with the sale of the Riverchase Village facility, the Company received $0.2 million, all of which was applied to reduce the obligations under the promissory note issued by Riverchase to the Company (See “- Letter Agreement with Brogdon”). As of December 31, 2016, principal due and payable under the promissory note issued by Riverchase was $95,000.
See “- Letter Agreement with Brogdon” below for a further description of the agreements with respect to the Riverchase Village facility and related matters.
Promissory Note Issued By Brogdon. On December 31, 2013, the Company notified certain entities controlled by Mr. Brogdon of the Company’s intent to terminate the management agreements between subsidiaries of the Company and such Brogdon entities under which the Company subsidiaries managed eight skilled nursing facilities located in Oklahoma owned by the Brogdon entities. Pursuant to the Letter Agreement discussed under “- Letter Agreement with Brogdon”: (i) the parties agreed to terminate the management agreements effective March 1, 2014 and (ii) Mr. Brogdon executed a promissory note in favor of the Company in principal amount of $523,663 which represented amounts owed as of March 1, 2014 (a) by the Brogdon entities pursuant to the management agreements and (b) by GL Nursing, LLC (an entity controlled by Mr. Brogdon) to the Company in connection with the Company’s assignment to GL Nursing, LLC in May 2012 of the Company’s rights to acquire a 141-bed skilled nursing facility located in Lonoke, Arkansas, known as Golden Years Manor. The promissory note was originally payable in five equal monthly installments commencing on September 1, 2014 and ending on December 31, 2014, and did not bear interest.
Letter Agreement with Brogdon. On March 3, 2014, the Company and certain of its subsidiaries entered into a letter agreement, dated as of February 28, 2014 (the “Letter Agreement”), with Mr. Brogdon and entities controlled by him which reduced the purchase price for the exercise of the Riverchase Option to $1.00. Furthermore, the Letter Agreement provided that, upon the closing of the sale of the Riverchase Village facility to an arms-length third party purchaser, regardless of whether the Company has exercised the Riverchase Option, the net sales proceeds from such sale shall be distributed as follows: (a) one-half of the net sales proceeds will be paid to the Company; (b) the remaining net sales proceeds will be paid to the Company to satisfy the outstanding principal balance and interest (if any) then due under the promissory note issued by Mr. Brogdon in favor of the Company with an original principal amount of $523,663, with such payment to be applied in the order of scheduled amortization under the note; and (c) the balance of net sales proceeds will be paid to the Company.
On May 15, 2014, the Company and certain of its subsidiaries entered into an amendment to the Letter Agreement (the “Letter Agreement First Amendment”), pursuant to which the Company paid $92,323 (the “Tax Payment”) to the appropriate governmental authorities of Jefferson County, Alabama, such amount representing outstanding real property taxes due on the Riverchase Village facility. The Company determined that it was in its best interests to make the Tax Payment in order to preserve the Company’s interest in the sale of the Riverchase Village facility. In connection with the Tax Payment, the parties also agreed to amend and restate the promissory note issued by Mr. Brogdon in favor of the Company to reflect a new principal amount of

$615,986, which amount represents the original principal amount of the note plus the Tax Payment. Furthermore, the Letter Agreement First Amendment amended the Letter Agreement to provide that, if the closing of the sale of the Riverchase Village facility did not occur on or before December 31, 2014, then a payment of principal under the amended and restated promissory note equal to the Tax Payment would be due and payable to the Company on or before January 31, 2015.
Prior to the sale of the Riverchase Village facility in November 2015, AdCare guaranteed Riverchase’s obligations with respect to the Riverchase Bonds, and in order to preserve the Company’s interest in the sale of the Riverchase Village facility, the Company made a payment in the amount of $85,000 (the “Principal Obligation”) on behalf of Riverchase with respect to its obligations under the bonds. On October 10, 2014, Riverchase issued a promissory note in favor of the Company in the principal amount of $177,323, which represented the amount of Tax Payment plus the Principal Obligation. The note does not bear interest and was due upon the closing of the sale of the Riverchase Village facility. See “- Sale of Riverchase Village Facility”.
On October 10, 2014, the Company and certain of its subsidiaries entered into a second amendment to the Letter Agreement, as amended (the “Letter Agreement Second Amendment”), with Mr. Brogdon and entities controlled by Mr. Brogdon, pursuant to which the Company reduced the principal amount of the promissory note issued by Mr. Brogdon by the amount equal to $92,323 (which represents the amount of the Tax Payment) plus $255,000 (which represents an offset of amounts owed by the Company to Mr. Brogdon under his consulting agreement with the Company). See “- Brogdon Consulting Agreement”.
The Letter Agreement Second Amendment also amended the Letter Agreement, as amended, to provide that upon the closing of the sale of the Riverchase Village facility to a third party purchaser, the net sales proceeds from such sale shall be distributed so that any net sales proceeds shall first be paid to the Company to satisfy the $177,323 outstanding under the note issued by Riverchase to the Company.
On March 25, 2015, the Company and certain of its subsidiaries entered into a third amendment to the Letter Agreement, as amended (the “Letter Agreement Third Amendment”), with Mr. Brogdon and entities controlled by him, pursuant to which Riverchase and the Company agreed to amend the promissory note issued by Riverchase to the Company to: (i) increase the principal amount due under the promissory note issued by Riverchase to the Company by any additional real property tax payments made by the Company with respect to the Riverchase Village facility and (ii) to state that such promissory note would not bear interest.
The Letter Agreement Third Amendment amended the Letter Agreement to provide a schedule for the payment to the Company of the net sales proceeds resulting from a sale of the Riverchase Village facility to a third-party purchaser. The Letter Agreement Third Amendment required that the net sales proceeds from such sale be distributed to the Company as follows: (i) an amount sufficient to satisfy all amounts due and owing under the promissory note issued by Riverchase to the Company; (ii) one-half of the then remaining net sales proceeds; (iii) an amount sufficient to satisfy the amounts due and owing under the promissory note issued by Mr. Brogdon to the Company; and (d) the then remaining balance of net sales proceeds.
In connection with the Letter Agreement Third Amendment, the Company and Mr. Brogdon agreed to amend the promissory note issued by Mr. Brogdon to the Company. Pursuant to this amendment, the principal balance plus any accrued interest under the promissory note issued by Mr. Brogdon to the Company shall be due and payable on the earlier of: (i) December 31, 2015; or (ii) the closing of the sale of the Riverchase Village facility. See “- Sale of Riverchase Village Facility”. On November 10, 2016, the Company and Mr. Brogdon agreed to further amend the promissory note issued by Mr. Brogdon to the Company to extend its maturity date to December 31, 2017. As a condition to such amendment, Winter Haven Homes, Inc. (“Winter Haven”), an entity owned and controlled by Mr. Brogdon, has agreed to waive payment of certain charges otherwise due and owing from the Company to Winter Haven from January 1, 2016 to July 31, 2016. As of March 31, 2017, principal due and payable under the promissory note issued by Mr. Brogdon to the Company was $268,663, which has been fully allowed for during the quarter ended March 31, 2017.
Brogdon Consulting Agreement. In December 2012, the Company entered into a three-year consulting agreement with Mr. Brogdon for consulting services related to the acquisition and financing of skilled nursing facilities.
On May 6, 2014, the Company and Mr. Brogdon amended the consulting agreement to: (i) provide for an aggregate consulting fee equal to $400,000; (ii) a success fee of $25,000 (a “Success Fee”), subject to certain limitations; and (iii) eliminate the severance pay originally payable to Mr. Brogdon upon termination of the original consulting agreement without cause. Under the amended consulting agreement, Mr. Brogdon also would have received a change of control fee of $500,000, if a change of control occurred on or before May 1, 2015; however, no such fee became payable.
Pursuant to the amended consulting agreement, the Company made a one-time payment of $100,000 in respect of the

$400,000 consulting fee on May 6, 2014, and was obligated to pay the remainder of the consulting fee in monthly payments of $15,000, which payments commenced on June 1, 2014. The Company did not pay any Success Fee to Mr. Brogdon during the fiscal year 2015. Pursuant to the amended consulting agreement, the balance of the consulting fee owed to Mr. Brogdon by the Company in the amount of $255,000 was offset in October 2014 against the remaining amount owed by Mr. Brogdon to the Company under the promissory note, thereby reducing the principal amount of the promissory note to $268,663. See “- Promissory Note Issued by Brogdon” above.
On March 21, 2016, Mr. Brogdon and the Company entered into a letter agreement with respect to the amended consulting agreement pursuant to which Mr. Brogdon and the Company agreed that such agreement was terminated effective as of November 20, 2015.
Settlement and Indemnification Agreement. On March 26, 2015, the Company and certain entities controlled by Mr. Brogdon entered into a Settlement and Indemnification Agreement with respect to: (i) certain claims made by the Brogdon entities in connection with management and administrative services provided by the Company to the Brogdon entities under various management agreements; and (ii) certain pending, or threatened, legal proceedings against the Company and certain of its subsidiaries, and Mr. Brogdon and certain entities controlled by him, including the litigation filed in the District Court of Oklahoma County, State of Oklahoma and described in Part I, Item 3, “Legal Proceedings” in the Company’s 2014 Annual Report on Form 10-K (collectively, and including any unasserted claims arising from the management agreements, the “AdCare Indemnified Claims”). Pursuant to such agreement, the Company contributed $600,000 towards the settlement of the litigation, which occurred in March 2015, and Mr. Brogdon and the Brogdon entities released the Company from any and all claims arising in connection with the management agreements and indemnified the Company with respect to the AdCare Indemnified Claims.
Personal Guarantor on Loan Agreements . Mr. Brogdon serves as personal guarantor on certain loan agreements entered into by the Company prior to 2015. At December 31, 2016, the total outstanding principal owed under such loan agreements was approximately $15.3 million. On March 20, 2017, the principal owed was reduced by $1.5 million through the application of restricted cash held as collateral against such loans.
Park City Capital. On March 31, 2015, the Company accepted a Subscription Agreement from Park City Capital Offshore Master, Ltd. (“Park City Offshore”), an affiliate of Michael J. Fox, for a 2015 Note with an aggregate principal amount of $1,000,000 and, in connection therewith, issued such note to Park City Capital Offshore on April 30, 2015. The 2015 Note was offered to Park City Offshore on the same terms and conditions as all other investors in the offering. In January 2017, the Company repurchased the $1,000,000 2015 Note held by Park City Offshore pursuant to the terms of the Company’s previously announced cash tender offer for any and all of the outstanding 2015 Notes. Mr. Fox is a an affiliate of Park City Offshore, a director of the Company since October 2013, Lead Independent Director since April 1, 2015 and a beneficial owner of greater than 5% of the outstanding common stock.
For a description of the arrangements between the Company and Mr. Fox regarding his service as a director, see “Certain Information Regarding Directors and Executive Officers - Arrangements with Directors Regarding Election/Appointment.”
Allan J. Rimland Consulting Agreement . During March 2015, prior to Mr. Rimland’s appointment as Chief Financial Officer of the Company, Mr. Rimland provided certain consulting services to the Company as an independent contractor. The Company paid Mr. Rimland $20,000 for such services.
Thomas W. Knaup Consulting Agreement . From November 2014 through September 2015, Mr. Knaup provided certain insurance-related consulting services to the Company through an entity owned and controlled by him. In connection with such services, the Company issued to the entity in December 2014 a five-year warrant to purchase 224,758 shares of common stock at an exercise price of $4.04 per share. In September 2015, the Company and the entity terminated the consulting arrangement and the warrant, without it being exercised, and the Company paid $115,000 to the entity in connection therewith.
Doucet Asset Management, LLC. On June 10, 2014 and on subsequent dates, Doucet Capital, LLC, Doucet Asset Management, LLC, Christopher L. Doucet and Suzette A. Doucet jointly filed with the SEC a Schedule 13D reporting beneficial ownership of greater than 5% of the common stock.
On March 31, 2015, the Company accepted Subscription Agreements from Christopher L. Doucet and Suzette A. Doucet for subordinated convertible notes with an aggregate principal amount of $250,000. The notes were offered to them on the same terms and conditions as all other investors in the offering. With respect to the offering of notes, Institutional Securities Corporation served as the placement agent and Doucet Asset Management, LLC served as the selected dealer, both of which are affiliates of

Mr. and Ms. Doucet. In connection with the offering of notes, the Company paid to Institutional Securities Corporation a placement fee of $151,000.
In January 2017, the Company repurchased the convertible promissory notes in aggregate principal amount of $250,000 held by Mr. and Ms. Doucet pursuant to the terms of the Company’s previously announced cash tender offer for any and all of the outstanding convertible notes. On January 19, 2017, Doucet Capital, LLC, Doucet Asset Management, LLC and Mr. and Ms. Doucet jointly filed with the SEC a Schedule 13D reporting beneficial ownership of less than 5% of the common stock as a result of the convertible notes repurchased by the Company pursuant to such tender offer.
Cantone. On April 12, 2011 and on subsequent dates, Anthony J. Cantone, Cantone Research, Inc. (“CRI”), Cantone Asset Management, LLC (“CAM”), and certain other reporting persons filed with the SEC a Schedule 13G reporting beneficial ownership of greater than 5% of the common stock. On October 5, 2015, Mr. Cantone, CRI and CAM, and certain other reporting persons filed with the SEC a Schedule 13G/A-2, which reported beneficial ownership of less than 5% of the common stock.
As part of a private placement offering in 2012 for which CRI acted as placement agent, the Company issued and sold to Mr. Cantone and CAM subordinated convertible notes due July 31, 2015, with an aggregate principal amount of approximately $6.4 million. On June 30, 2015, the Company entered into prepayment agreements with Mr. Cantone and CAM and, in connection therewith, prepaid the note held by Mr. Cantone in its entirety and partially prepaid the note held by CAM, leaving a principal balance of approximately $4.8 million with respect to such note. All but $1.5 million of such principal balance was repaid on the July 31, 2015 maturity date.
Effective July 31, 2015, the Company and CAM amended the note held by CAM to, among other things: (i) extend the maturity date with respect to $1.5 million of the principal amount of the note to October 31, 2017; (ii) increase the interest rate from 8.0% to 10.0% per annum; and (iii) increase the conversion price from $3.97 to $4.25 per share. Additionally, the amendment modifies the Company’s right to prepay the note so that the Company may prepay at any time, without penalty, upon 60 days prior notice, any portion of the outstanding principal amount and accrued and unpaid interest thereon with respect to the note; provided, however, that: (i) the shares of the common stock issuable upon conversion of the note have been registered for resale under the Securities Act; and (ii) at any time after the issue date of the note, the volume-weighted average price of the common stock for ten consecutive trading days has equaled or exceeded 150% of the then-current conversion price. The amendment also affords each of CAM and the Company the right to cause the redemption of all or any portion of the principal amount of the note upon a change of control (as defined in the note) at a redemption price equal to 115% of the sum of (i) outstanding principal amount to be redeemed, plus (ii) the amount of accrued and unpaid interest thereon.
Pursuant to the amendment, the Company paid to CRI a fee equal to $37,500. The amendment also amends the consulting agreement, dated July 2, 2012, between the Company and CRI to: (i) reduce the annual consulting fee payable thereunder from approximately $50,000 to $15,000 and further reduce such fee proportionately upon each repayment, redemption or conversion of the principal amount of the note; and (ii) terminate such consulting agreement upon the earlier of October 31, 2017, or the conversion, redemption or prepayment of the entire principal amount of the note. The consulting agreement was originally executed by the parties in 2012 in connection with the Company’s private offering of 8% Subordinated Convertible Notes due July 31, 2015.
Approval of Related Party Transactions
Each of the foregoing transactions was approved by the independent members of the board of directors without the related party having input with respect to the discussion of such approval. In addition, the board of directors believes that each of the foregoing transactions was necessary for the Company’s business and is on terms no less favorable to the Company than could be obtained from independent third parties. The Company’s policy requiring that independent directors approve any related party transaction is not evidenced by writing but has been the Company’s consistent practice.

DIRECTOR AND EXECUTIVE COMPENSATION
Director Compensation
Director Compensation and Reimbursement Arrangements. In January 2016, the board of directors and its compensation committee (the “compensation committee”) approved the Company’s director compensation plan for the year ending December 31, 2016. Pursuant to this plan, 2016 director fees for non-employee directors were set at $75,000, payable in restricted stock awards granted pursuant to the AdCare Health Systems, Inc. 2011 Stock Incentive Plan (the “2011 Plan”). In accordance with this plan, on January 27, 2016, the Company granted to each of Messrs. Fox, Morrison and Tenwick a restricted stock award of 36,232 shares of common stock, which vests as to one-third of the shares on each of January 1, 2017, January 1, 2018 and January 1, 2019.
On December 16, 2016, the board of directors and the compensation committee approved the Company’s director compensation plan for the year ending December 31, 2017. Pursuant to this plan, 2017 director fees for non-employee directors were set at $75,000, payable as follows: (i) $37,500 payable in cash; and (ii) $37,500 payable in restricted stock granted pursuant to the 2011 Plan. In accordance with this plan, the Company paid the cash portion of the 2017 director fees in January 2017 and granted to each of Messrs. Fox, Morrison, Tenwick and Knaup, on December 16, 2016, a restricted stock award of 24,510 shares of common stock, which vests as to one-third of the shares on each of January 1, 2018, January 1, 2019 and January 1, 2020.
In addition, in December 2016 the board of directors and compensation committee also approved a grant to Mr. Knaup of a restricted stock award of 10,212 shares of common stock, which vests as to one-third of the shares on each of January 1, 2018, January 1, 2019 and January 1, 2020. The award was granted on December 16, 2016 and was awarded in respect of two and one-half months of service on the board of directors in 2015 for which Mr. Knaup had not been previously compensated.
In connection with Mr. Szames’s appointment to the board effective May 1, 2017, Mr. Szames received 23,364 shares of restricted common stock, which vest as to one-third of the underlying shares on January 1 of each of 2018, 2019 and 2020, and $25,000 in cash. The restricted stock award and cash payment represent prorated director compensation in respect of Mr. Szames’s service on the board for the remaining portion of 2017.

In addition, each director also received, or will receive, a payment of $1,000 in cash for each in-person board meeting attended during the year ended December 31, 2016 and the year ending December 31, 2017. Non-employee directors are also reimbursed for travel and other out-of-pocket expenses in connection with their duties as directors.
Director Compensation Table. The following table sets forth information regarding compensation paid to our non-employee directors for the year ended December 31, 2016. Directors who are employed by us do not receive any compensation for their activities related to serving on the board of directors.

Name	Fees earned or paid in cash $	Stock awards (1) $		Option awards (2) $	Non-equity incentive plan compensation $	Change in pension value and non- qualified deferred compensation earnings $	All other compensation (3) $	Total $
Michael J. Fox	4,000	75,000	(2)	$—	—	—	1,240	80,240
Tom Knaup	4,000	90,624	(4)	—	—	—	—	94,624
Brent Morrison	4,000	75,000	(2)	—	—	—	1,162	80,162
David A. Tenwick	4,000	75,000	(2)	—	—	—	8,102	87,102

(1)
The amounts set forth reflect the full aggregate grant date market value of the awards granted January 27, 2016 for 2016 director compensation. See Note 13 - Stock Based Compensation to our Consolidated Financial Statements, which are included in the section entitled “Index to Consolidated Financial Statements,” for a description of the assumptions used to determine fair value.

(2)
Represents a restricted stock grant of 36,232 shares of common stock with a grant price of $2.07 per share which vests as to one-third of the shares on January 1, 2018, January 1, 2019 and January 1, 2020.

(3)	The amounts set forth reflect amounts reimbursed for travel and other out-of-pocket expenses in connection with their duties as directors.

(4)
Represents: (i) a restricted stock award of 22,866 shares of common stock with a grant price of $3.28 per share, which vests with respect to one-third of such shares on each of the first, second and third anniversaries of the grant date of October 21, 2015 previously reported for the year ended December 31, 2015; (ii) a restricted stock award of 10,212 shares of common stock with a grant price of $1.53, which vests as to one-third of the shares on each of January 1, 2018, January 1, 2019 and January 1, 2020. The award was granted on December 16, 2016 and was awarded in respect of two and one-half months of service on the AdCare Board of Directors in 2015 for which Mr. Knaup had not been previously compensated.

The number of outstanding exercisable and unexercisable options and warrants, and the number of unvested shares of restricted stock held by each of our non-employee directors as of December 31, 2016 are shown below:

	As of December 31, 2016
	Number of Shares Subject to Outstanding Options or Warrants		Number of Shares of Unvested Restricted Stock
Director	Exercisable	Unexercisable
Michael J. Fox*	56,244	17,288	60,742
Tom Knaup	—	—	15,244
Brent Morrison	34,576	17,288	49,966
David A. Tenwick	27,778	—	67,153
* Excludes 328,418 shares subject to outstanding, exercisable warrants purchased by an affiliate of Mr. Fox unrelated to equity compensation.
Executive Compensation
Summary Compensation Table . The following table sets forth the compensation paid or awarded to, earned by or accrued for our principal executive officer and our other most highly compensated executive officers whose total compensation exceeded $100,000 for the year ended December 31, 2016 (collectively, our “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
William McBride III, Former Chairman and Former Chief Executive Officer (former principal executive officer)*	2016	300,000	—	—		—		—	—	—		300,000
	2015	300,000	30,000	285,497	(2)	60,000	(3)	—	—	614,218	(4)	1,289,715
Allan J. Rimland, Director, Chief Executive Officer, President, Chief Financial Officer and Corporate Secretary (principal financial officer)	2016	250,000	—	—		—		—	—	69,557	(5)	319,557
	2015	187,500	25,000	575,000	(6)	284,273	(7)	—	—	211,967	(8)	1,283,740
E. Clinton Cain, Senior Vice President, Chief Accounting Officer and Controller (principal accounting officer)	2016	120,000	11,500	—		—		—	—	—		131,500
	2015	—	—	—		—		—	—	—		—

*
Mr. McBride served as the Company’s Chief Executive Officer (and principal executive officer) during 2015, 2016 and until his employment was terminated on April 17, 2017. Mr. Rimland commenced serving as the Company’s Chief Executive Officer (and principal executive officer) upon such termination. See the section entitled “Director and Executive Compensation - Employment Agreement/Termination - Former Officer - William McBride, III - Termination.”

(1)
The amounts set forth above reflect the full aggregate grant date fair value of the awards. See Note 13 - Stock Based Compensation to our Consolidated Financial Statements, which are included in the section entitled “Index to Consolidated

Financial Statements,” for a description of the assumptions used to determine fair value.

(2)
Represents: (i) a restricted stock award of 50,000 shares of common stock with a grant price of $4.01 per share, which vests with respect to one-third of such shares on October 10, 2015, October 10, 2016 and October 10, 2017; (ii) a restricted stock award of 6,157 shares of common stock with a grant price of $4.06 per share, which vested immediately on the grant date of May 12, 2015; and (iii) a restricted stock award of 28,986 shares of common stock with a grant price of $2.07 per share, which vested immediately on the grant date of January 27, 2016.

(3)	Represents a five-year option to purchase 77,186 shares of common stock with an exercise price of $2.07 per share, which vested immediately on the grant date of January 27, 2016.

(4)
Represents: (i) payments in the amount of $456,816 to Mr. McBride in respect of the taxes owed by Mr. McBride related to a restricted stock award of 50,000 shares of common stock granted January 1, 2015 and the vesting of 50,000 shares of restricted stock granted on October 10, 2014; (ii) dividends in the amount of $29,000, with respect to equity compensation awards of common stock outstanding at the record dates during 2015; and (iii) payments in the amount of $128,402 to Mr. McBride in respect of the taxes owed by Mr. McBride related to the vesting of 50,000 shares of common stock on October 10, 2016 under a restricted stock award of 150,000 shares of common stock granted on October 10, 2014. Pursuant to Mr. McBride’s employment agreement, the Company agreed to pay all taxes owed in connection with such grants.

(5)	Represents commuting expenses reimbursed by the Company.

(6)
Represents: (i) a restricted stock award of 125,000 shares of common stock with a grant price of $4.20 per share, which vests with respect to one-third of such shares on each of the first, second and third anniversaries of the grant date of April 1, 2015; and (ii) a restricted stock award of 24,155 shares of common stock with a grant price of $2.07 per share, which vested immediately on the grant date of January 27, 2016.

(7)
Represents: (i) a ten-year warrant to purchase 275,000 shares of common stock with an exercise price of $4.25 per share, which vests with respect to one-third of such shares on each of the first, second and third anniversaries of the grant date of April 1, 2015; and (ii) a five-year option to purchase 64,321 shares of common stock with an exercise price of $2.07 per share, which vested immediately on the grant date of January 27, 2016.

(8)
Represents: (i) a payment of approximately $20,000 for consulting services provided by Mr. Rimland prior to his employment with the Company; (ii) insurance costs of $15,283 reimbursed by the Company pursuant to Mr. Rimland’s employment agreement; (iii) certain business-related and commuting expenses reimbursed by the Company of approximately $64,320; (iv) dividends in the amount of $20,625, with respect to equity compensation awards of common stock outstanding at the record dates during 2015; and (v) payments in the amount of $91,739 to Mr. Rimland in respect of the taxes owed by Mr. Rimland related the vesting of 41,666 shares of common stock on April 1, 2016 under a restricted stock award of 125,000 shares of common stock granted April 1, 2015. Pursuant to Mr. Rimland’s employment agreement, the Company agreed to pay all taxes owed in connection with such grants.

Outstanding Equity Awards at Fiscal Year-End Table. The Outstanding Equity Awards at Fiscal Year-End table below sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2016:

	OPTION AWARDS						STOCK AWARDS
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)— Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Earned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested	Market Value of Stock that is Not Vested	Equity Incentive Plan Award: Total Number of Unearned Shares, Units or Other Rights that have Not Vested		Equity Incentive Plan Award: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested
William McBride III, Former Chairman and Former Chief Executive Officer (former principal executive officer)*	200,000	100,000	(1)	—	$4.49	10/10/2024	—	—	50,000	(2)	$73,000
	77,186	—		—	$2.07	1/27/2021	—	—	16,667	(3)	$24,333
Allan J. Rimland, Director, Chief Executive Officer, President, Chief Financial Officer and Corporate Secretary (principal financial officer)	91,666	183,334	(4)	—	$4.25	4/1/2025	—	—	83,334	(5)	$121,667
	64,321	—		—	$2.07	1/27/2021
E. Clinton Cain, Senior Vice President, Chief Accounting Officer and Controller (principal accounting officer)	3,150	—		—	$3.93	3/16/2017	—	—	5,195	(6)	$7,584
	4,500	—		—	$4.30	4/17/2023

*
Mr. McBride served as the Company’s Chief Executive Officer (and principal executive officer) during 2015, 2016 and until his employment was terminated on April 17, 2017. Mr. Rimland commenced serving as the Company’s Chief Executive Officer (and principal executive officer) upon such termination. See the section entitled “Director and Executive Compensation - Employment Agreement/Termination - Former Officer - William McBride, III - Termination.”

(1)	100,000 unvested warrants were forfeited on April 17, 2017 upon Mr. McBride's termination.

(2)	50,000 unvested shares of restricted stock were forfeited on April 17, 2017 upon Mr. McBride's termination.

(3)	16,667 unvested restricted shares of restricted stock were forfeited on April 17, 2017 upon Mr. McBride's termination.

(4)	Warrant vests on the following schedule: 91,667 shares on April 1, 2017, and 91,667 shares on April 1, 2018.

(5)	Restricted shares vest on the following schedule: 41,667 shares on April 1, 2017, and 41,667 shares on April 1, 2018.

(6)	Restricted shares vest on the following schedule: 2,597 shares on December 31, 2017, and 2,597 shares on December 31, 2018.
Employment Agreements - Current Officers
Allan J. Rimland. Mr. Rimland commenced serving as the Company’s Chief Executive Officer upon Mr. McBride’s termination of employment with the Company on April 17, 2017. On March 25, 2015, the board appointed Mr. Rimland to serve as the Company’s President and Chief Financial Officer, effective April 1, 2015, Corporate Secretary, effective May 1, 2015, and a director, effective October 14, 2015. The Company and Mr. Rimland executed an employment agreement, effective as of April 1, 2015, pursuant to which the Company will employ Mr. Rimland as its President and Chief Financial Officer on the following terms: (i) the Company will pay to Mr. Rimland an annual base salary of $250,000, subject to increase by the compensation committee; (ii) Mr. Rimland will be eligible to earn an annual bonus based on achievement of performance goals established by the compensation committee of up to 100% of his base salary; and (iii) the Company will provide Mr. Rimland with such other benefits as other senior executives of the Company receive. Pursuant to the employment agreement, the Company will employ Mr. Rimland for an initial term of three years, subject to automatic consecutive renewal terms of one year unless notice of non-renewal is provided pursuant to the employment agreement.
In connection with Mr. Rimland’s employment, the Company granted to Mr. Rimland on April 1, 2015: (i) pursuant to the 2011 Plan, 125,000 shares of restricted common stock, which vest as to one-third of the shares on each of the three subsequent anniversaries of the grant date; and (ii) a ten-year warrant to purchase 275,000 shares of common stock with an exercise price per share equal to $4.25, which vests as to one-third of the shares on each of the three subsequent anniversaries of the grant date; (iii) a restricted stock award of 24,155 shares of common stock with a grant price of $2.07 per share, which vested immediately on the grant date of January 27, 2016; and (iv) a five-year option to purchase 64,321 shares of common stock with an exercise price of $2.07 per share, which vested immediately on the grant date of January 27, 2016.
Under the employment agreement, the Company also will pay to Mr. Rimland an additional bonus during each applicable year to reimburse him for any state and federal income tax liability he incurs as a result of the vesting of restricted stock awards (whether by the passage of time or upon acceleration of vesting), which bonus amount shall be “grossed up” to compensate Mr. Rimland for the additional tax liability of such bonus.
If Mr. Rimland is terminated for cause, then he shall receive any accrued but unpaid salary through his termination date. If Mr. Rimland terminates his employment without good reason, then he shall receive any accrued but unpaid salary through his termination date and any earned but unpaid bonus amounts with respect to the preceding completed fiscal year.
In the event that: (i) Mr. Rimland is terminated without cause; (ii) Mr. Rimland terminates his employment for good reason; (iii) Mr. Rimland is terminated in a change of control termination; or (iv) the Company declines to renew the employment agreement after its initial term or any subsequent term, then: (a) Mr. Rimland will receive a lump sum amount equal to two times his then-current base salary; (b) the restricted stock award and the warrant shall automatically accelerate so as to be fully vested as of his termination date; and (c) Mr. Rimland will be reimbursed for monthly premiums paid by him under the Consolidated Omnibus Budget Reconciliation Act of 1985 for up to 18 months. In the event Mr. Rimland is terminated due to his death or disability, Mr. Rimland (or his estate or beneficiaries, as the case may be) shall receive a lump sum severance payment equal to all accrued and unpaid salary through the date of termination plus a pro-rata bonus payment amount calculated as the product of any bonus Mr. Rimland would have earned for the fiscal year times a fraction representing the portion of the year he was employed prior to such termination. For purposes of Mr. Rimland’s employment agreement: (i) a termination shall be deemed for “cause,” only if it is based upon conviction of (or pleading guilty or nolo contendere to) a felony, material disloyalty to the Company, or Mr. Rimland having engaged in unethical or illegal behavior which is of a public nature and results in material damage to the Company; (ii) “good reason” means a material diminution in Mr. Rimland’s authority or responsibilities, a material change in the geographic location at which Mr. Rimland must regularly perform the services to be performed by him, any other action or inaction that constitutes a material breach by the Company of the employment agreement, or, subject to certain notice and cure provisions, the failure by the Company to continue in effect any material benefit plan in which Mr. Mr. Rimland participates and such failure occurs during the period commencing three months prior to a change of control (as defined in the agreement) and ending one year after a change of control; and (iii) a “change of control termination” means that, during the three months prior, or within one year after, a change of control, Mr. Rimland is terminated without cause or he terminates his employment for good reason.
E. Clinton Cain. On February 4, 2016, the board of directors appointed Mr. Cain as the Company’s Senior Vice President, Chief Accounting Officer and Controller. On February 8, 2016, the Company and Mr. Cain agreed that, in the event that Mr. Cain’s employment is terminated without cause, Mr. Cain will be entitled to twelve (12) months of severance pay comprised of salary continuation. For this purpose, “cause” is defined as due to negligence or misconduct in the performance of Mr. Cain’s material duties that directly results in an economic loss to the Company.
In connection with Mr. Cain’s employment and in respect of performance during the year ended December 31, 2015 prior to becoming an executive officer, the Company granted to Mr. Cain on January 1, 2016 a restricted stock award of 7,792 shares of common stock with a grant price of $2.49 per share, which vests with respect to one-third of such shares on January 1, 2017, January 1, 2018 and January 1, 2019.
Employment Agreement/Termination- Former Officer
William McBride, III - Employment Agreement . Mr. McBride served as the Company’s Chief Executive Officer from October 10, 2014 until the termination of his employment with the Company on April 17, 2017, pursuant to an employment agreement between the Company and Mr. McBride, effective October 10, 2014, and amended on March 25, 2015. Pursuant to the employment agreement, as amended, the Company employed Mr. McBride as its Chief Executive Officer on the following terms: (i) the Company paid to Mr. McBride an annual base salary of $300,000, subject to increase by the compensation committee; (ii) Mr. McBride was eligible to earn an annual bonus based on achievement of performance goals established by the compensation committee of up to 100% of his base salary; and (iii) the Company provided Mr. McBride with such other benefits as other senior executives of the Company receive. The employment agreement had an initial term of three years and was subject to automatic consecutive renewal terms of one year unless notice of non-renewal was provided pursuant to the employment agreement.

In connection with Mr. McBride’s employment, the Company granted to Mr. McBride: (i) on October 10, 2014, 150,000 shares of restricted common stock, which vest as to one-third of the shares on each of the three subsequent anniversaries of the grant date; (ii) on January 1, 2015, 50,000 shares of restricted common stock, which vest as to one-third of the shares on October 10, 2015, October 10, 2016 and October 10, 2017; and (iii) on October 10, 2014, a ten-year warrant to purchase 300,000 shares of common stock, with an exercise price of $4.49, which vests as to one-third of the shares on each of the three subsequent anniversaries of the grant date; (iv) a restricted stock award of 28,986 shares of common stock with a grant price of $2.07 per share, which vested immediately on the grant date of January 27, 2016; and (v) a five-year option to purchase 77,186 shares of common stock with an exercise price of $2.07 per share, which vested immediately on the grant date of January 27, 2016. The awards of restricted common stock were granted under the 2011 Plan. Under the employment agreement, the Company paid to Mr. McBride an additional bonus during each applicable year to reimburse him for any state and federal income tax liability he incurred as a result of the vesting of his restricted stock awards (whether by the passage of time or upon acceleration of vesting), which bonus amount was “grossed up” to compensate Mr. McBride for the additional tax liability of such bonus.
Under Mr. McBride’s employment agreement:

•	if Mr. McBride were terminated for cause, then he would receive any accrued but unpaid salary through his termination date;

•
if Mr. McBride were to terminate his employment without good reason, then he would receive any accrued but unpaid salary through his termination date and any earned but unpaid bonus amounts with respect to the preceding completed fiscal year; and

•
if: (i) Mr. McBride were terminated without cause; (ii) Mr. McBride were to terminate his employment for good reason; (iii) Mr. McBride were terminated in a change of control termination; or (iv) the Company were to decline to renew the employment agreement after its initial term or any subsequent term, then: (a) except in the case of a nonrenewal by the Company, Mr. McBride would receive a lump sum amount equal to $700,000 if the termination date occurs prior to October 10, 2017 and two times his then-current base salary if the termination date occurs thereafter; (b) in the case of nonrenewal by the Company, Mr. McBride would receive a lump sum amount equal to two times his then-current base salary; (c) the awards of restricted stock and the warrant granted to Mr. McBride would automatically accelerate so as to be fully vested as of his termination date; and (d) Mr. McBride would be reimbursed for monthly premiums paid by him under the Consolidated Omnibus Budget Reconciliation Act of 1985 for up to 18 months.

Under Mr. McBride’s employment agreement, if Mr. McBride were terminated due to his death or disability, Mr. McBride (or his estate or beneficiaries, as the case may be) would receive a lump sum severance payment equal to all accrued and unpaid salary through the date of termination plus a pro-rata bonus payment amount calculated as the product of any bonus Mr. McBride would have earned for the fiscal year times a fraction representing the portion of the year he was employed prior to such termination.
For purposes of the employment agreement: (i) a termination is deemed for “cause,” only if it is based upon conviction of (or pleading guilty or nolo contendere to) a felony, material disloyalty to the Company, or Mr. McBride having engaged in unethical or illegal behavior which is of a public nature and results in material damage to the Company; (ii) “good reason” means a material diminution in Mr. McBride’s authority or responsibilities, a material change in the geographic location at which Mr. McBride must regularly perform the services to be performed by him, any other action or inaction that constitutes a material breach by the Company of the employment agreement, or, subject to certain notice and cure provisions, the failure by the Company to continue in effect any material benefit plan in which Mr. McBride participates and such failure occurs during the period commencing three months prior to a change of control (as defined in the agreement) and ending one year after a change of control; and (iii) a “change of control termination” means that, during the three months prior, or within one year after, a change of control, Mr. McBride is terminated without cause or he terminates his employment for good reason.
William McBride, III - Termination. On April 17, 2017, the board terminated Mr. McBride’s employment with the Company as its Chief Executive Officer for cause. Pursuant to his employment agreement, upon termination of his employment for any reason, Mr. McBride is treated for all purposes as having resigned from all positions that he holds or has ever held with the Company and any of its subsidiaries or affiliates. Accordingly, the termination of Mr. McBride’s employment constitutes his resignation from the board as of such termination. In addition, pursuant to Mr. McBride’s employment agreement, upon his termination for cause, all unvested portions of the warrant and restricted stock awards issued to him under his employment agreement are forfeited.
Retirement Programs

Our retirement programs are designed to facilitate the retirement of employees, including our named executive officers, who have performed for us over the long term. We currently maintain a 401(k) plan with a match of 50% of the first 2% of an employee’s contribution as well as a non-qualified employee stock purchase program. The terms of these plans are essentially the same for all employees. Our named executive officers participate in the plans on the same basis as all other employees. We do not provide our named executive officers any special retirement benefits.

LEGAL MATTERS
The validity of the shares of RHE common stock and RHE Series A Preferred Stock to be issued to the holders of AdCare common stock and AdCare Series A Preferred Stock, respectively, pursuant to the merger and certain tax matters will be passed upon for us by Rogers & Hardin LLP, Atlanta, Georgia.
SHAREHOLDER PROPOSALS
Shareholder Proposals for Inclusion in the 2017 Proxy Statement
If any shareholder intends to present a proposal for inclusion in the Company’s proxy materials for the 2017 Annual Meeting, then such proposal must be received by the Company not later than the close of business at 5:00 p.m., local time, on June 23, 2017, for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in the Company’s proxy statement for such meeting. Such proposal also will need to comply with SEC regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. In order to allow the Company to identify the proposal as being subject to Rule 14a-8 under the Exchange Act and to respond in a timely manner, shareholder proposals pursuant to Rule 14a-8 under the Exchange Act are required to be submitted to the Company’s Corporate Secretary at our principal executive offices, located at 454 Satellite Boulevard NW, Suite 100, Suwanee, Georgia 30024.
Procedures for Business Matters and Director Nominations for Consideration at the 2017 Annual Meeting
Section 2.15 of the AdCare Bylaws, and Section 2.15 of the RHE Bylaws, sets forth the procedures which a shareholder must follow in order to submit a proposal of business for a shareholder vote or to nominate a person for election to the board of directors at an annual or special meeting of shareholders. Set forth below is a summary of these procedures, including notice deadlines for the 2017 Annual Meeting. As used in this “Shareholder Proposals” section, “Bylaws” refers to each of the AdCare Bylaws and the RHE Bylaws.
Notice Requirements for Shareholder Proposals (Excluding Director Nominations). Section 2.15(a) of our Bylaws provides that no proposal for a shareholder vote (other than director nominations which are described below) shall be submitted by a shareholder (a “Shareholder Proposal”) to the Company’s shareholders unless the shareholder submitting such proposal (the “Proponent”) shall have filed a written notice which includes, among other things:
(i)    the name and business address of the Proponent (including each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made) and all Persons (as defined in Section 2.15(a) of our Bylaws) acting in concert with the Proponent (or such beneficial owner), and the name and address of all of the foregoing as they appear on the Company’s books (if they so appear);
(ii)    the class and number of shares of the Company that are owned beneficially and of record by the Proponent (including each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made) and the other Persons identified in clause (i);
(iii)    a description of the Shareholder Proposal containing all material information relating thereto, including the information identified in Section 2.15(a)(iv) of our Bylaws;
(iv)    a description of any agreement, arrangement or understanding with respect to the Shareholder Proposal between or among the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;
(v)    a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such written notice by, or on behalf of, the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proponent or such beneficial owner, with respect to the Company’s securities;
(vi)    a representation that the Proponent is a holder of record of the capital stock of the Company entitled to vote at the meeting, will so remain at the time of the meeting, and intends to appear in person or by proxy at the meeting to propose such business;

(vii)    a representation whether the Proponent or any beneficial owner on whose behalf the Shareholder Proposal is being made intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the Shareholder Proposal or (b) otherwise to solicit proxies from shareholders in support of such Shareholder Proposal; and
(viii)    any other information relating to the Proponent and such beneficial owner, if any, required to be disclosed in a proxy statement or other filing in connection with solicitations of proxies for the Shareholder Proposal under Section 14(a) of the Exchange Act.
The notice shall also include such other information as the board of directors reasonably determines is necessary or appropriate to enable it and the shareholders of the Company to consider the Shareholder Proposal. The information required by clauses (ii), (iv) and (v) above must be updated by the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being submitted not later than ten days following the record date for the meeting to disclose such information as of the record date.
The presiding officer at any shareholders’ meeting may determine that any Shareholder Proposal was not made in accordance with procedures prescribed by our Bylaws or otherwise is not in accordance with law, and if it is so determined, such officer will declare so at the meeting and the Shareholder Proposal will be disregarded. No provision of our Bylaws shall affect any rights of a shareholder to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Notice Requirements for Director Nominations . Section 2.15(b) of our Bylaws provides that only persons who are selected and recommended by the board of directors or the committee of the board of directors designated to make nominations, or who are nominated by shareholders in accordance with the procedures set forth in such section, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the board of directors at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by any shareholder of the Company entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in Section 2.15(b) of our Bylaws.
Nominations by shareholders shall be made by written notice (a “Nomination Notice”), which, as to each individual nominated, shall set forth, among other things: (i) the name, date of birth, business address and residence address of such individual; (ii) the educational background and the business experience during the past five years of such nominee, including the information identified in Section 2.15(b) of our Bylaws; (iii) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (iv) any directorships held by such nominee in any public reporting company or any company registered as an investment company under the Investment Company Act of 1940; (v) whether such nominee has ever been convicted in a criminal proceeding or has ever been subject to a judgment, order, finding or decree in the proceedings described in Section 2.15(b) of our Bylaws; (vi) information regarding whether such nominee is subject to any disqualifications described in Rule 506(d)(1)(i) to (vii) under the Securities Act of 1933, as amended; (vii) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; (viii) a written statement from the shareholder making the recommendation stating why such recommended candidate meets the criteria and would be able to fulfill the duties of a director; and (ix) a written representation and agreement that (a) such nominee is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the Company, with such nominee’s fiduciary duties under applicable law, (b) such nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) such nominee, in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.
In addition, the Nomination Notice shall set forth, as to the Person submitting the Nomination Notice, each beneficial owner, if any, on whose behalf the nomination is made and any Person acting in concert with such Persons, among other things: (i) the name and business address of such Person; (ii) the name and address of each such Person as they appear on the Company’s books (if they so appear); (iii) the class and number of shares of the Company that are owned beneficially and of record by each such Person; (iv) a description of any agreement, arrangement or understanding with respect to the nomination between or among such Persons, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such written notice by, or on behalf of, each such Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, each such Person, with respect to securities of the Company; (vi) a representation that the Person submitting the Nomination Notice is a holder of record of stock of the Company entitled to vote at such meeting, will so remain at the time of such meeting, and intends to appear in person or by proxy at the meeting to make such nomination; (vii) a representation whether any such Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect each nominee or (b) otherwise to solicit proxies from shareholders in support of such nomination; and (viii) any other information relating to such shareholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to Section 14(a) of the Exchange Act.
The information required by clauses (iii), (iv) and (v) above shall be updated by the Person delivering such Nomination Notice and each beneficial owner, if any, on whose behalf the Nomination Notice is being submitted not later than ten days after the record date for the meeting to disclose such information as of the record date. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility or qualification of such proposed nominee to serve as a director of the Company. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by each nominee, shall be filed with any Nomination Notice.
If the presiding officer at any shareholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by our Bylaws, the presiding officer will so declare to the meeting and the defective nomination will be disregarded.
Notice Deadlines . Nomination Notices and Shareholder Proposals in connection with an annual meeting shall be delivered to the Company’s Secretary at our principal executive office not less than 90 nor more than 120 calendar days before the first anniversary of the date of the Company’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting; provided that if no annual meeting was held in the previous year, or the date of the annual meeting has been established to be more than 30 calendar days earlier than, or 60 calendar days after, the anniversary of the previous year’s annual meeting, notice by a shareholder, to be timely, must be so received not later than: (i) the 90th day prior to the annual meeting: or (ii) if later, the close of business on the 10th day following the day on which public announcement is first made of the date of the annual meeting. Nomination Notices in connection with a special meeting at which directors are to be elected shall be delivered to the Company’s Secretary at our principal executive office not later than the close of business on: (i) the 90th day prior to such special meeting or; (ii) if later, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the fact that directors are to be elected at such meeting.
In order to submit a proposal of business for a shareholder vote or to nominate a person for election to the board of directors at the 2017 Annual Meeting, Shareholder Proposals and Nomination Notices in connection with such meeting must be delivered to the Company’s Secretary at the our principal executive offices, located at 454 Satellite Boulevard NW, Suite 100, Suwanee, Georgia 30024 no earlier than June 23, 2017 and not later than July 23, 2017.
EXPERTS
The balance sheet of Regional Health Properties Inc. as of January 31, 2017, has been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of AdCare Health Systems, Inc. as of December 31, 2016 and 2015, and for the years then ended, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This proxy statement/prospectus constitutes a proxy statement of AdCare and a prospectus of RHE, which is part of the registration statement on Form S-4 filed by RHE to register with the SEC the RHE common stock and the RHE Series A Preferred Stock that holders of the AdCare common stock and holders of the AdCare Series A Preferred Stock, respectively, will receive in connection with the merger if the merger agreement is approved and the merger is completed. The registration statement, including the exhibits thereto, contains additional information about RHE and AdCare.

AdCare files with the SEC annual, quarterly and current reports, proxy statements, information statements and other information with the SEC. AdCare’s filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document AdCare files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. AdCare’s SEC filings are also available through the investor relations section of AdCare’s website at www.adcarehealth.com. No information in, or that can be accessed through, AdCare’s website is incorporated by reference into this proxy statement/prospectus, and no such information should be considered as part of this proxy statement/prospectus.
You can also obtain any of these documents or filings, upon written or oral request and without charge, if you write or call us at the following address or telephone number: Corporate Secretary, AdCare Health Systems, Inc., 454 Satellite Blvd. NW, Suite 100, Suwanee, Georgia 30024, (678) 869-5116. To obtain timely delivery, you must request the information no later than [ ].
Upon completion of the merger, RHE will be required to file annual, quarterly and special reports, proxy statements and other information with the SEC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
AdCare Health Systems, Inc.:
We have audited the accompanying consolidated balance sheets of AdCare Health Systems, Inc. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AdCare Health Systems, Inc. and subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the years then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
Atlanta, Georgia
April 17, 2017

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in 000's)

	December 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$14,045	$2,720
Restricted cash	1,600	9,169
Accounts receivable, net of allowance of $7,529 and $12,487	2,429	8,805
Prepaid expenses and other	2,395	3,214
Assets of disposal group held for sale	—	1,249
Total current assets	20,469	25,157

Restricted cash and investments	3,864	3,558
Property and equipment, net	79,168	126,676
Intangible assets—bed licenses	2,471	2,471
Intangible assets—lease rights, net	2,754	3,420
Goodwill	2,105	4,183
Lease deposits	1,411	1,812
Other assets	7,244	1,996
Total assets	$119,486	$169,273

LIABILITIES AND DEFICIT
Current Liabilities:
Current portion of notes payable and other debt	$4,018	$50,960
Current portion of convertible debt, net	9,136	—
Accounts payable	3,037	8,741
Accrued expenses and other	9,077	3,125
Liabilities of disposal group held for sale	—	958
Total current liabilities	25,268	63,784

Notes payable and other debt, net of current portion:
Senior debt, net	60,189	54,742
Bonds, net	6,586	6,600
Convertible debt, net	—	8,968
Other debt, net	41	531
Other liabilities	3,677	3,380
Deferred tax liability	226	389
Total liabilities	95,987	138,394
Commitments and contingencies (Note 15)
Preferred stock, no par value; 5,000 and 5,000 shares authorized; 2,762 and 2,427 shares issued and outstanding, redemption amount $69,038 and $60,273 at December 31, 2016 and 2015, respectively	61,446	54,714
Stockholders' deficit:
Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 19,927 and 19,861 shares issued and outstanding at December 31, 2016 and 2015, respectively	61,643	60,958
Accumulated deficit	(99,590)	(84,793)
Total stockholders' deficit	(37,947)	(23,835)
Total liabilities and stockholders' deficit	$119,486	$169,273
   See accompanying notes to consolidated financial statements

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in 000's, except per share data)

	Year Ended December 31,
	2016	2015
Revenues:
Rental revenues	$26,287	$17,254
Management fee and other revenues	1,050	1,146
Total revenues	27,337	18,400

Expenses:
Facility rent expense	8,694	5,758
Depreciation and amortization	5,296	7,345
General and administrative expenses	7,714	10,544
Other operating expenses	1,378	2,394
Total expenses	23,082	26,041
Income (loss) from operations	4,255	(7,641)

Other (income) expense:
Interest expense, net	6,885	8,462
Loss on extinguishment of debt	245	680
Gain on disposal of assets	(8,750)	—
Other expense	72	918
Total other (income) expense, net	(1,548)	10,060

Income (loss) from continuing operations before income taxes	5,803	(17,701)
Income tax (benefit) expense	(163)	110
Income (loss) from continuing operations	5,966	(17,811)

Loss from discontinued operations, net of tax	(13,428)	(4,892)
Net loss	(7,462)	(22,703)

Loss attributable to noncontrolling interests	—	815
Net loss attributable to AdCare Health Systems, Inc.	(7,462)	(23,518)

Preferred stock dividends	(7,335)	(5,208)
Net loss attributable to AdCare Health Systems, Inc. common stockholders	$(14,797)	$(28,726)

Net loss per share of common stock attributable to AdCare Health Systems, Inc.
Basic and diluted:
Continuing Operations	$(0.07)	$(1.17)
Discontinued Operations	(0.67)	(0.29)
	$(0.74)	$(1.46)

Weighted average shares of common stock outstanding:
Basic and diluted	19,892	19,680
   See accompanying notes to consolidated financial statements

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(Amounts in 000's)

	Shares of Common Stock	Common Stock and Additional Paid-in Capital	Accumulated Deficit	Noncontrolling Interest in Subsidiary	Total
Balance, December 31, 2014	19,151	$61,896	$(56,067)	$(2,440)	$3,389
Stock-based compensation	—	942	—	—	942
Exercises of options and warrants	527	1,791	—	—	1,791
Nonemployee warrant cancellation	—	(320)	—	—	(320)
Issuance of restricted stock, net of forfeitures	183	—	—	—	—
Reclass of share-based award to liability	—	(75)	—	—	(75)
Common stock dividends	—	(3,276)	—	—	(3,276)
Preferred stock dividends	—	—	(5,208)	—	(5,208)
Net (loss) income	—	—	(23,518)	815	(22,703)
Deconsolidation of noncontrolling interest	—	—	—	1,625	1,625
Balance, December 31, 2015	19,861	$60,958	$(84,793)	$—	$(23,835)
Stock-based compensation	—	1,133	—	—	1,133
Exercises of options and warrants	59	—	—	—	—
Issuance of restricted stock, net of forfeitures	290	—	—	—	—
Stock repurchase program	(283)	(523)	—	—	(523)
Forfeiture of unvested restricted stock	—	75	—	—	75
Preferred stock dividends	—	—	(7,335)	—	(7,335)
Net loss	—	—	(7,462)	—	(7,462)
Balance, December 31, 2016	19,927	$61,643	$(99,590)	$—	$(37,947)
   See accompanying notes to consolidated financial statements

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in 000's)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net Loss	$(7,462)	$(22,703)
Loss from discontinued operations, net of tax	13,428	4,892
Income (loss) from continuing operations	5,966	(17,811)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	5,296	7,345
Warrants (cancelled) issued for services	—	(320)
Stock-based compensation expense	1,133	942
Forfeiture (remeasurement) of liability based restricted stock	75	(75)
Rent expense in excess of cash paid	896	162
Rent revenue in excess of cash received	(2,498)	(1,211)
Amortization of deferred financing costs	1,046	1,163
Gain (loss) on debt extinguishment	(185)	680
Deferred tax expense	(163)	102
Gain on disposal of assets	(8,750)	—
Bad debt expense	215	2,132
Changes in operating assets and liabilities:
Accounts receivable	(545)	(2,220)
Prepaid expenses and other	672	(2,156)
Accounts payable and accrued expenses	(1,361)	(1,550)
Other liabilities	(199)	1,090
Net cash provided by (used in) operating activities—continuing operations	1,598	(11,727)
Net cash used in operating activities—discontinued operations	(5,007)	(6,079)
Net cash used in operating activities	(3,409)	(17,806)
Cash flow from investing activities:
Proceeds from sale of property and equipment	18,370	—
Change in restricted cash and investments	7,263	(3,950)
Purchase of property and equipment	(1,500)	(1,799)
Net cash provided by (used in) investing activities—continuing operations	24,133	(5,749)
Net cash provided by investing activities—discontinued operations	—	15,594
Net cash provided by investing activities	24,133	9,845
Cash flows from financing activities:
Proceeds from debt	9,809	22,757
Proceeds from convertible debt	—	2,049
Repayment on notes payable	(16,284)	(25,652)
Repayment on bonds payable	(85)	—
Repayment on convertible debt	—	(6,849)
Proceeds from lines of credit	—	28,310
Repayment on lines of credit	—	(34,944)
Debt issuance costs	(315)	(598)
Exercise of options and warrants	—	1,791
Proceeds from preferred stock issuances, net	6,780	34,323
Repurchase of common stock	(523)	—
Repurchase of preferred stock	(48)	—
Dividends on common stock	—	(3,276)
Dividends on preferred stock	(7,335)	(5,208)
Net cash (used in) provided by financing activities—continuing operations	(8,001)	12,703
Net cash used in financing activities—discontinued operations	(1,398)	(12,757)
Net cash used in financing activities	(9,399)	(54)
Net change in cash and cash equivalents	11,325	(8,015)
Cash and cash equivalents at beginning of period	2,720	10,735
Cash and cash equivalents at end of period	$14,045	$2,720
Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest	6,126	8,367
Income taxes	—	8
Supplemental Disclosure of Non-Cash Activities:
Issuance of seller note	3,000	—
Repayment on notes payable - sale of Arkansas Facilities	35,176	—
Notes repaid by setoff of amounts owed to the Company by noteholders	—	5,651
Notes issued in conjunction with financing of exit fees	—	680
Cancellation of insurance premium financing	—	721
Gain on extinguishment of exit fee note	185	—
Cashless exercise of warrants	135	—
  See accompanying notes to consolidated financial statements

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Description of Business
AdCare Health Systems, Inc. (“AdCare”), through its subsidiaries (together, the “Company” or “we”), is a self-managed real estate investment company that invests primarily in real estate purposed for long-term healthcare and senior living. Our business primarily consists of leasing and subleasing such facilities to third-party tenants, which operate the facilities. As of December 31, 2016, the Company owned, leased, or managed for third parties 29 facilities primarily in the Southeast. The operators of the Company's facilities provide a range of health care services to patients and residents, including skilled nursing and assisted living services, social services, various therapy services, and other rehabilitative and healthcare services for both long-term and short-stay patients and residents.

The Company was incorporated in Ohio on August 14, 1991, under the name Passport Retirement, Inc. In 1995, the Company acquired substantially all of the assets and liabilities of AdCare Health Systems, Inc. and changed its name to AdCare Health Systems, Inc. AdCare completed its initial public offering in November 2006. Initially based in Ohio, the Company expanded its portfolio through a series of strategic acquisitions to include properties in a number of other states, primarily in the Southeast. In 2012, the Company relocated its executive offices and accounting operations to Georgia, and AdCare changed its state of incorporation from Ohio to Georgia on December 12, 2013.
Historically, the Company's business focused on owning and operating skilled nursing and assisted living facilities. The Company also managed facilities on behalf of unaffiliated owners with whom the Company entered into management contracts. In July 2014, the Company's Board of Directors (the “Board”) approved a strategic plan to transition (the “Transition”) the Company to a healthcare property holding and leasing company through a series of leasing and subleasing transactions. As of December 31, 2015, the Company completed the Transition through: (i) leasing to third-party operators all of the healthcare properties which it owns and previously operated; (ii) subleasing to third-party operators all of the healthcare properties which it leases (but does not own) and previously operated; and (iii) continuing the one remaining management agreement to manage two skilled nursing facilities and one independent living facility for third parties.

The Company leases its currently-owned healthcare properties, and subleases its currently-leased healthcare properties, on a triple-net basis, meaning that the lessee (i.e., the third-party operator of the property) is obligated under the lease or sublease, as applicable, for all costs of operating the properties including insurance, taxes and facility maintenance, as well as the lease or sublease payments, as applicable. These leases are generally long-term in nature with renewal options and annual escalation clauses. As a result of the Transition, the Company now has many of the characteristics of a real estate investment trust ("REIT") and is now focused on the ownership, acquisition and leasing of healthcare related properties. The Board is analyzing and considering: (i) whether and, if so, when, we could satisfy the requirements to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”); (ii) the structural and operational complexities which would need to be addressed before we could qualify as a REIT, including the disposition of certain assets or the termination of certain operations which may not be REIT compliant; and (iii) if we were to qualify as a REIT, whether electing REIT status would be in the best interests of the Company and its shareholders in light of various factors, including our significant consolidated federal net operating loss carryforwards of approximately $65.1 million as of December 31, 2016. There is no assurance that the Company will qualify as a REIT in future taxable years or, if it were to so qualify, that the Board would determine that electing REIT status would be in the best interests of the Company and its shareholders.

As of December 31, 2016, the Company owns, leases, or manages 29 facilities primarily in the Southeast. Of the 29 facilities, the Company: (i) leased 14 owned and subleased 11 leased skilled nursing facilities to third-party tenants; (ii) leased one owned assisted living facilities to third-party tenants; and (iii) managed on behalf of third-party owners two skilled nursing facilities and one independent living facility (see Note 7 - Leases for a full description of the Company's leases).
Basis of Presentation
The accompanying consolidated financial statements are prepared in conformity with U.S. generally accepted accounting principles ("GAAP") in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC").

Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported results of operations during the reporting period. Examples of significant estimates include the self-insurance reserve for professional and general liability, allowance for doubtful accounts, contractual allowances for Medicaid, Medicare, and managed care reimbursements, deferred tax valuation allowance, fair value of employee and nonemployee stock based awards, fair value estimation methods used to determine the assigned fair value of assets and liabilities acquired in acquisitions, valuation of goodwill and other long-lived assets, and cash flow projections. Actual results could differ materially from those estimates.
Principles of Consolidation
The consolidated financial statements include the Company's majority owned and controlled subsidiaries. All intercompany transactions and balances have been eliminated through consolidation. For subsidiaries that are not wholly owned by the Company, the portions not controlled by the Company are presented as non-controlling interests in the consolidated financial statements.
Arrangements with other business enterprises are evaluated, and those in which AdCare is determined to have controlling financial interest are consolidated. Guidance is provided by FASB ASC Topic 810-10, "Consolidation—Overall", which includes consolidation of business enterprises to which the usual condition of consolidation (ownership of a majority voting interest) does not apply. This guidance includes controlling financial interests that may be achieved through arrangements that do not involve voting interests. In absences of clear control through voting interests, a company's exposure (variable interest) to the economic risks and potential rewards from the variable interest entity's assets and activities are the best evidence of control. If an enterprise holds the power to direct and right to receive benefits of an entity, it would be considered the primary beneficiary. The primary beneficiary is required to consolidate the assets, liabilities and results of operations of the variable interest entity in its financial statements.
The Company has evaluated and concluded that as of December 31, 2016, they have no relationship with a variable interest entity ("VIE") in which they are the primary beneficiary required to consolidate the entity.
Reclassifications
Certain reclassifications have been made to the 2015 financial information to conform to the 2016 presentation with no effect on the Company's consolidated financial position or results of operations. Reclassifications were made to the Balance Sheet as of December 31, 2015 to reflect adoption of Accounting Standards Update ("ASU") 2015-03, which requires debt issuance costs to be presented as a direct reduction from the carrying debt amount, and consolidated statements of cash flows for the year ended December 31, 2015 to reflect the 2016 presentation of items within "Changes in operating assets and liabilities".
Cash, Cash Equivalents, and Restricted Cash and Investments
The Company considers all unrestricted short-term investments with original maturities less than three months, which are readily convertible into cash, to be cash equivalents. Certain cash, cash equivalents and investment amounts are restricted for specific purposes such as mortgage escrow requirements, reserves for capital expenditures on United States Housing and Urban Development ("HUD") insured facilities and collateral for other debt obligations.
Revenue Recognition
Triple-Net Leased Properties. The Company's triple-net leases provide for periodic and determinable increases in rent. The Company recognizes rental revenues under these leases on a straight-line basis over the applicable lease term when collectibility is reasonably assured. Recognizing rental income on a straight-line basis generally results in recognized revenues during the first half of a lease term exceeding the cash amounts contractually due from our tenants, creating a straight-line rent receivable that is included in other assets on our consolidated balance sheets.
Management Fee Revenue and Other. The Company recognizes management fee revenues as services are provided. Further, the Company recognizes interest income from lease inducements receivables and loans made to tenants.

Allowances. The Company assesses the collectibility of our rent receivables, including straight-line rent receivables. The Company bases its assessment of the collectibility of rent receivables on several factors, including, payment history, the financial strength of the tenant and any guarantors, the value of the underlying collateral, and current economic conditions. If the Company's evaluation of these factors indicates it is probable that the Company will be unable to receive the rent payments, the Company provides a reserve against the recognized straight-line rent receivable asset for the portion that we estimate may not be recovered. If the Company changes its assumptions or estimates regarding the collectibility of future rent payments required by a lease, the Company may adjust its reserve to increase or reduce the rental revenue recognized in the period the Company makes such change in its assumptions or estimates.

At December 31, 2016, the Company allowed for approximately $7.5 million on approximately $8.4 million of gross patient care related receivables primarily from our operations before completion of our Transition. Allowance for patient care receivables are estimated based on an aged bucket method as well as additional analyses of remaining balances incorporating different payor types. All patient care receivables exceeding 365 days are fully allowed at December 31, 2016. The increase in the reserves for patient care is primarily included in discontinued operations.
Concentrations of Credit Risk
Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash, restricted investments, accounts receivable and straight-line rent receivables. Cash and cash equivalents, restricted cash and restricted investments are held with various financial institutions. From time to time, these balances exceed the federally insured limits. These balances are maintained with high quality financial institutions which management believes limits the risk.
Accounts receivable are recorded at net realizable value. The Company performs ongoing evaluations of its tenants and significant third-party payors with which they contract, and generally does not require collateral. The Company maintains an allowance for doubtful accounts which management believes is sufficient to cover potential losses. Delinquent accounts receivable are charged against the allowance for doubtful accounts once collection has been determined to be unlikely. Accounts receivable are considered past due and placed on delinquent status based upon contractual terms as well as how frequently payments are received, on an individual account basis.
Property and Equipment
Property and equipment are stated at cost. Expenditures for major improvements are capitalized. Depreciation commences when the assets are placed in service. Maintenance and repairs which do not improve or extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recorded. Depreciation is recorded on a straight-line basis over the estimated useful lives of the respective assets. Property and equipment also includes bed license intangibles for states other than Ohio (where the building and bed license are deemed complimentary assets) and are amortized over the life of the building. The Company reviews property and equipment for potential impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable.
Leases and Leasehold Improvements
The Company leases certain facilities and equipment in the normal course of business. At the inception of each lease, the Company performs an evaluation to determine whether the lease should be classified as an operating lease or capital lease. As of December 31, 2016, all of the Company's leased facilities are accounted for as operating leases. For operating leases that contain scheduled rent increases, the Company records rent expense on a straight-line basis over the term of the lease. The lease term is also used to provide the basis for establishing depreciable lives for leasehold improvements.
Intangible Assets and Goodwill
Intangible assets consist of finite lived and indefinite lived intangibles. The Company's finite lived intangibles include lease rights and certain certificate of need ("CON") and bed licenses that are not separable from the associated buildings. Finite lived intangibles are amortized over their estimated useful lives. For the Company's lease related intangibles, the estimated useful life is based on the terms of the underlying facility leases averaging approximately ten years. For the Company's CON/bed licenses that are not separable from the buildings, the estimated useful life is based on the building life when acquired with an average estimated useful life of approximately 32 years. The Company evaluates the recoverability of the finite lived intangibles whenever an impairment indicator is present.
The Company's indefinite lived intangibles consist primarily of values assigned to CON/bed licenses that are separable from the buildings. The Company does not amortize goodwill or indefinite lived intangibles. On an annual basis, the Company evaluates the recoverability of the indefinite lived intangibles and goodwill by performing an impairment test. The Company performs its annual test for impairment during the fourth quarter of each year. For the year ended December 31, 2016 the test results indicated no impairment necessary.

Deferred Financing Costs
The Company records deferred financing costs associated with debt obligations as direct reduction from the carrying amount of the debt liability. Costs are amortized over the term of the related debt using the straight-line method and are reflected as interest expense. The straight-line method yields results substantially similar to those that would be produced under the effective interest rate method.
Income Taxes and Uncertain Tax Positions
Deferred tax assets or liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that included the enactment date. Deferred tax assets are also recognized for the future tax benefits from net operating loss and other carry forwards. Valuation allowances are recorded for deferred tax assets when the recoverability of such assets is not deemed more likely than not.
Judgment is required in evaluating uncertain tax positions. The Company determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not recognition threshold it is measured to determine the amount of benefit to recognize in the financial statements. The Company classifies unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year as non-current liabilities in the consolidated balance sheets. The Company is subject to income taxes in the U.S. and numerous state and local jurisdictions. In general, the Company's tax returns filed for the 2013 through 2016 tax years are still subject to potential examination by taxing authorities.
In early 2014, the Internal Revenue Service ("IRS") initiated an examination of the Company's income tax return for the 2011 income tax year. On May 7, 2014, the IRS completed and closed the examination and no changes were required to the Company's 2011 income tax return.
In October 2014, the Georgia Department of Revenue ("GDOR") initiated an examination of the Company's Georgia income tax returns and net worth returns for the 2010, 2011, 2012, and 2013 income tax years, which was closed during 2016, with no adjustments required to the filed tax returns. The Company is not currently under examination by any other major income tax jurisdiction.
The Company is not currently under examination by any other major income tax jurisdiction.
Stock Based Compensation
The Company follows the provisions of ASC topic 718 “Compensation - Stock Compensation”, which requires the use of the fair-value based method to determine compensation for all arrangements under which employees, non-employees, and others receive shares of stock or equity instruments (options, warrants or restricted shares).  All awards are amortized on a straight-line basis over their vesting terms.
Fair Value Measurements and Financial Instruments
Accounting guidance establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The categorization of a measurement within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels are defined as follows:
Level 1—     Quoted market prices in active markets for identical assets or liabilities
Level 2—     Other observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3—     Significant unobservable inputs
The respective carrying value of certain financial instruments of the Company approximates their fair value. These instruments include cash and cash equivalents, restricted cash and investments, accounts receivable, notes receivable, and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values, they are receivable or payable on demand, or the interest rates earned and/or paid approximate current market rates.

Self-Insurance
The Company was self-insured for employee medical claims (in all states except for Oklahoma, where the Company participates in the Oklahoma state subsidy program) and had a large deductible workers' compensation plan (in all states except for Ohio, where workers' compensation is covered under a premium-only policy provided by the Ohio Bureau of Workers' Compensation). Additionally, the Company maintains insurance programs, including general and professional liability, property, casualty, directors' and officers' liability, crime, automobile and employment practices liability.
In July 2014, the Board approved and commenced the Transition. In 2015, the insurance programs described above changed in order to address the different needs of the Company as a result of the Transition. The Company's workers compensation plan transitioned from a high deductible to a guaranteed cost program in February 2015. As of December 31, 2016, claims incurred but not reported or unsettled claims for the legacy self-insured employee medical plan and the large deductible workers' compensation plan are recognized as a liability in the consolidated financial statements.
Professional liability insurance was provided to facilities operations up until the date of transfer. Claims which were associated with prior operations of the Company but not reported as of the transition date were self-insured.
The Company has self-insured against professional and general liability claims since it discontinued its healthcare operations in connection with the Transition. The Company evaluates quarterly the adequacy of its self-insurance reserve based on a number of factors, including: (i) the number of actions pending and the relief sought; (ii) analyses provided by defense counsel, medical experts or other information which comes to light during discovery; (iii) the legal fees and other expenses anticipated to be incurred in defending the actions; (v) the status and likely success of any mediation or settlement discussions; and (vi) the venues in which the actions have been filed or will be adjudicated. The Company currently believes that most of the professional and general liability actions, and particularly many of the most recently filed actions, are defensible and intends to defend them through final judgment. Accordingly, the self-insurance reserve primarily reflects the Company's estimated legal costs of litigating the pending actions accordingly. Because the self-insurance reserve is based on estimates, the amount of the self-insurance reserve may not be sufficient to cover the legal costs actually incurred in litigating the pending actions. Since these reserves are based on estimates the actual expenses we incur may differ from the amount reserved. See Note 8 - Accrued Expenses.
Recently Issued Accounting Pronouncements
Except for rules and interpretive releases of the Securities and Exchange Commission ("SEC") under authority of federal securities laws, FASB ASC is the sole source of authoritative GAAP literature applicable to the Company. The Company has reviewed the FASB accounting pronouncements and ASU interpretations that have effectiveness dates during the periods reported and in future periods.
In April 2014, the FASB issued ASU 2014-08, which amends the definition of a discontinued operation to include only those disposals of components of an entity that represent a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. This ASU should be applied prospectively and is effective for the Company for the 2015 annual and interim reporting periods. Early adoption is permitted for disposals that have not been reported in financial statements previously issued. The Company adopted this ASU as of January 1, 2015.
In May 2014, the FASB issued ASU 2014-09, guidance which requires revenue to be recognized in an amount that reflects the consideration expected to be received in exchange for goods and services. The new standard requires the disclosure of sufficient quantitative and qualitative information for financial statement users to understand the nature, amount, timing and uncertainty of revenue and associated cash flows arising from contracts with customers. The new guidance does not affect the recognition of revenue from leases. In August 2015, the FASB delayed the effective date of the new revenue standard by one year. As a result, this new revenue standard is effective for annual reporting periods beginning after December 15, 2017, including interim periods within those reporting periods. Early application is permitted under the original effective date of fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. The Company is currently evaluating the impact on the Company's financial position and results of operations and related disclosures.
In August 2014, the FASB issued ASU 2014-15, which provides guidance regarding an entity’s ability to continue as a going concern, which requires management to assess a company’s ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. Before this new standard, there was minimal guidance in GAAP specific to going concern. Under the new standard, disclosures are required when conditions give rise to substantial doubt about a company’s ability to continue as a going concern within one year from the financial statement issuance date. The guidance is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period, with early adoption permitted. The Company has not yet determined the impact, if any, that the adoption of this new standard will have on its consolidated financial statements.

In April 2015, the FASB issued ASU 2015-03, which requires debt issuance costs to be presented as a direct reduction from the carrying amount of the debt liability, consistent with the presentation of debt discounts. The amortization of debt issuance costs will be reported as interest expense. The new standard is to be applied on a retrospective basis and reported as a change in an accounting principle. In August 2015, the FASB released clarifying guidance for debt issuance costs related to line-of-credit arrangements, which permits debt issuance costs to be presented as an asset, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. Debt issuance costs associated with a line of credit can be amortized ratably over the term of the line-of-credit arrangement. This standard is effective for annual reporting periods beginning after December 15, 2015, including interim periods within that reporting period. Early adoption is permitted for financial statements that have not been previously issued. The Company has concluded that changes in its accounting required by this new guidance will not materially impact the Company's financial position or results of operations and related disclosures..

In September 2015, the FASB issued ASU 2015-16, which requires that an acquirer in a business combination recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. Under this guidance the acquirer recognizes, in the same period's financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. New disclosures are required to present separately on the face of the income statement or disclose in the notes the portion of the amount recognized in current-period earnings by line item that would have been recognized in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. This guidance is effective for annual reporting periods beginning after December 15, 2015, including interim periods within that reporting period. At adoption, the new guidance is to be applied prospectively to adjustments to provisional amounts that occur after the effective date with earlier application permitted for financial statements that have not been issued. The Company is currently evaluating changes in its accounting required by this new standard and the impact to the Company's financial position and related disclosures.

In November 2015, the FASB issued ASU 2015 - 17, under the simplification and productivity initiative for presentation of deferred income tax liabilities and assets. This guidance simplifies the presentation of deferred income taxes such that deferred tax liabilities and assets are to be classified as noncurrent in a classified balance sheet. The update does not amend the current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount. This guidance is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is permitted as of the beginning of an interim or annual reporting period and may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The Company has elected to early adopt, prospectively, the new guidance as of the balance sheet date. At December 31, 2015, the adoption resulted in a reclassification from current to noncurrent deferred tax assets of $6.2 million before consideration of the related valuation allowance, with the net amount presented as noncurrent deferred tax liability. The Company did not have any reclassifications of the deferred tax liability amounts. Prior periods are not retrospectively adjusted under the prospective adoption.

In January 2016, the FASB issued ASU 2016-01, which provides revised accounting guidance related to the accounting for and reporting of financial instruments. This guidance significantly revises an entity’s accounting related to (i) the classification and measurement of investments in equity securities and (ii) the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. The ASU is effective for annual periods and interim periods within those annual periods beginning after December 15, 2017; earlier adoption is permitted. The adoption of this guidance is not expected to have a material impact on the Company's consolidated financial condition, results of operations or cash flows.

In February 2016, the FASB issued ASU 2016-02, as a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous guidance, ASC 840, Leases. ASU 2016-02 creates a new Topic, ASC 842, Leases. This new topic retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial condition, results of operations and cash flows.

In March 2016, the FASB issued ASU 2016-09, which amends the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. This guidance is effective for annual and interim reporting periods of public entities beginning after December 15, 2016, with early adoption permitted. We are currently evaluating the impact of adopting ASU 2016-09 on our consolidated financial statements.
In June 2016, the FASB issued ASU 2016-13, which changes the impairment model for most financial assets. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. ASU 2016-13 is effective for annual and interim periods beginning after December 15, 2019 and early adoption is permitted for annual and interim periods beginning after December 15, 2018. We are currently evaluating the impact of adopting ASU 2016-13 on our consolidated financial statements.
In August 2016, the FASB issued ASU 2016-15, which eliminates the diversity in practice related to the classification of certain cash receipts and payments for debt prepayment or extinguishment costs, the maturing of a zero coupon bond, the settlement of contingent liabilities arising from a business combination, proceeds from insurance settlements, distributions from certain equity method investees and beneficial interests obtained in a financial asset securitization. ASU 2016-15 designates the appropriate cash flow classification, including requirements to allocate certain components of these cash receipts and payments among operating, investing and financing activities. The retrospective transition method, requiring adjustment to all comparative periods presented, is required unless it is impracticable for some of the amendments, in which case those amendments would be applied prospectively as of the earliest date practicable. ASU 2016-15 is effective for annual and interim periods beginning after December 15, 2017 and early adoption is permitted. We do not expect the adoption of ASU 2016-15 to have a material impact on our Consolidated Statements of Cash Flows.
In November 2016, the FASB issued ASU 2016-18, which requires that the statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash. Therefore, amounts generally described as restricted cash will be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017 and early adoption is permitted using a retrospective transition method to each period presented. We are currently evaluating the impact of adopting ASU 2016-09 on our consolidated financial statements.

NOTE 2. EARNINGS PER SHARE
Basic earnings per share is computed by dividing net income or loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per share is similar to basic earnings per share except net income or loss is adjusted by the impact of the assumed issuance of convertible shares and the weighted-average number of shares of common stock outstanding (which includes potentially dilutive securities, such as options, warrants, non-vested shares, and additional shares issuable under convertible notes outstanding during the period when such potentially dilutive securities are not anti-dilutive). Potentially dilutive securities from options, warrants and unvested restricted shares are calculated in accordance with the treasury stock method, which assumes that proceeds from the exercise of all options and warrants with exercise prices exceeding the average market value are used to repurchase common stock at market value. The incremental shares remaining after the proceeds are exhausted represent the potentially dilutive effect of the securities. Potentially dilutive securities from convertible promissory notes are calculated based on the assumed issuance at the beginning of the period, as well as any adjustment to income that would result from their assumed issuance. For 2016 and 2015, potentially dilutive securities of 4.4 million and 4.5 million, respectively, were excluded from the diluted loss per share calculation because including them would have been anti-dilutive in both periods.

The following table provides a reconciliation of net loss for continuing and discontinued operations and the number of shares used in the computation of both basic and diluted earnings per share:

	Year Ended December 31,
	2016			2015
(Amounts in 000's, except per share data)	Income (loss)	Shares (1)	Per Share	Loss	Shares (1)	Per Share
Continuing Operations:
Income (loss) from continuing operations	$5,966			$(17,811)
Preferred stock dividends	(7,335)			(5,208)
Basic loss from continuing operations	$(1,369)	19,892	$(0.07)	$(23,019)	19,680	$(1.17)
Diluted loss from continuing operations	$(1,369)	19,892	$(0.07)	$(23,019)	19,680	$(1.17)
Discontinued Operations:
Loss from discontinued operations	$(13,428)			$(4,892)
Net loss attributable to noncontrolling interests	—			815
Basic Loss from discontinued operations attributable to the Company	$(13,428)	19,892	$(0.67)	$(5,707)	19,680	$(0.29)
Diluted Loss from discontinued operations attributable to the Company	$(13,428)	19,892	$(0.67)	$(5,707)	19,680	$(0.29)
Net Loss Attributable to AdCare:
Basic loss	$(14,797)	19,892	$(0.74)	$(28,726)	19,680	$(1.46)
Diluted loss	$(14,797)	19,892	$(0.74)	$(28,726)	19,680	$(1.46)

(1)	Securities outstanding that were excluded from the computation, prior to the use of the treasury stock method, because they would have been anti-dilutive are as follows:

	December 31,
(Amounts in 000’s)	2016	2015
Stock options	355	267
Common stock warrants - employee	1,450	1,559
Common stock warrants - nonemployee	437	492
Shares issuable upon conversion of convertible debt	2,165	2,165
Total shares	4,407	4,483

NOTE 3. LIQUIDITY AND PROFITABILITY
Sources of Liquidity

The Company continues to undertake measures to grow its operations and to streamline its cost infrastructure by: (i) increasing future lease revenue through acquisitions and investments in existing properties; (ii) modifying the terms of existing leases; (iii) refinancing or repaying debt to reduce interest costs and mandatory principal repayments; and (iv) reducing general and administrative expenses.

At December 31, 2016, the Company had $14.0 million in cash and cash equivalents as well as restricted cash of $5.5 million. Management anticipates access to several sources of liquidity, including cash flows from operations and cash on hand. Management holds routine ongoing discussions with existing lenders and potential new lenders to refinance current debt on a longer term basis and, in recent years, has refinanced shorter term acquisition debt, including seller notes, with traditional longer term mortgage notes, many of which have been executed under government guaranteed lending programs. Historically, the Company has raised capital through other sources of unsecured debt and junior forms of capital, including issuances of preferred stock and convertible debt.

On April 13, 2015 and June 2, 2015, the Company issued 575,000 and 588,235 shares, respectively, of the Company's 10.875% Series A Cumulative Redeemable Preferred Stock, no par value per share and a liquidation preference of $25.00 per share (the “Series A Preferred Stock”), at a public offering of $25.75 and $25.50 per share respectively, in "best-efforts" underwritten registered public offerings. In connection therewith, the Company received net cash proceeds of approximately $13.5 million and $14.1 million, respectively, after the payment of underwriting commissions and discounts and other offering expenses payable by the Company.

On July 21, 2015, the Company entered into At Market Issuance Sales Agreements with two agents, pursuant to which the Company may offer and sell, from time to time, up to 800,000 shares of the Series A Preferred Stock, in an “at-the-market” offering program ("ATM"). As of December 31, 2015, the Company sold 313,695 shares of Series A Preferred Stock under the ATM, generating net proceeds to the Company of approximately $6.7 million.

During the year ended December 31, 2016, the Company sold 336,905 shares of the Series A Preferred Stock, generating net proceeds to the Company of approximately $6.8 million and sold no shares of Series A Preferred Stock under the ATM during the fourth quarter of 2016. Since the inception of the ATM in July 2015 and through December 31, 2016, the Company sold 650,600 shares of Series A Preferred Stock under the ATM, generating net proceeds to the Company of approximately $13.5 million (see Note 12 - Common and Preferred Stock). The Company ceased sales under the ATM in September 2016, and will not engage in any additional sales of the Series A Preferred Stock while any preferred share repurchase program is in effect (see Note 19 - Subsequent Events).

The Company routinely has discussions with existing and new potential lenders to refinance current debt on a long-term basis and, in recent periods, has refinanced short-term acquisition-related debt with traditional long-term mortgage notes, some of which have been executed under government guaranteed lending programs.

On July 30, 2015, the Company amended the terms of that certain 8% subordinated convertible note, issued by the Company to Cantone Asset Management, LLC ("CAM") and due July 31, 2015, with a principal payment amount as of such date of $4.8 million to: (i) extend the maturity date with respect to $1.5 million of the principal amount of the such note to October 31, 2017; (ii) increase the interest rate from 8.0% to 10.0% per annum; and (iii) increase the conversion price from $3.97 to $4.25 per share (see Note 9 - Notes Payable and Other Debt).

On September 19, 2016, the Company obtained an option to extend the maturity date of the credit facility entered into in September 2013 between a certain wholly-owned subsidiary of the Company and Housing & Healthcare Funding, LLC (the "Quail Creek Credit Facility") from September 2017 to September 2018, which option management intends to exercise. There is no assurance that we will be able to refinance or further extend the maturity date of this credit facility on terms that are favorable to the Company or at all.

On September 29, 2016, the Company closed on HUD-guaranteed financing in the amount of $3.7 million, which refinanced approximately $3.1 million in debt previously owed by a certain-wholly owned subsidiary of the Company to The PrivateBank and Trust Company (the "PrivateBank"), with respect to the Company’s facility located in Georgetown, South Carolina (the “Georgetown Facility”)

On October 6, 2016, the Company completed the sale of nine facilities located in Arkansas (the "Arkansas Facilities") for a total sales price of $55.0 million, which sale price consisted of: (i) cash consideration of $52.0 million (of which $35.2 million was accounted for as a net cashless transfer of assets for debt liabilities); and (ii) a promissory note in the amount of $3.0 million (the “Skyline Note”). Proceeds to the Company from the sale of the Arkansas Facilities exceeded related obligations by approximately $23.0 million.

On October 6, 2016, in conjunction with the sale of the Arkansas Facilities, the Company repaid $2.4 million of debt associated with the Company’s facility located in College Park, Georgia (the “College Park Facility”).

On December 14, 2016, the Company closed on HUD-guaranteed financing in the amount of $5.9 million, which refinanced approximately $5.9 million in debt previously owed by a certain-wholly owned subsidiary of the Company to the PrivateBank (the “Sumter Credit Facility”) with respect to the Company’s facility located in Sumter, South Carolina (the “Sumter Facility”).

On June 18, 2016, a subsidiary of the Company entered into a new master sublease agreement (the “Peach Health Sublease”) with affiliates (collectively, “Peach Health Sublessee”) of Peach Health Group, LLC (“Peach Health”), providing that Peach Health Sublessee would take possession of the facilities (the “Peach Facilities”) subleased to affiliates of New Beginnings Care, LLC

(“New Beginnings”) prior to their bankruptcy. The Peach Facilities are comprised of: (i) an 85-bed skilled nursing facility located in Tybee Island, Georgia (the “Oceanside Facility”); (ii) a 50-bed skilled nursing facility located in Tybee Island, Georgia (the “Savannah Beach Facility”); and (iii) a 131-bed skilled nursing facility located in Jeffersonville, Georgia (the “Jeffersonville Facility”). Rent for the Savannah Beach Facility, the Oceanside Facility, and the Jeffersonville Facility is $0.3 million, $0.4 million and $0.6 million per annum, respectively; but such rent is only $1 per month for the Oceanside and Jeffersonville Facilities until the date such facilities are recertified by the U.S. Department of Health and Human Services Centers for Medicare and Medicaid Services (“CMS”) or April 1, 2017, whichever first occurs (the “Rent Commencement Date”). The Oceanside and Jeffersonville Facilities were recertified by CMS in February 2017 and December 2016, respectively. In addition, with respect to the Oceanside and Jeffersonville Facilities, Peach Health Sublessee is entitled to three months of $1 per month rent following the Rent Commencement Date and, following such three-month period, five months of rent discounted by 50%. In the event that the Savannah Beach Facility is decertified due to any previous non-compliance attributable to New Beginnings, rent for such facility will revert to $1 a month until it is recertified along with the other facilities. The Company also provided Peach Health with a $1.0 million line of credit to be used for working capital and capital expenditure needs (the “Peach Line” or "Peach Note"). As of December 31, 2016, Peach Health had borrowed approximately $0.7 million under the Peach Line.

On January 10, 2017, the Company repurchased $6.7 million of its 10% convertible subordinated notes due April 30, 2017 pursuant to a cash tender offer for any and all of such outstanding convertible promissory notes (the "Tender Offer"). (See Note 19 -Subsequent Events).

Cash Requirements

At December 31, 2016, the Company had $80.0 million in indebtedness of which the current portion is $13.2 million. This current portion is comprised of the following components: (i) convertible debt of $9.2 million; and (ii) remaining debt of approximately $4.1 million which includes senior debt - bond and mortgage indebtedness (for a complete listing of our debt see Note 9 - Notes Payable and Other Debt). Subsequent to December 31, 2016, the Company repurchased $6.7 million in convertible debt pursuant to the Tender Offer using proceeds from the sale of the Arkansas Facilities.

The Company anticipates net principal disbursements of approximately $13.2 million, which includes $9.1 million of convertible debt ($6.7 million of which was repaid as part of the Tender Offer in January 2017), approximately $0.5 million of payments on shorter term vendor notes, $1.8 million of routine debt service amortization, and a $1.7 million payment of other debt which is inclusive of anticipated proceeds on refinancing of one facility in Oklahoma of approximately $1.2 million. Based on the described sources of liquidity, the Company expects sufficient funds for its operations and scheduled debt service, at least through the next twelve months. On a longer term basis, at December 31, 2016, the Company has approximately $19.3 million of debt maturities due over the next two year period ending December 31, 2018. These debt maturities include the aforementioned $9.1 million of convertible promissory notes, which are convertible into shares of the common stock as well as $1.2 million for current maturities with respect to one facility located in Oklahoma. The Company believes its long-term liquidity needs will be satisfied by these same sources, as well as borrowings as required to refinance indebtedness.

In November 2016, the Board approved two share repurchase programs (collectively, the "November 2016 Repurchase Program"), pursuant to which AdCare was authorized to repurchase up to 1.0 million shares of the common stock and 100,000 shares of the Series A Preferred Stock during a twelve-month period. As of December 31, 2016, the Company had repurchased 2,300 shares of Series A Preferred Stock for approximately $48,000, including commissions and customary business expenses, at an average price of $20.97 (excluding commissions) per share and 133,316 shares of the common stock for $0.3 million at an average price of $1.54 per share. The Company suspended the November 2016 Repurchase Program in February 2017.

In the twelve months ended December 31, 2016, the Company repurchased 150,000 shares of common stock pursuant to the share repurchase program announced on November 12, 2015 (the “November 2015 Repurchase Program”) at an average purchase price of approximately $2.05 per share, exclusive of commissions and related fees, for a net disbursement of approximately $0.2 million. Pursuant to the November 2015 Repurchase Program, the Company was authorized to repurchase up to 500,000 shares of its outstanding common stock during a twelve-month period. The Repurchase Program expired in accordance with its terms upon completion of such twelve-month period on November 12, 2016.

The Company is a defendant in a total of 44 professional and general liability cases. The claims generally seek unspecified compensatory and punitive damages for former patients of the Company who were allegedly injured or died while patients of facilities operated by the Company due to professional negligence or understaffing. The Company established a self-insurance reserve for these professional and general liability claims, included within “Accrued expenses and other” in the Company’s unaudited consolidated balance sheets, of $6.9 million and $0.2 million at December 31, 2016, and December 31, 2015, respectively.

The Company currently believes that most of the professional and general liability actions, and particularly many of the most recently filed actions, are defensible and intends to defend them through final judgement. Accordingly, the self-insurance reserve primarily reflects the Company's estimated legal costs of litigating the pending actions accordingly. Anticipated costs associated with such litigation are reflected in the $6.9 million accrual and are expected to be paid over time as litigation continues. The duration of such legal proceedings could be greater than one year subsequent to the year ended December 31, 2016, however management cannot reliably estimate the exact timing of payments. The Company expects to finance litigation and potential indemnity costs through cash on hand as well as other sources as described above.

During the twelve months ended December 31, 2016, the Company generated negative cash flow from operations and anticipates positive cash flow from operations in 2017. In order to satisfy the Company’s capital needs, the Company seeks to: (i) refinance debt where possible to obtain more favorable terms; (ii) raise capital through the issuance of debt or equity securities; and (iii) increase operating cash flows through acquisitions. The Company anticipates that these actions, if successful, will provide the opportunity to maintain its liquidity, thereby permitting the Company to better meet its operating and financing obligations for the next twelve months. However, there is no guarantee that such actions will be successful. Management’s ability to raise additional capital through the issuance of equity securities and the terms upon which we are able to raise such capital may be adversely affected if we are unable to maintain the listing of the common stock and Series A Preferred Stock on the NYSE MKT.

NOTE 4. RESTRICTED CASH AND INVESTMENTS
The following presents the Company's various restricted cash, escrow deposits and investments:

	December 31,
Amounts in (000's)	2016	2015
Cash collateral and certificates of deposit	$260	$7,687
Replacement reserves	811	950
Escrow deposits	529	532
Total current portion	1,600	9,169

Restricted investments for debt obligations	2,274	2,264
HUD and other replacement reserves	1,590	1,294
Total noncurrent portion	3,864	3,558
Total restricted cash and investments	$5,464	$12,727
Cash collateral and certificates of deposit—In securing mortgage financing from certain lending institutions, the Company and certain of its wholly-owned subsidiaries are required to deposit cash and/or certificates of deposit to be held as collateral in accordance with the terms of the loan agreements.
Replacement reserves—Cash reserves set aside for non-critical building repairs to be completed within the next 12 months, pursuant to loan agreements.
Escrow deposits—In connection with financing secured through our lenders, several wholly-owned subsidiaries of the Company are required to make monthly escrow deposits for taxes and insurance.
Restricted investments for debt obligations—In compliance with certain financing and insurance agreements, the Company and certain wholly-owned subsidiaries of the Company are required to deposit cash held as collateral by the lender or in escrow with certain designated financial institutions.
HUD and other replacement reserves—The regulatory agreements entered into in connection with the financing secured through HUD require monthly escrow deposits for replacement and improvement of the HUD project assets.

NOTE 5. PROPERTY AND EQUIPMENT
The following table sets forth the Company’s property and equipment excluding $1.2 million classified as assets held for sale at December 31, 2015:

		December 31,
(Amounts in 000's)	Estimated Useful Lives (Years)	2016	2015
Buildings and improvements	5 - 40	$84,108	$128,912
Equipment and computer related	2 - 10	12,286	16,469
Land	—	3,988	7,128
Construction in process	—	602	390
		100,984	152,899
Less: accumulated depreciation and amortization		(21,816)	(26,223)
Property and equipment, net		$79,168	$126,676

For the twelve months ended December 31, 2016 and 2015, total depreciation and amortization expense was $5.3 million and $7.3 million, respectively. There were no amounts of total depreciation and amortization expense recognized in Loss from discontinued operations, net of tax during the twelve month period ended December 31, 2016. Total depreciation and amortization expense excludes $0.1 million during the twelve month period ended December 31, 2015, that is recognized in Loss from discontinued operations, net of tax.

During the twelve months ended December 31, 2016, the Company recorded no impairments in Property and equipment, net. We recognized approximately $21.0 thousand impairment for an office located in Roswell, Georgia as part of the sale from amounts previously recorded in Assets of disposal group held for sale (see Note 11 - Discontinued Operations).

On October 6, 2016, the Company completed the sale of the Arkansas Facilities, together with substantially all of the fixtures, equipment, furniture and other assets relating to such facilities (see Note 11 - Discontinued Operations).

During the twelve months ended December 31, 2015, the Company recognized impairment charges of approximately $0.5 million and $0.1 million to write down the carrying value of its two office buildings located in Roswell, Georgia and one office building located in Rogers, Arkansas, respectively. The assets and liabilities of the office buildings are included in Assets and Liabilities Held for Sale as of December 31, 2015 , with all sales completed during 2016 (see Note 11 - Discontinued Operations).

NOTE 6. INTANGIBLE ASSETS AND GOODWILL
Intangible assets consist of the following:

(Amounts in 000's)	Bed Licenses (included in property and equipment)	Bed Licenses— Separable	Lease Rights	Total
Balances, January 1, 2015
Gross	$35,690	$2,471	$7,406	$45,567
Accumulated amortization	(3,587)	—	(3,319)	(6,906)
Net carrying amount	$32,103	$2,471	$4,087	$38,661

Dispositions
Gross	—	—	(525)	(525)
Accumulated amortization	—	—	525	525
Amortization expense	(1,173)	—	(667)	(1,840)
Reclass to held for sale
Gross	—	—	—	—
Accumulated amortization	—	—	—	—

Balances, December 31, 2015
Gross	35,690	2,471	6,881	45,042
Accumulated amortization	(4,760)	—	(3,461)	(8,221)
Net carrying amount	30,930	2,471	3,420	36,821

Dispositions
Gross	(12,879)	—	—	(12,879)
Accumulated amortization	2,123	—	—	2,123
Amortization expense	(846)	—	(666)	(1,512)

Balances, December 31, 2016
Gross	$22,811	$2,471	$6,881	$32,163
Accumulated amortization	(3,483)	—	(4,127)	(7,610)
Net carrying amount	$19,328	$2,471	$2,754	$24,553

Amortization expense for bed licenses is included in property and equipment depreciation and amortization expense (see Note 5 - Property and Equipment).

Estimated amortization expense for all finite-lived intangibles for each of the future years ending December 31 is as follows:

Amounts in (000's)	Bed Licenses	Lease Rights
2017	$683	$667
2018	683	667
2019	683	667
2020	683	482
2021	683	203
Thereafter	15,913	68
Total	$19,328	$2,754
The following table summarizes the changes in the carrying amount of goodwill for the years ended December 31, 2016 and 2015.

(Amounts in 000's)
Balances, January 1, 2015
Goodwill	$5,023
Accumulated impairment losses	(799)
Total	$4,224

Impairment losses	(41)
Net change during year	(41)

Balances, December 31, 2015
Goodwill	$5,023
Accumulated impairment losses	(840)
Total	$4,183

Disposals	(2,078)
Net change during year	(2,078)

Balances, December 31, 2016
Goodwill	$2,945
Accumulated impairment losses	(840)
Total	$2,105
On July 1, 2015, the Company completed the sale of its Bentonville Manor Nursing Home, 83-bed skilled nursing facility located in Bentonville, Arkansas ("Bentonville") for approximately $3.4 million net of closing costs. The Company wrote off the remaining goodwill of $0.04 million at the time of sale. For the year ended December 31, 2016, the Company determined that no other impairment adjustments were necessary for goodwill. The Company does not amortize goodwill or indefinite lived intangibles, which consist of separable bed licenses.
On October 6, 2016, the Company completed the sale of the Arkansas Facilities and disposed of $2.1 million of goodwill (see Note 11 - Discontinued operations).

NOTE 7. LEASES
Operating Leases
The Company leases a total of eleven skilled nursing facilities from unaffiliated owners under non-cancelable leases, most of which have rent escalation clauses and provisions for payments of real estate taxes, insurance and maintenance costs; each of the skilled nursing facilities that are leased by the Company are subleased to and operated by third-party tenants. The Company also leases certain office space located in Atlanta and Suwanee, Georgia. The Atlanta office space is subleased to a third-party entity.
Foster Prime Lease. Eight of the Company's skilled nursing facilities (collectively, the "Georgia Facilities") are leased under a single master indivisible arrangement, by and between ADK Georgia, LLC, a Georgia limited liability company and subsidiary of the Company (“ADK”), and William M. Foster ("Lessor"), as landlord (the "Prime Lease"). Under the Prime Lease, a breach at a single facility could subject one or more of the other facilities covered by the same master lease to the same default risk. In addition, other potential defaults related to an individual facility may cause a default of the entire Prime Lease. With an indivisible lease, it is difficult to restructure the composition of the portfolio or economic terms of the lease without the consent of the landlord.
On August 14, 2015, ADK and Lessor entered into an amendment to the Prime Lease (the “Second Amendment”) whereby the parties amended the Prime Lease to extend its initial term by seven years, resulting in a new lease termination date of August 31, 2027. In consideration for the extension, among other things, the Company agreed to: (i) pay to Lessor a fee of $575,000; (ii) release to Lessor upon the earlier of January 1, 2016 or the termination of the Prime Lease one month of pre-paid rent in the amount of $398,000; (iii) release to Lessor upon the earlier of January 1, 2017 or the termination of the Prime Lease the security deposit paid under the Prime Lease in the amount of $500,000; and (iv) pay to Lessor within ten days of the end of each quarter a payment of $26,000. The annual base rent due in the first year immediately following the execution of the Second Amendment is approximately $5.3 million.
Under the Second Amendment, the Company (and not Lessor) is responsible for the cost of maintaining the Georgia Facilities, including the cost to repair or replace all structural or capital items due to ordinary wear and tear.
Pursuant to the Second Amendment: (i) Lessor consented to ADK’s sublease of the Georgia Facilities to a third-party tenant and ADK agreed to obtain Lessor’s consent prior to any future sublease of any of the Georgia Facilities; and (ii) the Company executed a lease guaranty for the benefit of Lessor whereby the Company guaranteed the performance of all of ADK’s obligations under the Prime Lease. In connection with such guaranty, the Company also consented to being primarily responsible for all of ADK’s obligations under the Prime Lease, thereby allowing Lessor to proceed directly against the Company, without having taken any prior action against ADK, should ADK be in default under the Prime Lease.
On September 9, 2015 ADK and Lessor entered into a third amendment to the Prime Lease whereby commencing on July 1, 2016 and continuing during lease years two through five, rent increases at 2.0% annually and then increases at 2.5% annually for the remainder of the lease term.
Bonterra/Parkview Master Lease. Two of the Company's facilities are leased under a single indivisible agreement (the "Bonterra/Parkview Master Lease"); therefore, a breach at a single facility could subject the second facility to the same default risk. On September 1, 2015, the Bonterra/Parkview Master Lease was amended (the "Bonterra/Parkview Master Lease Amendment"), whereby the parties agreed to: (i) extend its initial term by three years, resulting in a new lease termination date of August 31, 2025; (ii) provide consent to the sublease of the two facilities to a third-party operator; and (iii) extend the optional renewal terms to two separate twelve-year renewal periods. In consideration for the amended terms, among other things, the Company agreed to a monthly increase in base rent equal to 37.5% of the difference between the base rent owed by the Company under the Bonterra/Parkview Master Lease and the base rent owed to the Company by the new sublease operator. The annual base rent due in the first year immediately following the execution of the Bonterra/Parkview Master Lease Amendment is approximately $1.9 million.
Covington Prime Lease. One of the Company's facilities is leased under an agreement dated August 26, 2002, as subsequently amended (the "Covington Prime Lease"), by and between the Company and Covington Realty, LLC. On August 1, 2015, the Covington Prime Lease was amended (the "Covington Prime Lease Amendment"), whereby the parties agreed to: (i) provide consent to the sublease of the facility to a third-party operator; (ii) extend the term of the lease to expire on April 30, 2025; and (iii) set the annual base rent, effective May 1, 2015 and continuing throughout the lease term, equal to 102% of the immediately preceding lease year's base rent. The annual base rent due in the first year immediately following the execution of the Covington Prime Lease Amendment is approximately $0.6 million.

Future Minimum Lease Payments
Future minimum lease payments for each of the next five years ending December 31 are as follows:

(Amounts in 000's)
2017	$8,126
2018	8,308
2019	8,492
2020	8,671
2021	8,830
Thereafter	46,456
Total	$88,883
Leased and Subleased Facilities to Third-Party Operators
In connection with the Company's transition to a self-managed real estate investment company, 26 facilities (15 owned by us and 11 leased to us) are leased or subleased on a triple net basis, meaning that the lessee (i.e., the new third-party operator of the property) is obligated under the lease or sublease, as applicable, for all costs of operating the property, including insurance, taxes and facility maintenance, as well as the lease or sublease payments, as applicable.
Termination of Arkansas Leases. Until February 3, 2016, the Company subleased through its subsidiaries (the “Aria Sublessors”) the Arkansas Facilities to affiliates (the “Aria Sublessees”) of Aria Health Group, LLC (“Aria”) pursuant to separate sublease agreements (the “Aria Subleases”). Effective February 3, 2016, the Company terminated each Aria Sublease due to the applicable Aria Sublessee’s failure to pay rent pursuant to the terms of such sublease. The term of each Aria Sublease was approximately fifteen (15) years, and the annual aggregate base and special rent payable to the Company under the Aria Subleases was approximately $4.2 million in the first year of such subleases and the base rent was subject to specified annual rent escalators.

On July 17, 2015, the Company made a short-term loan to Highlands Arkansas Holdings, LLC, an affiliate of Aria (“HAH”), for working capital purposes, and, in connection therewith, HAH executed a promissory note (the “ HAH Note”) in favor of the Company. Since July 17, 2015, the HAH Note has been amended from time to time and at December 31, 2015 and December 31, 2016, had an outstanding principal amount of $1.7 million and $1.0 million respectively and matured on December 31, 2015. The Company received $0.7 million in partial repayment of the HAH Note during the second quarter of 2016. The Company is currently seeking the repayment of the remaining balance of the HAH Note and expects repayment.

Lease of Arkansas Facilities. From February 5, 2016 to October 6, 2016, nine wholly-owned subsidiaries of the Company (each, a “Skyline Lessor”) leased the Arkansas Facilities to Skyline Healthcare LLC (“Skyline”), or an affiliate of Skyline (the “Skyline Lessee”), pursuant to a Master Lease Agreement, dated February 5, 2016 (the “Skyline Lease”). The term of the Skyline Lease commenced on April 1, 2016. The initial lease term of the Skyline Lease was fifteen (15) years with two (2) separate renewal terms of five (5) years each. The Skyline Lease provided for annual rent in the first year of $5.4 million, and an annual rent escalator of 2.5% each year during the initial term and any subsequent renewal terms. Skyline guaranteed the obligations of its affiliates.

Sale of Arkansas Facilities. In connection with the Skyline Lease, the Skyline Lessors entered into an Option Agreement, dated February 5, 2016, with Joseph Schwartz, the manager of Skyline, pursuant to which Mr. Schwartz, or an entity designated by Mr. Schwartz (the “Purchaser”), had an exclusive and irrevocable option to purchase the Arkansas Facilities at a purchase price of $55.0 million, which the Purchaser could exercise in accordance with such agreement until May 1, 2016.

On April 22, 2016, the Purchaser delivered notice to the Company of its intent to exercise its option to purchase the Arkansas Facilities. Pursuant to such purchase option, on May 10, 2016, the Skyline Lessors and the Purchaser entered into a Purchase and Sale Agreement (the “Purchase Agreement”) whereby the Skyline Lessors agreed to sell, and the Purchaser agreed to buy, the Arkansas Facilities, together with all improvements, fixtures, furniture and equipment pertaining to such facilities (except for certain leased business equipment) and the Skyline Lessors’ intangible assets (including intellectual property) relating to the operation of the nursing home business at such facilities, for an aggregate purchase price of $55.0 million. Pursuant to the Purchase Agreement the purchase price consisted of: (i) a deposit of $1.0 million deposited by the Purchaser with an escrow agent at the time of the Purchaser’s exercise of the purchase option; (ii) cash consideration of $51.0 million to be paid at closing; and (iii) the Skyline Note from the Purchaser in favor of the Skyline Lessors with a principal amount of $3.0 million, to be executed and delivered at closing. For further information, see Note 3 - Liquidity and Profitability.

On July 14, 2016, August 26, 2016 and September 29, 2016, the Skyline Lessors entered into separate letter agreements with Skyline and the Purchaser, which in the aggregate amended the Purchase Agreement to extend the date by which the purchase and sale of the Arkansas Facilities was required to close from August 1, 2016 to October 6, 2016 and increased the deposit payable by the Purchaser from $1.0 million to $1.8 million.

On October 6, 2016, the Company completed the sale of the Arkansas Facilities to the Purchaser pursuant to the Purchase Agreement, as amended (see Note 11 - Discontinued Operations).

New Beginnings. On January 22, 2016, New Beginnings filed petitions to reorganize its finances under the U.S. Bankruptcy Code. New Beginnings operated the Oceanside Facility, the Savannah Beach Facility and the Jeffersonville Facility (collectively, the “New Beginnings Facilities”) pursuant to a master lease dated November 3, 2015, with the Company. The Jeffersonville Facility was decertified by CMS in February 2016 for deficiencies related to its operations and maintenance of the facility and in May 2016, a Notice of Involuntary Termination from CMS was issued to New Beginnings indicating that its operations at the Oceanside Facility were not in substantial compliance with CMS Requirements. From January 1, 2016 until June 4, 2016, New Beginnings paid de minimis rent for the Oceanside and Savannah Beach Facilities and did not pay rent for the Jeffersonville Facility.

On March 4, 2016, due to defaults by New Beginnings, the Company petitioned the Bankruptcy Court to lift the automatic stay to enable the Company to regain possession of the New Beginnings Facilities. Prior to the court ruling on the motion, the Company entered into a consent order (the “Consent Order”) with New Beginnings, the debtors’ creditors’ committee, which represents the unsecured creditors in the proceedings, and Gemino Healthcare Finance, LLC (the debtors’ secured lender), in which the Company agreed to give the creditors’ committee until June 4, 2016 to sell all of New Beginnings’ assets, including the leasehold interests and personal property for the New Beginnings Facilities. The Consent Order further provided that if the creditors’ committee was unable to sell the assets by such date, the automatic stay would be lifted and the Company would be allowed to reclaim possession of the New Beginnings Facilities. The court signed the Consent Order on May 9, 2016, and it was entered on the docket on May 10, 2016. The automatic stay was lifted as of June 4, 2016, thereby allowing the Company to take possession of the New Beginnings Facilities from New Beginnings.

Peach Health. On June 18, 2016, ADK entered into the Peach Health Sublease with Peach Health Sublessee, providing that Peach Health Sublessee would take possession of the Peach Facilities and operate them as a subtenant.

The Peach Health Sublease became effective for the Jeffersonville Facility, on June 18, 2016 and for the Savannah Beach and Oceanside Facilities on July, 13, 2016 (the date on which ADK accepted possession of the facilities from New Beginnings).
The Peach Health Sublease is structured as a triple net lease, except that ADK assumes responsibility for the cost of certain deferred maintenance at the Savannah Beach Facility and capital improvements that may be necessary for Peach Health Sublessee to recertify the Oceanside and Jeffersonville Facilities with CMS so they are eligible for Medicare and Medicaid reimbursement. The term of the Peach Health Sublease for all three Peach Facilities expires on August 31, 2027.
As of December 31, 2016, the Company has invested $0.8 million in the Oceanside and Jeffersonville Facilities.
Rent for the Savannah Beach Facility, the Oceanside Facility and the Jeffersonville Facility is $0.3 million, $0.4 million and $0.6 million per annum, respectively. In addition, with respect to the Oceanside and Jeffersonville Facilities, Peach Health Sublessee is entitled to $1 per month rent until the first month after recertification by CMS and three months thereafter and, following such three-month period, five months of rent discounted by 50%. In addition, in the event that the Savannah Beach Facility is decertified due to any previous non-compliance attributable to New Beginnings, rent for such facility will revert to $1 a month until it is recertified along with the other facilities. The annual rent for each of the Peach Facilities will escalate at a rate of 3% each year pursuant to the Peach Health Sublease.
Under the terms of the Peach Health Sublease, Peach Health Sublessee agreed to use its best efforts to pursue recertification of the Jeffersonville and Oceanside Facilities with CMS as soon as possible. In connection therewith, Peach Health Sublessee created an operating plan for such recertification, including a timetable and estimate of funds required from ADK for capital improvements for each such facility and submitted such plan to ADK for approval within sixty days of the commencement date of the Peach Health Sublease (a “Recertification Plan”). During the third quarter of 2016, the parties reached agreement on the terms of the Recertification Plan for both facilities.
On December 20, 2016, the Jeffersonville Facility was recertified by CMS and received a new Medicare/Medicaid provider contract. For further information regarding the recertification of the Oceanside Facility, see Note 19 - Subsequent Events.
In connection with the Peach Health Sublease, the Company has extended to Peach Health Sublessee a working capital line of credit of up to $1.0 million for operations at the Peach Facilities (the “Peach Line”), with interest accruing on the unpaid balance under the Peach Line at an interest rate of 13.5% per annum. The entire principal amount due under the Peach Line, together with all accrued and unpaid interest thereunder, shall be due one year from the date of the first disbursement. The Peach Line is secured by a first priority security interest in Peach Health Sublessee’s assets and accounts receivable pursuant to a security agreement executed by Peach Health Sublessee. At December 31, 2016, there was a $0.7 million outstanding balance on the Peach Line. On April 7, 2017, the Company modified certain terms of the Peach Note in connection with the Peach Health Sublesses’ securing a $2.5 million working capital loan from a third party lender (see Note 19 - Subsequent Events).

Future Minimum Lease Receivables
Future minimum lease receivables for each of the next five years ending December 31 are as follows:

(Amounts in 000's) (a)
2017	$20,744
2018	21,824
2019	22,299
2020	22,825
2021	23,402
Thereafter	132,193
Total	$243,287
(a) Recertification of the Jeffersonville and Oceanside Facilities occurred on December 20, 2016 and February 7, 2017, respectively.
The following is a summary of the Company's leases to third-parties and which comprise the future minimum lease receivables of the Company. The terms of each lease are structured as "triple-net" leases. Each lease contains specific rent escalation amounts ranging from 2.0% to 3.0% annually. Further, each lease has one or more renewal options. For those facilities where the Company subleases, the renewal option in the sublease agreement is dependent on the Company's renewal of its lease agreement.

		Initial Lease Term
		Commencement	Expiration	Initial
Facility Name	Operator Affiliation (1)	Date	Date	Annual Rent
				(Thousands)
Owned
Eaglewood ALF	Beacon Health Management	8/1/2015	7/31/2025	$720
Eaglewood Care Center	Beacon Health Management	8/1/2015	7/31/2025	720
H&C of Greenfield	Beacon Health Management	8/1/2015	7/31/2025	360
Southland Healthcare	Beacon Health Management	11/1/2014	10/31/2024	900
The Pavilion Care Center	Beacon Health Management	8/1/2015	7/31/2025	360
Attalla Health Care	C.R. Management	12/1/2014	8/31/2030	1,080
Autumn Breeze	C.R. Management	9/30/2015	9/30/2025	840
College Park	C.R. Management	4/1/2015	3/31/2025	600
Coosa Valley Health Care	C.R. Management	12/1/2014	8/31/2030	900
Glenvue H&R	C.R. Management	7/1/2015	6/30/2025	1,140
NW Nursing Center	Southwest LTC	12/31/2015	11/30/2025	300
Quail Creek	Southwest LTC	12/31/2015	11/30/2025	660
Georgetown Health	Symmetry Healthcare	4/1/2015	3/31/2030	288
Mountain Trace Rehab	Symmetry Healthcare	6/1/2015	5/31/2030	648
Sumter Valley Nursing	Symmetry Healthcare	4/1/2015	3/31/2030	770
Subtotal Owned Facilities (15)				$10,286
Leased
Covington Care	Beacon Health Management	8/1/2015	4/30/2025	$780
Lumber City	Beacon Health Management	11/1/2014	8/31/2027	840
LaGrange	C.R. Management	4/1/2015	8/31/2027	960
Thomasville N&R	C.R. Management	7/1/2014	8/31/2027	324
Jeffersonville	Peach Health	6/18/2016	8/31/2027	636
Oceanside	Peach Health	7/13/2016	8/31/2027	432
Savannah Beach	Peach Health	7/13/2016	8/31/2027	252
Bonterra	Wellington Health Services	9/1/2015	8/31/2025	1,020
Parkview Manor/Legacy	Wellington Health Services	9/1/2015	8/31/2025	1,020
Powder Springs	Wellington Health Services	4/1/2015	8/31/2027	2,100
Tara	Wellington Health Services	4/1/2015	8/31/2027	1,800
Subtotal Leased Facilities (11)				$10,164
Total (26)				$20,450
(1) Represents the number of facilities which are leased or subleased to separate tenants, which tenants are affiliates of the entity named in the table above.
Our leases and subleases are by facility with tenants that are separate legal entities affiliated with the above operators. All facilities are skilled nursing facilities except for Eaglewood ALF which is an assisted living facility. All facilities have renewal provisions of one term of five years except facilities (Mountain Trace, Quail Creek, NW Nursing, Sumter Valley, and Georgetown) which have two renewal terms with each being five years. The leases also contain standard rent escalations that range from 2.0% to 3.0% annually.

NOTE 8. ACCRUED EXPENSES AND OTHER
Accrued expenses consist of the following:

	December 31,
Amounts in (000's)	2016	2015
Accrued employee benefits and payroll related	$442	$1,332
Real estate and other taxes	557	411
Self-insured reserve (1)	6,924	221
Accrued interest	251	484
Other accrued expenses	903	677
Total	$9,077	$3,125
(1) The Company self-insures against professional and general liability cases and uses a third party administrator and outside counsel to manage and defend the claims (see Note 15 - Commitments and Contingencies).

NOTE 9. NOTES PAYABLE AND OTHER DEBT
Notes payable and other debt consists of the following:

	December 31,
Amounts in (000's)	2016	2015
Senior debt—guaranteed by HUD (a)	34,473	25,469
Senior debt—guaranteed by USDA (a)	22,518	26,463
Senior debt—guaranteed by SBA (a)	2,319	3,548
Senior debt—bonds	7,145	7,230
Senior debt—other mortgage indebtedness	5,639	51,128
Other debt	1,063	2,638
Convertible debt (c)	9,200	9,200
Sub Total	82,357	125,676
Deferred financing costs	(2,196)	(2,712)
Unamortized discounts on bonds	(191)	(205)
Total	79,970	122,759
Less current portion	13,154	50,960
Less: portion included in liabilities of disposal group held for sale (b)	—	958
Notes payable and other debt, net of current portion	$66,816	$70,841

(a)  HUD, U.S. Department of Agriculture ("USDA"), U.S. Small Business Administration ("SBA").
(b) Includes no deferred financing costs at December 31, 2016 and December 31, 2015 respectively.
(c) On December 8, 2016, the Company announced the Tender Offer for any and all of its $7.7 million convertible subordinated notes due April 30, 2017. On January 10, 2017, the Company accepted for payment $6.7 million pursuant to the Tender Offer, (see Note 19 - Subsequent events).

The following is a detailed listing of the debt facilities that comprise each of the above categories:

(Amounts in 000’s)
Facility	Lender	Maturity	Interest Rate (a)		December 31, 2016	December 31, 2015
Senior debt - guaranteed by HUD
The Pavilion Care Center	Red Mortgage	12/01/2027	Fixed	4.16%	$1,434	$1,534
Hearth and Care of Greenfield	Red Mortgage	08/01/2038	Fixed	4.20%	2,191	2,251
Woodland Manor	Midland State Bank	10/01/2044	Fixed	3.75%	5,447	5,556
Glenvue	Midland State Bank	10/01/2044	Fixed	3.75%	8,457	8,628
Autumn Breeze	KeyBank	01/01/2045	Fixed	3.65%	7,352	7,500
Georgetown (c)	Midland State Bank	01/10/2046	Fixed	2.98%	3,723	—
Sumter Valley (d)	Key Bank	01/01/2047	Fixed	3.70%	5,869	—
Total					$34,473	$25,469
Senior debt - guaranteed by USDA (e)
Attalla	Metro City	09/30/2035	Prime + 1.50%	5.50%	$7,189	$7,400
Coosa	Metro City	09/30/2035	Prime + 1.50%	5.50%	6,483	6,671
Mountain Trace	Community B&T	01/24/2036	Prime + 1.75%	5.75%	4,384	4,507
Southland	Bank of Atlanta	07/27/2036	Prime + 1.50%	6.00%	4,462	4,576
Homestead (b)	Square 1	10/14/2036	Prime + 1.00%	5.75%	—	3,309
Total					$22,518	$26,463
Senior debt - guaranteed by SBA
College Park	CDC	10/01/2031	Fixed	2.81%	$1,611	$1,697
Stone County (b)	CDC	07/01/2032	Fixed	2.42%	—	1,123
Southland	Bank of Atlanta	07/27/2036	Prime + 2.25%	5.75%	708	728
Total					$2,319	$3,548

(a)
Represents cash interest rates as of December 31, 2016 as adjusted for applicable interest rate floor limitations, if applicable. The rates exclude amortization of deferred financing costs which range from 0.08% to 1.92% per annum.

(b) On October 6, 2016, the Company completed the sale of the Arkansas Facilities (see Note 11 - Discontinued Operations).
(c) On September 29, 2016, the Company closed a HUD-guaranteed financing in the amount of $3.7 million, maturing in 2046 and bearing an interest rate of 2.98% (interest rate excludes annual mortgage insurance premiums), which refinanced approximately $3.1 million in debt previously owed to the PrivateBank with respect to the Georgetown Facility.
(d) On December 14, 2016, the Company refinanced the Sumter Credit Facility with $5.9 million of new mortgage debt maturing in 2047 and bearing an interest rate of 3.70% (interest rate excludes annual mortgage insurance premiums). The HUD-guaranteed mortgage refinances $5.9 million of short term debt that bore an interest rate of 4.71% at September 30, 2016.

(e)
For the five skilled nursing facilities, the Company has term loans insured 70% to 80% by the USDA with financial institutions. The loans have an annual renewal fee for the USDA guarantee of 0.25% of the guaranteed portion. The loans have prepayment penalties of 4% to 6% through 2016, which decline 1% each year capped at 1% for the remainder of the term.

(Amounts in 000’s)
Facility	Lender	Maturity	Interest Rate (a)		December 31, 2016	December 31, 2015
Senior debt - bonds
Eaglewood Bonds Series A	City of Springfield, Ohio	05/01/2042	Fixed	7.65%	$6,610	$6,610
Eaglewood Bonds Series B	City of Springfield, Ohio	05/01/2021	Fixed	8.50%	535	620
Total					$7,145	$7,230

(a)
Represents cash interest rates as of December 31, 2016 as adjusted for applicable interest rate floor limitations, if applicable. The rates exclude amortization of deferred financing costs which range from 0.08% to 1.92% per annum.

(Amounts in 000’s)					December 31,	December 31,
Facility	Lender	Maturity	Interest Rate (a)		2016	2015
Senior debt - other mortgage indebtedness
Sumter Valley (c)	PrivateBank	09/01/2016	LIBOR + 4.25%	4.71%	$—	$5,123
Georgetown (g)	PrivateBank	09/01/2016	LIBOR + 4.25%	4.71%	—	4,026
Northridge (b)	PrivateBank (d)	09/01/2016	LIBOR + 4.25%	5.50%	—	4,230
Woodland Hills (b)	PrivateBank (d)	09/01/2016	LIBOR + 4.25%	5.50%	—	3,557
Abington/Cumberland (b)	PrivateBank (d)	09/01/2016	LIBOR + 4.25%	5.50%	—	4,029
Heritage Park (b)	PrivateBank (d)	09/01/2016	LIBOR + 3.50%	6.00%	—	3,370
River Valley (b)	PrivateBank (d)	09/01/2016	LIBOR + 3.50%	6.00%	—	3,989
Little Rock/West Markham (b), (f)	PrivateBank (d)	12/31/2016	LIBOR + 4.00%	6.00%	—	11,399
Quail Creek (e)	Congressional Bank	09/30/2017	LIBOR + 4.75%	5.75%	4,432	5,000
Northwest	First Commercial	12/31/2017	Prime	5.00%	1,207	1,285
Stone County (b)	Metro City	06/08/2022	Prime + 2.25%	6.25%	—	1,697
College Park (f)	Bank of Las Vegas	05/01/2031	Prime + 2.00%	6.25%	—	2,465
Hembree Rd. Building (h)	Fidelity Bank	12/01/2017	Fixed	5.50%	—	958
Total					$5,639	$51,128

(a)
Represents cash interest rates as of December 31, 2016 as adjusted for applicable interest rate floor limitations, if applicable. The rates exclude amortization of deferred financing costs which range from 0.08% to 1.92% per annum.

(b)	On October 6, 2016, the Company completed the sale of the Arkansas Facilities (see Note 11 - Discontinued Operations).

(c)
On March 24, 2016, the Company obtained a lender commitment to extend the maturity date of the Sumter Credit Facility with PrivateBank from September 2016 to June 2017, subject to definitive documentation and certain closing conditions, which commitment expired on November 30, 2016. On June 13, 2016, the Company received a commitment to refinance the Sumter Credit Facility, subject to definitive documentation and certain closing conditions. On December 14, 2016, the Company refinanced existing mortgage debt with Key Bank on the Sumter Facility with $5.9 million of new mortgage debt maturing in 2047 and bearing an interest rate of 3.70% (interest rate excludes annual mortgage insurance premiums). The HUD-guaranteed mortgage refinances $5.9 million of short term debt that bore an interest rate of 4.71% at September 30, 2016.

(d)
On March 24, 2016, the Company obtained the release of approximately $3.9 million of restricted cash funds and applied the amounts as additional principal payments related to certain of the above debt facilities with the PrivateBank.

(e)	On September 19, 2016, the Company obtained an option to extend the maturity date of the Quail Creek Credit Facility from September 2017 to September 2018, which management intends to exercise.
(f) On October 6, 2016, the related debt was repaid with a portion of the net proceeds from the sale of the Arkansas Facilities (see Note 11 - Discontinued Operations).
(g) On September 29, 2016, the Company closed a HUD-guaranteed financing with Midland State Bank in the amount of $3.7 million, maturing in 2046 and bearing an interest rate of 2.98% (interest rate excludes annual mortgage insurance premiums), which refinanced approximately $3.1 million in debt previously owed to the PrivateBank with respect to the Georgetown Facility.

(h)
Debt included in liabilities of disposal group held for sale. On April 25, 2016, the Company completed the sale of the related office building located in Roswell, Georgia (see Note 11 - Discontinued Operations).

(Amounts in 000’s)
Lender	Maturity	Interest Rate		December 31, 2016	December 31, 2015
Other debt
First Insurance Funding	02/28/2017	Fixed	3.99%	$20	$14
Key Bank	10/17/2017	Fixed	0.00%	496	680
Reliant Rehabilitation	11/15/2016	Fixed	7.00%	—	944
Pharmacy Care of Arkansas	02/08/2018	Fixed	2.00%	547	1,000
Total				$1,063	$2,638

(Amounts in 000’s)
Facility	Conversion price	Maturity	Interest Rate (a)		December 31, 2016	December 31, 2015
Convertible debt
Issued July 2012	$4.25	10/31/2017	Fixed	10.00%	$1,500	$1,500
Issued March 2015 (b)	$4.25	04/30/2017	Fixed	10.00%	7,700	7,700
Total					$9,200	$9,200
(a) Represents cash interest rates as of December 31, 2016. The rates exclude amortization of deferred financing costs which range from 0.08% to 1.92% per annum.
(b) On December 8, 2016, the Company announced the Tender Offer for any and all of its $7.7 million convertible subordinated notes due April 3, 2017. On January 10, 2017, the Company accepted for payment $6.7 million pursuant to the Tender Offer (see Note 19 - Subsequent Events).
Scheduled Maturities
The schedule below summarizes the scheduled maturities as of December 31, 2016 for each of the next five years and thereafter.

Amounts in (000's)
2017	$13,218
2018	6,108
2019	1,844
2020	1,937
2021	2,030
Thereafter	57,220
Subtotal	82,357
Less: unamortized discounts	(191)
Less: deferred financing costs (1)	(2,196)
Total notes and other debt	$79,970
(1) Approximately $0.1 million of deferred financing is recorded in "Current portion of convertible debt, net" on the Consolidated Balance sheets.
Debt Covenant Compliance
As of December 31, 2016, the Company has approximately thirty-eight credit related instruments (credit facilities, mortgage notes, bonds and other credit obligations) outstanding that include various financial and administrative covenant requirements. Covenant requirements include, but are not limited to, fixed charge coverage ratios, debt service coverage ratios, minimum EBITDA or EBITDAR, current ratios and tangible net worth requirements. Certain financial covenant requirements are based on consolidated financial measurements whereas others are based on subsidiary level (i.e. facility, multiple facilities or a combination of subsidiaries comprising less than the Company's consolidated financial measurements). The subsidiary level requirements are as follows: (i) financial covenants measured against subsidiaries of the Company; and (ii) financial covenants measured against third-party operator performance. Some covenants are based on annual financial metric measurements whereas others are based on quarterly financial metric measurements. The Company routinely tracks and monitors its compliance with its covenant requirements. In recent periods, including as of December 31, 2016, the Company has not been in compliance with certain financial and administrative covenants. For each instance of such non-compliance, the Company has obtained waivers or amendments to such requirements including as necessary modifications to future covenant requirements or the elimination of certain requirements in future periods.
The Company’s credit-related instruments were all in financial compliance as of December 31, 2016.
Included in several of the Company’s various loan agreements are administrative covenants requiring that a set of audited financial statements be provided of the guarantor within 90 days of the end of each fiscal year (the “Administrative Covenants”). For the year ended December 31, 2016, management has either received a waiver for all such Administrative Covenants or has applied a 30-day cure provision, as provided in the loan agreements.
Revolving Credit Facilities and Lines of Credit
Contemporary Healthcare
On August 17, 2012, in conjunction with the acquisition of the Companions Specialized Care Center, a 121-bed skilled nursing facility located in Tulsa, Oklahoma (“Companions”), a wholly owned subsidiary of the Company entered into a Loan Agreement with Contemporary Healthcare Capital LLC ("Contemporary") and issued a promissory note in favor of Contemporary with a principal amount of $0.6 million maturing on August 20, 2015 with an annual interest rate of 9.0%. On May 14, 2015, the outstanding principal amount of $0.2 million under loan was repaid in full.
Gemino-Northwest Credit Facility
On May 30, 2013, NW 61st Nursing, LLC (“Northwest”), a wholly owned subsidiary of the Company, entered into a senior-secured revolving credit facility with Gemino Healthcare Finance, LLC with principal amount of $1.0 million. Interest accrued on the principal balance thereof at an annual rate of 4.75% plus the current LIBOR rate. Northwest also paid to Gemino: (i) a collateral monitoring fee equal to 1.0% per annum of the daily outstanding balance of the facility; and (ii) a fee equal to 0.5% per annum of the unused portion of the facility. The facility was secured by a security interest in the accounts receivable of the Northwest facility. AdCare had unconditionally guaranteed all amounts owing under the Northwest Credit Facility. On April 30, 2015, the outstanding principal amount of $1.0 million under the facility was repaid in full.
Gemino-Bonterra Credit Facility
On April 27, 2011, ADK Bonterra/Parkview, LLC, a wholly owned subsidiary of the Company entered into a senior secured credit facility for up to $2.0 million with Gemino. Interest accrued on the principal balance outstanding at an annual rate equal to the LIBOR rate plus an applicable margin of 4.75% to 5.00%, which fluctuated depending upon the principal amount outstanding. On July 1, 2015, the outstanding principal amount of $0.4 million under the facility was repaid in full.
PrivateBank Credit Facility
During 2015, certain wholly owned subsidiaries (the “PrivateBank Borrowers”) the Company entered into a number of loan modifications with the PrivateBank, which modified that certain Loan Agreement, dated September 20, 2012, between the certain affiliates of the Company, PrivateBank and the Company, as guarantor (as amended, the “PrivateBank Credit Facility”). Under these modifications :(i) PrivateBank consented to the transfer of operations to new operators and the amendment of the related leases; (ii) the outstanding amount owing under the PrivateBank Credit Facility was reduced from $8.8 million to $1.8 million. In December 2015, the PrivateBank Credit Facility was repaid in full and as of December 31, 2016: (i) there were no cash borrowings outstanding under the PrivateBank Credit Facility and (ii) the Company had $0.4 million of outstanding letters of credit related to this credit facility.
PrivateBank-Woodland Nursing and Glenvue Nursing Credit Facility
On September 24, 2014, certain wholly-owned subsidiaries of the Company entered into a Loan and Security Agreement with PrivateBank. The facility provided for a $1.5 million principal amount senior secured revolving credit facility. In the fourth quarter of 2015, the Woodland Nursing and Glenvue Nursing Credit Facility was repaid in full and the Company terminated and closed the facility.

Senior Debt-Guaranteed by HUD
Autumn Breeze
On December 17, 2014, Mt. Kenn Property Holdings, LLC (“Mt. Kenn”), a wholly owned subsidiary of the Company, entered into a Mortgage and Deed of Trust Agreement (the “Mt. Kenn Credit Facility”), with KeyBank National Association ("KeyBank"). The Mt. Kenn Credit Facility provides for a $7.6 million principal amount secured credit facility.
The Mt. Kenn Credit Facility is secured by, among other things, an assignment of all rents paid under any existing or future leases and rental agreements with respect to the Mt. Kenn Facility. HUD has insured all amounts owing under the Mt. Kenn Credit Facility. The Mt. Kenn Credit Facility contains customary events of default, including fraud or material misrepresentations or material omission, the commencement of a forfeiture action or proceeding, failure to make required payments, and failure to perform or comply with certain agreements. Upon the occurrence of certain events of default, KeyBank may, after receiving the prior written approval of HUD, terminate the Mt. Kenn Credit Facility and all amounts under the Mt. Kenn Credit Facility will become immediately due and payable. In connection with entering into the Mt. Kenn Credit Facility, Mt. Kenn entered into a healthcare regulatory agreement and a promissory note, each containing customary terms and conditions.
Glenvue
On September 24, 2014, a wholly owned subsidiary of the Company entered into a Mortgage and Deed of Trust Agreement (the “Glenvue Credit Facility”), with Housing & Healthcare Finance, LLC ("H&H") in connection with the refinancing of the skilled nursing facility known as Glenvue Health and Rehabilitation ("Glenvue"). The Glenvue Credit Facility provides for an $8.8 million principal amount secured credit facility.
The Glenvue Credit Facility is secured by, among other things, an assignment of all rents paid under any existing or future leases and rental agreements with respect to Glenvue. HUD has insured all amounts owing under the Glenvue Credit Facility. The Glenvue Credit Facility contains customary events of default, including fraud or material misrepresentations or material omission, the commencement of a forfeiture action or proceeding, failure to make required payments, failure to perform or comply with certain agreements and certain events of bankruptcy and insolvency. Upon the occurrence of certain events of default, H&H may, after receiving the prior written approval of HUD, terminate the Glenvue Credit Facility and all amounts under the Glenvue Credit Facility will become immediately due and payable. In connection with entering into the Glenvue Credit Facility, a wholly owned subsidiary of the Company entered into a healthcare regulatory agreement and a promissory note, each containing customary terms and conditions.
Hearth and Care of Greenfield
On October 1, 2014, a certain wholly-owned subsidiary of the Company entered into a Modification Agreement with Red Mortgage Capital, Inc. ("Red Capital") and HUD which modified the loan agreement, dated July 29, 2008, by and between a wholly-owned subsidiary of the Company and Red Capital, which matures in 2038. The modification, among other things: (i) reduced the rate of interest therein provided from 6.50% per annum to 4.20% per annum, effective as of November 1, 2014; (ii) revised the amount of monthly installments of interest and principal payable on and after December 1, 2014, so as to re-amortize in full the loan over the remaining term thereof; and (iii) modified the prepayment provision of the loan.
The Pavilion Care Center
On October 1, 2014, a certain wholly-owned subsidiary of the Company entered into a Modification Agreement with Red Capital and HUD which modified the loan agreement, dated November 27, 2007, by and between a wholly-owned subsidiary of the Company and Red Capital, which matures in 2027. The modification, among other things: (i) reduced the rate of interest therein provided from 5.95% per annum to 4.16% per annum, effective as of November 1, 2014; (ii) revised the amount of monthly installments of interest and principal payable on and after December 1, 2014, so as to re-amortize in full the loan over the remaining term thereof; and (iii) modified the prepayment provision of the loan.
Woodland Manor
On September 24, 2014, a wholly owned subsidiary of the Company ("Woodland"), entered into a Mortgage and Deed of Trust Agreement (the “Woodland Credit Facility”), with H&H in connection with the refinancing of the skilled nursing facility known as Eaglewood Care Center ("Eaglewood"). The Woodland Credit Facility provides for a $5.7 million principal amount secured credit facility.
The Woodland Credit Facility is secured by, among other things, an assignment of all rents paid under any existing or future leases and rental agreements with respect to Eaglewood. HUD has insured all amounts owing under the Woodland Credit Facility. The Woodland Credit Facility contains customary events of default, including fraud or material misrepresentations or material omission, the commencement of a forfeiture action or proceeding, failure to make required payments, failure to perform or comply with certain agreements and certain events of bankruptcy and insolvency. Upon the occurrence of certain events of default, H&H may, after receiving the prior written approval of HUD, terminate the Woodland Credit Facility and all amounts under the Woodland Credit Facility will become immediately due and payable. In connection with entering into the Woodland Credit Facility, Woodland entered into a healthcare regulatory agreement and a promissory note, each containing customary terms and conditions.
Georgetown and Sumter Valley
On September 29, 2016, the Company closed a HUD-guaranteed financing with Midland State Bank (the "Georgetown HUD Credit Facility") in the amount of $3.7 million, maturing in 2046 and bearing an interest rate of 2.98% (interest rate excludes annual mortgage insurance premiums), which refinanced approximately $3.1 million in debt previously owed to the PrivateBank with respect to the Georgetown Facility.
On December 14, 2016, the Company refinanced the Sumter Credit Facility with Key Bank (the "Sumter HUD Credit Facility") for $5.9 million of new mortgage debt maturing in 2047 and bearing an interest rate of 3.70% (interest rate excludes annual mortgage insurance premiums). The HUD-guaranteed mortgage refinances $5.9 million of short term debt that bore an interest rate of 4.71% at September 30, 2016.
The Georgetown and Sumter HUD Credit Facilities are secured by, among other things, an assignment of all rents paid under any existing or future leases and rental agreements with respect to the Georgetown and Sumter Facilities. HUD has insured all amounts owing under the Georgetown and Sumter HUD Credit Facilities. The Georgetown and Sumter HUD Credit Facility contains customary events of default, including fraud or material misrepresentations or material omission, the commencement of a forfeiture action or proceeding, failure to make required payments, and failure to perform or comply with certain agreements. Upon the occurrence of certain events of default, Midland State Bank or KeyBank may, after receiving the prior written approval of HUD, terminate the respective HUD credit facility and all amounts under the respective HUD credit facility will become immediately due and payable. In connection with entering into the Mt. Kenn Credit Facility, Georgetown HC&R Property Holdings, LLC ("Georgetown") and Sumter Valley Property Holdings, LLC ("Sumter") each entered into a healthcare regulatory agreement and a promissory note, each containing customary terms and conditions.
Senior Debt-Guaranteed by SBA
Stone County
In June 2012, Mt. V Property Holdings, LLC, a wholly owned subsidiary of AdCare, entered into a loan agreement with the Economic Development Corporation of Fulton County (the "CDC"), an economic development corporation working with the SBA, in the amount of $1.3 million. The CDC loan is payable in equal monthly installments of principal and interest based on a twenty year amortization schedule. The CDC loan may be prepaid, subject to prepayment premiums, during the first ten years. There are also annual fees associated with the CDC loan, including an SBA guarantee fee. The CDC loan is secured by a second-in-priority security deed on the Stone County Nursing and Rehabilitation facility and guarantees from AdCare, the SBA and a wholly owned subsidiary of AdCare. On October 6, 2016, the debt was repaid with a portion of the proceeds from the sale of the Arkansas Facilities.
Other Senior Debt-Guaranteed by SBA
For two facilities, the Company has two term loans insured 75% by the SBA with a financial institution. The notes mature at various dates starting in 2031 through 2036. For further information refer to the Other Senior Debt-Guaranteed by SBA detail debt table above.
Senior Debt-Bonds
Eaglewood Village Bonds
In April 2012, a wholly-owned subsidiary of the Company entered into a loan agreement with the City of Springfield, Ohio pursuant to which City of Springfield lent to such subsidiary the proceeds from the sale of City of Springfield's Series 2012 Bonds. The Series 2012 Bonds consist of $6.6 million in Series 2012A First Mortgage Revenue Bonds and $0.6 million in Taxable Series 2012B

First Mortgage Revenue Bonds. The bonds are secured by the Company's assisted living facility located in Springfield, Ohio known as Eaglewood Village and guaranteed by AdCare. There is an original issue discount of $0.3 million related to this loan.
Riverchase
Riverchase Village ADK, LLC (“Riverchase”), a consolidated VIE of the Company, financed its acquisition of the Riverchase Village facility, an assisted living facility located in Hoover, Alabama, using the proceeds of revenue bonds (the “Riverchase Bonds”) issued in two series by the Medical Clinical Board of the City of Hoover in the State of Alabama, as to which the Company was a guarantor.
The Series 2010A portion of the Riverchase Bonds of $5.8 million was scheduled to mature on June 1, 2039. The Series 2010B portion of $0.5 million was scheduled to mature serially beginning on June 1, 2012 through June 1, 2017. Any early redemption after May 31, 2015 is at a redemption price of 100% of the principal amount plus accrued interest. The Riverchase Bonds paid interest at a weighted average effective interest rate of 7.9%.
On November 20, 2015, Riverchase completed the previously announced sale to an unrelated third party of the Riverchase Village facility for a purchase price (as subsequently amended) of $6.9 million. In connection with the sale of the Riverchase Village facility: (i) the Riverchase Bonds were repaid in full; and (ii) the Company was released from its guaranty of Riverchase’s obligations thereunder.
Senior Debt-Other Mortgage Indebtedness
Bentonville, Heritage Park and River Valley
On May 1, 2015, certain wholly-owned subsidiaries of the Company (collectively, the “Benton Borrower Group”), entered into a Loan Modification Agreement with PrivateBank, which modified that certain Loan Agreement, dated September 1, 2011, as amended, between the Benton Borrower Group and PrivateBank (the "Bentonville, Heritage Park and River Valley Credit Facility"). The Loan Modification, among other things: (i) provided for PrivateBank's consent to the sublease of the Company’s Heritage Park Nursing Center to an affiliate of Aria; and (ii) amended the minimum EBITDA covenant described in the Bentonville, Heritage Park and River Valley Credit Facility to (a) reflect a new facility operator, and (b) change the minimum EBITDA covenant to a “Minimum EBITDAR/Management Fee” covenant, which modifies minimum EBITDAR to take into account management fees equal to the greater of the operator’s actual management fees for such period or imputed management fees equal to 5% of such operator’s gross income for such period, as determined in accordance with GAAP.
On July 1, 2015, the Company completed the sale of its Bentonville, Arkansas skilled nursing facility consisting of 83 licensed beds for $3.4 million net of customary closing and certain real property apportionments. Net proceeds were used to repay certain mortgage indebtedness under the Bentonville, Heritage Park and River Valley Credit Facility.
On October 30, 2015, Benton Borrower Group entered into a Second Modification Agreement with PrivateBank, which modified the Bentonville, Heritage Park and River Valley Credit Facility to, among other things, establish a single cash collateral account to combine and collectively share the restricted cash reserves related to the following loans: (a) the Northridge, Woodland Hills and Abington Credit Facility (as defined below); (b) the Little Rock Credit Facility (as defined below); and (c) Bentonville, Heritage Park and River Valley Credit Facility. On October 6, 2016, the debt was repaid with a portion of the proceeds from the sale of the Arkansas Facilities.
Companions Specialized Care
In August 2012, a wholly owned subsidiary of the Company financed the acquisition of Companions by entering into a loan agreement for $5.0 million with Contemporary (the "Contemporary Loan"). The loan was scheduled to mature in August 2015 with a required final payment of $5.0 million and paid interest at a fixed rate of 8.5% per annum. The loan is secured by Companions and guaranteed by AdCare.
On August 12, 2015, a wholly owned subsidiary of the Company entered into a First Amendment with Contemporary, which modified the Contemporary Loan. Under the First Amendment: (i) the outstanding amount owing under the Contemporary Loan was reduced from $5.0 million to $3.0 million; (ii) restricted assets related to the loan of $2.0 million were used to reduce the outstanding amount owing under the Contemporary Loan, thus eliminating all restricted assets related to the loan; and (iii) the maturity date of the Contemporary Loan was extended to November 20, 2015. On October 30, 2015, the Company completed the sale of Companions and repaid in full the outstanding balance under the Contemporary Loan.

Georgetown and Sumter Valley
In December 2013, the Company entered into a Note, Mortgage and Loan Agreement Modification Agreement with Metro City Bank (the "Georgetown and Sumter Valley Modification Agreement") which modified the loan agreement, dated December 31, 2012, by and between Sumter Valley Property Holdings, LLC ("Sumter"), Georgetown HC&R Property Holdings, LLC ("Georgetown") and Metro City Bank. Interest on the loan accrues on the principal balance thereof at an annual rate of 1.5% per annum plus the prime interest rate (but in no event shall the total interest be less than 5.50% per annum). The Georgetown and Sumter Valley Modification Agreement, among other things: (i) extended the maturity date from February 1, 2014 to February 1, 2015 and (ii) increased the total amount available from $6.9 million to $9.0 million.
On January 30, 2015, the outstanding principal and interest of $9.0 million owed under Georgetown and Sumter Valley Modification Agreement was repaid in full.
On January 30, 2015, Georgetown and Sumter, entered into a Loan Agreement (the "Georgetown and Sumter Credit Facility") with PrivateBank. The Georgetown and Sumter Credit Facility provided for a $9.3 million principal amount secured credit facility.
The Georgetown and Sumter Credit Facility was secured by, among other things, an assignment of all rents paid under any existing or future leases and rental agreements with respect to the Georgetown and Sumter Facilities. AdCare had unconditionally guaranteed all amounts owing under the Georgetown and Sumter Credit Facility.
On September 29, 2016, the Company closed a HUD-guaranteed financing with Midland State Bank in the amount of $3.7 million, maturing in 2046 and bearing an interest rate of 2.98% (interest rate excludes annual mortgage insurance premiums), which refinanced approximately $3.1 million in debt previously owed to the PrivateBank with respect to the Georgetown Facility.
On December 14, 2016, the Company refinanced the Sumter Credit Facility with Key Bank for $5.9 million of new mortgage debt maturing in 2047 and bearing an interest rate of 3.70% (interest rate excludes annual mortgage insurance premiums). The HUD-guaranteed mortgage refinances $5.9 million of short term debt that bore an interest rate of 4.71% at September 30, 2016.
Little Rock Credit Facility
On March 30, 2012, subsidiaries of the Company, in connection with the Company's April 2012 acquisition of three skilled nursing facilities located in Arkansas, entered into a loan agreement for $21.8 million with PrivateBank (the "Little Rock Credit Facility"). The Little Rock Credit Facility, as amended on December 28, 2012, matured in December 2016 with a required final payment of $13.7 million. The Little Rock Credit Facility accrued interest at the LIBOR rate plus 4% with a minimum rate of 6% per annum and required monthly principal payments. The Little Rock Credit Facility was secured by the three facilities and guaranteed by AdCare. The Little Rock Credit Facility was also secured by, among other things, an assignment of all rents paid under any existing or future leases and rental agreements with respect to the Company’s Little Rock Health & Rehabilitation Center. A portion of the Little Rock Credit Facility with respect to the Northridge facility and Woodland Hills facility was paid off and refinanced with a portion of the proceeds from a new credit facility with KeyBank.
On May 1, 2015, AdCare subsidiaries entered into a Fifth Modification Agreement with PrivateBank. The Fifth Modification, among other things: (i) provided for PrivateBank's consent to the sublease of the Company’s Little Rock Health & Rehabilitation Center to an affiliate of Aria; and (ii) amended the minimum EBITDAR covenant to reflect a new facility operator.
On October 30, 2015, AdCare subsidiaries entered into a Sixth Modification Agreement with PrivateBank, which modified among other things establish a single cash collateral account to combine and collectively share the restricted cash reserves related to the following loans: (a) the Northridge, Woodland Hills and Abington Credit Facility (as defined below); (b) the Little Rock Credit Facility; and (c) Bentonville, Heritage Park and River Valley Credit Facility; and (iii) establish an excess rent account to capture monthly cash rent proceeds from operators in excess of the monthly debt payments payable under the Northridge, Woodland Hills and Abington Credit Facility and the Little Rock Credit Facility. On October 6, 2016, the debt was repaid with a portion of the proceeds from the sale of the Arkansas Facilities.
Northridge, Woodland Hills and Abington
On December 28, 2012, the Company's wholly owned subsidiaries which own the Northridge, Woodland Hills and Abington facilities (the "KeyBank Borrowers") entered into a Secured Loan Agreement with KeyBank (the "KeyBank Credit Facility"). The KeyBank Credit Facility provided for a $16.5 million principal amount senior secured credit facility and was set to mature on February 27, 2015; provided, however, that the borrowers may extend the maturity date by an additional six months if certain closing conditions are met. Interest on the KeyBank Credit Facility accrues on the principal balance thereof at an annual rate of

4.25% plus the current LIBOR rate. The KeyBank Credit Facility may be prepaid at any time without premium or penalty, provided that the borrowers pay any costs of KeyBank in re-employing such prepaid funds. AdCare and two of its subsidiaries have unconditionally guaranteed all amounts owing under the KeyBank Credit Facility.
On March 28, 2014, the Company entered into a Fourth Amendment with KeyBank. Pursuant to the amendment, among other things: (i) KeyBank waived the failure of certain financial covenants of such subsidiaries regarding fixed charge coverage ratio, implied debt service coverage, and compliance of making a certain sinking fund payment due on March 1, 2014, such that no default or events of default under the KeyBank Credit Facility occurred due to such failure; (ii) modified and amended certain financial covenants regarding the Company’s fixed charge ratio and implied debt service coverage; and (iii) paid down $3.4 million of loan principal from the release of $3.4 million from a certain collateral account.
On February 25, 2015, the outstanding principal and interest of $12.0 million owed under the KeyBank Credit Facility was repaid in full in connection with a refinancing with PrivateBank.
On February 25, 2015, three wholly owned subsidiaries of the Company entered into a Loan Agreement (the "Northridge, Woodland Hills and Abington Credit Facility") with PrivateBank, which provides for a $12.0 million principal amount secured credit facility. The credit facility is secured by real property and, among other things, an assignment of all rents paid under any existing or future leases and rental agreements with respect to the Northridge, Woodland Hills and Abington Credit Facilities. AdCare has unconditionally guaranteed all amounts owing under the Northridge, Woodland Hills and Abington Credit Facility.
On October 30, 2015, the Company entered into a Modification Agreement with PrivateBank, which modified the Northridge, Woodland Hills and Abington Credit Facility to, among other things: (i) provide lender consent for the sublease of three skilled nursing facilities to new operators; (ii) establish a single cash collateral account to combine and collectively share the restricted cash reserves related to the following loans: (a) the Northridge, Woodland Hills and Abington Credit Facility; (b) the Little Rock Credit Facility; and (c) Bentonville, Heritage Park and River Valley Credit Facility; and (iii) establish an excess rent account to capture monthly cash rent proceeds from operators in excess of the monthly debt payments payable under the Northridge, Woodland Hills and Abington Credit Facility and the Little Rock Credit Facility. On October 6, 2016, the debt was repaid with a portion of the proceeds from the sale of the Arkansas Facilities.
Northwest
In connection with the acquisition of the Northwest Nursing Center facility, a wholly owned subsidiary of AdCare issued a note pursuant to a Loan Agreement with First Commercial Bank, dated December 31, 2012, for a principal amount of $1.5 million. AdCare and certain subsidiaries of the Company have unconditionally guaranteed all amounts owing under the note.
Quail Creek Credit Facility
In September 2013, QC Property Holdings, LLC, a wholly owned subsidiary of the Company, entered into the Quail Creek Credit Facility with Housing & Healthcare Funding, LLC in the amount of $5.0 million.
The loan is secured by: (i) a first mortgage on the real property and improvements constituting the Quail Creek facility; (ii) a first priority interest on all furnishing, fixtures and equipment associated with the Quail Creek facility; and (iii) an assignment of all rents paid under any existing or future leases and rental agreements with respect to the Quail Creek facility. AdCare has unconditionally guaranteed all amounts owning under the loan.
The loan agreement originally matured on September 27, 2016 and was modified on September 19, 2016 to: (i) extend the initial maturity date to September 30, 2017 and (ii) provide for a one-year extension option.
Stone County
In June 2012, the Company entered into loan agreement with Metro City Bank in the amounts of $1.8 million. The loan had a prepayment penalty of 10% for any prepayment through June 2013 reduced by 1% each year until the loan maturity date. The loan is secured by the Stone County Nursing and Rehabilitation facility and is guaranteed by AdCare. On October 6, 2016, the debt was repaid with a portion of the proceeds from the sale of the Arkansas Facilities.
Other Debt
KeyBank Promissory Notes
On February 25, 2015, the Company entered into four separate unsecured Promissory Note Agreements (the "KeyBank Promissory Notes") with KeyBank for an aggregate principal amount of $0.7 million. The indebtedness represents the portion of certain deferred exit fees owed by the Company to KeyBank in connection with the February 2015 repayment of a credit facility with KeyBank. The KeyBank Promissory Notes mature on August 25, 2016. If, prior to the maturity date, certain refinancing agreements are entered into with KeyBank as lender, affiliate of lender, or by an agency financing originated by KeyBank or any affiliate of KeyBank, then and in such an event the entire remaining principal amount of the KeyBank Promissory Notes shall be forgiven.
On April 3, 2015, the Company entered into five separate unsecured Amended and Restated Promissory Note Agreements with KeyBank, which amend the KeyBank Promissory Notes to include a fifth note with the aggregate principal total of $0.7 million remaining unaltered. The amendments restate the principal balances on the original notes in order to include a fifth note.
On August 11, 2016, the maturities dates of the KeyBank Promissory Notes were extended to October 10, 2017. On December 14, 2016, one of the KeyBank Promissory Notes was forgiven in the amount of $0.2 million.
Pharmacy Care of Arkansas Promissory Note
On February 8, 2016, the Company entered into an unsecured promissory note (the "Pharmacy Care Promissory Note") with Pharmacy Care of Arkansas, LLC for a principal amount of approximately $1.0 million. The Pharmacy Care Promissory Note requires monthly payments of principal and interest of 2% per annum.
Reliant Rehabilitation Promissory Note
On February 25, 2016, the Company entered into an unsecured promissory note (the "Reliant Rehabilitation Promissory Note") with Reliant Pro Rehab, LLC for a principal amount of approximately $0.9 million which matures on November 15, 2016. The Reliant Rehabilitation Care Promissory Note requires monthly payments principal and interest with interest of 7% per annum. In connection with the sale of the Arkansas Facilities on October 6, 2016, the Reliant Rehabilitation Promissory Note was repaid in full.
Convertible Debt

Subordinated Convertible Notes Issued in 2012 (the “2012 Notes”)
In 2012, the Company sold to certain accredited investors an aggregate of $7.5 million in principal amount of 2012 Notes. The 2012 Notes initially bore interest at 8% per annum, with such interest payable quarterly in cash in arrears. The 2012 Notes had an original maturity date of July 31, 2015.
The 2012 Notes are unsecured and subordinated in right of payment to existing and future senior indebtedness of the Company. The 2012 Notes are convertible at the option of the holder into shares of common stock at an original conversion price equal to $4.17 per share, subject to adjustment for stock dividends, stock splits, combination of shares, recapitalization and other similar events. The conversion price of the 2012 Notes was adjusted to $3.97 per share as a result of the 5% stock dividend paid on October 22, 2012.
During the existence and continuance of an event of default under the 2012 Notes, the outstanding principal amount of the 2012 Notes shall incur interest at a rate of 18% per annum, and holders of a majority of the 2012 Notes may require the Company to redeem all or any portion of the 2012 Notes at a redemption price in cash equal to the outstanding principal amount to be redeemed plus all accrued and unpaid interest thereon.
On June 30, 2015, the Company entered into prepayment agreements with Anthony Cantone and CAM, holders of 2012 Notes with an aggregate original principal amount of $6.4 million, whereby the Company prepaid the 2012 Note held by Mr. Cantone in its entirety and partially prepaid the 2012 Note held by CAM, leaving a principal balance of approximately $4.8 million with respect to such note. All but $1.5 million of such principal balance was repaid on the July 31, 2015 maturity date.
On July 30, 2015, the Company and CAM amended the terms of the 2012 Note held by CAM to: (i) extend the maturity date with respect to remaining $1.5 million principal amount of the 2012 Note to October 31, 2017; (ii) increase the interest rate from 8.0% to 10.0% per annum; and (iii) increase the conversion price from $3.97 to $4.25 per share. Additionally, the amendment modifies the Company’s right to prepay the 2012 Note held by CAM so that the Company may prepay at any time, without penalty, upon 60 days prior notice, any portion of the outstanding principal amount and accrued and unpaid interest thereon with respect to the 2012 Note; provided, however, that: (i) the shares of the common stock issuable upon conversion of the 2012 Note have been registered for resale under the Securities Act of 1933, as amended (the "Securities Act"); (ii) at any time after the issue date of the 2012 Note, the volume-weighted average price of the common stock for 10 consecutive trading days has equaled or exceeded 150% of the then-current conversion price; and (iii) such prepayment is not effected prior to July 31, 2016. The amendment also affords each of CAM and the Company the right to cause the redemption of all or any portion of the principal amount of the 2012 Note held by CAM upon a change of control (as defined in the 2012 Note) at a redemption price equal to 115% of the sum of (i) outstanding principal amount to be redeemed, plus (ii) the amount of accrued and unpaid interest thereon.
As of December 31, 2016 and December 31, 2015, the outstanding principal amount of the 2012 Notes is $1.5 million.
Subordinated Convertible Promissory Notes Issued in 2014 (the “2014 Notes”)
On March 28, 2014, the Company sold to certain accredited investors an aggregate of $6.5 million in principal amount of 2014 Notes. The 2014 Notes bore interest at 10.0% per annum, with such interest payable quarterly in cash in arrears. The 2014 Notes matured on April 30, 2015. The 2014 Notes were unsecured and subordinated in right of payment to existing and future senior indebtedness of the Company.
On April 30, 2015, the Company repaid the outstanding principal amount of $6.5 million under the 2014 Notes plus all interest accrued and unpaid thereunder. Of the $6.5 million outstanding principal amount, $0.8 million was repaid in cash and $5.7 million was repaid through the setoff of amounts owed to the Company by the noteholders.
Convertible Subordinated Notes Issued in 2015 (the “2015 Notes”)
On March 31, 2015, the Company entered into Subscription Agreements for $8.5 million of the 2015 Notes with certain accredited investors. In connection therewith, the Company issued approximately $1.7 million in principal amount of 2015 Notes on March 31, 2015 and approximately $6.0 million in principal amount of 2015 Notes on April 30, 2015. Accepted subscriptions for $0.8 million in principal amount of 2015 Notes were not funded by the April 30, 2015 payment deadline, and 2015 Notes were not issued in respect thereof.
The 2015 Notes bear interest at 10.0% per annum and such interest is payable quarterly in cash in arrears. The 2015 Notes mature on April 30, 2017. The 2015 Notes are unsecured and subordinated in right of payment to existing and future senior indebtedness of the Company.
The 2015 Notes are convertible at the option of the holder into shares of common stock at an initial conversion price equal to $4.25 per share. The conversion price is subject to adjustment for any subdivision (by stock dividend, stock split or similar corporation action) or combination (by reverse stock split or similar corporate action) of the common stock.
The Company may prepay at any time, without penalty, upon 60 days prior notice, any portion of the outstanding principal amount and accrued and unpaid interest thereon with respect to any 2015 Note; provided, however, that: (i) the shares of common stock issuable upon conversion of any 2015 Note which is to be so prepaid must be: (a) registered for resale under the Securities Act; or (b) otherwise sellable under Rule 144 of the Securities Act without volume limitations thereunder; (ii) at any time after the issue date of such 2015 Note, the volume-weighted average price of the common stock for ten consecutive trading days has equaled or exceeded 125% of the then-current conversion price; and (iii) such prepayment is not effected prior to March 31, 2016.
The holders holding a majority of the outstanding principal amount with respect to all the 2015 Notes may require the Company to redeem all or any portion of the 2015 Notes upon a change of control (as defined in the 2015 Notes) for a redemption price equal to the outstanding principal amount to be redeemed plus all accrued and unpaid interest thereon. In addition, upon a change of control, the Company may redeem all or any portion of the 2015 Notes for a redemption price equal to the outstanding principal amount to be redeemed plus all accrued and unpaid interest thereon.
During the existence and continuance of an event of default under a 2015 Note, the outstanding principal amount of such 2015 Note shall incur interest at a rate of 14% per annum, and the holder of such 2015 Note may require the Company to redeem all or any portion of such 2015 Note at a redemption price in cash equal to the outstanding principal amount to be redeemed plus all accrued and unpaid interest thereon. An “event of default” with respect to a 2015 Note includes: (i) the Company’s failure to pay to the holder of such 2015 Note any amount of principal or interest by the seventh business day following the date when due under such 2015 Note; and (ii) specific events of bankruptcy, insolvency, reorganization or liquidation.
As of December 31, 2016, the outstanding principal amount of the 2015 Notes is $7.7 million. On January 10, 2017, the Company repurchased $6.7 million of the 2015 Notes pursuant to the Tender Offer. (See Note 19 - Subsequent Events.)

NOTE 10. ACQUISITIONS

The Company made no acquisitions during the years ended December 31, 2016 or 2015.

NOTE 11. DISCONTINUED OPERATIONS
Disposition of Facility Operations
The following table summarizes the disposition of operations by facility for the years ended December 31, 2016 and 2015:

Facility Name	State	Relationship to Property	Type of Disposition	Date of Disposition
2015
College Park	GA	Owned	Lease	4/1/2015
LaGrange	GA	Leased	Sublease	4/1/2015
Sumter Valley	SC	Owned	Lease	4/1/2015
Georgetown	SC	Owned	Lease	4/1/2015
Powder Springs	GA	Leased	Sublease	4/1/2015
Tara	GA	Leased	Sublease	4/1/2015
Heritage Park	AR	Owned	Lease	5/1/2015
Homestead Manor	AR	Owned	Lease	5/1/2015
Stone County SNF	AR	Owned	Lease	5/1/2015
Stone County ALF	AR	Owned	Lease	5/1/2015
Northridge	AR	Owned	Lease	5/1/2015
West Markham	AR	Owned	Lease	5/1/2015
Woodland Hills	AR	Owned	Lease	5/1/2015
Cumberland	AR	Owned	Lease	5/1/2015
Mountain Trace	NC	Owned	Lease	6/1/2015
Glenvue	GA	Owned	Lease	7/1/2015
Bentonville Manor	AR	Owned	Sale	7/1/2015
Hearth & Care of Greenfield	OH	Owned	Lease	8/1/2015
The Pavilion Care Center	OH	Owned	Lease	8/1/2015
Eaglewood ALF	OH	Owned	Lease	8/1/2015
Eaglewood Care Center	OH	Owned	Lease	8/1/2015
Covington Care Center	OH	Leased	Sublease	8/1/2015
Bonterra	GA	Leased	Sublease	9/1/2015
Parkview	GA	Leased	Sublease	9/1/2015
Autumn Breeze	GA	Owned	Lease	9/30/2015
Companions Specialized Care	OK	Owned	Sale	10/30/2015
River Valley	AR	Owned	Lease	11/1/2015
Quail Creek	OK	Owned	Lease	12/31/2015
Northwest	OK	Owned	Lease	12/31/2015
2016
Heritage Park	AR	Owned	Sale	10/6/2016
Homestead Manor	AR	Owned	Sale	10/6/2016
Stone County SNF	AR	Owned	Sale	10/6/2016
Stone County ALF	AR	Owned	Sale	10/6/2016
Northridge	AR	Owned	Sale	10/6/2016
West Markham	AR	Owned	Sale	10/6/2016
Woodland Hills	AR	Owned	Sale	10/6/2016
Cumberland	AR	Owned	Sale	10/6/2016
River Valley	AR	Owned	Sale	10/6/2016
For the discontinued operations, the patient care revenue, related cost of services, and facility rental expense prior to the commencement of leasing are classified in the activities below.

The following table summarizes the activity of discontinued operations for the years ended December 31, 2016 and 2015:

	Year Ending December 31,
(Amounts in 000’s)	2016	2015
Total revenues	$—	$87,920
Cost of services	$12,411	$89,783
Net loss	$(13,428)	$(4,892)
Interest expense, net	$41	$1,510
Income tax expense	$—	$251
Gain on disposal of assets	$—	$1,251
Disposition of Assets
Companions. On April 29, 2015, a wholly-owned subsidiary of the Company entered into an asset purchase agreement with Gracewood Manor, LLC, an Oklahoma limited liability company, to sell Companions for a sale price of $3.5 million. On October 30, 2015, the Company completed the sale of Companions for $3.5 million less customary closing and certain real property apportionments. The Company received $0.4 million net cash from the sale and proceeds were used for working capital purposes. The Company recorded a gain of $0.1 million on the sale.
Bentonville. On May 15, 2015, a wholly-owned subsidiary of the Company entered into an asset purchase agreement with Bozeman Development, LLC, a Texas limited liability company, to sell Bentonville. The transaction closed on July 1, 2015 and the net sales proceeds of $3.4 million were remitted to Bentonville Property Holdings, LLC. The Company recorded a gain of $0.3 million on the sale.

Riverchase. On June 11, 2015, Riverchase entered into an asset purchase agreement, as subsequently amended, with Omega Communities, LLC ("Omega") to sell the Riverchase Village facility, a 105-bed assisted living facility located in Hoover, Alabama. The transaction closed on November 20, 2015 for a purchase price of $6.9 million. The Company recorded a gain of $0.8 million on the sale, net of intercompany receivables (see Note 18 - Related Party Transactions).

Office Buildings. On February 9, 2016, the Company sold an office building in Arkansas for $0.3 million. The office space was unencumbered. On April 25, 2016, the Company completed the sale of an owned office building located in Roswell, Georgia for $0.7 million. Debt obligations on the transaction exceeded proceeds by $0.2 million. On July 28, 2016, the Company completed the sale of one of its unencumbered office buildings located in Roswell, Georgia for $0.2 million.
Arkansas Facilities. On October 6, 2016, the Company completed the sale of the Arkansas Facilities, together with substantially all of the fixtures, equipment, furniture and other assets relating to such facilities, to the Purchaser, pursuant the Purchase Agreement, as subsequently amended. The Arkansas Facilities consist of:

•	River Valley Health and Rehabilitation Center, a 129-bed skilled nursing facility located in Fort Smith, Arkansas;

•	Heritage Park Nursing Center, a 110-bed skilled nursing facility located in Rogers, Arkansas;

•	Homestead Manor Nursing Home, a 104-bed skilled nursing facility located in Stamps, Arkansas;

•	Stone County Nursing and Rehabilitation Center, a 97-bed skilled nursing facility located in Mountain View, Arkansas;

•	Stone County Residential Care Center, a 32-bed assisted living facility located in Mountain View, Arkansas;

•	Northridge Health Care, a 140-bed skilled nursing facility located in North Little Rock, Arkansas;

•	Little Rock Health & Rehabilitation, a 154-bed skilled nursing facility located in Little Rock, Arkansas;

•	Woodland Hills Health & Rehabilitation, a 140-bed skilled nursing facility located in Little Rock, Arkansas; and

•	Cumberland Health & Rehabilitation Center, a 120-bed skilled nursing facility located in Little Rock, Arkansas.

Prior to the closing of the sale of the Arkansas Facilities (the “Closing”), the Skyline Lessors leased the Arkansas Facilities to the Skyline Lessee pursuant to the Skyline Lease. For further information, see Note 7 - Leases.

The Arkansas Facilities contributed approximately $0.9 million income recorded in "Net loss attributable to AdCare Health Systems, Inc. common stockholders" reported in the Consolidated Statement of operations for the period ended December 31, 2016.
The aggregate purchase price paid to the Company for the Arkansas Facilities was $55.0 million, which purchase price consisted of: (i) a non-refundable deposit of $1.8 million; (ii) cash consideration of $50.2 million paid to the Skyline Lessors at the Closing; and (iii) the Skyline Note, from JS Highland Holdings LLC, an affiliate of Skyline (the “Borrower”), in favor of the Company with a principal amount of $3.0 million. The principal amount of the Skyline Note, together with all accrued and unpaid interest, is due and payable on March 31, 2022 (the “Maturity Date”). The Borrower is required to make payments of interest only commencing on October 30, 2016 and on the last day of each month thereafter until the Maturity Date. The Skyline Note provides that simple interest shall accrue on the unpaid balance of the Skyline Note at rate of ten percent (10%) per annum. Such interest rate will increase by two percent (2%) on each anniversary date of the Skyline Note beginning in year three if such note is still outstanding at that time. The Skyline Note is guaranteed by Joseph Schwartz and Roselyn Schwartz (collectively, the “Guarantors”), pursuant to a Guaranty Agreement, dated September 30, 2016 (the “Guaranty”), executed by the Guarantors in favor of the Company. For further information see Note 3 - Liquidity and Profitability.
In connection with the Closing, the Company entered into a Subordination and Standstill Agreement, dated September 26, 2016 (the “Subordination Agreement”), with the PrivateBank, as agent for the lenders specified therein (collectively, the “Lenders”). Pursuant to the Subordination Agreement, the Company agreed to subordinate its claims and rights to receive payment under the Skyline Note or any document which may evidence or secure the indebtedness evidenced by such note, other than the Guaranty (collectively, the “Subordinated Debt”), to the claims and rights of the Lenders to receive payment under certain revolving loans, with an initial aggregate principal amount of $6.0 million, and certain term loans, with an aggregate principal amount of $45.6 million (collectively, the “Loans”), each extended by certain of the Lenders to affiliates of Skyline (collectively, the “Skyline Borrowers”). Pursuant to the Subordination Agreement, the Company may not accept payment of the Subordinated Debt, or take any action to collect such payment, if: (i) the Company has received notice from the Lenders that the Skyline Borrowers have failed to meet a specified financial covenant with respect to the Loans; or (ii) a default has occurred or is continuing with respect to the Loans. Pursuant to the Guaranty, the Guarantors have agreed to pay the outstanding principal amount of the Skyline Note, together with all accrued and unpaid interest: (x) on the date on which the Borrower or an affiliate thereof repays or refinances any of the Loans; (y) on the date on which the Borrower or its affiliates sells any of the Arkansas Facilities which the Borrower or its affiliates purchased with proceeds from the Loans; or (z) upon written notice from the Company to the Guarantors any time on or after the two year anniversary of the Skyline Note.
On October 6, 2016, in conjunction with the sale of the Arkansas Facilities, the Company repaid $2.4 million of debt associated with the College Park Facility.

Assets and Liabilities Held for Sale
Assets and liabilities of the disposal groups held for sale at December 31, 2016 and 2015 are as follows:

	December 31,
Amounts in (000's)	2016	2015
Property and equipment, net *	$—	$1,249
Assets of disposal group held for sale	$—	$1,249

Notes payable *	$—	$958
Liabilities of disposal group held for sale	$—	$958
*Amounts represent office buildings and associated debt sold during 2016.

NOTE 12. COMMON AND PREFERRED STOCK
Preferred Stock
The liquidation preference of the Series A Preferred Stock is $25.00 per share. Cumulative dividends accrue and are paid in the amount of $2.72 per share each year, which is equivalent to 10.875% of the $25.00 liquidation preference per share. The dividend rate may increase under certain circumstances.
Holders of the Series A Preferred Stock generally have no voting rights but have limited voting rights under certain circumstances. The Company may not redeem the Series A Preferred Stock before December 1, 2017, except the Company is required to redeem the Series A Preferred Stock following a "Change of Control," as defined in the Company's Articles of Incorporation. On and after December 1, 2017, the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to the redemption date.
The change-of-control provision requires the Series A Preferred Stock to be classified as temporary equity because, although deemed a remote possibility, a purchaser could acquire a majority of the voting power of the outstanding common stock without company approval, thereby triggering redemption. FASB ASC Topic 480-10-S99-3A, "SEC Staff Announcement: Classification and Measurement of Redeemable Securities", requires classification outside of permanent equity for redeemable instruments for which the redemption triggers are outside of the issuer's control. The assessment of whether the redemption of an equity security could occur outside of the issuer's control is required to be made without regard to the probability of the event or events that may result in the instrument becoming redeemable.
Preferred Stock Activity
The following table summarizes the shares of Series A Preferred Stock activity for the Company and net proceeds received and expenses from issuance and repurchases of Series A Preferred Stock for the years ended December 31, 2016 and 2015:

	Shares Issued & Outstanding	Net Proceeds from Issuance (in 000's)
Balances, January 1, 2015	950,000	$20,392

Issuance of Preferred Stock:
April 13, 2015 offering (1)	575,000	13,481
June 2, 2015 offering (2)	588,235	14,105
ATM offering (3)	313,695	6,736

Balances, December 31, 2015	2,426,930	$54,714

ATM Issuance of Preferred Stock for the three months ended: (4)
March 31, 2016	186,905	3,677
June 30, 2016	43,204	870
September 30, 2016	106,796	2,233
December 31, 2016	—	—

Repurchases of Preferred Stock for the three months ended:
December 31, 2016 (5)	(2,300)	(48)

Balances, December 31, 2016	2,761,535	$61,446

(1)
On April 13, 2015 the Company issued and sold 575,000 shares of Series A Preferred Stock in a “best efforts” registered public offering for a public offering price of $25.75 per share. In connection therewith, the Company received net proceeds of approximately $13.5 million, after payment of underwriting commissions and discounts and all other offering expenses incurred by the Company.

(2)
On June 2, 2015, the Company issued and sold 588,235 shares of Series A Preferred Stock in a “best efforts” registered public offering for a public offering price of $25.50 per share. In connection therewith, the Company received net proceeds of approximately $14.1 million, after payment of underwriting commissions and discounts and all other offering expenses incurred by the Company.

(3)
On July 21, 2015, the Company entered into separate At Market Issuance Sales Agreements with agents, pursuant to which the Company may offer and sell, from time to time, up to 800,000 shares of Series A Preferred Stock. For the year ended December 31, 2015, the Company sold 313,695 shares of Series A Preferred Stock under its ATM at an average sale price of $22.11 per share. In connection therewith, the Company received net proceeds of approximately $6.7 million, after payment of sales commissions and discounts and all other expenses incurred by the Company.

(4)
For the year ended December 31, 2016, the Company sold 336,905 shares of Series A Preferred Stock under its ATM at an average sale price of $20.06 per share. In connection therewith, the Company received net proceeds of approximately $6.8 million, after payment of sales commissions and discounts and all other expenses incurred by the Company.

(5)
On November 17, 2016, the Company bought 2,300 shares of Series A Preferred Stock pursuant to the November 2016 Repurchase Program at an average sale price of $20.97 per share, excluding commissions. In connection therewith, the Company's net disbursement was approximately $48 thousand after payment of sales commissions.

Dividends

The following table summarizes the common stock and preferred stock dividends paid by the Company for the years ended December 31, 2016 and 2015:

	Date of Payment	Dividends Paid (in 000's)	Dividends Per Share
Common Stock Dividends: *
	4/30/2015	$990	$0.050
	7/31/2015	1,093	0.055
	10/31/2015	1,193	0.060
For the year ended December 31, 2015		$3,276	$0.165

Preferred Stock Dividends:
	3/31/2015	$646	$0.68
	6/30/2015	1,437	0.68
	9/30/2015	1,498	0.68
	12/31/2015	1,627	0.68
For the year ended December 31, 2015		$5,208	$2.72

	3/31/2016	$1,777	$0.68
	6/30/2016	1,801	0.68
	9/30/2016	1,879	0.68
	12/31/2016	1,878	0.68
For the year ended December 31, 2016		$7,335	$2.72
* There we no dividends paid on the common stock during the twelve months ended December 31, 2016.

Share Repurchase Programs

On November 10, 2016, the Board approved the November 2016 Repurchase Program, pursuant to which the Company is authorized to repurchase up to 1.0 million shares of the common stock and 100,000 shares of the Series A Preferred Stock during a twelve-month period. The November 2016 Repurchase Program succeeded the November 2015 Repurchase Program announced on November 12, 2015, which terminated in accordance with its terms. Share repurchases under the November 2016 Repurchase Programs may be made from time to time through open market transactions, block trades or privately negotiated transactions and are subject to market conditions, as well as corporate, regulatory and other considerations. The November 2016 Repurchase Program may be suspended or discontinued at any time, and the Company has no obligation to repurchase any amount of the common stock or the Series A Preferred Stock under such program. The November 2016 Repurchase Program was suspended in February 2017.

November 2016 Repurchase Program - In the twelve months ended December 31, 2016, the Company repurchased (i) 133,316 shares of common stock at an average purchase price of approximately $1.54 per share, exclusive of commissions and related fees for a net disbursement of approximately $0.3 million, and (ii) 2,300 shares of Series A Preferred stock at an average purchase price of approximately $20.97 per share, exclusive of commissions and related fees for a net disbursement of approximately $48,000.

November 2015 Repurchase Program - In the twelve months ended December 31, 2016, the Company repurchased 150,000 shares of common stock at an average purchase price of approximately $2.05 per share, exclusive of commissions and related fees, for a net disbursement of approximately $0.2 million. Pursuant to the November 2015 Repurchase Program, the Company was authorized to repurchase up to 500,000 shares of its outstanding common stock during a twelve-month period. The November 2015 Repurchase Program expired in accordance with its terms upon completion of such twelve-month period on November 12, 2016.

NOTE 13. STOCK BASED COMPENSATION

The following table summarizes employee and nonemployee stock based compensation for the years ended December 31, 2016 and 2015:

	Year Ending December 31,
Amounts in (000's)	2016	2015
Employee compensation:
Stock options	$112	$42
Warrants	278	196
Restricted stock	628	431
Total employee stock-based compensation expense	$1,018	$669
Non-employee compensation:
Stock options	$50	$49
Warrants	—	—
Restricted stock	65	224
Total non-employee stock-based compensation expense	$115	$273
Total stock-based compensation expense	$1,133	$942
The assumptions used in calculating the fair value of employee stock options and warrants granted for the years ended December 31, 2016 and 2015, using the Black-Scholes-Merton option-pricing model, are set forth in the following table:

	Year Ending December 31,
	2016	2015
Dividend Yield	—%	4.8%
Expected Volatility	40.9%	38.6%
Risk-Free Interest Rate	1.43%	1.09%
Expected Term (in years)	5.0	3.9
No stock-based compensation awards were granted to non-employees for the year ended December 31, 2016 or for the year ended December 31, 2015.

Common Stock Options
The Company has two stock option plans:

•	The 2005 Stock Incentive Plan, which expired September 30, 2015; and

•	The 2011 Stock Incentive Plan, which expires March 28, 2021 and provides for a maximum of 2,027,393 shares of common stock to be issued.
The two plans permit the granting of incentive or nonqualified stock options. The 2011 Stock Incentive Plan also permits the granting of restricted stock. The plans are administered by the Board which has the authority to determine to whom awards will be made, the amounts of the awards, and the other terms and conditions of the awards. The number of securities remaining available for future issuance under the 2011 Stock Incentive Plan as of December 31, 2016 is 438,110.

The following summarizes the Company's employee and non-employee stock option activity for the years ended December 31, 2016 and 2015:

	Number of Options (000's)	Weighted Average Exercise Price	Weighted Average Remaining Contract Life (in years)	Aggregate Intrinsic Value (000's) (a)
Outstanding at December 31, 2014	935	$4.91
Granted	—	$—
Exercised	(13)	$2.35
Forfeited	(535)	$5.63
Expired	(120)	$4.10
Outstanding at December 31, 2015	267	$3.96	6.9	$2
Vested at December 31, 2015	184	$3.96	6.1	$2
Vested or Expected to Vest at December 31, 2015 (b)	264	$3.96	6.9	$2

Outstanding at December 31, 2015	267	$3.96
Granted	141	$2.07
Exercised	—	$—
Forfeited	(8)	$4.06
Expired	(45)	$3.86
Outstanding at December 31, 2016	355	$3.21	5.6	$—
Vested at December 31, 2016	320	$3.14	5.3	$—
Vested or Expected to Vest at December 31, 2016 (b)	355	$3.21	5.6	$—

(a) Represents the aggregate gain on exercise for vested in-the-money options as of December 31, 2016.
(b) Includes forfeiture adjusted unvested shares.
The weighted average grant date fair value of common stock options granted during the year ended December 31, 2016 was $2.07. No options were granted during the year ended December 31, 2015. At December 31, 2016, the Company has approximately $47.5 thousand of unrecognized compensation expense related to unvested options. Assuming no pre-vesting forfeitures, this expense will be recognized as a charge to earnings over a weighted-average remaining service period of 1.0 year. The total intrinsic value of options exercised during the years ended December 31, 2016 and 2015, was zero and $0.02 million, respectively.
The following summary information reflects stock options outstanding, vested and related details as of December 31, 2016:

	Stock Options Outstanding			Stock Options Exercisable
Exercise Price	Number Outstanding (000's)	Weighted Average Remaining Contractual Term (in years)	Weighted Average Exercise Price	Vested and Exercisable (000's)	Weighted Average Exercise Price
$1.31 - $3.99	290	5.3	$3.01	255	$2.89
$4.00 - $4.30	65	6.7	$4.12	65	$4.12
Total	355	5.6	$3.21	320	$3.14
Common Stock Warrants
The Company grants stock warrants to officers, directors, employees and certain consultants to the Company from time to time as determined by the Board and, when appropriate, the Compensation Committee of the Board. The Board administers the granting of warrants, determines the persons to whom awards will be made, the amount of the awards, and the other terms and conditions of the awards.

The following summarizes the Company's employee and non-employee common stock warrant activity for the years ended December 31, 2016 and 2015:

	Number of Warrants (000's)	Weighted Average Exercise Price	Weighted Average Remaining Contract Life (in years)	Aggregate Intrinsic Value (000's) (a)
Outstanding at December 31, 2014	2,716	$3.45
Granted	275	$4.25
Exercised	(519)	$3.43
Forfeited	(225)	$4.04
Expired	(196)	$3.91
Outstanding at December 31, 2015	2,051	$3.46	4.7	$305
Vested at December 31, 2015	1,576	$3.19	3.5	$305
Vested or Expected to Vest at December 31, 2015 (b)	1,998	$3.43	4.7	$305

Outstanding at December 31, 2015	2,051	$3.46
Granted	—	$—
Exercised	(109)	$1.04
Forfeited	—	$—
Expired	(55)	$4.08
Outstanding at December 31, 2016	1,887	$3.58	4.1	$11
Vested at December 31, 2016	1,604	$3.44	3.3	$11
Vested or Expected to Vest at December 31, 2016 (b)	1,867	$3.57	4.0	$11
(a) Represents the aggregate gain on exercise for vested in-the-money warrants as of December 31, 2016.
(b) Includes forfeiture adjusted unvested shares.
No warrants were granted during the year ended December 31, 2016. The weighted average grant date fair value of common stock warrants granted during the year ended December 31, 2015, was $0.85. The Company has approximately $0.3 million of unrecognized compensation expense related to unvested common stock warrants as of December 31, 2016. Assuming no pre-vesting forfeitures, this expense will be recognized as a charge to earnings over a weighted-average remaining service period of 1.0 years. The total intrinsic value of common stock warrants exercised during the years ended December 31, 2016 and 2015 was $0.1 million and $0.4 million, respectively.
The following summary information reflects warrants outstanding, vested and related details as of December 31, 2016:

	Warrants Outstanding			Warrants Exercisable
Exercise Price	Number Outstanding (000's)	Weighted Average Remaining Contractual Term (in years)	Weighted Average Exercise Price	Vested and Exercisable (000's)	Weighted Average Exercise Price
$1.04 - $1.99	218	0.9	$1.82	218	$1.82
$2.00 - $2.99	335	1.5	$2.58	335	$2.58
$3.00 - $3.99	500	2.8	$3.59	500	$3.59
$4.00 - $4.99	811	6.7	$4.39	528	$4.42
$5.00 - $5.90	23	6.4	$5.90	23	$5.90
Total	1,887	4.1	$3.58	1,604	$3.44

Restricted Stock
The following summarizes the Company's restricted stock activity for the year ended December 31, 2016 and 2015:

	Number of Shares (000's)	Weighted Average Grant Date Fair Value
Unvested at December 31, 2014	504	$3.68
Granted	204	$4.05
Vested	(393)	$3.51
Forfeited	(21)	$3.20
Unvested at December 31, 2015	294	$4.19
Granted	305	$1.93
Vested	(183)	$3.52
Forfeited	(12)	$2.49
Unvested at December 31, 2016	404	$2.84
The weighted average grant date fair value of restricted stock awards granted during the years ended December 31, 2016 and 2015 was $1.93 and $4.05, respectively. The Company has approximately $0.9 million of unrecognized compensation expense related to unvested restricted stock awards as of December 31, 2016. Assuming no pre-vesting forfeitures, this expense will be recognized as a charge to earnings over a weighted-average remaining service period of 2.81 years.

NOTE 14. VARIABLE INTEREST ENTITIES
Consolidated Variable Interest Entity
The Company had one variable interest entity that was required to be consolidated because AdCare had control as primary beneficiary. A "primary beneficiary" is the party in a VIE that has both of the following characteristics: (i) the power to direct the activities of the VIE that most significantly impact the VIE's economic performance and (ii) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. For a further description of the VIE, see Note 18 - Related Party Transactions - Riverchase.
On March 3, 2014, the Company and certain of its subsidiaries entered into a letter agreement, dated as of February 28, 2014 (the "Letter Agreement"), with Christopher Brogdon (a then director of the Company and a greater than 5% beneficial owner of the outstanding common stock) and entities controlled by Mr. Brogdon, which: (i) amended the Company's previously-existing option to acquire all of the issued and outstanding membership interests in Riverchase, the Company's consolidated VIE, until June 22, 2015; and (ii) reduced the purchase price for the exercise of such option to $1.00. Furthermore, the Letter Agreement provides that, upon the closing of the sale of the Riverchase Village facility, a 105-bed assisted living facility located in Hoover, Alabama and owned by Riverchase, to an arms-length third party purchaser, regardless of whether the Company has exercised its option to purchase Riverchase, the net sales proceeds from such sale shall be distributed as follows: (a) one-half of the net sales proceeds will be paid to the Company; (b) the remaining net sales proceeds will be paid to the Company to satisfy the outstanding principal balance and interest (if any) then due under the promissory note issued by Mr. Brogdon in favor of the Company with an original principal amount of $523,663, with such payment to be applied in the order of scheduled amortization under the note; and (c) the balance of net sales proceeds will be paid to the Company.
On May 15, 2014, the Company and certain of its subsidiaries entered into an Amendment to the Letter Agreement (the "Letter Agreement First Amendment"), pursuant to which the Company agreed to pay $92,323 (the "Tax Payment") to the appropriate governmental authorities of Jefferson County, Alabama, such amount representing outstanding real property taxes due on the Riverchase Village facility. The Company determined that it was in its best interest to make the Tax Payment in order to preserve the Company's interest in the sale of the Riverchase Village facility. In connection with the Tax Payment, the parties also agreed to amend and restate the promissory note issued by Mr. Brogdon in favor of the Company to reflect a new principal amount of $615,986, which amount represents the original principal amount of the note plus the Tax Payment. Furthermore, the Letter Agreement First Amendment amended the Letter Agreement to provide that, if the closing of the sale of the Riverchase Village facility does not occur on or before December 31, 2014, then a payment of principal under the amended and restated promissory note equal to the Tax Payment will be due and payable to the Company on or before January 31, 2015.

On October 10, 2014, AdCare and certain of its subsidiaries entered into a second amendment to the Letter Agreement, as amended (the “Letter Agreement Second Amendment”), with Mr. Brogdon and entities controlled by Mr. Brogdon, pursuant to which the Company reduced the principal amount of the note issued by Mr. Brogdon by the amount equal to $92,323 (which represents the amount of the Tax Payment) plus $255,000 (which represents an offset of amounts owed by the Company to Mr. Brogdon under his Consulting Agreement with the Company). The Letter Agreement Second Amendment also amended the Letter Agreement, as amended, to provide that upon the closing of the sale of the Riverchase Village facility to a third party purchaser, the net sales proceeds from such sale shall be distributed so that any net sales proceeds shall first be paid to the Company to satisfy the $177,323 outstanding under the note issued by Riverchase to the Company, which note is discussed below.
AdCare was a guarantor of Riverchase’s obligations with respect to the Riverchase Bonds, and in order to preserve the Company's interest in the sale of the Riverchase Village facility, the Company made a payment in the amount of $85,000 (the "Principal Obligation") on behalf of Riverchase with respect to its obligations under the bonds. On October 10, 2014, Riverchase issued a promissory note in favor of the Company in the principal amount of $177,323, which represented the amount of Tax Payment plus the Principal Obligation. The note did not bear interest and was due upon the closing of the sale of the Riverchase Village facility.
On March 25, 2015, AdCare and certain of its subsidiaries entered into a third amendment to the Letter Agreement, as amended (the “Letter Agreement Third Amendment”), with Mr. Brogdon and entities controlled by him, pursuant to which Riverchase and the Company agreed to amend the promissory notes issued by Riverchase to the Company to: (i) increase the principal amount due under the promissory note issued by Riverchase to the Company by any additional real property tax payments made by the Company with respect to the Riverchase Village facility and (ii) to state that such promissory note would not bear interest.
The Letter Agreement Third Amendment amended the Letter Agreement to provide a schedule for the payment to the Company of the net sales proceeds resulting from a sale of the Riverchase Village facility to a third-party purchaser. The net sales proceeds from such sale shall be distributed to the Company as follows: (i) an amount sufficient to satisfy all amounts due and owing under the promissory note issued by Riverchase to the Company; (ii) one-half of the then remaining net sales proceeds; (iii) an amount sufficient to satisfy the amounts due and owing under the promissory note issued by Mr. Brogdon to the Company; and (iv) the then remaining balance of net sales proceeds.

In connection with the Letter Agreement Third Amendment, the Company and Mr. Brogdon agreed to amend the promissory note issued by Mr. Brogdon to the Company. Pursuant to this amendment, the principal balance plus any accrued interest under the promissory note issued by Mr. Brogdon to the Company would be due and payable on the earlier of: (i) December 31, 2015; or (ii) the closing of the sale of the Riverchase Village facility.
On June 11, 2015, Omega executed an Asset Purchase Agreement (the “Omega Purchase Agreement”) for $6.75 million and had a closing deadline of August 31, 2015. The Omega Purchase Agreement was later amended on August 6, 2015 to, among other things, extend the closing deadline from August 31, 2015 to September 30, 2015 as well as increase the purchase price from $6.75 million to $6.85 million. The Omega Purchase Agreement was later amended for a second time on September 30, 2015 to, among other things, extend the closing deadline from September 30, 2015 to November 30, 2015.

Riverchase completed the sale of the Riverchase Village facility effective November 20, 2015. As of November 20, 2015, proceeds to repay the full balance of the facility’s senior debt were deposited with the lender/bond trustee. On November 23, 2015, the Company announced that Christopher Brogdon had informed the Board of his decision to accelerate his resignation from the Board to be effective as of November 20, 2015.

As of December 31, 2016, principal due and payable under the promissory note issued by Riverchase was $95,000. This note was fully allowed at December 31, 2015.

The facility assets were sold while the VIE was still consolidated and, as such, the sale of the Riverchase Village facility is reflected in the Company's financial statements. The accounting for the operations and the sale are reflected in discontinued operations.

As a result of the Riverchase Village sale and resulting payoff of the Riverchase Bonds, the Company was no longer the guarantor of the underlying debt. In consideration of this and the fact that the Company no longer holds a purchase option for the Riverchase Village facility, the Company determined it was no longer the primary beneficiary and determined it should deconsolidate the Riverchase VIE. As part of the deconsolidation of the Riverchase VIE, an eliminated intercompany balance of approximately $1.6 million consisting of operating losses sustained from 2010-2013, which were funded by AdCare and recognized in AdCare’s consolidated statements of operations from 2010-2013 attributable to the non-controlling interest in 2010-2013, were re-attributed to the Company’s shareholders.

Non-consolidated Variable Interest Entities
Aria. On April 30, 2015, the Company entered into a lease inducement (the "Aria Lease Inducement") with Aria Health Consulting, LLC with respect to the Aria Subleases. The Aria Lease Inducement provided for a one-time payment from the Company to Aria Health Consulting, LLC equal to $2.0 million minus the security deposits and first month's base and special rent for all Aria Sublessees. On April 30, 2015, in connection with the Aria Lease Inducement, eight sublease agreements with Aria Sublessees were amended to, among other things, provide that the Aria Sublessees shall, collectively, pay to the Aria Sublessors special rent in the amount of $29,500 per month payable in advance on or before the first day of each month (except for the first special rent payment, which shall be subtracted from the lease inducement fee paid by the Company under the Aria Lease Inducement).
On July 17, 2015, the Company made a short-term loan, with an annual interest rate of 13.5%, to HAH and, in connection therewith, HAH executed the HAH Note, as subsequently amended, in favor of the Company. Since July 17, 2015, the HAH Note has been amended from time to time and currently has an outstanding principal amount of $1.0 million and matured on December 31, 2015. On October 6, 2015, HAH and the Company entered into a security agreement, whereby HAH granted the Company a security interest in all accounts arising from the business of HAH and the Aria Sublessees, and all rights to payment from patients, residents, private insurers and others arising from the business of HAH and the Aria Sublessees (including any proceeds thereof), as security for payment of the HAH Note, as amended, and certain rent and security deposit obligations of the Aria Sublessees under Aria Subleases. The Company is currently seeking the repayment of the HAH Note in accordance with its terms and expects full repayment. For further information, see Note 7 - Leases.

The Aria Lease Inducement and HAH Note entered into by the Company create a variable interest that may absorb some or all of a VIE’s expected losses. The Company does not consolidate the operating activities of the Aria Sublessees as the Company does not have the power to direct the activities that most significantly impact the VIE’s economic performance (see Note 7 - Leases).
Beacon. On August 1, 2015, the Company entered into a Lease Inducement Fee Agreement with certain affiliates of Beacon Health Management, LLC ("Beacon"), pursuant to which the Company paid a fee of $0.6 million as a lease inducement for certain affiliates of Beacon (the "Beacon Sublessees") to enter into sublease agreements and to commence such subleases and transfer operations thereunder (see Note 7 - Leases). The inducement fee was paid net of certain other fees and costs owed by the affiliates of, including the first month of base rent for all of the Beacon facilities and the first month of special rent pertaining to the four of such facilities.
On August 1, 2015, the Company made a short-term loan to certain affiliates of Beacon (collectively, the "Beacon Affiliates") and, in connection therewith, Beacon Affiliates executed a promissory note maturing on May 31, 2016 in the amount $0.6 million (the "Beacon Note"), as amended, in favor of the Company. Interest accrues on the unpaid principal balance of the note at a rate of 18% per annum. Until all amounts due and owing under the note have been paid, the Beacon Sublessees will not pledge, as security, any of the accounts receivable relating to the respective facilities that such entities sublease from affiliates of the Company. As of June 30, 2016, $0.6 million outstanding principal on the Beacon Note was paid in full.

The Beacon Lease Inducement and Beacon Note entered into by the Company create a variable interest that may absorb some or all of a VIE’s expected losses. The Company does not consolidate the operating activities of the Beacon Sublessees as the Company does not have the power to direct the activities that most significantly impact the VIE’s economic performance (see Note 7 - Leases).
Peach Health. In connection with the Peach Health Sublease, the Company extended the Peach Line to Peach Health Sublessee in an amount of up to $1.0 million, with interest accruing on the unpaid balance under the Peach Line at a rate of 13.5% per annum. The entire principal amount due under the Peach Line, together with all accrued and unpaid interest thereunder, shall be due one year from the date of the first disbursement. The Peach Line is secured by a first priority security interest in Peach Health Sublessee’s assets and accounts receivable pursuant to a security agreement executed by Peach Health Sublessee. As of December 31, 2016, $0.7 million was outstanding on the Peach Line. For further information on the Peach Health Sublease, see Note 7 - Leases and Note 19 - Subsequent Events.

The Peach Line creates a variable interest that may absorb some or all of a VIE’s expected losses. The Company does not consolidate the operating activities of the affiliates of Peach Health as the Company does not have the power to direct the activities that most significantly impact the VIE’s economic performance.

NOTE 15. COMMITMENTS AND CONTINGENCIES

Regulatory Matters
Laws and regulations governing federal Medicare and state Medicaid programs are complex and subject to interpretation. Compliance with such laws and regulations can be subject to future governmental review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from certain governmental programs. In February and May 2016, CMS decertified the Jeffersonville and Oceanside Facilities respectively, meaning the facilities can no longer accept Medicare or Medicaid patients. On December 20, 2016, the Jeffersonville Facility was recertified by CMS and received a new Medicare/Medicaid provider contract. For further information (see Note 7 - Leases and Note 19 - Subsequent Events).
The Company believes that it is in compliance in all material respects with all applicable laws and regulations.

Legal Matters
The Company is party to various legal actions and administrative proceedings and are subject to various claims arising in the ordinary course of business, including claims that the services the Company provides during the time it operated skilled nursing facilities resulted in injury or death to the residents of the Company's facilities and claims related to employment, staffing requirements and commercial matters. Although the Company intends to vigorously defend itself in these matters, there is no assurance that the outcomes of these matters will not have a material adverse effect on the Company's business, results of operations and financial condition.
The Company previously operated, and the Company's tenants now operate, in an industry that is extremely regulated. As such, in the ordinary course of business, the Company's tenants are continuously subject to state and federal regulatory scrutiny, supervision and control. Such regulatory scrutiny often includes inquiries, investigations, examinations, audits, site visits and surveys, some of which are non-routine. In addition, we believe that there has been, and will continue to be, an increase in governmental investigations of long-term care providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Adverse determinations in legal proceedings or governmental investigations against or involving the Company, for the Company's prior operations, or the Company's tenants, whether currently asserted or arising in the future, could have a material adverse effect on the Company's business, results of operations and financial condition.
Clanton Matter. On June 24, 2013, South Star Services, Inc., Troy Clanton and Rose Rabon (collectively, the “Plaintiffs”) filed a complaint in the District Court of Oklahoma County, State of Oklahoma against: (i) AdCare, certain of its wholly owned subsidiaries and AdCare’s former Chief Executive Officer; (ii) Christopher Brogdon (a director of the Company, owner of greater than 5% of the outstanding shares of the common stock and former Chief Acquisition Officer of the Company) and his wife; and (iii) five entities controlled by Mr. and Mrs. Brogdon, which entities own five skilled-nursing facilities located in Oklahoma that were previously managed by an AdCare subsidiary. On February 10, 2015, Plaintiffs and the defendants participated in a voluntary mediation in an attempt to resolve the case. Although the case did not settle at the mediation, Plaintiffs and defendants continued to negotiate over the following weeks and executed a settlement agreement on March 30, 2015 (the "Clanton Settlement Agreement") to settle all claims for a lump sum payment of $2.0 million. In April 2015, under the Clanton Settlement Agreement, the Company paid $0.6 million to the Plaintiffs with the balance paid by two of the Company's insurance carriers. The Company and the other defendants in the matter deny all of the Plaintiff's claims and any wrongdoing but agreed to settle the matter to avoid the continued expense and unpredictability of litigation.
Ohio Attorney General Action. On October 27, 2016, the Ohio Attorney General (the “OAG”) filed in the Court of Common Pleas, Franklin County, Ohio a complaint against The Pavilion Care Center, LLC, Hearth & Home of Greenfield, LLC (each a subsidiary of the Company), and certain other parties (including parties for which the Company provides or provided management services). The lawsuit alleges that defendants submitted improper Medicaid claims for independent laboratory services for glucose blood tests and capillary blood draws and further alleges that defendants (i) engaged in deception, (ii) willfully received Medicaid payments to which they were not entitled or in a greater amount than that to which they were entitled, and (iii) obtained payments under the Medicaid program to which they were not entitled pursuant to their provider agreements and applicable Medicaid rules and regulations. The OAG is seeking, among other things, triple the amount of damages proven at trial (plus interest) and not less than $5,000 and not more than $10,000 for each deceptive claim or falsification. As previously disclosed, the Company received a letter from the OAG in February 2014 offering to settle its claims against the defendants for improper Medicaid claims related to glucose blood tests and capillary blood draws for a payment of approximately $1.0 million. The Company responded to such letter in July 2014 denying the allegations and heard nothing more from the OAG until the above referenced lawsuit was filed. The Company filed an answer to the complaint on January 27, 2017 in which it denied the allegations. Although there is no assurance as to the ultimate outcome of this matter or its impact on the Company’s business or its financial condition, the Company believes it has meritorious defenses and intends to vigorously defend the claim.
Professional and General Liability Claims. The Company was a defendant in a purported class action lawsuit captioned Amy

Cleveland et. al. v. APHR&R Nursing, LLC et. al. filed on March 4, 2015 with the Circuit Court of Pulaski County, Arkansas, 16th Division, 6th Circuit (the “Amy Cleveland Class Action”). On December 16, 2015, the Company's insurance carrier reached a settlement with each of the individual plaintiffs on behalf of the Company and all other defendants pursuant to which separate payments are to be made by the Company's carrier to the plaintiffs. The individual settlements are contingent on approval by the probate courts having jurisdiction over the deceased plaintiffs' respective estates, if applicable. As of June 30, 2016, all of the individual settlement agreements had been approved and the settlement consideration paid to the plaintiffs.

As of April 17, 2017, the Company was a defendant in a total of 44 professional and general liability actions commenced on behalf of former patients, of which 28 cases were filed in the State of Arkansas by the same plaintiff attorney who represented the plaintiffs in the Amy Cleveland Class Action. These actions generally seek unspecified compensatory and punitive damages for former patients of the Company who were allegedly injured or died while patients of facilities operated by the Company due to professional negligence or understaffing. Three of the pending actions are covered by insurance, except that any award of punitive damages would be excluded from such coverage. The actions are in various stages of discovery, and the Company intends to vigorously litigate the claims.
The Company has self-insured against professional and general liability actions since it discontinued its healthcare operations in connection with its transition to a healthcare holding and leasing company. The Company established a self-insurance reserve for these professional and general liability claims, included within “Accrued expenses and other” in the Company’s audited consolidated balance sheets of $6.9 million and $0.2 million at December 31, 2016, and December 31, 2015, respectively.

The Company evaluates quarterly the adequacy of its self-insurance reserve based on a number of factors, including: (i) the number of actions pending and the relief sought; (ii) analyses provided by defense counsel, medical experts or other information which comes to light during discovery; (iii) the legal fees and other expenses anticipated to be incurred in defending the actions; (v) the status and likely success of any settlement discussions; and (vi) the venues in which the actions have been filed or will be adjudicated.
In evaluating the adequacy of the self-insurance reserve in connection with the preparation of the Company’s financial statements for the year ended December 31, 2016, the Company also considered: (i) the increase in the number of pending actions since December 31, 2015; (ii) the outcome of initial mediation sessions and the status of settlement negotiations; and (iii) defense counsel’s evaluation of estimated legal costs and other expenses if the pending actions were to be litigated to final judgment.
Based on the foregoing, the Company has increased the self-insurance reserve at December 31, 2016 to $6.9 million. The Company currently believes that most of its cases, and particularly many of the most recently filed cases, are defensible and intends to defend these claims through final judgment. The self-insurance reserve includes the Company's estimated legal costs of litigating the pending actions accordingly.

NOTE 16. INCOME TAXES
The provision for income taxes attributable to continuing operations for the years ended December 31, 2016 and 2015 are presented below:

	Year Ended December 31,
(Amounts in 000's)	2016	2015
Current Tax Expense:
Federal	$—	$8
	$—	$8
Deferred Tax Expense:
Federal	$(163)	$102
	$(163)	$102
Total income tax expense	$(163)	$110

The income tax expense applicable to continuing and discontinued operations is presented below:

	Year Ended December 31,
(Amounts in 000's)	2016	2015
Income tax expense on continuing operations	$(163)	$110
Income tax (benefit) expense on discontinued operations	—	251
Total income tax (benefit) expense	$(163)	$361
At December 31, 2016 and 2015, the tax effect of significant temporary differences representing deferred tax assets and liabilities are as follows:

	Year Ended December 31,
(Amounts in 000's)	2016	2015
Net deferred tax asset (liability):
Allowance for doubtful accounts	$4,475	$5,839
Accrued expenses	3,374	1,047
Net operating loss carry forwards	21,624	21,521
Property, equipment & intangibles	(4,004)	(4,526)
Stock based compensation	268	125
Convertible debt adjustments	261	206
Total deferred tax assets	25,998	24,212
Valuation allowance	(26,224)	(24,601)
Net deferred tax liability	$(226)	$(389)
In accordance with ASU No. 2015-17, the Company has prospectively adopted the early application of ASU No. 2015-17, thereby classifying all deferred taxes as noncurrent assets and noncurrent liabilities as of December 31, 2015. The reason for the change is to simplify the reporting of all deferred tax assets and liabilities on the balance sheet.

The items accounting for the differences between income taxes computed at the federal statutory rate and the provision for income taxes are as follows:

	Year Ended December 31,
	2016	2015
Federal income tax at statutory rate	34.0%	34.0%
State and local taxes	(0.4)%	2.4%
Consolidated VIE LLC	—%	1.0%
Nondeductible expenses	(20.6)%	(7.3)%
Other	(0.1)%	(2.6)%
Change in valuation allowance	(11.7)%	(28.8)%
Effective tax rate	1.2%	(1.3)%
As of December 31, 2016, the Company had consolidated federal net operating loss ("NOL") carry forwards of $65.1 million. These NOLs begin to expire in 2018 through 2036 and currently are offset by a full valuation allowance. As of December 31, 2016, the Company had consolidated state NOL carry forwards of $44.5 million. These NOLs begin to expire in 2017 through 2036 and currently are offset by a full valuation allowance.
Given the Company's historical net operating losses, a full valuation allowance has been established on the Company's net deferred tax assets. The Company has generated additional deferred tax liabilities related to its tax amortization of certain acquired indefinite lived intangible assets because these assets are not amortized for book purposes. The tax amortization in current and future years gives rise to a deferred tax liability which will only reverse at the time of ultimate sale or book impairment. Due to the uncertain timing of this reversal, the temporary differences associated with indefinite lived intangibles cannot be considered a source of future taxable income for purposes of determining a valuation allowance. As such, the deferred tax liability cannot be used to support an equal amount of the deferred tax asset related to the NOL carry forward. This resulted in recognizing deferred federal and state tax expense of $0.2 million and $0.1 million for the years ended December 31, 2016 and 2015, respectively, and a deferred tax liability of $0.2 million and $0.4 million for the years ended December 31, 2016 and 2015, respectively.
In early 2014, the IRS initiated an examination of the Company's income tax return for the 2011 income tax year. On May 7, 2014, the IRS completed and closed the examination and no changes were required to the Company's 2011 income tax return.
In October 2014, the GDOR initiated an examination of the Company's Georgia income tax returns and net worth returns for the 2010, 2011, 2012, and 2013 income tax years, which was closed during 2016, with no adjustments required to the filed tax returns. The Company is not currently under examination by any other major income tax jurisdiction.

NOTE 17. BENEFIT PLANS
The Company sponsors a 401(k) plan, which provides retirement benefits to eligible employees. All employees are eligible once they reach age 21 years and complete one year of eligible service. The Company's plan allowed eligible employees to contribute up to 20% of their eligible compensation, subject to applicable annual Code limits. The Company provides 50% matching on employee contributions, up to 2% of the employee's salary. Total matching contributions during the years ended December 31, 2016 and 2015 were approximately $2 thousand and $37 thousand, respectively.

NOTE 18. RELATED PARTY TRANSACTIONS
Riverchase. On April 9, 2010, Riverchase, then a wholly owned subsidiary of the Company, entered into a purchase agreement with a third party to acquire the assets of Riverchase Village, a 105-bed assisted living facility located in Hoover, Alabama, for a purchase price of approximately $5.0 million. On June 22, 2010, the Company assigned to Christopher F. Brogdon (a then director of the Company, beneficial owner of more than 5% of the common stock and the Company’s former Chief Acquisition Officer) 100% of the membership interests in Riverchase (the “Assignment”). On June 25, 2010, Riverchase, then owned by Mr. Brogdon, completed the acquisition of the Riverchase Village facility.
Riverchase financed the purchase of the Riverchase Village facility by borrowing from the Medical Clinic Board of the City of

Hoover, Alabama the proceeds from the issuance of the Riverchase Bonds, with an aggregate principal amount of $6.3 million. As part of the financing, AdCare guaranteed Riverchase’s obligations under the Riverchase Bonds.
As consideration for the Assignment and AdCare’s guarantee of Riverchase’s obligations under the Riverchase Bonds, Mr. Brogdon granted to a wholly owned subsidiary of the Company an exclusive and irrevocable option to acquire Riverchase (the “Riverchase Option”) originally through June 22, 2012 (which option was subsequently extended through June 22, 2015) for an exercise price of $100,000. In addition, another wholly owned subsidiary of the Company entered into a five-year year management agreement with Riverchase pursuant to which such subsidiary supervised the management of the Riverchase Village facility for a monthly fee equal to 5% of the monthly gross revenues of the Riverchase Village facility. On June 22, 2013, the Company subsidiary and Riverchase agreed to mutually terminate such management agreement. See “- Letter Agreement with Brogdon”.
Sale of Riverchase Facility. On June 11, 2015, Riverchase entered into an asset purchase agreement with Omega to sell the Riverchase Village facility, which was subsequently amended.
On November 20, 2015, Riverchase completed the sale of the Riverchase Village facility to Omega for a purchase price of $6.9 million. In connection with such sale, the Riverchase Bonds were repaid in full, and the Company was released from its guaranty of Riverchase’s obligations thereunder. In connection with the sale of the Riverchase Village facility, the Company received $0.2 million, all of which was applied to reduce the obligations under the promissory note issued by Riverchase to the Company (See “- Letter Agreement with Brogdon”). As of December 31, 2016, principal due and payable under the promissory note issued by Riverchase was $95,000.
See “- Letter Agreement with Brogdon” below for a further description of the agreements with respect to the Riverchase Village facility and related matters.
Promissory Note Issued By Brogdon. On December 31, 2013, the Company notified certain entities controlled by Mr. Brogdon of the Company’s intent to terminate the management agreements between subsidiaries of the Company and such Brogdon entities under which the Company subsidiaries managed eight skilled nursing facilities located in Oklahoma owned by the Brogdon entities. Pursuant to the Letter Agreement discussed under “- Letter Agreement with Brogdon”: (i) the parties agreed to terminate the management agreements effective March 1, 2014 and (ii) Mr. Brogdon executed a promissory note in favor of the Company in principal amount of $523,663 which represented amounts owed as of March 1, 2014 (a) by the Brogdon entities pursuant to the management agreements and (b) by GL Nursing, LLC (an entity controlled by Mr. Brogdon) to the Company in connection with the Company’s assignment to GL Nursing, LLC in May 2012 of the Company’s rights to acquire a 141-bed skilled nursing facility located in Lonoke, Arkansas, known as Golden Years Manor. The promissory note was originally payable in five equal monthly installments commencing on September 1, 2014 and ending on December 31, 2014, and did not bear interest.
Letter Agreement with Brogdon. On March 3, 2014, the Company and certain of its subsidiaries entered into a letter agreement, dated as of February 28, 2014 (the “Letter Agreement”), with Mr. Brogdon and entities controlled by him which reduced the purchase price for the exercise of the Riverchase Option to $1.00. Furthermore, the Letter Agreement provided that, upon the closing of the sale of the Riverchase Village facility to an arms-length third party purchaser, regardless of whether the Company has exercised the Riverchase Option, the net sales proceeds from such sale shall be distributed as follows: (a) one-half of the net sales proceeds will be paid to the Company; (b) the remaining net sales proceeds will be paid to the Company to satisfy the outstanding principal balance and interest (if any) then due under the promissory note issued by Mr. Brogdon in favor of the Company with an original principal amount of $523,663, with such payment to be applied in the order of scheduled amortization under the note; and (c) the balance of net sales proceeds will be paid to the Company.
On May 15, 2014, the Company and certain of its subsidiaries entered into an amendment to the Letter Agreement (the “Letter Agreement First Amendment”), pursuant to which the Company paid $92,323 (the “Tax Payment”) to the appropriate governmental authorities of Jefferson County, Alabama, such amount representing outstanding real property taxes due on the Riverchase Village facility. The Company determined that it was in its best interests to make the Tax Payment in order to preserve the Company’s interest in the sale of the Riverchase Village facility. In connection with the Tax Payment, the parties also agreed to amend and restate the promissory note issued by Mr. Brogdon in favor of the Company to reflect a new principal amount of $615,986, which amount represents the original principal amount of the note plus the Tax Payment. Furthermore, the Letter Agreement First Amendment amended the Letter Agreement to provide that, if the closing of the sale of the Riverchase Village facility did not occur on or before December 31, 2014, then a payment of principal under the amended and restated promissory note equal to the Tax Payment would be due and payable to the Company on or before January 31, 2015.
Prior to the sale of the Riverchase Village facility in November 2015, AdCare guaranteed Riverchase’s obligations with respect to the Riverchase Bonds, and in order to preserve the Company’s interest in the sale of the Riverchase Village facility, the Company made a payment in the amount of $85,000 (the “Principal Obligation”) on behalf of Riverchase with respect to its obligations under the bonds. On October 10, 2014, Riverchase issued a promissory note in favor of the Company in the principal amount of $177,323, which represented the amount of Tax Payment plus the Principal Obligation. The note does not bear interest and was due upon the closing of the sale of the Riverchase Village facility. See “- Sale of Riverchase Village Facility”.
On October 10, 2014, the Company and certain of its subsidiaries entered into a second amendment to the Letter Agreement, as amended (the “Letter Agreement Second Amendment”), with Mr. Brogdon and entities controlled by Mr. Brogdon, pursuant to which the Company reduced the principal amount of the promissory note issued by Mr. Brogdon by the amount equal to $92,323 (which represents the amount of the Tax Payment) plus $255,000 (which represents an offset of amounts owed by the Company to Mr. Brogdon under his consulting agreement with the Company). See “- Brogdon Consulting Agreement”.
The Letter Agreement Second Amendment also amended the Letter Agreement, as amended, to provide that upon the closing of the sale of the Riverchase Village facility to a third party purchaser, the net sales proceeds from such sale shall be distributed so that any net sales proceeds shall first be paid to the Company to satisfy the $177,323 outstanding under the note issued by Riverchase to the Company.
On March 25, 2015, the Company and certain of its subsidiaries entered into a third amendment to the Letter Agreement, as amended (the “Letter Agreement Third Amendment”), with Mr. Brogdon and entities controlled by him, pursuant to which Riverchase and the Company agreed to amend the promissory note issued by Riverchase to the Company to: (i) increase the principal amount due under the promissory note issued by Riverchase to the Company by any additional real property tax payments made by the Company with respect to the Riverchase Village facility and (ii) to state that such promissory note would not bear interest.
The Letter Agreement Third Amendment amended the Letter Agreement to provide a schedule for the payment to the Company of the net sales proceeds resulting from a sale of the Riverchase Village facility to a third-party purchaser. The Letter Agreement Third Amendment required that the net sales proceeds from such sale be distributed to the Company as follows: (i) an amount sufficient to satisfy all amounts due and owing under the promissory note issued by Riverchase to the Company; (ii) one-half of the then remaining net sales proceeds; (iii) an amount sufficient to satisfy the amounts due and owing under the promissory note issued by Mr. Brogdon to the Company; and (d) the then remaining balance of net sales proceeds.
In connection with the Letter Agreement Third Amendment, the Company and Mr. Brogdon agreed to amend the promissory note issued by Mr. Brogdon to the Company. Pursuant to this amendment, the principal balance plus any accrued interest under the promissory note issued by Mr. Brogdon to the Company shall be due and payable on the earlier of: (i) December 31, 2015; or (ii) the closing of the sale of the Riverchase Village facility. See “- Sale of Riverchase Village Facility”. On November 10, 2016, the Company and Mr. Brogdon agreed to further amend the promissory note issued by Mr. Brogdon to the Company to extend its maturity date to December 31, 2017. As a condition to such amendment, Winter Haven Homes, Inc. (“Winter Haven”), an entity owned and controlled by Mr. Brogdon, has agreed to waive payment of certain charges otherwise due and owing from the Company to Winter Haven from January 1, 2016 to July 31, 2016. As of December 31, 2016, principal due and payable under the promissory note issued by Mr. Brogdon to the Company was $268,663.
Brogdon Consulting Agreement. In December 2012, the Company entered into a three-year consulting agreement with Mr. Brogdon for consulting services related to the acquisition and financing of skilled nursing facilities.
On May 6, 2014, the Company and Mr. Brogdon amended the consulting agreement to: (i) provide for an aggregate consulting fee equal to $400,000; (ii) a success fee of $25,000 (a “Success Fee”), subject to certain limitations; and (iii) eliminate the severance pay originally payable to Mr. Brogdon upon termination of the original consulting agreement without cause. Under the amended consulting agreement, Mr. Brogdon also would have received a change of control fee of $500,000, if a change of control occurred on or before May 1, 2015; however, no such fee became payable.
Pursuant to the amended consulting agreement, the Company made a one-time payment of $100,000 in respect of the $400,000 consulting fee on May 6, 2014, and was obligated to pay the remainder of the consulting fee in monthly payments of $15,000, which payments commenced on June 1, 2014. The Company did not pay any Success Fee to Mr. Brogdon during the fiscal year 2015. Pursuant to the amended consulting agreement, the balance of the consulting fee owed to Mr. Brogdon by the Company in the amount of $255,000 was offset in October 2014 against the remaining amount owed by Mr. Brogdon to the Company under the promissory note, thereby reducing the principal amount of the promissory note to $268,663. See “- Promissory Note Issued by Brogdon” above.
On March 21, 2016, Mr. Brogdon and the Company entered into a letter agreement with respect to the amended consulting agreement pursuant to which Mr. Brogdon and the Company agreed that such agreement was terminated effective as of November 20, 2015.
Settlement and Indemnification Agreement. On March 26, 2015, the Company and certain entities controlled by Mr. Brogdon entered into a Settlement and Indemnification Agreement with respect to: (i) certain claims made by the Brogdon entities in connection with management and administrative services provided by the Company to the Brogdon entities under various management agreements; and (ii) certain pending, or threatened, legal proceedings against the Company and certain of its subsidiaries, and Mr. Brogdon and certain entities controlled by him, including the litigation filed in the District Court of Oklahoma County, State of Oklahoma and described in Part I, Item 3, “Legal Proceedings” in the Company’s 2014 Annual Report on Form 10-K (collectively, and including any unasserted claims arising from the management agreements, the “AdCare Indemnified Claims”). Pursuant to such agreement, the Company contributed $600,000 towards the settlement of the litigation, which occurred in March 2015, and Mr. Brogdon and the Brogdon entities released the Company from any and all claims arising in connection with the management agreements and indemnified the Company with respect to the AdCare Indemnified Claims.
Personal Guarantor on Loan Agreements. Mr. Brogdon serves as personal guarantor on certain loan agreements entered into by the Company prior to 2015. At December 31, 2016, the total outstanding principal owed under such loan agreements was approximately $15.3 million.
Park City Capital. On March 31, 2015, the Company accepted a Subscription Agreement from Park City Capital Offshore Master, Ltd. (“Park City Offshore”), an affiliate of Michael J. Fox, for a 2015 Note with an aggregate principal amount of $1,000,000 and, in connection therewith, issued such note to Park City Capital Offshore on April 30, 2015. The 2015 Note was offered to Park City Offshore on the same terms and conditions as all other investors in the offering. In January 2017, the Company repurchased the $1,000,000 2015 Note held by Park City Offshore pursuant to the terms of the Tender Offer for any and all of the outstanding 2015 Notes. For a description of the Tender Offer, see Note 19 - Subsequent Events. Mr. Fox is a an affiliate of Park City Offshore, a director of the Company since October 2013, Lead Independent Director since April 1, 2015 and a beneficial owner of greater than 5% of the outstanding common stock.
Rimland Consulting Agreement. During March 2015, prior to Allan J. Rimland’s appointment as Chief Financial Officer of the Company, Mr. Rimland provided certain consulting services to the Company as an independent contractor. The Company paid Mr. Rimland $20,000 for such services.
Knaup Consulting Agreement. From November 2014 through September 2015, Thomas Knaup provided certain insurance-related consulting services to the Company through an entity owned and controlled by him. In connection with such services, the Company issued to the entity in December 2014 a five-year warrant to purchase 224,758 shares of common stock at an exercise price of $4.04 per share. In September 2015, the Company and the entity terminated the consulting arrangement and the warrant, without it being exercised, and the Company paid $115,000 to the entity in connection therewith. Mr. Knaup was elected a director of the Company in October 14, 2015.
Doucet Asset Management, LLC. On June 10, 2014 and on subsequent dates, Doucet Capital, LLC, Doucet Asset Management, LLC, Christopher L. Doucet and Suzette A. Doucet jointly filed with the SEC a Schedule 13D reporting beneficial ownership of greater than 5% of the common stock.
On March 31, 2015, the Company accepted Subscription Agreements from Christopher L. Doucet and Suzette A. Doucet for 2015 Notes with an aggregate principal amount of $250,000. The 2015 Notes were offered to them on the same terms and conditions as all other investors in the offering. With respect to the offering of 2015 Notes, Institutional Securities Corporation served as the placement agent and Doucet Asset Management, LLC served as the selected dealer, both of which are affiliates of Mr. and Ms. Doucet. In connection with the offering of 2015 Notes, the Company paid to Institutional Securities Corporation a placement fee of $151,000.
In January 2017, the Company repurchased the 2015 Notes in aggregate principal amount of $250,000 held by Mr. and Ms. Doucet pursuant to the terms of the Tender Offer for any and all of the outstanding 2015 Notes. For a description of the Tender Offer, see Note 19 - Subsequent Events.
On January 19, 2017, Doucet Capital, LLC, Doucet Asset Management, LLC and Mr. and Ms. Doucet jointly filed with the SEC a Schedule 13D reporting beneficial ownership of less than 5% of the common stock as a result of the convertible notes repurchased by the Company pursuant to such tender offer.
Cantone. On April 12, 2011 and on subsequent dates, Anthony J. Cantone, Cantone Research, Inc. (“CRI”), and certain other reporting persons filed with the SEC a Schedule 13G reporting beneficial ownership of greater than 5% of the common stock. On

October 5, 2015, Mr. Cantone, CRI and CAM, and certain other reporting persons filed with the SEC a Schedule 13G/A-2, which reported beneficial ownership of less than 5% of the common stock.
As part of a private placement offering in 2012 for which CRI acted as placement agent, the Company issued and sold to Mr. Cantone and CAM 2012 Notes with an aggregate principal amount of approximately $6.4 million.
On June 30, 2015, the Company entered into prepayment agreements with Mr. Cantone and CAM and, in connection therewith, prepaid the 2012 Note held by Mr. Cantone in its entirety and partially prepaid the 2012 Note held by CAM, leaving a principal balance of approximately $4.8 million with respect to such note. All but $1.5 million of such principal balance was repaid on the July 31, 2015 maturity date.
Effective July 31, 2015, the Company and CAM amended the 2012 Note held by CAM to, among other things: (i) extend the maturity date with respect to $1.5 million of the principal amount of the 2012 Note to October 31, 2017; (ii) increase the interest rate from 8.0% to 10.0% per annum; and (iii) increase the conversion price from $3.97 to $4.25 per share. Additionally, the amendment modifies the Company’s right to prepay the 2012 Note held by CAM so that the Company may prepay at any time, without penalty, upon 60 days prior notice, any portion of the outstanding principal amount and accrued and unpaid interest thereon with respect to the 2012 Note; provided, however, that: (i) the shares of the common stock issuable upon conversion of the 2012 Note have been registered for resale under the Securities Act; and (ii) at any time after the issue date of the 2012 Note, the volume-weighted average price of the common stock for ten consecutive trading days has equaled or exceeded 150% of the then-current conversion price. The amendment also affords each of CAM and the Company the right to cause the redemption of all or any portion of the principal amount of the 2012 Note held by CAM upon a change of control (as defined in the 2012 Note) at a redemption price equal to 115% of the sum of (i) outstanding principal amount to be redeemed, plus (ii) the amount of accrued and unpaid interest thereon.
Pursuant to the amendment, the Company paid to CRI a fee equal to $37,500. The amendment also amends the consulting agreement, dated July 2, 2012, between the Company and CRI to: (i) reduce the annual consulting fee payable thereunder from approximately $50,000 to $15,000 and further reduce such fee proportionately upon each repayment, redemption or conversion of the principal amount of the 2012 Note held by CAM; and (ii) terminate such consulting agreement upon the earlier of October 31, 2017, or the conversion, redemption or prepayment of the entire principal amount of the 2012 Note held by CAM. The consulting agreement was originally executed by the parties in 2012 in connection with the Company’s private offering of the 2012 Notes.
Other than the items discussed above, there are no other material undisclosed related party transactions. For purposes of the disclosure in this Note 18 - Related Party Transactions, note that: (i) Mr. Brogdon is a greater than 5% holder of the outstanding common stock; and (ii) CAM and CRI are affiliates of Anthony J. Cantone, who filed with the SEC in July 2013 a Form 4 reporting that he beneficially owned greater than 10% of the outstanding common stock which was reported as less than 5% on a Schedule 13G/A filed with the SEC in October 2015.

NOTE 19. SUBSEQUENT EVENTS
The Company has evaluated all subsequent events through the date the consolidated financial statements were issued and filed with the SEC. The following is a summary of the material subsequent events.
Tender Offer for 10% Convertible Subordinated Notes Due April 30, 2017

On December 8, 2016, the Company commenced the Tender Offer for any and all of its outstanding 2015 Notes. The purchase price offered was cash in an amount equal to $1,000 per $1,000 principal amount of the 2015 Notes purchased, plus accrued and unpaid interest to, but not including, the payment date.
The Tender Offer expired on January 9, 2017, and $6.7 million in aggregate principal amount of the 2015 Notes were validly tendered and not properly withdrawn. AdCare accepted and paid all of the 2015 Notes validly tendered and not properly withdrawn pursuant to the Tender Offer. Payment for the 2015 Notes tendered and accepted for payment was made by check on January 10, 2017. After giving effect to such payment, $1.0 million in aggregate principal amount of the 2015 Notes remain outstanding.

Recertification of Oceanside Facility

On February 7, 2017, the Oceanside Facility was recertified by CMS.

Extension of College Park Lease

On February 16, 2017, C.R. of College Park LLC, which subleases the College Park Facility from a subsidiary of the Company pursuant to a Sublease Agreement dated February 18, 2015, delivered irrevocable notice to the Company, extending the term of its lease of the College Park Facility for 5 years pursuant to the terms of such sublease.

Pending Acquisition and Lease of Meadowood Retirement Village

On March 8, 2017, AdCare executed a purchase and sale agreement with Meadowood Retirement Village, LLC and Meadowood Properties, LLC to acquire an assisted living facility with 106 operational beds in Glencoe, Alabama for $5.5 million cash. In addition, on March 21, 2017, AdCare executed a long-term lease with an affiliate of C.Ross Management to lease the facility upon purchase. Lease terms include: (i) a 13-year initial term with one five-year renewal option, (ii) base rent of $37,500 per month, (iii) a rental escalator of 2% per annum in the initial term and 2.5% per annum in the renewal term, (iii) a cross renewal provision with the Coosa Valley facility and (iv) a one month security deposit.

Coosa/Attalla Loan Reduction

On March 20, 2017, mortgage indebtedness related to the Coosa Valley and Attalla facilities was reduced by $720,000 and $798,200, respectively through the application of restricted cash held as collateral against such indebtedness.

Peach Note Modification

On April 6, 2017, the Company modified certain terms of the Peach Note in connection with the Peach Health Sublesse's securing a $2.5 million working capital loan from a third party lender (the “Peach Working Capital Facility”). Borrowings under the Peach Working Capital Facility are based on a borrowing base of eligible accounts receivable. The modifications of the Peach Note include: (i) reducing the loan balance to $840,217 and restricting further borrowings, (ii) extending the maturity of the loan to October 1, 2020 and adding a six month extension option by the Peach Health Sublesse assuming certain conditions precedent are met at the time of the exercise of the option, (iii) increasing the interest rate from 13.5% per annum by 1% per year, and (iv) establishing a four year amortization schedule. Payment of principal and interest under the Peach Note shall be governed by certain financial covenants limiting distributions under the Peach Working Capital Facility. Furthermore, the Company guaranteed borrowings under the Peach Working Capital Facility subject to certain burn-off provisions.

ANNEX A

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of [ ], 2017, by and between AdCare Health Systems, Inc., a Georgia corporation (“AdCare”), and Regional Health Properties, Inc., a Georgia corporation (“RHE”).
RECITALS
WHEREAS, RHE is a wholly owned direct subsidiary of AdCare formed in connection with the Merger (as defined below);
WHEREAS, for U.S. federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”); and
WHEREAS, the Board of Directors of AdCare (the “AdCare Board”) and the Board of Directors of RHE (the “RHE Board”) each has determined that the Merger and this Agreement are advisable and in the best interests of each such corporation and its respective shareholders, and each has adopted this Agreement on the terms and subject to the conditions set forth in this Agreement, and authorized this Agreement to be submitted to a vote of its respective shareholders entitled to vote hereon.
NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:
ARTICLE I
THE MERGER; CLOSING; EFFECTIVE TIME; EFFECTS OF MERGER
1.1    The Merger. Subject to the terms and conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) and in accordance with the Georgia Business Corporation Code (the “GBCC”), AdCare shall be merged with and into RHE and the separate corporate existence of AdCare shall thereupon cease (the “Merger”), and RHE shall be the surviving corporation of the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate existence of RHE will continue unaffected by the Merger.
1.2    The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place at such time, date and place as the parties may agree but in no event prior to the satisfaction or waiver, to the extent permitted by law, of the conditions set forth in Section 3.1. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”
1.3    Effective Time. Subject to the terms and conditions set forth in this Agreement, following the Closing, the parties hereto shall, at such time as they deem advisable, cause a certificate of merger (“Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Georgia and shall make all other filings or recordings required by Georgia law in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Georgia or at such later time as AdCare and RHE shall agree and specify in the Certificate of Merger (the “Effective Time”).
1.4    Certificate of Incorporation and Bylaws.
(a)The articles of incorporation of RHE (as may be amended and restated), as in effect immediately prior to the Effective Time, shall be and remain the articles of incorporation of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.
(b)The bylaws of RHE (as may be amended and restated), as in effect immediately prior to the Effective Time, shall be and remain the bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.
1.5    Directors and Officers of the Surviving Corporation. The directors and officers of AdCare immediately prior to the Effective Time shall, at the Effective Time, become the directors and officers of the Surviving Corporation, and each director and officer will continue his directorship or employment, as the case may be, with the Surviving Corporation under the same terms as his directorship or employment with AdCare.
1.6    Effects of Merger. The Merger shall have the effects specified in the GBCC and this Agreement.

ARTICLE II
EFFECT ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES
2.1    Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of AdCare, RHE or the shareholders of such corporations, the following shall occur:
(a)The outstanding shares of common stock, no par value per share, of AdCare (the “AdCare Common Stock”) issued and outstanding immediately prior to the Effective Time, other than those held in AdCare’s treasury (if any), shall be converted into the same number of validly issued, fully paid and nonassessable shares of common stock, no par value per share, of the Surviving Corporation (the “Surviving Corporation Common Stock”).
(b)The outstanding shares of 10.875% Series A Cumulative Redeemable Preferred Shares, no par value per share, of AdCare (the “AdCare Series A Preferred Stock”) issued and outstanding immediately prior to the Effective Time, other than those held in AdCare’s treasury (if any), shall be converted into the same number of validly issued, fully paid and nonassessable shares of 10.875% Series A Cumulative Redeemable Preferred Shares, no par value per share, of the Surviving Corporation (the “Surviving Corporation Series A Preferred Stock”).
(c)At the Effective Time, each certificate formerly representing shares of AdCare Common Stock (the “Certificate”) shall thereafter only represent the right to receive: (i) a certificate representing the same number of shares of Surviving Corporation Common Stock; and (ii) an amount equal to any dividend or other distribution pursuant to Section 2.4(c).
(d)Each share of AdCare Common Stock and AdCare Series A Preferred Stock held in AdCare’s treasury (if any) at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and shall cease to exist without payment of any consideration therefor.
(e)Each share of common stock, no par value per share, of RHE issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of RHE or the holder thereof, cease to be outstanding and shall cease to exist without payment of any consideration therefor.
2.2    Dividends or Distributions Declared Prior to the Effective Time. AdCare’s obligations with respect to any dividends or other distributions to the holders of AdCare Common Stock or AdCare Series A Preferred Stock that have been declared by AdCare but not paid prior to the Effective Time will be assumed by the Surviving Corporation in accordance with the terms thereof.
2.3    AdCare Stock Incentive Plans and Warrants.
(a)At the Effective Time, the rights and obligations of AdCare under the AdCare Health Systems, Inc. 2011 Stock Incentive Plan, the 2005 Stock Option Plan of AdCare Health Systems, Inc. and the 2004 Stock Option Plan of AdCare Health Systems, Inc. (including all amendments or modifications to each of the foregoing, collectively, the “Plans”) and related award agreements (if any) will be assumed by the Surviving Corporation in accordance with the terms thereof, and all equity-based awards with respect to shares of AdCare Common Stock granted pursuant to the Plans and such agreements (if any) will be converted into corresponding equity-based awards with respect to shares of Surviving Corporation Common Stock, in each case, to the extent set forth in, and in accordance with, the terms of such Plans and related award agreements (if any) and on the same terms and conditions applicable to such awards prior to the conversion. For the avoidance of doubt, any equity-based award with respect to shares of AdCare Common Stock granted pursuant to the Plans and related award agreements (if any) which are subject to forfeiture, vesting, exercisability or other restrictions shall remain subject to the same terms and conditions, including all such restrictions, which shall not be affected by the Merger.
(b)Each warrant to purchase shares of AdCare Common Stock outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a warrant to purchase, upon the same terms and conditions, the number of shares of Surviving Corporation Common Stock which is equal to the number of shares of AdCare Common stock underlying such warrant prior to the Effective Time. For the avoidance of doubt, any warrant to purchase shares of AdCare Common Stock which are subject to forfeiture, vesting, exercisability or other restrictions shall remain subject to the same terms and conditions, including all such restrictions, which shall not be affected by the Merger.

2.4    Exchange of AdCare Common Stock Certificates.
(a)As of the Effective Time, the Surviving Corporation shall deposit, or shall cause to be deposited, with the transfer agent and registrar for the shares of Surviving Corporation Common Stock and the exchange agent for purposes of the Merger (“Exchange Agent”), for the benefit of the holders of Certificates, shares of Surviving Corporation Common Stock, in an amount sufficient to effect the exchange of all Certificates for certificates (or evidence of shares in uncertificated book-entry form) representing shares of Surviving Corporation Common Stock pursuant to Section 2.1(a). In addition, the Surviving Corporation shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of holders of Certificates as necessary from time to time after the Effective Time, any dividends or other distributions payable pursuant to Section 2.4(c).
(b)As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate: (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon delivery of the Certificate to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Surviving Corporation Common Stock (or evidence of Shares in uncertificated book-entry form). Upon surrender of a Certificate for exchange to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor: (A) a certificate representing the number of shares of Surviving Corporation Common Stock (or evidence of shares in uncertificated book-entry form) which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II; and (B) the payment of any of dividends and other distributions that such holder has the right to receive pursuant to Section 2.4(c). No interest shall accrue or be paid on any Merger consideration or on unpaid dividends and distributions payable to holders of Certificates. In the event of a surrender of a Certificate representing shares of AdCare Common Stock in exchange for a certificate representing shares of Surviving Corporation Common Stock (or evidence of shares in uncertificated book-entry form) in the name of a person other than the person in whose name such shares of AdCare Common Stock are registered, a certificate representing the proper number of shares of Surviving Corporation Common Stock (or evidence of shares in uncertificated book-entry form) may be issued to such a transferee if the Certificate representing such securities is presented to the Exchange Agent, accompanied by all documents required by the Exchange Agent or the Surviving Corporation to evidence and effect such transfer and to evidence that any applicable transfer taxes have been paid. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail or otherwise deliver to each holder of record of shares of the AdCare Common Stock or AdCare Series A Preferred Stock held by such holder in uncertificated book-entry form as of the time immediately prior to the Effective Time a notice stating that: (i) the Merger is complete; and (ii) the shares of AdCare Common Stock or AdCare Series A Preferred Stock held by such holder immediately prior to the Effective Time in uncertificated book-entry form have been converted to shares of Surviving Corporation Common Stock or Surviving Corporation Series A Preferred Stock, respectively, held in uncertificated book-entry form.
(c)No dividends or other distributions declared by the Surviving Corporation in respect of Surviving Corporation Common Stock, the record date for which is at or after the Effective Time, shall be paid by the Exchange Agent to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, the Exchange Agent shall release to the holder of the certificates representing whole shares of Surviving Corporation Common Stock (or evidence of shares in uncertificated book-entry form) issued in exchange therefor, without interest: (i) at the time of such surrender, the previously reserved amount equal to the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Surviving Corporation Common Stock that had been held by the Exchange Agent for the benefit of such holder; and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Surviving Corporation Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.
(d)At and after the Effective Time, there shall be no transfers on the stock transfer books of AdCare of shares of AdCare Common Stock or AdCare Series A Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be exchanged for certificates representing shares of Surviving Corporation Common Stock (or evidence of shares in uncertificated book-entry form) in accordance with the procedures set forth in this Article II.
(e)Any former shareholders of AdCare who have not complied with this Article II within one year after the Effective Time shall thereafter look only to the Surviving Corporation for release of: (i) their previously reserved shares of Surviving Corporation Common Stock or Surviving Corporation Series A Preferred Stock deliverable in respect of each share of

AdCare Common Stock or AdCare Preferred Stock, as applicable, such shareholder holds as determined pursuant to this Agreement; and (ii) any dividends or other distributions paid on such shares for the benefit of such shareholders, without any interest thereon.
(f)In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Surviving Corporation will issue in exchange for such lost, stolen or destroyed Certificate the shares of Surviving Corporation Common Stock deliverable in respect thereof pursuant to this Agreement.
(g)None of AdCare, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares or securities of AdCare for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.
ARTICLE III
CONDITIONS
3.1    Conditions as to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (to the extent permitted by law), of the following conditions at or prior to the Closing Date:
(a)This Agreement shall have been duly adopted by the requisite vote of the shareholders of AdCare and RHE.
(b)RHE shall have amended and restated its articles of incorporation to read substantially in the form attached hereto as Exhibit A.
(c)RHE shall have amended and restated its bylaws to read substantially in the form attached hereto as Exhibit B.
(d)AdCare shall have received from its tax counsel an opinion to the effect that the Merger qualifies as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and that each of AdCare and RHE is a party to a reorganization within the meaning of Section 368(b) of the Code.
(e)The shares of Surviving Corporation Common Stock issuable to holders of AdCare Common Stock pursuant to this Agreement shall have been approved for listing on the NYSE MKT, subject to official notice of issuance.
(f)The shares of Surviving Corporation Series A Preferred Stock issuable to holders of AdCare Series A Preferred Stock pursuant to this Agreement shall have been approved for listing on the NYSE MKT, subject to official notice of issuance.
(g)The Registration Statement on Form S-4 filed or to be filed with the Securities and Exchange Commission by RHE in connection with the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceeding seeking a stop order.
(h)The AdCare Board shall have determined, in its sole discretion, that no action, suit, or proceeding shall be pending or threatened before any court or administrative agency of any federal, state, local or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling or charge may prevent the consummation of the Merger or cause the Merger to be rescinded following its consummation.
(i)AdCare shall have received all governmental approvals and third party consents required to be obtained by AdCare or its subsidiaries in connection with the Merger, except where the failure to obtain such approvals or consents would not reasonably be expected to materially and adversely affect the business, financial condition or results of operations of the Surviving Corporation and its subsidiaries, taken as a whole.

ARTICLE IV
DEFERRAL AND TERMINATION
4.1    Deferral. Consummation of the Merger may be deferred by the AdCare Board or any authorized officer of AdCare following the special meeting of the shareholders of AdCare if the AdCare Board or said authorized officer determines that such deferral would be advisable and in the best interests of AdCare and its shareholders.
4.2    Termination of Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the filing of the Certificate of Merger, before or after the approval of this Agreement by the holders of AdCare Common Stock, by either: (a) the mutual written consent of the AdCare Board and the RHE Board; or (b) the AdCare Board in its sole discretion.
4.3    Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article IV, this Agreement shall forthwith become null and void and shall have no effect and no party hereto (or any of its affiliates, directors, partners, officers or shareholders) shall have any liability or further obligation to any other party to this Agreement.
ARTICLE V
GENERAL PROVISIONS
5.1    Further Assurances. Each of AdCare and RHE shall use its reasonable best efforts to take all such actions as may be necessary, appropriate or desirable to effectuate the Merger under the GBCC. If, at any time after the Effective Time, any further action is necessary, appropriate or desirable to carry out the purposes of this Agreement or to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Surviving Corporation or AdCare, the authorized officers and other authorized persons of the Surviving Corporation are authorized to take any such necessary, appropriate or desirable actions, including the execution, in the name and on behalf of the Surviving Corporation or AdCare, of all such deeds, bills of sale, assignments and assurances.
5.2    No Dissenters’ Rights. The holders of shares of AdCare Common Stock and AdCare Series A Preferred Stock are not entitled under applicable law to statutory dissenters’ rights as a result of the Merger.
5.3    Entire Agreement. This Agreement, the Exhibits and the Schedule hereto, and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.
5.4    Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of this Agreement by the holders of AdCare Common Stock, but after such approval, no amendment shall be made which by law requires the further approval of such holders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
5.5    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.
5.6    Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.
5.7    Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.
5.8    Incorporation. All Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.
5.9    Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

5.10    Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.
5.11    No Third-Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

ADCARE HEALTH SYSTEMS, INC.

By:
Name:
Title:

REGIONAL HEALTH PROPERTIES, INC.

By:
Name:
Title:

INDEX OF EXHIBITS
Exhibit A*    Amended and Restated Articles of Incorporation
Exhibit B*    Amended and Restated Bylaws
*    Included as an Annex to this proxy statement/prospectus.

ANNEX B

FORM OF AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
REGIONAL HEALTH PROPERTIES, INC.

ARTICLE I
NAME; PURPOSE
The name of the corporation is Regional Health Properties, Inc., a Georgia corporation (the “Corporation”). The Corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Georgia.
ARTICLE II
CAPITALIZATION
2.1    Authorized Shares. The Corporation shall have authority to issue Sixty Million (60,000,000) shares of stock of which: (a) Fifty-five Million (55,000,000) shares shall be designated “Common Stock,” no par value per share; and (b) Five Million (5,000,000) shares shall be designated “Preferred Stock,” no par value per share, of which 3,000,000 of such shares of Preferred Stock have been designated as Series A Preferred Shares (as defined in Article III) and have the preferences, limitations and relative rights set forth in Article III. The Corporation also shall have the authority to issue fractions of a share of Common Stock and Preferred Stock, as provided in the Official Code of Georgia Annotated. Shares that are reacquired by the Corporation shall be classified as treasury shares unless the terms of such stock provide to the contrary.
The designations and preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of stock are as follows:
2.2    Common Stock. Subject to all of the rights of the Preferred Stock and the Series A Preferred Shares (as defined in Article III) as expressly provided herein, by law or by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to this Article II, the Common Stock shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges provided for herein, including, without limitation, the following rights and privileges: (a) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends; (b) the holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote; and (c) upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the net assets of the Corporation available for distribution shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.
2.3    Preferred Stock. In accordance with the provisions of the Official Code of Georgia Annotated, the Board of Directors may determine, in whole or in part, the preferences, limitations and relative rights of: (a) any class of Preferred Stock before the issuance of any shares of that class; or (b) one or more series within a class of Preferred Stock, and designate the number of shares within that series, before the issuance of any shares of that series.
ARTICLE III
10.875% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES

3.1    Number of Shares and Designations. The Corporation is authorized to issue a series of Preferred Stock which shall be designated as 10.875% Series A Cumulative Redeemable Preferred Shares (the “Series A Preferred Shares”), no par value per share, and the number of shares that shall constitute such series shall be 3,000,000. The Board of Directors is expressly authorized, at any time and from time to time, to increase or decrease the number of shares constituting the Series A Preferred Shares, but not below the number of shares then issued, or eliminate such series of shares if no shares are issued, by filing with the Secretary of State of the State of Georgia articles of amendment to these Amended and Restated Articles of Incorporation, which are effective without shareholder action, in the manner provided in Section 14-2-602(d) of the Official Code of Georgia Annotated. In the case the number of shares constituting the Series A Preferred Shares is decreased or such series of shares is eliminated, the shares that are the subject of the decrease or compose the series being eliminated shall be retired and restored to the status of authorized but unissued shares of undesignated Preferred Stock.

The Series A Preferred Shares shall have the following rights and preferences:
3.2    Definitions. For purposes of this Article III, the following terms shall have the meanings indicated:
“Agent Members” shall have the meaning set forth in Section 3.12.
“Board of Directors” shall mean the Board of Directors of the Corporation or any committee of members of the Board of Directors authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Shares.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
“Call Date” shall mean the date fixed for redemption of the Series A Preferred Shares and specified in the notice to holders required under paragraph (e) of Section 3.5 as the Call Date.
A “Change of Control” is deemed to occur when, after the Issue Date, the following have occurred and are continuing:
(a)the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
(b)following the closing of any acquisition described in subparagraph (a) above, neither the Corporation nor the acquiring entity has a class of common securities (or American depositary receipts representing such securities) subject to a National Market Listing.
“Common Shares” shall mean the shares of Common Stock, no par value per share, of the Corporation.
“Correction Event” shall mean: (a) with respect to any Delisting Event, that the Series A Preferred Shares are once again listed or quoted pursuant to a National Market Listing; and (b) with respect to any Dividend Default, the second consecutive Dividend Payment Date following such time as the Corporation has paid all accumulated and unpaid dividends on the Series A Preferred Shares in full in cash (or declared such dividends and set apart for payment).
“Delisting Event” shall have the meaning set forth in paragraph (b) of Section 3.3.
“Depositary” shall have the meaning set forth in Section 3.12.
“Dividend Default” shall have the meaning set forth in paragraph (a) of Section 3.3.
“Dividend Payment Date” shall have the meaning set forth in Section 3.3.
“Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall be deemed to have commenced on and include [ ] and shall end on and include the day preceding the first day of the next succeeding Dividend Period); provided, however, that any Dividend Period during which any Series A Preferred Shares shall be redeemed pursuant to Section 3.5 shall end on and exclude the Call Date only with respect to the Series A Preferred Shares being redeemed).
“Dividend Rate” shall mean the dividend rate accruing on the Series A Preferred Shares, as applicable from time to time pursuant to the terms hereof.
“Dividend Record Date” shall have the meaning set forth in Section 3.3.
“Event” shall have the meaning set forth in paragraph (e) of Section 3.7.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Global Preferred Shares” shall have the meaning set forth in Section 3.12.
“Issue Date” shall mean the date of issuance of the 10.875% Series A Cumulative Redeemable Preferred Shares issued by the Corporation in connection with the merger of AdCare Health Systems, Inc., a Georgia corporation, with and into the Corporation pursuant to the Agreement and Plan of Merger, dated as of [ ], 2017, as may be amended, between AdCare Health Systems, Inc. and the Corporation.
“Junior Shares” shall have the meaning set forth in paragraph (c) of Section 3.6.
“National Market Listing” shall mean the listing or quotation, as applicable, of securities on or in the New York Stock Exchange LLC, the NYSE MKT LLC, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market or any comparable national securities exchange or national securities market.
“Parity Shares” shall have the meaning set forth in paragraph (b) of Section 3.6.
“Penalty Event” shall mean each of a Dividend Default and a Delisting Event.
“Penalty Rate” shall mean 12.875% per annum (equivalent to $3.2187 per annum per share).
“Preferred Shares” shall mean the shares of Preferred Stock, no par value, of the Corporation.
“SEC” shall have the meaning set forth in Section 3.8.
“Senior Shares” shall have the meaning set forth in paragraph (a) of Section 3.6.
“Series A Preferred Shares” shall have the meaning set forth in Section 3.1.
“set apart for payment” shall be deemed to include, without any further action, the following: the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry that indicates, pursuant to an authorization by the Board of Directors and a declaration of dividends or other distribution by the Corporation, the initial and continued allocation of funds to be so paid on any series or class of shares of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of Parity Shares are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series A Preferred Shares shall mean irrevocably placing such funds in a separate account or irrevocably delivering such funds to a disbursing, paying or other similar agent.
“Stated Rate” shall mean 10.875% per annum (equivalent to $2.7187 per annum per share).
“Transfer Agent” means Continental Stock Transfer & Trust Company, or such other agent or agents of the Corporation as may be designated by the Board of Directors or its duly authorized designee as the transfer agent, registrar and dividend disbursing agent for the Series A Preferred Shares.
3.3    Dividends. Holders of issued and outstanding Series A Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors out of funds of the Corporation legally available for the payment of distributions, cumulative preferential cash dividends at a rate per annum equal to the Dividend Rate of the $25.00 per share stated liquidation preference of the Series A Preferred Shares. Except as otherwise provided in paragraphs (a) and (b) of Section 3.3, the Dividend Rate shall be equal to the Stated Rate. Such dividends shall accrue and accumulate on each issued and outstanding share of the Series A Preferred Shares on a daily basis from the original date of issuance of such share (or, with respect to the initial Dividend Period, from the first day thereof), and shall be payable quarterly in equal amounts in arrears on the last calendar day of each Dividend Period (each such day being hereinafter called a “Dividend Payment Date”); provided that if any Dividend Payment Date is not a Business Day, then the dividend that would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. Any dividend payable on the Series A Preferred Shares for any partial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the tenth day preceding the applicable Dividend Payment Date, or such other date designated by the Board of Directors or an officer of the Corporation duly authorized by the Board of Directors for the payment of dividends that is not more than 30 nor less than ten days prior to such Dividend Payment Date (each such date, a “Dividend Record Date”).
(a)    If the Corporation fails to pay cash dividends on the Series A Preferred Shares in full for any four consecutive or non-consecutive Dividend Periods (such a failure, a “Dividend Default”), then:
(i)the Dividend Rate shall increase to the Penalty Rate, commencing on the first day after the Dividend Payment Date on which a Dividend Default occurs and continuing until a Correction Event occurs, and on the date such Correction Event occurs, the Dividend Rate shall revert to the Stated Rate;
(ii)until such time as the Dividend Rate reverts to the Stated Rate pursuant to subparagraph (i) of this paragraph (a), the holders of Series A Preferred Shares will have the voting rights described below in Section 3.7; and
(iii)following any Dividend Default that has been cured by the Corporation as provided above in subparagraph (i) of this paragraph (a), if the Corporation subsequently fails to pay cash dividends on the Series A Preferred Shares in full for any Dividend Period, such subsequent failure shall constitute a separate Dividend Default, and the foregoing provisions of subparagraphs (i) and (ii) of this paragraph (a) shall immediately apply until such time as a Correction Event occurs with respect to such subsequent Dividend Default.
(a)If the Corporation fails to maintain a National Market Listing for the Series A Preferred Shares for 180 consecutive days or longer (such event, a “Delisting Event”), then;
(i)the Dividend Rate shall increase to the Penalty Rate, commencing on the day after the Delisting Event and continuing until a Correction Event occurs, and on the date such Correction Event occurs, the Dividend Rate shall revert to the Stated Rate;
(ii)until such time as the Dividend Rate reverts to the Stated Rate pursuant to subparagraph (i) of this paragraph (b), the holders of Series A Preferred Shares will have the voting rights described below in Section 3.7; and
(iii)following any Delisting Event that has been cured by the Corporation as provided above in subparagraph (i) of this paragraph (b), if the Series A Preferred Shares subsequently cease to be subject to a National Market listing, such event shall constitute a separate Delisting Event, and the foregoing provisions of subparagraphs (i) and (ii) of this paragraph (b) shall immediately apply until such time as a Correction Event occurs with respect to such Delisting Event.
(b)No dividend on the Series A Preferred Shares will be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of Senior Shares or any agreement of the Corporation (whether now existing or arising hereafter), including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting aside of funds is restricted or prohibited under the Official Code of Georgia Annotated or other applicable law; provided, however, notwithstanding anything to the contrary contained herein, dividends on the Series A Preferred Shares shall continue to accrue and accumulate regardless of whether (i) any or all of the foregoing restrictions exist; (ii) the Corporation has earnings or profits; (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are authorized by the Board of Directors. Accrued and unpaid dividends on the Series A Preferred Shares will accumulate as of the Dividend Payment Date on which they first become payable or on the date of redemption of the Series A Preferred Shares, as the case may be.
(c)Except as provided in the next sentence, if any Series A Preferred Shares are outstanding, no dividends (other than in Common Shares or Junior Shares ranking junior to the Series A Preferred Shares as to dividends and upon liquidation, dissolution or winding up) will be declared or paid or set apart for payment on any Parity Shares or Junior Shares, unless all accumulated accrued and unpaid dividends are contemporaneously declared and paid in cash or declared and a sum of cash sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all past Dividend Periods with respect to which full dividends were not paid on the Series A Preferred Shares. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart for payment) upon the Series A Preferred Shares and upon all Parity Shares, all dividends declared, paid or set apart for payment upon the Series A Preferred Shares and all such Parity Shares shall be declared and paid pro rata or declared and set apart for payment pro rata, so that the amount of dividends declared per share of Series A Preferred Shares and per share of such Parity Shares shall in all cases bear to each other the same ratio that accumulated dividends per share of Series A Preferred Shares and such other Parity Shares (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other Parity Shares do not bear cumulative dividends) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series A Preferred Shares which may be in arrears, whether at the Stated Rate or at the Penalty Rate.
(d)Except as provided in paragraph (e) of Section 3.3, unless all accumulated accrued and unpaid dividends on the Series A Preferred Shares are contemporaneously declared and paid in cash or declared and a sum of cash sufficient for the payment thereof is set apart for payment for all past Dividend Periods with respect to which full dividends were not paid on the Series A Preferred Shares, no dividends (other than in Common Shares or Junior Shares ranking junior to the Series A Preferred Shares as to dividends and upon liquidation, dissolution or winding up) may be declared or paid or set apart for payment upon the Common Shares or any Junior Shares or Parity Shares, nor shall any Common Shares or any Junior Shares or Parity Shares be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such stock) by the Corporation (except by conversion into or exchange for Junior Shares or by redemption, purchase or acquisition of stock under any employee benefit plan of the Corporation).
(e)Holders of Series A Preferred Shares shall not be entitled to any dividend in excess of all accumulated accrued and unpaid dividends on the Series A Preferred Shares as described in Section 3.3. Any dividend payment made on the Series A Preferred Shares shall first be credited against the earliest accumulated accrued and unpaid dividend due with respect to such shares which remains payable at the time of such payment.
3.4    Liquidation Preference.
(a)Subject to the rights of the holders of Senior Shares and Parity Shares, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, each holder of the Series A Preferred Shares shall be entitled to receive an amount of cash equal to $25.00 per Series A Preferred Share plus an amount in cash equal to all accumulated accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date of final distribution to such holders. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of Section 3.4, none of: (i) a consolidation or merger of the Corporation with one or more corporations or other entities; (ii) a sale, lease or transfer of all or substantially all of the Corporation’s assets; or (iii) a statutory share exchange, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.
(b)Subject to the rights of the holders of Senior Shares and Parity Shares upon liquidation, dissolution, or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series A Preferred Shares, as provided in Section 3.4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Shares shall not be entitled to share therein.
3.5    Redemption.
(a)The Corporation shall not redeem the Series A Preferred Shares prior to December 1, 2017, except that the Corporation is required to redeem the Series A Preferred Shares in accordance with paragraph (b) of Section 3.5. On and after December 1, 2017, the Corporation, at its option, upon not less than 30 nor more than 60 days’ written notice as contemplated by paragraph (e) of Section 3.5, may redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per Series A Preferred Share, plus all accumulated accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the Call Date (subject to paragraph (h) of Section 3.5), without interest. If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by the Corporation and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by the Corporation.
(b)If a Change of Control occurs, then the Corporation or the acquiring entity in such Change of Control shall redeem the Series A Preferred Shares, in whole but not in part, within 120 days after the date on which the Change of Control occurs, for cash at a redemption price of $25.00 per Series A Preferred Share, plus all accumulated accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the Call Date (subject to paragraph (h) of Section 3.5), without interest.

(c)With respect to a redemption pursuant to paragraph (a) of Section 3.5, unless all accumulated accrued and unpaid dividends on all Series A Preferred Shares and any other class or series of Parity Shares shall have been or contemporaneously are declared and paid in cash (or in the form of consideration for payment of dividends on any such Parity Shares) or declared and set apart for payment in cash for all past Dividend Periods and the then current Dividend Period, no Series A Preferred Shares or such Parity Shares shall be redeemed unless all of the outstanding Series A Preferred Shares and such Parity Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of the Series A Preferred Shares or such Parity Shares pursuant to a purchase or exchange offer made on the same terms to holders of all of the outstanding Series A Preferred Shares and such Parity Shares. Also with respect to a redemption pursuant to paragraph (a) of Section 3.5, unless all accumulated accrued and unpaid dividends on all Series A Preferred Shares and any other class or series of Parity Shares shall have been or contemporaneously are declared and paid in cash (or in the form of consideration for payment of dividends on any such Parity Shares) or declared and set apart for payment in cash for all past Dividend Periods and the then current Dividend Period, the Corporation shall not purchase or otherwise acquire directly or indirectly any Series A Preferred Shares or such Parity Shares (except by conversion into or exchange for Junior Shares and Parity Shares).
(d)From and after the Call Date (unless the Corporation (or, if applicable, the acquiring entity) defaults in payment of the redemption price as contemplated by Section 3.5), all dividends will cease to accumulate on the Series A Preferred Shares called for redemption pursuant to Section 3.5, such shares shall no longer be deemed to be outstanding, and all of the rights of the holders of such shares will terminate with respect to such shares, except the right to receive the redemption price and all accumulated accrued and unpaid dividends up to, but excluding, the Call Date, without interest (upon surrender and endorsement of their certificates, if so required in accordance with paragraph (g) of Section 3.5).
(e)Notice of the redemption of any Series A Preferred Shares pursuant to Section 3.5 shall be mailed by first class mail to each holder of record of Series A Preferred Shares to be redeemed at the address of each such holder as shown on the Corporation’s share transfer books: (i) for a redemption pursuant to paragraph (a) of Section 3.5, at least 30 but not more than 60 days prior to the Call Date; and (ii) for a redemption pursuant to paragraph (b) of Section 3.5, not later than 20 days following the date on which a Change of Control occurs. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) for a redemption pursuant to paragraph (a) of Section 3.5, the number of Series A Preferred Shares to be redeemed; (3) the redemption price of $25.00 per Series A Preferred Share plus accumulated accrued and unpaid dividends through, but excluding, the Call Date; (4) the place or places where any certificates for such shares, other than certificates issued as contemplated by Section 3.12, are to be surrendered for payment of the redemption price; (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date; and (6) any other information required by law or by the applicable rules of any exchange or national securities market upon which the Series A Preferred Shares may be listed or admitted for trading. In the case of a redemption pursuant to paragraph (a) of Section 3.5 in which fewer than all of the outstanding Series A Preferred Shares are to be redeemed, then the notice mailed pursuant to this paragraph (e) of Section 3.5 shall also specify the number of Series A Preferred Shares to be redeemed from each holder thereof.
(f)The Corporation’s (or, if applicable, the acquiring entity’s) obligation to provide cash in accordance with Section 3.5 shall be deemed fulfilled if, on or before the Call Date, the Corporation (or such acquiring entity) shall irrevocably deposit funds necessary for redemption pursuant to Section 3.5), in trust for the holders of the Series A Preferred Shares so called for redemption pursuant to Section 3.5, with a bank or trust company that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Shares so called for redemption, in which case the notice to holders of the Series A Preferred Shares will: (i) state the date of such deposit; (ii) specify the office of such bank or trust company as the place of payment of the redemption price; and (iii) require such holders to surrender any certificates representing such shares, other than certificates issued as contemplated by Section 3.12, at such place on or about the date fixed in such redemption notice (which may not be later than the Call Date) against payment of the redemption price (including all accumulated accrued and unpaid dividends to the Call Date). No interest shall accrue for the benefit of the holders of Series A Preferred Shares to be redeemed on any cash so set aside by the Corporation (or such acquiring entity). Subject to applicable escheat laws, any such cash unclaimed at the end of six months from the Call Date shall revert to the general funds of the Corporation (or such acquiring entity), after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation (or such acquiring entity) for the payment of such cash.
(g)On or after the Call Date, each holder of Series A Preferred Shares that holds a certificate, other than certificates issued as contemplated by Section 3.12, must present and surrender (and properly endorse or assign for transfer, if the Corporation shall require and if the notice shall so state) each such certificate representing such holder’s Series A Preferred Shares to the Corporation at the place designated in the applicable notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Series A Preferred Shares as the owner thereof, and each surrendered certificate will be canceled. All Series A Preferred Shares redeemed by the Corporation pursuant to Section 3.5, or otherwise acquired by the Corporation, shall be retired and restored to the status of authorized but unissued shares of undesignated Preferred Shares.
(h)If the Corporation redeems any of the Series A Preferred Shares pursuant to Section 3.5 and, if the Call Date for such redemption occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, then the dividend payable on such Dividend Payment Date with respect to such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be payable as part of the redemption price for such shares.
3.6    Ranking. Any class or series of stock of the Corporation shall be deemed to rank:
(a)prior to the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Shares (“Senior Shares”);
(b)on a parity with the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Shares, if the holders of such class or series and the Series A Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and
(c)junior to the Series A Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be the Common Shares or any other class or series of shares of stock of the Corporation now or hereafter issued and outstanding over which the Series A Preferred Shares have preference or priority in the payment of dividends and in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (“Junior Shares”).
3.7    Voting Rights.
(a)Holders of the Series A Preferred Shares will not have any voting rights, except as set forth in Section 3.7 or as otherwise required by the Official Code of Georgia Annotated or other applicable law. On each matter on which holders of Series A Preferred Shares are entitled to vote, each Series A Preferred Share shall be entitled to one vote, except that when shares of any other class or series of stock the Corporation may issue have the right to vote with the Series A Preferred Shares as a single class on any matter, the Series A Preferred Shares and the shares of each such other class or series shall have one vote for each $25.00 of liquidation preference (excluding accumulated and unpaid dividends).
(b)Upon the occurrence of a Penalty Event, the number of directors constituting the Board of Directors shall be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and with which the Series A Preferred Shares are entitled to vote as a class with respect to the election of those two directors), and the holders of the Series A Preferred Shares (voting together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by the Corporation at the request of the holders of record of at least 25% of the outstanding Series A Preferred Shares or by the holders of any other class or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders of the Corporation, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders of the Corporation), and at each subsequent annual meeting until a Correction Event has occurred with respect to each Penalty Event then continuing. On the date a Correction Event occurs, the rights of holders of the Series A Preferred Shares to elect any directors will cease and, unless there are other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable, the term of any directors elected by holders of the Series A Preferred Shares shall immediately terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. In no event shall the holders of the Series A Preferred Shares be entitled pursuant to the voting rights under this paragraph (b) of Section 3.7 to elect a director that would cause the Corporation to fail to satisfy a requirement relating to director independence of any National Market Listing pursuant to which any class or series of the stock of the Corporation is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series A

Preferred Shares (voting together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of such directors) pursuant to the voting rights under this paragraph (b) of Section 3.7 exceed two.
(c)If a special meeting is not called by the Corporation within 75 days after request from the requisite holders of Series A Preferred Shares (or holders of other series or classes of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable) as described in paragraph (b) of Section 3.7, then the holders of record of at least 25% of the outstanding Series A Preferred Shares may designate a holder to call the meeting at the expense of the Corporation and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of shareholders and shall be held at the place designated by the holder calling such meeting. The Corporation shall pay all costs and expenses of calling and holding any meeting and of electing directors pursuant to paragraphs (b) and (c) of Section 3.7, including, without limitation, the cost of preparing, reproducing and mailing the notice of such meeting, the cost of renting a room for such meeting to be held, and the cost of collecting and tabulating votes.
(d)If, at any time when the voting rights conferred upon the Series A Preferred Shares pursuant to paragraph (b) of Section 3.7 are exercisable, any vacancy in the office of a director elected pursuant to paragraph (b) of Section 3.7 or this paragraph (d) shall occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of record of the outstanding Series A Preferred Shares and any other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of directors pursuant to paragraph (b) of Section 3.7. Any director elected or appointed pursuant to paragraph (b) of Section 3.7 or this paragraph (d) may be removed only by the affirmative vote of holders of the outstanding Series A Preferred Shares and any other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which classes or series of equity securities the Corporation may issue are entitled to vote as a class with the Series A Preferred Shares in the election of directors pursuant to paragraph (b) of Section 3.7, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series A Preferred Shares and any such other classes or series of stock the Corporation may issue, and may not be removed by the holders of the Common Shares.
(e)So long as any Series A Preferred Shares remain outstanding, the Corporation will not, without the affirmative vote of the holders of at least two-thirds of the Series A Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a series and also together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares): (i) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Shares or reclassify any of the authorized stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Corporation’s Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series A Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, the Corporation may not be the surviving entity (whether or not such Event would constitute a Change of Control), the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Shares (although, in accordance with paragraph (b) of Section 3.5, the Corporation would be required to redeem the Series A Preferred Shares if such Event constitutes a Change of Control) and, provided, further, that any increase in the amount of the authorized Common Shares or other stock the Corporation may issue (including the Series A Preferred Shares), or the creation or issuance of any additional Common Shares or Series A Preferred Shares or other class or series of stock that the Corporation may issue, or any increase in the amount of authorized shares of such class or series, in each case which are Parity Shares or Junior Shares, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and shall not require any affirmative vote of the holders of the Series A Preferred Shares.
(f)The voting rights provided for in Section 3.7 will not apply if, at or prior to the time when the act with respect to which voting by holders of the Series A Preferred Shares would otherwise be required pursuant to Section 3.7 shall be effected, all outstanding shares of Series A Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption pursuant to paragraph (f) of Section 3.5.
(g)Except as expressly stated in Section 3.7 or as may be required by the Official Code of Georgia Annotated or other applicable law, the Series A Preferred Shares will not have any relative, participating, optional or other special voting rights or powers and the affirmative vote or consent of the holders thereof shall not be required for the taking of any corporate action.

3.8    Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Shares are outstanding, the Corporation will use its best efforts to: (a) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Shares, as their names and addresses appear on the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required); and (b) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Shares. The Corporation will use its best efforts to mail (or otherwise provide) the information to the holders of the Series A Preferred Shares within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if it were a “non-accelerated filer” within the meaning of the Exchange Act.
3.9    Record Holders. The Corporation and the Transfer Agent shall deem and treat the record holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.
3.10    Sinking Fund. The Series A Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.
3.11    Conversion. The Series A Preferred Shares shall not be, pursuant to the terms hereof, convertible into or exchangeable for any stock or other securities or property of the Corporation.
3.12    Book Entry. The Series A Preferred Shares shall be issued initially in the form of one or more fully registered global certificates (“Global Preferred Shares”), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for a securities depositary (the “Depositary”) that is a clearing agency under Section 17A of the Exchange Act (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or its nominee, duly executed by the Corporation and authenticated by the Transfer Agent. The number of Series A Preferred Shares represented by Global Preferred Shares may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary as hereinafter provided. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under these terms of the Series A Preferred Shares with respect to any Global Preferred Shares held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary or under such Global Preferred Shares, and the Depositary may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Shares.
ARTICLE IV
BOARD OF DIRECTORS
4.1    Number, Election and Term of Directors. The number of directors of the Corporation shall be as fixed from time to time by or pursuant to the Corporation’s Bylaws and may be fixed by resolution of the Board of Directors. Each director shall be elected at each annual meeting of shareholders and shall hold office until the next annual meeting of shareholders and until such director’s successor is elected and qualified, or until the earlier death, resignation or removal of such director.
4.2    Removal. Directors may be removed from the Board of Directors only for cause and only by the affirmative vote of at least a majority of all votes entitled to be cast in the election of such directors. Any vacancy in the Board of Directors resulting from such removal shall be filled in accordance with Section 4.3 hereof. For purposes of this Section 4.2, “cause” shall mean only: (a) conviction of a felony; (b) declaration of unsound mind or order of a court; (c) gross dereliction of duty; (d) commission of an action involving moral turpitude; or (e) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action results in an improper substantial personal benefit and a material injury to the Corporation.
4.3    Vacancies and Changes of Authorized Number. All vacancies and any newly created directorship resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director chosen in accordance with this Section 4.3 shall hold office until the next election of directors by shareholders and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. If the vacant directorship was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill such vacancy.
4.4    Election of Directors by Holders of Preferred Stock. Notwithstanding any of the foregoing provisions in this Article IV, whenever the holders of any one or more classes of Preferred Stock or series thereof issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the number of such directors, and the election, term of office, removal, filling of vacancies and other features of each such directorship, shall be governed by the preferences, limitations and relative rights in respect of any such class or series.
ARTICLE V
AMENDMENT OF BYLAWS
Except as may be prohibited by the Official Code of Georgia Annotated or these Amended and Restated Articles of Incorporation, the Board of Directors is expressly authorized to amend or repeal the Corporation’s Bylaws or adopt new Bylaws for the Corporation.
ARTICLE VI
CONSTITUENCY CONSIDERATIONS
In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, clients, customers, suppliers, and creditors of the Corporation, the communities in which offices or other establishments of the Corporation are located, and all other factors such directors consider pertinent; provided, however, that this Article VI shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.
ARTICLE VII
LIMITATION OF DIRECTOR LIABILITY
7.1    Limitation of Liability. A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability:
(a)for any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;
(b)for acts or omissions which involve intentional misconduct or a knowing violation of law;
(c)for the types of liability set forth in Section 14-2-832 of the Official Code of Georgia Annotated; or
(d)for any transaction from which the director received an improper personal benefit.

7.2    Repeal or Modification of this Article. Any repeal or modification of the provisions of this Article VII by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.
7.3    Additional Provisions. If the Official Code of Georgia Annotated is amended, after this Article VII becomes effective, to authorize corporate action further eliminating or limiting the liability of directors, then, without further corporate action, the liability of a director of the Corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the Official Code of Georgia Annotated, as so amended.
7.4    Severability. In the event that any of the provisions of this Article VII (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

ARTICLE VIII
INDEMNIFICATION
The Corporation shall indemnify its officers and directors to the fullest extent permitted under the Official Code of Georgia Annotated. Such indemnification shall not be deemed exclusive of any additional indemnification that the Board of Directors may deem advisable or of any rights to which those indemnified may otherwise be entitled. The Board of Directors of the Corporation may determine from time to time whether and to what extent to maintain insurance providing indemnification for officers and directors and such insurance need not be limited to the Corporation’s power of indemnification under the Official Code of Georgia Annotated.
ARTICLE IX
OWNERSHIP AND TRANSFER RESTRICTIONS
9.1    Restrictions on Ownership and Transfer.
(a)Definitions. For purposes of this Article IX, the word “or” shall be inclusive and not exclusive and the following terms shall have the following meanings:

“Acquire” means the acquisition of Beneficial Ownership or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Equity Shares, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner or Constructive Owner. The terms “Acquires” and “Acquisition” shall have correlative meanings.
“Affiliate” means, as to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Person specified.
“Beneficial Ownership” means ownership of Equity Shares by a Person whether the interest in such Equity Shares is held directly or indirectly (including, without limitation, by a nominee) and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings. For purposes of determining the percentage ownership of Common Stock by any Person, shares of Common Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person shall be deemed to be outstanding prior to conversion, exchange or exercise, but not shares of Common Stock issuable with respect to the conversion, exchange or exercise of securities of the Corporation held by other Persons.
“Beneficiary” means a beneficiary of the Trust as determined pursuant to Section 9.2(e).
“Business Day” has the meaning assigned to it in Section 3.2.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code means such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
“Common Stock Ownership Limit” means, with respect to the Common Stock, ownership of 9.9% or more (by value or number of shares, whichever is more restrictive) of an outstanding class or series Common Stock, subject to adjustment pursuant to Section 9.1(j) and to any other limitations contained in this Section 9.1.
“Constructive Ownership” means ownership of Equity Shares by a Person who could be treated as an owner of such Equity Shares, either actually or constructively, directly or indirectly (including, without limitation, by a nominee), through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) thereof. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Own” and “Constructively Owned” shall have correlative meanings.
“Equity Shares” means shares of Common Stock of any class or series.

“Excepted Holder” means a Person for whom an Excepted Holder Limit is created by these Amended and Restated Articles of Incorporation or by the Board of Directors pursuant to Section 9.1(i).
“Excepted Holder Limit” means, provided that the affected Excepted Holder agrees to comply with the requirements established by these Amended and Restated Articles of Incorporation or by the Board of Directors pursuant to Section 9.1(i) and subject to adjustment pursuant to Section 9.1(i), the percentage limit established for an Excepted Holder by these Amended and Restated Articles of Incorporation or by the Board of Directors pursuant to Section 9.1(i).
“Exchange Act” has the meaning assigned to it in Section 3.2.
“Initial Date” means the effective date of the merger of AdCare Health Systems, Inc., a Georgia corporation, with and into the Corporation pursuant to the Agreement and Plan of Merger, dated as of [ ], 2017, as may be amended, between AdCare Health Systems, Inc. and the Corporation; provided, however, that following any Restriction Termination Date that corresponds to the immediately preceding Initial Date, the term “Initial Date” means the date of public disclosure of a determination of the Board of Directors that: (i) it is in the best interests of the Corporation to attempt to qualify as, or to requalify as, a REIT; or (ii) compliance with all or any of the restrictions and limitations on Beneficial Ownership, Constructive Ownership, Acquisitions or Transfers of Equity Shares set forth in these Amended and Restated Articles of Incorporation is advisable in order for the Corporation to attempt to qualify as, or to requalify as, a REIT.
“IRS” means the Internal Revenue Service of the United States.
“Market Price” means, on any date, with respect to any class or series of outstanding Equity Shares, the average of the Closing Price for such Equity Shares for the five (5) consecutive Trading Days ending on such date. The “Closing Price” on any date means the last reported sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Equity Shares, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE MKT or, if such Equity Shares are not listed or admitted to trading on the NYSE MKT, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Equity Shares are listed or admitted to trading or, if such Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Equity Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Equity Shares selected by the Board of Directors or, in the event that no trading price is available for such Equity Shares, the fair market value of such Equity Shares as determined by the Board of Directors.
“NYSE MKT” means the NYSE MKT LLC or any successor stock exchange thereto.
“Person” means an individual (including, without limitation, any organization, trust, foundation and other entity that is considered or treated as an individual for the purposes of Section 542(a)(2) of the Code), corporation, partnership, estate, trust, association, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group, as that term is used for purposes of Section 13(d)(3) of the Exchange Act.
“Purported Beneficial Holder” means, with respect to any purported Transfer or Acquisition or other event or transaction that results in Shares-in-Trust, the Person for whom the applicable Purported Record Holder held the Equity Shares that were, pursuant to Section 9.1(c), automatically converted to Shares-in-Trust upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.
“Purported Beneficial Transferee” means, with respect to any purported Transfer or Acquisition or other event or transaction that results in Shares-in-Trust, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Equity Shares if such Transfer or Acquisition that results in Shares-in-Trust had been valid under Section 9.1(b). The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.
“Purported Record Holder” means, with respect to any purported Transfer or Acquisition or other event or transaction that results in Shares-in-Trust, the record holder of the Equity Shares that were, pursuant to Section 9.1(c), automatically converted to Shares-in-Trust upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

“Purported Record Transferee” means, with respect to any purported Transfer or Acquisition or other event or transaction that results in Shares-in-Trust, the record holder of the Equity Shares if such Transfer or Acquisition that results in Shares-in-Trust had been valid under Section 9.1(b). The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.
“REIT” means a “real estate investment trust” as defined pursuant to Sections 856 through 860 of the Code.
“Restriction Termination Date” means the first day after the immediately preceding Initial Date on which the Board of Directors has determined, in its sole and absolute discretion, each of the following: (i) that it is not in the best interests of the Corporation to attempt to qualify as, or to continue to qualify as, a REIT; and (ii) that compliance with all or any of the restrictions and limitations on Beneficial Ownership, Constructive Ownership, Acquisitions or Transfers of Equity Shares set forth in these Amended and Restated Articles of Incorporation is no longer otherwise advisable for the Corporation.
“Shareholders” means the registered holders of the Equity Shares.
“Shares-in-Trust” means those shares into which Equity Shares are automatically converted as a result of a purported Transfer, Acquisition or other event or transaction, as described in Section 9.1(c).
“Trading Day” means: (i) a day on which the principal national securities exchange on which the affected class or series of Equity Shares is listed or admitted to trading is open for the transaction of business; or (ii) if the affected class or series of Equity Shares is not so listed or admitted to trading, any Business Day.
“Transfer” means any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Equity Shares or the right to vote or receive dividends on Equity Shares, including, without limitation: (i) the granting of any option (including, without limitation, any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares; or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms “Transfers,” “Transferred” and “Transferable” shall have correlative meanings.
“Trust” means a trust created pursuant to Section 9.2(a) hereof.
“Trustee” means the trustee of the Trust, as appointed by the Corporation or any successor trustee thereof, which Trustee shall not be an Affiliate of the Corporation or of the Purported Record Holder, the Purported Beneficial Holder, the Purported Record Transferee or the Purported Beneficial Transferee.
(b)Ownership and Transfer Limitations.  At all times after the Initial Date prior to the Restriction Termination Date, notwithstanding any other provision of these Amended and Restated Articles of Incorporation, but subject to the exercise of the Board of Directors’ discretion to establish an Excepted Holder Limit under the provisions of Section 9.1(i), and subject to Section 9.3:
(i)no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Equity Shares in excess of the Common Stock Ownership Limit, and no Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder;
(ii)no Person shall Beneficially Own or Constructively Own Equity Shares to the extent that such Beneficial or Constructive Ownership would cause the Corporation to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year);
(iii)no Person shall Beneficially Own or Constructively Own Equity Shares that would cause the Corporation to otherwise fail to qualify as a REIT (including, without limitation, Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code);
(iv)no Person shall Beneficially Own Equity Shares to the extent such Beneficial Ownership of Equity Shares would result in the Corporation failing to be “domestically controlled” within the meaning of Section 897(h)(4)(B) of the Code; and

(v)no Person shall Beneficially Own Equity Shares to the extent such Beneficial Ownership of Equity Shares would result in the Corporation being “predominantly held” (within the meaning of Section 856(h)(3)(D)(iii) of the Code) by “qualified trusts” (within the meaning of Section 856(h)(3)(E) of the Code).
Subject to Section 9.3 and notwithstanding any other provisions of these Amended and Restated Articles of Incorporation, at all times after the Initial Date and prior to the Restriction Termination Date, any Transfer, Acquisition or other event or transaction that, if effective, would result in the Equity Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.
(c)Shares-in-Trust. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation, if at any time after the Initial Date and prior to the Restriction Termination Date, any Transfer, Acquisition or other event or transaction that, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Shares in violation of Section 9.1(b)(i), (ii), (iii), (iv) or (v) above, then:
(i)that number of Equity Shares that otherwise would cause such Person to violate Section 9.1(b)(i), (ii), (iii), (iv) or (v) above (rounded up to the nearest whole share) shall be automatically converted into an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto (except to the extent that Section 9.1 or Section 9.2 requires different terms), effective as of the close of business on the Business Day next preceding the date of such Transfer, Acquisition or other event or transaction, and such Purported Beneficial Transferee shall thereafter have no rights in such Equity Shares; and
(ii)if, for any reason, the conversion into Shares-in-Trust described in Section 9.1(c)(i) is not automatically effective as provided therein to prevent any Person from Beneficially Owning or Constructively Owning Equity Shares in violation of Section 9.1(b)(i), (ii), (iii), (iv) or (v) above, then the Transfer, Acquisition or other event or transaction with respect to that number of Equity Shares that otherwise would cause any Person to violate Section 9.1(b)(i), (ii), (iii), (iv) or (v) shall, subject to Section 9.3, be void ab initio, and the Purported Beneficial Transferee shall acquire no rights in such Equity Shares.
(d)Remedies for Breach. If the Board of Directors, a duly authorized committee thereof or other designee, if permitted by the Official Code of Georgia Annotated, shall at any time determine in good faith that a purported Transfer, Acquisition or other event or transaction has taken place in violation of Section 9.1(b) or that a Person intends to Acquire or has attempted to Acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of this Section 9.1 (whether or not such violation is intended), then the Board of Directors or a committee thereof or other designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition or other event or transaction from occurring or otherwise being effective, including, without limitation, causing the Corporation to redeem Equity Shares, refusing to give effect thereto on the books of the Corporation or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, event or transaction in violation of Section 9.1(b) shall be void ab initio or automatically shall result in the conversion described in Section 9.1(c), as applicable, irrespective of any action (or inaction) by the Board of Directors or its designee.
(e)Notice of Restricted Transfer. At all times after the Initial Date and prior to the Restriction Termination Date, any Person who Acquires or attempts to Acquire Beneficial Ownership or Constructive Ownership of Equity Shares that will or may violate Section 9.1(b) and any Person who Beneficially Owns or Constructively Owns Shares-in-Trust as a transferee of Equity Shares resulting in a conversion to Shares-in-Trust, pursuant to Section 9.1(c) or otherwise, shall immediately give written notice to the Corporation, or, in the event of a proposed or attempted Transfer, Acquisition, or purported change in Beneficial Ownership or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Corporation, of such event and shall promptly provide to the Corporation such other information as the Corporation, in its sole discretion, may request.
(f)Owners Required to Provide Information. At all times after the Initial Date and prior to the Restriction Termination Date:
(i)Every Beneficial Owner or Constructive Owner of more than five percent (5%) (or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors, in its sole discretion) of the outstanding Equity Shares of any class or series shall annually, no later than thirty (30) days after the end of each taxable year, give written notice to the Corporation stating (1) the name and address of such Beneficial Owner or Constructive Owner; (2) the number of shares of each class or series of Equity Shares Beneficially Owned or Constructively Owned; and (3) a description of how such shares are held. Each such Beneficial Owner or Constructive Owner promptly shall provide to the Corporation such additional information as the Corporation, in its sole discretion, may request to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation’s ability to qualify as, or to continue to qualify as, a REIT and to ensure compliance with the Common Stock Ownership Limit and other restrictions set forth in these Amended and Restated Articles of Incorporation.

(ii)Each Person who is a Beneficial Owner or Constructive Owner of Equity Shares and each Person (including the Shareholder of record) who is holding Equity Shares for a Beneficial Owner or Constructive Owner promptly shall provide to the Corporation such information as the Corporation, in its sole discretion, may request to determine the Corporation’s ability to qualify as, or to continue to qualify as, a REIT, to comply with the requirements of any taxing authority or other governmental agency, or to determine any such compliance or to ensure compliance with the Common Stock Ownership Limit and other restrictions set forth in these Amended and Restated Articles of Incorporation.
(g)Remedies Not Limited. Subject to Section 9.3 and Section 9.1(l), nothing contained in this Article IX shall limit the scope or application of the provisions of this Section 9.1, the ability of the Corporation to implement or enforce compliance with the terms of this Section 9.1 or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its Shareholders by preserving the Corporation’s ability to qualify as, or to continue to qualify as, a REIT and to ensure compliance with the Equity Ownership Limit for any class or series (or combination thereof) of Equity Shares and other restrictions set forth in this Section 9.1, including, without limitation, refusal to give effect to a transaction on the books of the Corporation.  For the avoidance of doubt, the Corporation is specifically authorized to seek equitable relief, including, without limitation, injunctive relief, to enforce the provisions of Section 9.1 and Section 9.2.
(h)Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 9.1, including, without limitation, any definition contained in Section 9.1(a) or elsewhere in these Amended and Restated Articles of Incorporation, the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 9.1 with respect to any situation based on the facts known to it. In the event Section 9.1 or Section 9.2 requires an action by the Board of Directors and these Amended and Restated Articles of Incorporation fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the purposes and intents set forth in these Amended and Restated Articles of Incorporation. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 9.1) acquired Beneficial Ownership or Constructive Ownership of Equity Shares in violation of Section 9.1, such remedies (as applicable) shall apply first to the Equity Shares that, but for such remedies, would have been actually owned by such Person, and second to Equity Shares that, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Equity Shares based upon the relative number of the Equity Shares held by each such Person.
(i)Waivers by Board of Directors. Upon notice of an Acquisition or Transfer or a proposed Acquisition or Transfer that results or would result in the intended transferee having Beneficial Ownership or Constructive Ownership of Equity Shares in excess of the Common Stock Ownership Limit or would otherwise result in a violation of Section 9.1(b)(ii), (iii), (iv) or (v), and in each case subject to Section 9.1(k), the Board of Directors may, prospectively or retroactively, create an Excepted Holder Limit with respect to such transferee or otherwise waive such violation of Section 9.1(b)(ii), (iii), (iv) or (v), in each case upon such conditions as the Board of Directors may determine, in its sole and absolute discretion.  Subject to Sections 9.1(b)(ii) and (iii), and without any action by the Board of Directors pursuant to this Section 9.1(i) or any other provisions of these Amended and Restated Articles of Incorporation, an underwriter that participates in a public offering or private placement of Equity Shares, or Person acting in a similar capacity with respect to a financing involving Equity Shares, may Beneficially Own or Constructively Own Equity Shares in excess of the Common Stock Ownership Limit, but only to the extent necessary to facilitate such public offering, private placement or similar financing.
(j)Increase in Common Stock Ownership Limit. Subject to the limitations contained in Section 9.1(k), the Board of Directors may from time to time increase the Common Stock Ownership Limit for one or more Persons or decrease the Common Stock Ownership Limit for one or more Persons; provided, however, that a decrease in Common Stock Ownership Limit will not be effective for any Person whose percentage ownership of Equity Shares is in excess of such decreased Common Stock Ownership Limit until such time as such Person’s percentage of the subject Equity Shares equals or falls below the decreased Common Stock Ownership Limit, but until such time as such Person’s percentage of the subject Equity Shares falls below such decreased Common Stock Ownership Limit, any further acquisition of Equity Shares will be in violation of the Common Stock Ownership Limit. Any decreases in the Common Stock Ownership Limit shall only be made to ensure the Corporation’s ability to qualify as, or to continue to qualify as, a REIT, as determined by the Board of Directors in its sole and absolute discretion.
(k)Limitations on Modifications.
(i)Unless and until the Board of Directors determines that it is not in the best interests of the Corporation to attempt to qualify as, or to continue to qualify as, a REIT (and assuming the Board of Directors has not determined thereafter that it is in the best interests of the Corporation to attempt to qualify as, or to continue to qualify as a, a REIT), the Common Stock Ownership Limit for a class or series of Equity Shares may not be increased, and no additional Excepted Holder Limits may be created, and no other waivers pursuant to Section 9.1(i) may be granted, if the

Board of Directors determines in its sole and absolute discretion that, after giving effect to such increase, creation or waiver, the Corporation would be “closely held” within the meaning of Section 856(h) of the Code or such increase, creation or waiver would otherwise cause the Corporation to fail to qualify as a REIT.
(ii)Prior to any granting of or modification to the Common Stock Ownership Limit for any Person, whether or not an Excepted Holder, the Board of Directors may, in its sole and absolute discretion, require such opinions of counsel, IRS rulings, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in each case in form and substance satisfactory to the Board of Directors, to determine or ensure the Corporation’s ability to qualify as, or to continue to qualify as, a REIT; provided, however that the Board of Directors shall not be obligated to require any such favorable ruling, opinion, affidavit, undertaking or agreement in order to create an Excepted Holder Limit.
(l)Qualification/Status as a REIT. If the Corporation elects to qualify for federal income tax treatment as a REIT under Sections 856−860 of the Code, then the Board of Directors shall use its best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the qualification of the Corporation as a REIT. In addition and notwithstanding any other provisions of these Amended and Restated Articles of Incorporation: (i) if, after the Corporation elects to qualify for federal income tax treatment as a REIT under Sections 856−860 of the Code, a majority of the Board of Directors determines at any time that it is no longer in the best interests of the Corporation to attempt to qualify as, or to continue to qualify as, a REIT, then the Board of Directors may cease efforts to so qualify or may revoke or otherwise terminate the Corporation’s REIT election, as applicable; and (ii) the Board of Directors may also determine in its sole judgment and discretion that compliance with any or all of the restrictions and limitations on Beneficial Ownership, Constructive Ownership, Acquisitions or Transfers of Equity Shares set forth in these Amended and Restated Articles of Incorporation is no longer advisable for the Corporation.

9.2    Shares-In-Trust.
(a)Ownership in Trust. Upon any purported Transfer or Acquisition or other event or transaction described in Section 9.1(b) that results in Shares-in-Trust pursuant to Section 9.1(c), such Shares-in-Trust shall be deemed to have been Transferred to a Trust for the exclusive benefit of the Beneficiary. Shares-in-Trust so held in trust shall be issued and outstanding Equity Shares of the Corporation. Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation, the Purported Record Transferee or Purported Record Holder shall have no rights in such Shares-in-Trust except as specifically provided in this Section 9.2.
(b)Distribution Rights. Shares-in-Trust shall be entitled to the same rights and privileges with respect to dividends and distributions as all other Equity Shares of the same class or series. The Trustee will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends and distributions in trust for the benefit of the Beneficiary. Any dividend or distribution with a record date on or after the date that Equity Shares have been converted to Shares-in-Trust paid on such Equity Shares to the Purported Record Transferee or to the Purported Record Holder shall be repaid to the Trust, and any such dividend or distribution declared on such Equity Shares but unpaid shall be paid to the Trust, in each case for the benefit of the Beneficiary. The Corporation shall take all measures that it determines are reasonably necessary to recover the amount of any such dividend or distribution paid to the Purported Record Transferee or Purported Record Holder, including, without limitation, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned or Constructively Owned by such Persons and, as soon as reasonably practicable following the Corporation’s receipt or withholding thereof, paying over to the Trust for the benefit of the Beneficiary the dividends or distributions so received or withheld, as the case may be.
(c)Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other similar distribution of the assets of the Corporation, each holder of Shares-in-Trust resulting from the conversion of Equity Shares of any specified class or series shall be entitled to receive, ratably with each other holder of Shares-in-Trust resulting from the conversion of Equity Shares of such class or series together with each holder of Equity Shares of such class or series, that portion of the remaining assets of the Corporation, as are available for distribution to the holders of Common Stock of such class or series. The Trustee shall distribute to the Purported Record Transferee or Purported Record Holder the amounts received upon such liquidation, dissolution, winding up or distribution, provided that the Purported Record Transferee or Purported Record Holder shall not be entitled to receive amounts pursuant to this Section 9.2(c) in excess of the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such Transfer). Any remaining amounts shall be distributed to the Beneficiary.
(d)Voting Rights. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation: (i) Shares-in-Trust shall not have any voting rights; and (ii) neither the Purported Record Transferee nor the Purported

Record Holder shall be entitled to vote Shares-in-Trust.  Notwithstanding the provisions of Section 9.1 or Section 9.2, until the Corporation has received notification that the Equity Shares have been converted into Shares-in-Trust, the Corporation shall be entitled to rely on its share transfer and other Shareholder records for purposes of preparing lists of Shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Shareholders.
(e)Restrictions on Transfer; Designation of Beneficiary; Sales of Shares-In-Trust.
(i)Notwithstanding any other provision of these Amended and Restated Articles of Incorporation and except as otherwise described in this Section 9.2(e), Shares-in-Trust shall not be transferable. The Beneficiary shall be one or more charitable organizations described in Code Section 501(c)(3) (but not including any private foundation as defined in Code Section 509(a)), Code Section 170(b)(1)(A) or Code Section 170(c)(2) named by the Corporation within five (5) days after the Trust is established. However, for purposes of sales by the Trustee as set forth in this Section 9.2(e), the Trustee shall designate a permitted transferee of the Equity Shares represented by such Shares-in-Trust, provided that the transferee (1) purchases such Equity Shares for valuable consideration and (2) acquires such Equity Shares without such acquisition resulting in another automatic conversion of Equity Shares into Shares-in-Trust. If the Corporation does not purchase the Shares-in-Trust pursuant to this Section 9.2(e), then the Trustee shall (A) sell that number of Equity Shares represented by such Shares-in-Trust to the permitted transferee described above, (B) cause to be recorded on the books of the Corporation that the permitted transferee is the holder of record of such number of Equity Shares, and (C) cause the Shares-in-Trust to be canceled.
(ii)In the event of a sale by the Trustee of the Equity Shares represented by such Shares-in-Trust, the Purported Record Transferee or Purported Record Holder shall receive from the Trustee a per share price equal to the lesser of (1) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) and (2) the price per share received by the Trustee, provided that such price per share shall be net of any commissions and other expenses of the sale. The proceeds shall be sent to such Person within five (5) Business Days after the closing of such sale transaction.
(iii)All Shares-in-Trust will be deemed to have been offered for sale to the Corporation, or its designee, and the Corporation will have the right to accept such offer for a period of twenty (20) days after the later of (1) the date of the purported Transfer or Acquisition or other event or transaction described in Section 9.1(b) that results in such Shares-in-Trust, as set forth in a notice received by the Corporation pursuant to Section 9.1(e) and (2) if no such notice is received by the Corporation, the date the Corporation determines in good faith that a purported Transfer or Acquisition or other event or transaction described in Section 9.1(b) that results in such Shares-in-Trust occurred. If the Corporation accepts the offer to purchase such Shares-in-Trust, the purchase price per share shall be equal to the lesser of: (A) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price at the time of such gift or devise), or (B) the Market Price on the date the Corporation, or its designee, accepts such offer.  The Corporation may reduce the amount payable in connection with the purchase of such Shares-in-Trust by the amount of any dividends and other distributions that have been paid to the Purported Record Transferee or the Purported Record Holder and are owed by the Purported Record Transferee or the Purported Record Holder to the Trustee pursuant to Section 9.2(b).  The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Beneficiary.
(iv)Any amounts received by the Trustee in excess of the amounts paid to the Purported Record Transferee or Purported Record Holder shall be distributed to the Beneficiary.
9.3    Settlements. Nothing in Section 9.1 or Section 9.2 shall preclude the settlement of any transaction with respect to the Equity Shares entered into through the facilities of the NYSE MKT or other national securities exchange on which the Equity Shares are listed. The fact that the settlement of any transaction occurs shall not negate the effect of any other provisions of Section 9.1 or Section 9.2, and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in such Sections.
9.4    Severability. If any provision of Section 9.1 or Section 9.2 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of Section 9.1 or Section 9.2 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.
9.5    Waiver. The Corporation shall have authority at any time to waive the requirements that Shares-in-Trust be issued or be deemed outstanding in accordance with the provisions of Section 9.1 or Section 9.2 if the Corporation determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Shares-in-Trust or the fact that such Shares-in-Trust are deemed to be outstanding, would jeopardize the Corporation’s ability to qualify as, or to continue to qualify as, a REIT.  No delay or failure on the part of the Corporation or the Board of Directors in exercising any right under this Section 9.5 shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ANNEX C

FORM OF AMENDED AND RESTATED
BYLAWS
OF
REGIONAL HEALTH PROPERTIES, INC.
[ ], 2017

TABLE OF CONTENTS

ARTICLE I	OFFICES AND AGENT

1.01	Registered Office and Agent	C-1
1.02	Other Offices	C-1

ARTICLE II	MEETINGS OF SHAREHOLDERS

2.01	Annual Meetings	C-1
2.02	Special Meetings	C-1
2.03	Place of Meetings	C-1
2.04	Notice of Meetings	C-1
2.05	Voting Group	C-1
2.06	Quorum for Voting Groups	C-2
2.07	Vote Required for Action	C-2
2.08	Voting for Directors	C-2
2.09	Voting of Shares	C-2
2.10	Proxies	C-2
2.11	Chairman of the Board; Conduct of Meetings	C-2
2.12	Inspectors	C-3
2.13	Adjournments	C-3
2.14	Action by Shareholders Without a Meeting	C-3
2.15	Shareholder Proposals and Director Nominations	C-3

ARTICLE III	THE BOARD OF DIRECTORS

3.01	General Powers	C-6
3.02	Number, Election and Term of Office	C-6
3.03	Removal	C-6
3.04	Vacancies	C-6
3.05	Compensation	C-7
3.06	Committees	C-7

ARTICLE IV	MEETINGS OF THE BOARD OF DIRECTORS

4.01	Regular Meetings	C-7
4.02	Special Meetings	C-7
4.03	Place of Meetings	C-7
4.04	Notice of Meetings	C-7
4.05	Quorum	C-7
4.06	Vote Required for Action	C-8
4.07	Participation by Conference Telephone or Other Means of Communication	C-8
4.08	Adjournments	C-8
4.09	Action by Directors Without a Meeting	C-8

ARTICLE V	MANNER OF NOTICE TO AND WAIVER OF NOTICE
BY SHAREHOLDERS AND DIRECTORS

5.01	Manner of Notice	C-8
5.02	Waiver of Notice	C-9

C-i

ARTICLE VI	OFFICERS

6.01	Duties	C-9
6.02	Appointment and Term	C-9
6.03	Compensation	C-10
6.04	Chairman of the Board	C-10
6.05	Chief Executive Officer	C-10
6.06	President	C-10
6.07	Chief Financial Officer	C-10
6.08	Secretary	C-10
6.09	Bonds	C-10

ARTICLE VII	SHARES

7.01	Authorization and Issuance of Shares	C-10
7.02	Share Certificates	C-11
7.03	Registered Owner	C-11
7.04	Transfers of Shares	C-11
7.05	Duty of Corporation to Register Transfer	C-11
7.06	Lost, Stolen, or Destroyed Certificates	C-11
7.07	Record Date with Regard to Shareholder Action	C-11

ARTICLE VIII	DISTRIBUTIONS

8.01	Authorization or Declaration	C-12
8.02	Record Date With Regard to Distributions	C-12

ARTICLE IX	INDEMNIFICATION

9.01	Definitions	C-12
9.02	Basic Indemnification Arrangement	C-13
9.03	Advances for Expenses	C-13
9.04	Court-Ordered Indemnification and Advances for Expenses	C-13
9.05	Determination of Reasonableness of Expenses	C-13
9.06	Indemnification of Employees and Agents	C-14
9.07	Liability Insurance	C-14
9.08	Witness Fees	C-14
9.09	Report to Shareholders	C-14
9.10	No Duplication of Payments; Nonexclusive	C-14
9.11	Subrogation	C-14
9.12	Contract Rights	C-14
9.13	Amendments	C-14
9.14	Severability	C-15

ARTICLE X	MISCELLANEOUS

10.01	Inspection of Records	C-15
10.02	Fiscal Year	C-15
10.03	Corporate Seal	C-15

C-ii

10.04	Financial Statements	C-15
10.05	Conflict with Articles of Incorporation	C-15

ARTICLE XI	AMENDMENTS

11.01	Power to Amend Bylaws	C-15

ARTICLE XII	CERTAIN PROVISIONS OF GEORGIA LAW

12.01	Fair Price Requirements	C-15
12.02	Business Combinations	C-15

ARTICLE XIII	EMERGENCY BYLAWS

13.01	Emergency Bylaws	C-15
13.02	Meetings	C-16
13.03	Quorum	C-16
13.04	Bylaws	C-16
13.05	Liability	C-16
13.06	Repeal or Change	C-16

C-iii

ARTICLE I
OFFICES AND AGENT
1.01    Registered Office and Agent. Regional Health Properties, Inc. (the “Corporation”) shall continuously maintain in the State of Georgia a registered office that may be the same as any of the Corporation’s places of business. In addition, the Corporation shall continuously maintain a registered agent whose business office is identical with the registered office. The registered agent may be an individual who resides in the State of Georgia, a domestic corporation or nonprofit domestic corporation, or a foreign corporation or nonprofit foreign corporation authorized to transact business in the State of Georgia.
1.02    Other Offices. In addition to having a registered office, the Corporation may have other offices, located in or out of the State of Georgia, as the Corporation’s Board of Directors (“Board of Directors”) may designate from time to time.

ARTICLE II
MEETINGS OF SHAREHOLDERS
2.01    Annual Meetings. The Corporation shall hold a meeting of shareholders annually at a time designated by the Board of Directors for the purpose of electing directors and transacting any other business that may properly come before the shareholders. If the Corporation does not hold an annual meeting as provided in this Section, any business, including the election of directors, that might properly have been acted upon at an annual meeting may be acted upon by the shareholders at a special meeting held in accordance with these Bylaws or in accordance with a court order.
2.02    Special Meetings. Special meetings of shareholders may be called at any time by: (i) the Board of Directors in accordance with Section 4.06; (ii) the Chairman of the Board of Directors; (iii) the Chief Executive Officer of the Corporation; or (iv) the holders of twenty-five percent (25%) of the votes entitled to be cast on any issue proposed to be considered at such special meeting following delivery by such holders to the Secretary of the Corporation of one or more signed and dated written requests setting forth the purposes of such meeting. The business that may be transacted at any special meeting of shareholders shall be limited to that proposed in the notice of the special meeting given in accordance with Section 2.04 (including related or incidental matters that may be necessary or appropriate to effectuate the proposed business).
2.03    Place of Meetings. The Corporation may hold shareholders’ meetings, both annual and special, at any place in or out of the State of Georgia except that the Corporation shall hold any meeting at the place set forth in the notice of the meeting or, if the meeting is held in accordance with a waiver of notice of the meeting, at the place set forth in the waiver of notice. If no place is specified in the notice or the waiver of notice, the Corporation shall hold the meeting at the Corporation’s principal office.
2.04    Notice of Meetings. The Corporation shall notify shareholders of the date, time, and place of each annual and special shareholder’s meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date. Unless the Georgia Business Corporation Code, as amended (the “Code”), or the Articles of Incorporation require otherwise, the Corporation shall notify only those shareholders entitled to vote at the meeting who have not waived, in accordance with Section 5.02, the right to receive notice. In the case of an annual meeting, the notice need not state the purposes of the meeting unless the Articles of Incorporation or the Code provide otherwise. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called. Notwithstanding the foregoing, as and to the extent permitted by Section 14-2-705(f) of the Code, the Corporation need not provide any notice required by this Section 2.04 to a shareholder to whom: (i) notices of two (2) consecutive annual meetings; or (ii) all (and at least two (2)) payments of dividends or interest on securities or dividend reinvestment confirmations during a twelve (12) month period have been mailed addressed to the shareholder’s address shown in the Corporation’s current record of shareholders and have been returned as undeliverable. Any action or meeting which shall be taken or held without notice to any such shareholder shall have the same force and effect as if such notice had been duly given. If any such shareholder shall deliver to the Corporation written notice setting forth such shareholder’s then current address, the requirement that notice be given to such shareholder shall be reinstated. If the action taken by the Corporation requires the filing of a document under any provision of the Code, the document need not state that notice was not given to shareholders to whom notice was not required to be given pursuant hereto.
2.05    Voting Group. The term “voting group” means all shares of one or more classes or series that, under the Code or the Articles of Incorporation, are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the Code or the Articles of Incorporation to vote generally on the matter are for that purpose a single voting group.

2.06    Quorum for Voting Groups. Shares entitled to vote as a separate voting group may take action on a matter at a meeting of shareholders only if a quorum of those shares exists with respect to that matter. Unless the Code or the Articles of Incorporation require otherwise, one-third (1/3) of the votes (as represented by person or by proxy) entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting as provided in Section 7.07.
2.07    Vote Required for Action. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Code, the Articles of Incorporation, or Bylaws adopted by shareholders under Section 14-2-1021 of the Code require a greater number of affirmative votes. If the Code or the Articles of Incorporation provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided in this Section and in Sections 2.05 and 2.06. If the Code or the Articles of Incorporation provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in this Section 2.07 and in Sections 2.05 and 2.06. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.
2.08    Voting for Directors. Unless otherwise provided in the Articles of Incorporation or the Code, directors are elected in accordance with Section 3.02. Shareholders do not have a right to cumulate their votes for directors unless the Articles of Incorporation so provide.
2.09    Voting of Shares. Unless the Code or the Articles of Incorporation provide otherwise, each outstanding share having voting rights is entitled to one vote on each matter voted on at a meeting of shareholders.
2.10    Proxies.
(a)A shareholder may vote his or her shares in person or by proxy. For a shareholder to vote shares by proxy, a shareholder or his or her agent or attorney in fact shall appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission that is suitable for the retention, retrieval and reproduction of information by the recipient. An electronic transmission must contain or be accompanied by information from which it can be determined that the shareholder, the shareholder’s agent or the shareholder’s attorney in fact authorized the electronic transmission. An appointment of proxy is effective when a signed appointment form or electronic transmission of the appointment is received by the inspector of election or the officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for eleven (11) months unless the appointment form expressly provides for a longer period. Any copy, facsimile transmission, or other reliable reproduction of the writing or electronic transmission created pursuant to this Section may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, provided that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.
(b)An appointment of proxy is revocable or irrevocable as provided in the Code.
(c)If any person questions the validity of an appointment of proxy, that person shall submit the appointment form for examination to the secretary of the shareholders’ meeting or to a proxy officer or committee appointed by the presiding officer at the meeting. The secretary, proxy officer, or committee, as the case may be, will determine the appointment form’s validity. The secretary’s reference in the meeting’s minutes to the regularity of the appointment of proxy will be prima facie evidence of the facts stated in the minutes for establishing a quorum at the meeting and for all other purposes.
2.11    Chairman of the Board; Conduct of Meetings. The Chairman of the Board shall preside over every shareholder’s meeting unless these Bylaws or the Board of Directors designate another person to preside at a meeting. The person presiding at a meeting may appoint any persons he or she deems necessary to assist with the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of a meeting of shareholders as it shall deem appropriate. Subject to such rules and regulations as the Board of Directors may adopt, at any meeting of shareholders, the person presiding at the meeting may establish the rules of order and procedures governing the conduct of business at such meeting, and do all such acts as, in the judgment of the presiding person, are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding at the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding at the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The person presiding at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting whether any nomination or any other item of business proposed to be brought before the meeting has been properly made or properly brought before the meeting, as the case may be, and, if such presiding person should so determine, shall so declare to the meeting that no action shall be taken on such nomination or such other proposal, and such nomination or such other proposal shall be disregarded and not be considered.
2.12    Inspectors. The Corporation shall appoint one or more inspectors to act at a meeting of shareholders and to make a written report of the inspectors’ determinations. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspector shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at a meeting, determine the validity of proxies and ballots, count all votes and determine the result. An inspector may be an officer or employee of the Corporation.
2.13    Adjournments. Whether or not a quorum is present to organize a meeting, any meeting of shareholders (including an adjourned meeting) may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place, but no later than one hundred twenty (120) days after the date fixed for the original meeting unless the requirements of the Code concerning the selection of a new record date have been met. At any reconvened meeting within that time period, any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned and before adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to persons who are shareholders as of the new record date.
2.14    Action by Shareholders Without a Meeting. Action required or permitted by the Code to be taken at a meeting of shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by all shareholders entitled to take action without a meeting, and delivered to the Corporation for inclusion in the minutes for filing with the corporate records.
2.15    Shareholder Proposals and Director Nominations.
(d)No proposal for a shareholder vote (other than director nominations which are described in Section 2.15(b)) shall be submitted by a shareholder (a “Shareholder Proposal”) to the Corporation’s shareholders unless the shareholder submitting such proposal (the “Proponent”) shall have filed a written notice setting forth with particularity:
(i)    the name and business address of the Proponent (including each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made) and all natural persons, corporations, partnerships, trusts or any other type of legal entity or recognized ownership vehicle (collectively, “Persons”) acting in concert with the Proponent (or such beneficial owner);
(ii)    the name and address of the Proponent (including each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made) and the other Persons identified in clause (i), as they appear on the Corporation’s books (if they so appear);
(iii)    the class and number of shares of the Corporation that are owned beneficially and of record by the Proponent (including each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made) and the other Persons identified in clause (i);
(iv)    a description of the Shareholder Proposal containing all material information relating thereto, including (A) the text of the Shareholder Proposal (including the text of any resolutions proposed for consideration and, in the event that such Shareholder Proposal includes a proposal to amend these Bylaws, the language of the proposed amendment), (B) the reasons for submission of such Shareholder Proposal at the meeting and (C) any material interest in such Shareholder Proposal of each Proponent (and each beneficial owner, if any, on whose behalf the proposal is being made) and the other Persons identified in clause (i);

(v)    a description of any agreement, arrangement or understanding with respect to the Shareholder Proposal between or among the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;
(vi)     a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such written notice by, or on behalf of, the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proponent or such beneficial owner, with respect to securities of the Corporation;
(vii)    a representation that the Proponent is a holder of record of the capital stock of the Corporation entitled to vote at such meeting and will so remain at the time of such meeting, and intends to appear in person or by proxy at the meeting to propose such business;
(viii)    a representation whether such Proponent or any beneficial owner on whose behalf the Shareholder Proposal is being made intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the Shareholder Proposal or (B) otherwise to solicit proxies from shareholders in support of such Shareholder Proposal;
(ix)    any other information relating to such shareholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and
(x)    such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the Corporation to consider the Shareholder Proposal.
Without limiting the foregoing, the information required by clauses (iii), (v), and (vi) of this Section 2.15(a) shall be updated by the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being submitted not later than ten (10) days after the record date for the meeting to disclose such information as of the record date. The presiding officer at any shareholders’ meeting may determine that any Shareholder Proposal was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Shareholder Proposal shall be disregarded. Notwithstanding anything in these Bylaws to the contrary, no provision of these Bylaws shall affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act.
(e)Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by shareholders in accordance with the procedures set forth in this Section 2.15(b), shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by any shareholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.15(b). Nominations by shareholders shall be made by written notice (a “Nomination Notice”), which shall set forth:
(i)    as to each individual nominated: (A) the name, date of birth, business address and residence address of such individual, (B) the educational background and the business experience during the past five (5) years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience, (C) whether the nominee is or has ever been at any time a director, officer or owner of five percent (5%) or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity, (D) any directorships held by such nominee in any company with a class of securities registered pursuant to Section

12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended, (E) whether such nominee has ever been convicted in a criminal proceeding or has ever been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee, (F) whether such nominee is subject to any disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act of 1933, as amended, and, if so, a description in writing of all matters triggering such disqualification; (G) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (H) a written statement from the shareholder making the recommendation stating why such recommended candidate meets the criteria and would be able to fulfill the duties of a director, and (I) a written representation and agreement (in the form provided by the Secretary upon written request) that (1) such nominee is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the Corporation, with such nominee’s fiduciary duties under applicable law, (2) such nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (3) such nominee, in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and
(ii)    as to the Person submitting the Nomination Notice, each beneficial owner, if any, on whose behalf the nomination is made and any Person acting in concert with such Persons: (A) the name and business address of such Person, (B) the name and address of each such Person as they appear on the Corporation’s books (if they so appear), (C) the class and number of shares of the Corporation that are owned beneficially and of record by each such Person, (D) a description of any agreement, arrangement or understanding with respect to the nomination between or among such Persons, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (E) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such written notice by, or on behalf of, each such Person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, each such Person, with respect to securities of the Corporation, (F) a representation that the Person submitting the Nomination Notice is a holder of record of stock of the Corporation entitled to vote at such meeting and will so remain at the time of such meeting, and intends to appear in person or by proxy at the meeting to make such nomination, (G) a representation whether any such Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect each nominee or (2) otherwise to solicit proxies from shareholders in support of such nomination, and (H) any other information relating to such shareholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by each nominee, shall be filed with any Nomination Notice. Without limiting the foregoing, the information required by clauses (ii)(C), (D), (E) and (F) of this Section 2.15(b) shall be updated by the Person delivering such Nomination Notice and each beneficial owner, if any, on whose behalf the Nomination Notice is being submitted not later than ten (10) days after the record date for the meeting to disclose such information as of the record date. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility or qualification of such proposed nominee to serve as a director of the Corporation. If the presiding officer at any shareholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws or any nominee is otherwise not eligible or qualified to serve as a director, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

(f)Nomination Notices and Shareholder Proposals in connection with an annual meeting shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than ninety (90) nor more than one-hundred twenty (120) calendar days before the first anniversary of the date of the Corporation’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting; provided that if no annual meeting was held in the previous year, or the date of the annual meeting has been established to be more than thirty (30) calendar days earlier than, or sixty (60) calendar days after, the anniversary of the previous year’s annual meeting, notice by a shareholder, to be timely, must be so received not later than (i) the ninetieth (90th) day prior to the annual meeting or (ii) if later, the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of the annual meeting. Nomination Notices in connection with a special meeting at which directors are to be elected shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on (i) the ninetieth (90th) day prior to such special meeting or (ii) if later, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the fact that directors are to be elected at such meeting. Shareholder Proposals in connection with a special meeting called by the Proponent in accordance with Section 2.02 shall be included in the written requests delivered pursuant to Section 2.02. In no event shall the public announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.”
ARTICLE III
THE BOARD OF DIRECTORS
3.01    General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors and those committees of the Board of Directors established pursuant to Section 3.06 of these Bylaws, subject to any limitation set forth in the Articles of Incorporation, Bylaws approved by the shareholders, or agreements among the shareholders that are otherwise lawful.
3.02    Number, Election and Term of Office. The number of directors of the Corporation shall be no less than three (3) and no greater than twelve (12) and may be fixed by resolution of the Board of Directors from time to time. Each director shall be elected at each annual meeting of shareholders and shall hold office until the next annual meeting of shareholders and until such director’s successor is elected and qualified, or until the earlier death, resignation or removal of such director.
Except as provided in Section 3.04, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The number of directors may be increased or decreased from time to time as provided herein or by amendment to these Bylaws; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director.
3.03    Removal. Directors may be removed from the Board of Directors only for cause and only by the affirmative vote of at least a majority of all votes entitled to be cast in the election of such directors. If the director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director. The shareholders may remove a director only at a special meeting called for the purpose of removing the director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. For purposes of this Section 3.03, “cause” shall mean only: (i) conviction of a felony; (ii) declaration of unsound mind by an order of a court; (iii) gross dereliction of duty; (iv) commission of an action involving moral turpitude; or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action results in an improper substantial personal benefit and a material injury to the Corporation.
3.04    Vacancies. All vacancies and any newly created directorship resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director chosen in accordance with this Section 3.04 shall hold office until the next election of directors by shareholders and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Even if the directors remaining in office constitute fewer than a quorum of the Board of Directors, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant directorship was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill such vacancy.

3.05    Compensation. Unless the Articles of Incorporation provide otherwise, the Board of Directors may determine from time to time the compensation, if any, that directors may receive for their services as directors. A director may also serve the Corporation in a capacity other than that of director and receive compensation determined by the Board of Directors for services rendered in such other capacity.
3.06    Committees . The Board of Directors by resolution may create one or more committees and appoint one or more members of the Board of Directors to serve on such committees at the discretion of the Board of Directors. Except as limited by the Code, each committee will have the authority set forth in the resolution establishing such committee or in such committee’s charter as approved by the Board of Directors.

ARTICLE IV
MEETINGS OF THE BOARD OF DIRECTORS
4.01    Regular Meetings. The Board of Directors shall hold a regular meeting on the same day as or immediately after an annual shareholders’ meeting or a special shareholders’ meeting held in lieu of an annual meeting. In addition, the Board of Directors may schedule and hold other meetings at regular intervals throughout the year.
4.02    Special Meetings. The Board of Directors shall hold a special meeting upon the call of the Chairman of the Board, the Chief Executive Officer or President or any two (2) directors.
4.03    Place of Meetings. The Board of Directors may hold meetings, both regular and special, at any place in or out of the State of Georgia. Regular meetings shall be held at the place established from time to time for regular meetings. Special meetings shall be held at the place set forth in the notice of the meeting or, if the special meeting is held in accordance with a waiver of notice of the meeting, at the place set forth in the waiver of notice.
4.04    Notice of Meetings. Unless the Articles of Incorporation provide otherwise, the Corporation is not required to give notice of the date, time, place, or purpose of a regular meeting of the Board of Directors. Unless the Articles of Incorporation provide otherwise, the Corporation shall give each member of the Board of Directors at least one (1) day’s prior notice of the date, time, and place of a special meeting of the Board of Directors. Notices of special meetings shall comply with Section 5.01 and may be waived in accordance with Section 5.02.
4.05    Quorum. Unless the Code, the Articles of Incorporation, or these Bylaws require a greater number, a quorum of the Board of Directors consists of a majority of the total number of directors that has been initially fixed in the Articles of Incorporation or that has been later prescribed by resolution of the shareholders or of the Board of Directors in accordance with Section 3.02.

4.06    Vote Required for Action.
(g)If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Code, the Articles of Incorporation, or these Bylaws require the vote of a greater number of directors.
(h)A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:
(i)he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting;
(ii)his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or
(iii)he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.
The right to dissent or abstain is not available to a director who votes in favor of the action taken.
4.07    Participation by Conference Telephone or Other Means of Communication. Any or all directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.
4.08    Adjournments. A majority of the directors present at a meeting may adjourn the meeting from time to time. This right to adjourn exists whether or not a quorum is present at the meeting and applies to regular as well as special meetings, including any meetings that are adjourned and reconvened. If a meeting of the Board of Directors is adjourned to a different date, time, or place, the Corporation is not required to give notice of the new date, time, or place or of the business to be transacted, if the new date, time, or place is announced at the meeting before adjournment. At the meeting reconvened after adjournment, the Board of Directors may transact any business that could have been transacted at the meeting that was adjourned.
4.09    Action by Directors Without a Meeting. Any action required or permitted by the Code to be taken at any meeting of the Board of Directors (or a committee of the Board of Directors) may be taken without a meeting if the action is taken by all of the members of the Board of Directors (or the committee, as the case may be). The action must be evidenced by one or more written consents or by electronic transmission describing the action taken, signed by each of the directors (or each of the directors serving on the committee, as the case may be), and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

ARTICLE VI
MANNER OF NOTICE TO AND WAIVER OF NOTICE
BY SHAREHOLDERS AND DIRECTORS
5.01    Manner of Notice.
(i)Whenever these Bylaws require notice to be given to any shareholder or director, the notice must comply with this Section 5.01 in addition to any other Section of these Bylaws concerning notice and any provision in the Articles of Incorporation.
(j)Notice to shareholders shall be in writing. Notice to a director shall be in writing unless oral notice is reasonable under the circumstances.
(k)Notice may be communicated in person; by telephone, telegraph, electronic transmission, teletype, facsimile, or other form of wire or wireless communication; or by mail, e-mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Unless otherwise provided in the Code, the Articles of Incorporation, or these Bylaws, notice by e-mail, facsimile or electronic transmission, telegraph, or teletype shall be deemed to be notice in writing.
(l)Written notice to shareholders, if in comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders; provided, however, that if the Corporation has more than five hundred (500) shareholders of record entitled to vote at a meeting, it may utilize a class of mail other than first class if the notice of meeting is mailed, with adequate postage prepaid, not less than thirty (30) days before the date of the meeting.
(m)Except as provided in Section 5.01(d), written notice, if in a comprehensible form, is effective at the earliest of the following unless otherwise required by law:
(i)when received, or when delivered, properly addressed, to the addressee’s last known principal place of business or residence;
(ii)five (5) days after its deposit in the mail, as evidenced by the postmark, or such longer period as provided in the Articles of Incorporation or these Bylaws, if mailed with first- class postage prepaid and correctly addressed; or
(iii)on the date shown on the return receipt, if sent by registered or certified mail, or overnight delivery, return receipt requested, and the receipt is signed by or on behalf of the addressee.
(n)Oral notice is effective when communicated if communicated in a comprehensible manner.
(o)In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.
5.02    Waiver of Notice.
(p)A shareholder may waive any notice required by the Code, Articles of Incorporation or these Bylaws, before or after the date and time stated in the notice. Except as provided in Section 5.02(b), the waiver must be in writing or by electronic transmission, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.
(q)A shareholder’s attendance at a meeting:
(i)waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and
(ii)waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
(r)A shareholder’s waiver of notice is not required to specify the business transacted or the purpose of the meeting unless required by the Code or these Bylaws.
(s)A director may waive any notice before or after the date and time stated in the notice. Except as provided in Section 5.02(e), the waiver must be in writing or by electronic transmission, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.
(t)A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
ARTICLE VI
OFFICERS
6.01    Duties. The officers of the Corporation may include a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President and Secretary and any other officers as may be appointed by the Board of Directors, as it determines, in its sole discretion, to be necessary or desirable. The officers will have the authority and will perform the duties as set forth in these Bylaws. The other officers that are appointed will have the authority and will perform the duties as established by the Board of Directors from time to time.
6.02    Appointment and Term. The Board of Directors appoints the individuals who will serve as officers of the Corporation. An individual may simultaneously hold more than one office. Any officer appointed in accordance with this Article VI may appoint one (1) or more officers or assistant officers. All officers serve at the pleasure of the Board of Directors. The Board of Directors may remove with or without cause any officer.

6.03    Compensation. The Board of Directors or a committee thereof will fix the compensation, if any, of all corporate officers.
6.04    Chairman of the Board. The Chairman of the Board shall preside at all meetings of shareholders and the Board of Directors. The Chairman of the Board shall have such other powers and duties as may be delegated to him or her from time to time by the Board of Directors.
6.05    Chief Executive Officer. The Chief Executive Officer shall be primarily responsible for the general management of the business affairs of the Corporation and for implementing policies and directives of the Board of Directors. The Chief Executive Officer shall also preside at all meetings of shareholders and the Board of Directors during the absence or disability of the Chairman of the Board. Unless the Articles of Incorporation, these Bylaws, or a resolution of the Board of Directors provides otherwise, the Chief Executive Officer may execute and deliver on behalf of the Corporation any contract, conveyance, or similar document not requiring approval by the Board of Directors or shareholders as provided in the Code. The Chief Executive Officer shall have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time.
6.06    President. In the absence of the Chairman of the Board and the Chief Executive Officer, or if there is none, the President shall preside at meetings of the shareholders and Board of Directors. The President shall assume and perform the duties of the Chairman of the Board in the absence or disability of the Chairman of the Board and the Chief Executive Officer or whenever the offices of the Chairman of the Board and the Chief Executive Officer are vacant. The President will have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time.
6.07    Chief Financial Officer. The Chief Financial Officer shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, Chief Executive Officer or the President. The Chief Financial Officer will have responsibility for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit, or disbursement of funds and securities under the direction of the Board of Directors. The Chief Financial Officer will cause to be maintained true accounts of all receipts and disbursements and will make reports of these to the Board of Directors, upon its request, and to the Chief Executive Officer or the President, upon his or her request. The Chief Financial Officer will have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time.
6.08    Secretary. The Secretary will have responsibility for preparing minutes of the acts and proceedings of all meetings of the shareholders, of the Board of Directors, and of any committees of the Board of Directors, as directed by the chairperson of a particular committee. The Secretary will have authority to give all notices required by the Code, other applicable law, or these Bylaws. The Secretary will have responsibility for the custody of the corporate books, records, contracts, and other corporate documents. The Secretary will have authority to affix the corporate seal to any lawfully executed document and will sign any instruments that require his or her signature. The Secretary will authenticate records of the Corporation. The Secretary will have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time. In the case of absence or disability of the Secretary, or at the direction of the Chief Executive Officer or the President, any assistant secretary has the authority and may perform the duties of the Secretary.
6.09    Bonds. The Board of Directors by resolution may require any or all of the officers, agents, or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions that from time to time may be required by the Board of Directors.

ARTICLE VII
SHARES
7.01    Authorization and Issuance of Shares. The Board of Directors may authorize shares of any class or series provided for in the Articles of Incorporation to be issued for consideration deemed valid under the provisions of the Code, including fractional shares of any class or series as provided. In addition, before the Corporation issues the shares authorized by the Board of Directors, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate. To the extent provided in the Articles of Incorporation, the Board of Directors will determine the preferences, limitations, and relative rights of such shares before their issuance.

7.02    Share Certificates. Shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under the Code. The interest of each shareholder may be evidenced by a certificate or certificates representing shares of the Corporation which, if any, shall be in such form as Board of Directors may from time to time adopt. Share certificates, if any, shall be numbered consecutively, shall be in registered form shall indicate the date of issuance, the name of the Corporation and that it is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate. Each certificate shall be signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Secretary; provided, however, that where a certificate is signed (either manually or by facsimile) by a transfer agent, or registered by a registrar, the signatures of those officers may be facsimiles. If a certificate is signed in facsimile, then it must be countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. The transfer agent or registrar may sign either manually or by facsimile. The corporate seal need not be affixed. The interest of a shareholder in the Corporation also may be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by any securities exchange or automated quotation system on which the shares of the Corporation’s stock may from time to time be quoted or listed.
7.03    Registered Owner. The Corporation may treat the registered owner of any share of capital stock of the Corporation as the person exclusively entitled to vote that share and to receive any dividend or other distribution with respect to that share and as the exclusive owner of that share for all other purposes. Accordingly, the Corporation is not required to recognize any other person’s equitable, or other, claim to or interest in that share, whether or not the Corporation has express or other notice of the claim or interest, except as provided otherwise by law.
7.04    Transfers of Shares. The Board of Directors shall have power and authority to make all rules and regulations as they may deem expedient concerning the transfer and registration of shares of the Corporation. Transfer of shares shall be in accordance with such rules and regulations. The Board of Directors shall have authority to appoint a transfer agent and/or a registrar for the shares of its capital stock, and to empower them or either of them in such manner and to such extent as it may deem best, and to remove such agent or agents from time to time, and to appoint another agent or other agents. Transfers of shares shall be made upon the transfer books of the Corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the registered owner, or by an attorney lawfully constituted in writing. With respect to certificated shares, before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the requirements of Section 7.06 shall have been met. Upon transfer of uncertificated shares, the record of such person’s stock shall be cancelled and shares shall be transferred to the person entitled thereto upon the issuance of a certificate or electronic transfer of such shares.
7.05    Duty of Corporation to Register Transfer. Notwithstanding any provision in Section 7.04, the Corporation is not under a duty to register the transfer of a share unless:
(u)the certificate representing that share is endorsed by the appropriate person or persons;
(v)reasonable assurance is given that the endorsement or affidavit (in the case of a lost, stolen, or destroyed certificate) is genuine and effective;
(w)the Corporation either has no duty to inquire into adverse claims or has discharged that duty;
(x)the requirements of any applicable law relating to the collection of taxes for the proposed transfer have been met; and
(y)the transfer is in fact rightful or is to a bona fide purchaser.
7.06    Lost, Stolen, or Destroyed Certificates. Any person claiming a share certificate has been lost, stolen, or destroyed must make an affidavit or affirmation of that fact in the manner prescribed by the Board of Directors. In addition, if the Board of Directors requires, the person must give the Corporation a bond of indemnity in a form and amount, and with one or more sureties, satisfactory to the Board of Directors. Once the person has satisfactorily completed these steps, the Corporation will issue an appropriate new certificate to replace the certificate alleged to have been lost, stolen or destroyed.
7.07    Record Date with Regard to Shareholder Action. If not otherwise fixed under Section 14-2-703 or 14-2-707 of the Code, the record date for determining shareholders entitled to notice of and entitled to vote at an annual or special shareholders’ meeting is the close of business on the day before the first notice is delivered to shareholders. The Board of Directors may fix a future date as the record date in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action (except an action provided for in Section 8.02). Any future date fixed as a record date may not be more than seventy (70) days before the date on which the meeting is to be held or the action requiring a determination of shareholders is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. If the Board of Directors does not fix a future date as a record date, the Corporation will determine the record date in accordance with the Code.
ARTICLE VIII
DISTRIBUTIONS
8.01    Authorization or Declaration. Subject to any restriction in the Articles of Incorporation, the Board of Directors from time to time in its discretion may authorize or declare and the Corporation may make distributions to the shareholders in accordance with the Code.
8.02    Record Date With Regard to Distributions. The Board of Directors may fix a future date as the record date in order to determine shareholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the Corporation’s shares). If the Board of Directors does not fix a future date as the record date, the Corporation will determine the record date in accordance with the Code.
ARTICLE IX
INDEMNIFICATION
9.01    Definitions. As used in this Article IX, the term:
(z)“Corporation” includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.
(aa)“director” or “officer” means an individual who is or was a director or officer, respectively, of the Corporation or who, while a director or officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. “Director” or “officer” includes, unless the context otherwise requires, the estate or personal representative of a director or officer.
(ab)“disinterested director” or “disinterested officer” means a director or officer, respectively who at the time of an evaluation referred to in Section 9.05(b) is not;
(i)A party to the proceeding; or
(ii)An individual having a familial financial, professional, or employment relationship with the person whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s or officer’s judgment when voting on the decision being made.
(ac)“expenses” includes counsel fees.
(ad)“liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.
(ae)“party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
(af)“proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.
(ag)“Reviewing Party” shall mean the person or persons making the determination as to reasonableness of expenses pursuant to Section 9.05, and shall not include a court making any determination under this Article IX or otherwise.

9.02    Basic Indemnification Arrangement.
(ah)The Corporation shall indemnify an individual who is a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding; provided, however that the Corporation shall not indemnify a director or officer under this Article IX for any liability incurred in a proceeding in which the director or officer is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:
(i)For any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;
(ii)For acts or omissions which involve intentional misconduct or a knowing violation of law;
(iii)For the types of liability set forth in Section 14-2-832 of the Code; or
(iv)For any transaction from which he or she received an improper personal benefit.
(ai)If any person is entitled under any provision of this Article IX to indemnification by the Corporation for some portion of liability incurred by him or her, but not the total amount thereof, the Corporation shall indemnify such person for the portion of such liability to which he or she is entitled.
9.03    Advances for Expenses.
(aj)The Corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer if he or she delivers to the Corporation:
(i)A written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in Section 9.02(a) above; and
(ii)His or her written undertaking (meeting the qualifications set forth below in Section 9.03(b)) to repay any funds advanced if it is ultimately determined that he or she is not entitled to indemnification under this Article IX or the Code.
(ak)The undertaking required by Section 9.03(a)(ii) above must be an unlimited general obligation of the proposed indemnitee but need not be secured and shall be accepted without reference to the financial ability of the proposed indemnitee to make repayment. If a director or officer seeks to enforce his or her rights to indemnification in a court pursuant to Section 9.04 below, such undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he or she is not entitled to indemnification, as to which all rights of appeal have been exhausted or have expired.
9.04    Court-Ordered Indemnification and Advances for Expenses. A director or officer who is a party to a proceeding shall have the rights to court-ordered indemnification and advances for expenses as provided in the Code.
9.05    Determination of Reasonableness of Expenses.
(al)The Corporation acknowledges that indemnification of, and advancement of expenses to, a director or officer under Section 9.02 has been pre-authorized by the Corporation as permitted by Section 14-2-859(a) of the Code, and that pursuant to authority exercised under Section 14-2-856 of the Code, no determination need be made for a specific proceeding that indemnification of the director or officer is permissible in the circumstances because he or she has met a particular standard of conduct. Nevertheless, except as set forth in Section 9.05(b) below, evaluation as to reasonableness of expenses of a director or officer for a specific proceeding shall be made as follows:
(i)If there are two (2) or more disinterested directors, by the Board of Directors by a majority vote of all disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;
(ii)If there are fewer than two (2) disinterested directors, by the Board of Directors (in which determination directors who do not qualify as disinterested directors may participate); or

(iii)By the shareholders, but shares owned by or voted under the control of a director or officer who at the time does not qualify as a disinterested director or disinterested officer may not be voted on the determination.
(am)Notwithstanding the requirement under Section 9.05(a) that the Reviewing Party evaluate the reasonableness of expenses claimed by the proposed indemnitee, any expenses claimed by the proposed indemnitee shall be deemed reasonable if the Reviewing Party fails to make the evaluation required by Section 9.05(a) within sixty (60) days following the later of;
(i)the Corporation’s receipt of the affirmative undertaking required by Section 9.03(a); or
(ii)the Corporation’s receipt of invoices for specific expenses to be reimbursed or advance.
9.06    Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses under this Article IX to an employee or agent of the Corporation who is not a director or officer to the same extent and subject to the same conditions that a Georgia corporation could, without shareholder approval under Section 14-2-856 of the Code, indemnify and advance expenses to a director, or to any lesser extent (or greater extent if permitted by law) determined by the Board of Directors, in each case consistent with public policy.
9.07    Liability Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, serves at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article IX or the Code.
9.08    Witness Fees. Nothing in this Article IX shall limit the Corporation’s power to pay or reimburse expenses incurred by a person in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.
9.09    Report to Shareholders. To the extent and in the manner required by the Code from time to time, if the Corporation indemnifies or advances expenses to a director or officer in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance to the shareholders.
9.10    No Duplication of Payments; Nonexclusive. The Corporation shall not be liable under this Article IX to make any payment to a person hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder. The rights of a director or officer hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that he or she may have under contract or the Code or otherwise.
9.11    Subrogation. In the event of payment under this Article IX, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.
9.12    Contract Rights. The right to indemnification and advancement of expenses conferred hereunder to directors and officers shall be a contract right and shall not be affected adversely to any director or officer by any amendment of these Bylaws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his or her capacity as such) the right to consent or object to any subsequent amendment of these Bylaws.
9.13    Amendments. It is the intent of the Corporation to indemnity and advance expenses to its directors and officers to the fullest extent permitted by the Code, as amended from time to time. To the extent that the Code is hereafter amended to permit a Georgia corporation to provide to its directors and officers greater rights to indemnification or advancement of expenses than those specifically set forth hereinabove, this Article IX shall be deemed amended to require such greater indemnification or more liberal advancement of expenses to the Corporation’s directors and officers, in each case consistent with the Code as so amended from time to time. No amendment, modification or rescission of this Article IX, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

9.14    Severability. To the extent that the provisions of this Article IX are held to be inconsistent with the provisions of Article 8, Part 5, of the Code, such provisions of such Code shall govern. In the event that any of the provisions of this Article IX (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article IX shall remain enforceable to the fullest extent permitted by law.
ARTICLE X
MISCELLANEOUS
10.01    Inspection of Records. The Board of Directors may determine what corporate records, other than those specifically required by the Code to be made open to inspection, will be made open to the right of inspection by the shareholders. In addition, the Board of Directors may fix reasonable rules not in conflict with the Code regarding the inspection of corporate records that are required by the Code or are permitted by determination of the Board of Directors to be made open to inspection. The right of inspection granted in Section 14-2-1602(c) of the Code is not available to any shareholder owning two percent (2%) or less of the shares outstanding, unless the Board of Directors in its discretion grants prior approval for the inspection to the shareholder.
10.02    Fiscal Year. The Board of Directors may determine the fiscal year of the Corporation and may change the fiscal year from time to time as the Board of Directors deems appropriate.
10.03    Corporate Seal. If the Board of Directors determines that the Corporation should have a corporate seal for the Corporation, the corporate seal will be in the form the Board of Directors from time to time determines.
10.04    Financial Statements. In accordance with the Code, the Corporation shall prepare and provide to the shareholders such financial statements as may be required by the Code.
10.05    Conflict with Articles of Incorporation. In the event that any provision of these Bylaws conflicts with any provision of the Articles of Incorporation, the provision in the Articles of Incorporation will govern.
ARTICLE XI
AMENDMENTS
11.01    Power to Amend Bylaws. Subject, in each case, to the Articles of Incorporation and the Code:
(a)the Board of Directors shall have power to alter, amend or repeal these Bylaws or adopt new Bylaws;
(b)any Bylaws adopted by the Board of Directors may be altered, amended or repealed, and new Bylaws may be adopted, by the shareholders; and
(c)Article XII shall be amended only in the manner provided by relevant provisions of the Code.
ARTICLE XII
CERTAIN PROVISIONS OF GEORGIA LAW
12.01    Fair Price Requirements. All of the requirements of Article 11, Part 2, of the Code included in Sections 14-2-1110 through 1113 (and any successor provisions thereto) shall be applicable to the Corporation in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.
12.02    Business Combinations. All of the requirements of Article 11, Part 3, of the Code included in Sections 14-2-1131 through 1133 (and any successor provisions thereto) shall be applicable to the Corporation in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.
ARTICLE XIII
EMERGENCY BYLAWS
13.01    Emergency Bylaws. This Article XIII shall be operative during any emergency resulting from some catastrophic event that prevents a quorum of the Board of Directors or any committee thereof from being readily assembled (an “emergency”), notwithstanding any different or conflicting provisions set forth elsewhere in these Bylaws or in the Articles of Incorporation. To the extent not inconsistent with the provisions of this Article XIII, the bylaws set forth elsewhere herein and the provisions of the Articles of Incorporation shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article XIII shall cease to be operative.

13.02    Meetings. During any emergency, a meeting of the Board of Directors or any committee thereof may be called (i) by any director or (ii) by the Chief Executive Officer, President, Chief Financial Officer or the Secretary (the “Designated Officers”) of the corporation. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and/or Designated Officers as may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.
13.03    Quorum. At any meeting of the Board of Directors or any committee thereof called in accordance with this Article XIII, the presence or participation of two directors, one director and a Designated Officer, or two (2) Designated Officers shall constitute a quorum for the transaction of business.
13.04    Bylaws. At any meeting called in accordance with this Article XIII, the Board of Directors or a committee thereof, as the case may be, may modify, amend or add to the provisions of this Article XIII so as to make any provision that may be practical or necessary for the circumstance of the emergency.
13.05    Liability. Corporate action taken in good faith in accordance with the emergency bylaws may not be used to impose liability on a director, officer, employee or agent of the Company.
13.06    Repeal or Change. The provisions of this Article XIII shall be subject to repeal or change by further action of the Board of Directors or by action of shareholders, but no such repeal or change shall modify the provisions of Section 13.05 with regard to action taken prior to the time of such repeal or change.

* * * * * * * * *

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 20. Indemnification of Directors and Officers.
Set forth below is a description of certain provisions of the amended and restated articles of incorporation (“Articles of Incorporation”), and the amended and restated bylaws (the “Bylaws”), of Regional Health Properties, Inc. (the “Registrant”) and the General Business Corporation Code of the State of Georgia (“GBCC”), as such provisions relate to indemnification of the directors and officers of the Registrant. This description is intended only as a summary and is qualified in its entirety by reference to the Articles of Incorporation, the Bylaws and the GBCC.
Our Articles of Incorporation and Bylaws limit the liability of our officers and directors to the extent currently permitted by the GBCC.
Subsection (a) of Section 14-2-851 of the GBCC provides that a corporation may indemnify an individual who is party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (i) such individual conducted himself or herself in good faith; and (ii) such individual reasonably believed (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe that such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director if such court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify or advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.
Section 14-2-852 of the GBCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.
Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. If the officer is not a director (or if the officer is a director but the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer), the corporation may also indemnify and advance expenses to such officer to such further extent as may be provided by the articles of incorporation or the bylaws of the corporation, by a resolution of the board of directors of the corporation, or by contract, except for liability arising out of conduct that constitutes: (1) the appropriation, in violation of their duties, of any business opportunity of the corporation; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) the types of liability set forth in Section 14-2-832 of the GBCC; or (4) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the GBCC and may apply to a court under Section 14-2-854 of the GBCC for indemnification or advances, in each case to the same extent to which a director may be entitled to indemnification under those provisions. Finally, a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation or bylaws, by general or specific action by its board of directors or by contract.
Our Bylaws provide that, to the fullest extent permitted by the GBCC, we shall indemnify an individual who is a party to a proceeding because he or she is or was a director or officer of ours, provided that this limitation of liability does not apply to any liability: (i) for any transaction in which the individual appropriated a business opportunity of ours; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) under Section 14-2-832 of the GBCC (governing unlawful distributions to shareholders); or (iv) for any transaction from which the individual derived an improper personal benefit. Furthermore, our Bylaws provide for mandatory advancement of expenses provided that a director or officer provides: (A) a written affirmation of his good faith belief that his conduct does not constitute the kind of behavior with respect to which the Bylaws do not provide indemnification; and (B) his written undertaking to repay any funds advanced if it is ultimately determined that he is not entitled to indemnification under our Bylaws or the GBCC.
Item 21. Exhibits and Financial Statement Schedules.
See the “Exhibit Index,” which follows the signature pages to this Registration Statement and is herein incorporated by reference.
Item 22. Undertakings.

(a)	The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)The undersigned Registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
(d)The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(f)The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.
(g)The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suwanee, State of Georgia, on May 12, 2017.

REGIONAL HEALTH PROPERTIES, INC.
By:	/s/ Allan J. Rimland
Allan J. Rimland
President, Chief Executive Officer, Chief Financial Officer and Corporate Secretary

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Date
/s/ Allan J. Rimland	Director, President, Chief Executive Officer, Chief Financial Officer and Corporate Secretary (Principal Executive and Financial Officer)
Allan J. Rimland		May 12, 2017

/s/ E. Clinton Cain	Senior Vice President, Chief Accounting
E. Clinton Cain	Officer and Controller (Principal Accounting Officer)	May 12, 2017

/s/ Michael J. Fox	Director
Michael J. Fox		May 12, 2017

/s/ Thomas W. Knaup	Director
Thomas W. Knaup		May 12, 2017

/s/ Brent Morrison	Director
Brent Morrison		May 12, 2017

/s/ Brian M. Szames	Director
Brian M. Szames		May 12, 2017

/s/ David A. Tenwick	Director
David A. Tenwick		May 12, 2017

Exhibit Index

Exhibit No.	Exhibit Description	Location
2.1	Agreement and Plan of Merger by and between AdCare Health Systems, Inc.. and Regional Health Properties, Inc., dated [ ] 2017, is included as Annex A to the proxy statement/prospectus.	Filed herewith.
2.2	Asset Purchase Agreement, sale of Arkansas Facilities, by AdCare Health Systems, Inc. to Little Ark Realty Holdings, LLC, dated October 6, 2016.	Incorporated by reference to Exhibit 2.3 to the AdCare Health Systems, Inc.. Current Report on Form 8-K filed October 26, 2016.
3.1	Articles of Incorporation of the Registrant as filed with the Secretary of State of the State of Georgia on January 26, 2017.	Previously filed.
3.2	Form of Amended and Restated Articles of Incorporation of the Registrant is included as Annex B to the proxy statement/prospectus that is part of this Registration Statement.	Filed herewith.
3.3	Bylaws of the Registrant.	Previously filed.
3.4	Form of Amended and Restated Bylaws of the Registrant is included as Annex C to the proxy statement/prospectus that is part of this Registration Statement.	Filed herewith.
4.1	Form of Common Stock Certificate.	To be filed by amendment.
4.2	Specimen Common Stock Certificate of AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current report on Form 8-K filed on December 18, 2013
4.3*	2004 Stock Option Plan of AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-131542) filed October 27, 2011
4.4*	2005 Stock Option Plan of AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-131542) filed October 27, 2011
4.5*	AdCare Health Systems, Inc. 2011 Stock Incentive Plan	Incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-131542) filed October 27, 2011
4.6*	Form of Non-Statutory Stock Option Agreement	Incorporated by reference to Exhibit 4.4 of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-131542) filed October 27, 2011
4.7*	Form of Incentive Stock Option Agreement	Incorporated by reference to Exhibit 4.5 of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-131542) filed October 27, 2011
4.8	Form of Subordinated Convertible Note, issued April 29, 2011, by AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 4.2 to the Registrant’s Form S-3 (File No. 333-175541)
4.9*	Warrant to Purchase Shares of Common Stock, dated January 10, 2011, issued by AdCare Health Systems, Inc. to Boyd P. Gentry	Incorporated by reference to Exhibit 10.158 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
4.10*	Warrant to Purchase Shares of Common Stock, dated March 31, 2011, issued by AdCare Health Systems, Inc. to Cantone Research, Inc.	Incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-3 (File No. 333-175541)
4.11	Registration Rights Agreement, dated April 29, 2011, by and among AdCare Health Systems, Inc. and the investors named therein	Incorporated by reference to Exhibit 4.5 to the Registrant’s Form S-3 (File No. 333-175541)

4.12	Registration Rights Agreement, dated March 31, 2011, by and among AdCare Health Systems, Inc. and the investors named therein	Incorporated by reference to Exhibit 10.2 to the Registrant’s Form S-3 (File No. 333-175541)
4.13	Form of Registration Rights Agreement, dated as of June 28, 2012, between AdCare Health Systems, Inc. and the Buyers signatory thereto	Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed July 5, 2012
4.14	Form of 8% Subordinated Convertible Note Due 2015 issued by AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed July 5, 2012
4.15	Form of Warrant to Purchase Common Stock of the Company	Incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-3 (File No. 333-175541)
4.16	Form of Subordinated Convertible Note, issued March 31, 2011, by AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed April 6, 2011
4.17	Warrant to Purchase 312,500 Shares of Common Stock, dated April 1, 2012, issued by AdCare Health Systems, Inc. to Strome Alpha Offshore Ltd.	Incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
4.18	Warrant to Purchase 300,000 Shares of Common Stock, dated March 30, 2012, issued by AdCare Health Systems, Inc. to Cantone Asset Management LLC	Incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
4.19	Warrant to Purchase 100,000 Shares of Common Stock, dated July 2, 2012, issued by AdCare Health Systems, Inc. to Cantone Research, Inc.	Incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
4.20	Warrant to Purchase 50,000 Shares of Common Stock, dated December 28, 2012, issued by AdCare Health Systems, Inc. to Strome Alpha Offshore Ltd.	Incorporated by reference to Exhibit 4.21 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
4.21	Warrant to Purchase 15,000 Shares of Common Stock, dated August 31, 2012, issued by AdCare Health Systems, Inc. to Hayden IR, LLC	Incorporated by reference to Exhibit 4.22 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
4.22*	Warrant to Purchase 70,000 Shares of Common Stock, dated May 15, 2013, issued by AdCare Health Systems, Inc. to Ronald W. Fleming	Incorporated by reference to Exhibit 4.23 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
4.23	Warrant to Purchase 75,000 shares of Common Stock, dated October 26, 2013, issued by AdCare Health Systems, Inc. to Cantone Research, Inc.	Incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013
4.24	Form of Registration Rights Agreement, dated March 28, 2014, by and among AdCare Health Systems, Inc. and the investors named therein	Incorporated by reference to Exhibit 4.23 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013
4.25
Form of Warrant, dated March 28, 2014, issued by AdCare Health Systems, Inc. to the placement agent and its affiliates in connection with the offering of 10% Subordinated Convertible Notes Due April 30, 2015
Incorporated by reference to Exhibit 4.3 of the Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2014
4.26	Form of Warrant granted to management to Purchase Shares of AdCare Health Systems, Inc. dated November 20, 2007	Incorporated by reference to Exhibit 10.19 of the Registrant's annual report on form 10-KSB as amended March 31, 2008
4.27	Registration Rights Agreement, dated March 31, 2015, by and among AdCare Health Systems, Inc. and the Purchasers of the Company’s 10% Convertible Subordinated Notes Due April 30, 2017	Incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015

4.28	Form of 10% Convertible Subordinated Notes Due April 30, 2017	Incorporated by reference to Exhibit 4.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015
4.29	Form of 10% Convertible Subordinated Notes Due April 30, 2017 (Affiliate Form)	Incorporated by reference to Exhibit 4.3 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015
5.1	Form of opinion of Rogers & Hardin LLP as to the legality of securities being registered.	Filed herewith.
8.1	Form of opinion of Rogers & Hardin LLP as to certain tax matters.	Filed herewith.
10.1*	Employment Agreement between AdCare Health Systems, Inc. and David A. Tenwick, dated September 1, 2008	Incorporated by reference to Exhibit 99.1 of the Registrant’s Form 8-K filed September 8, 2008
10.2	Regulatory Agreement and Mortgage Note between The Pavilion Care Center, LLC and Red Mortgage Capital, Inc, in the original amount of $2,108,800 dated November 27, 2007	Incorporated by reference to Exhibit 10.19 of the Registrant's annual report on form 10-KSB as amended March 31, 2008
10.3	Regulatory Agreement and Mortgage Note between Hearth & Care of Greenfield and Red Mortgage Capital, Inc, in the original amount of $2,524,800 dated July 29, 2008	Incorporated by reference to Exhibit 10.31 of the Registrant’s annual report on form 10-K filed March 31, 2009
10.4	Loan Agreement and Secured Promissory Note between Coosa Nursing ADK, LLC, and Metro City Bank in the original amount of $7,500,000 dated September 30, 2010	Incorporated by reference to Exhibits 10.1 and 10.2 of the Registrant’s Form 8-K filed October 6, 2010
10.5	Mt. Kenn Property Holdings, LLC Deed to Secure Debt, Assignment of Rents and Security Agreement dated April 29, 2011	Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed May 5, 2011
10.6	CP Property Holdings, LLC Loan Agreement dated May 27, 2011	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed June 6, 2011
10.7	Form of Promissory Note, issued by Mount Trace Nursing ADK, LLC	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 16, 2011
10.8	Amendment, dated June 22, 2011, between Hearth & Home of Ohio, Inc. and Christopher F. Brogdon	Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed June 22, 2011
10.9	Guaranty, dated May 26, 2011, made by Christopher F. Brogdon	Incorporated by reference to Exhibit 10.34 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011
10.10	Guaranty, dated May 26, 2011, made by Connie B. Brogdon	Incorporated by reference to Exhibit 10.35 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011
10.11	Commercial Guaranty, dated May 25, 2011,made by Christopher F. Brogdon	Incorporated by reference to Exhibit 10.39 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011
10.12	Commercial Guaranty, dated May 25, 2011, made by Connie B. Brogdon	Incorporated by reference to Exhibit 10.40 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011
10.13	Joinder Agreement, Third Amendment and Supplement to Credit Agreement, dated June 2, 2011, among Gemino Healthcare Finance, LLC and the subsidiaries of the Company named therein	Incorporated by reference to Exhibit 10.41 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011
10.14	Loan Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan #47671350-10	Incorporated by reference to Exhibit 10.42 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011

10.15	Term Note, dated July 27, 2011, made by Erin Property Holdings, LLC in favor of Bank of America, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011
10.16	Note, dated July 27, 2011, made by Erin Property Holdings, LLC, in favor of Bank of America, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.17	Term Loan Agreement, dated July 27, 2011, among Erin Property Holdings, LLC, Erin Nursing, LLC, AdCare Health Systems, Inc. and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.18	Loan Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.19	Deed to Secure Debt and Security Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.20	Deed to Secure Debt and Security Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.21	Assignment of Leases and Rents, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.22	Assignment of Leases and Rents, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.23	Indemnity Agreement, Regarding Hazardous Materials, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.24	Indemnity Agreement, Regarding Hazardous Materials, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.25	Security Agreement, dated July 27, 2011, between Erin Property Holdings, LLC, Erin Nursing, LLC and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.26	Security Agreement, dated July 27, 2011, between Erin Property Holdings, LLC, Erin Nursing, LLC and Bank of Atlanta, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.12 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.27	Guaranty, dated July 27, 2011, made by Erin Nursing, LLC, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.13 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.28	Guaranty, dated July 27, 2011, made by AdCare Health Systems, Inc., with respect to the USDA Loan	Incorporated by reference to Exhibit 10.14 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.29	Unconditional Guaranty Business and Industry Guarantee Loan Program, dated July 27, 2011, made by Erin Nursing, LLC, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.15 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

10.30	Unconditional Guarantee Business and Industry Guarantee Loan Program, dated July 27, 2011, made by AdCare Health Systems, Inc., with respect to the USDA Loan	Incorporated by reference to Exhibit 10.16 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.31	Unconditional Guarantee, dated July 27, 2011, made by Erin Nursing, LLC, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.17 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.32	Unconditional Guarantee, dated July 27, 2011, made by AdCare Health Systems, Inc., with respect to the SBA Loan	Incorporated by reference to Exhibit 10.18 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.33	Escrow Agreement, dated July 27, 2011, between Erin Property Holdings, LLC, Bank of Atlanta, and Bank of Atlanta as Escrow Agent, with respect to the USDA Loan and the SBA Loan	Incorporated by reference to Exhibit 10.19 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.34	Loan Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan #47671350-10	Incorporated by reference to Exhibit 10.20 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.35	Loan Agreement, made and entered into September 1, 2011, by and between Homestead Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed September 7, 2011
10.36	Promissory Note, dated September 1, 2011, issued by Homestead Property Holdings, LLC, in favor of Metro City Bank, in the amount of $3,600,000	Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed September 7, 2011
10.37	Mortgage and Security Agreement, dated September 1, 2011, between Homestead Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed September 7, 2011
10.38	Security Agreement, dated September 1, 2011, between Homestead Property Holdings, LLC and Homestead Nursing, LLC, as the debtor, and Metro City Bank, as the secured party	Incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K filed September 7, 2011
10.39	Guaranty, dated as of September 1, 2011, issued by Homestead Nursing, LLC in favor of Metro City Bank	Incorporated by reference to Exhibit 99.5 to the Registrant’s Current Report on Form 8-K filed September 7, 2011
10.40	Guaranty, dated as of September 1, 2011, issued by AdCare Health Systems, Inc., in favor of Metro City Bank	Incorporated by reference to Exhibit 99.6 to the Registrant’s Current Report on Form 8-K filed September 7, 2011
10.41	Guaranty, dated as of September 1, 2011, issued by Christopher F. Brogdon in favor of Metro City Bank	Incorporated by reference to Exhibit 99.7 to the Registrant’s Current Report on Form 8-K filed September 7, 2011
10.42
Loan Agreement, dated as of September 1, 2011, by and among Benton Property Holdings, LLC; Park Heritage Property Holdings, LLC and Valley River Property Holdings, LLC, as borrowers, and The PrivateBank and Trust Company, as lender
Incorporated by reference to Exhibit 99.8 to the Registrant’s Current Report on Form 8-K filed September 7, 2011
10.43
Promissory Note, dated September 1, 2011, issued by Benton Property Holdings, LLC; Park Heritage Property Holdings, LLC and Valley River Property Holdings, LLC, in favor of The PrivateBank and Trust Company, in the amount of $11,800,000
Incorporated by reference to Exhibit 99.9 to the Registrant’s Current Report on Form 8-K filed September 7, 2011
10.44	Term Loan Agreement, dated July 27, 2011, among Erin Property Holdings, LLC, Erin Nursing, LLC, AdCare Health Systems, Inc. and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 99.10 to the Registrant’s Current Report on Form 8-K filed September 7, 2011
10.45
Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of September 1, 2011, executed by Benton Property Holdings, LLC, to and for the benefit of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 99.11 to the Registrant’s Current Report on Form 8-K filed September 7, 2011
10.46
Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of September 1, 2011, executed by Valley River Property Holdings, LLC, to and for the benefit of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 99.12 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.47
Guaranty of Payment and Performance, dated as of September 1, 2011, issued by AdCare Health Systems, Inc.; Benton Nursing, LLC; Park Heritage Nursing, LLC; and Valley River Nursing, LLC in favor of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 99.13 to the Registrant’s Current Report on Form 8-K filed September 7, 2011
10.48	Loan Agreement, dated September 6, 2011, by and between CP Property Holdings, LLC; CP Nursing, LLC; and Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.43 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011
10.49	Promissory Note, dated September 6, 2011, issued by CP Property Holdings, LLC, in favor of Economic Development Corporation of Fulton County, in the amount of $2,034,000	Incorporated by reference to Exhibit 10.44 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011
10.50	Deed to Secure Debt and Security Agreement, made an entered into September 6, 2011, by and between CP Property Holdings, LLC and Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.45 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011
10.51
Security Agreement, made and entered into as of September 6, 2011, between CP Property Holdings, LLC and CP Nursing, LLC, as grantors, and Economic Development Corporation of Fulton County, as the secured party
Incorporated by reference to Exhibit 10.46 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011
10.52	Unconditional Guarantee, dated September 6, 2011, issued by AdCare Health Systems, Inc. in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.47 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011
10.53	Unconditional Guarantee, dated September 6, 2011, issued by CP Nursing, LLC in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.48 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011
10.54	Unconditional Guarantee, dated September 6, 2011, issued by Hearth and Home of Ohio, Inc. in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.49 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011
10.55
Loan Agreement, dated as of September 30, 2011, by and among Benton Nursing, LLC, Park Heritage Nursing, LLC and Valley River Nursing, LLC, as borrowers, and The PrivateBank and Trust Company, as lender
Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed October 6, 2011
10.56
Promissory Note, dated September 30, 2011, issued by Benton Nursing, LLC, Park Heritage Nursing, LLC and Valley River Nursing, LLC, in favor of The PrivateBank and Trust Company, in the amount of $2,000,000
Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed October 6, 2011
10.57
Guaranty of Payment and Performance, dated September 30, 2011, executed by AdCare Health Systems, Inc., Benton Property Holdings, LLC, Park Heritage Property Holdings, LLC and Valley River Property Holdings, LLC, in favor of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed October 6, 2011
10.58
Term Loan Agreement, dated as of October 14, 2011, by and among Homestead Property Holdings, LLC and Homestead Nursing, LLC, as borrowers; AdCare Health Systems, Inc., as guarantor; and Square 1 Bank, as lender
Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed October 20, 2011
10.59	Term Note, dated October 14, 2011, issued by Homestead Property Holdings, LLC and Homestead Nursing, LLC, in favor of Square 1 Bank, in the amount of $3,600,000	Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed October 20, 2011
10.60	Mortgage and Security Agreement, dated October 14, 2011, by and between Homestead Property Holdings, LLC and Square 1 Bank	Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed October 20, 2011
10.61	Security Agreement, dated October 14, 2011, by and between Homestead Property Holdings, LLC and Homestead Nursing, LLC, as debtors, and Square 1 Bank, as the secured party	Incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K filed October 20, 2011
10.62	Guaranty, dated October 14, 2011, issued by AdCare Health Systems, Inc. in favor of Square 1 Bank	Incorporated by reference to Exhibit 99.5 to the Registrant’s Current Report on Form 8-K filed October 20, 2011

10.63
United States Department of Agriculture Rural Development, Unconditional Guarantee, Business and Industry Guaranteed Loan Program, on Form RD 4279-14, dated October 13, 2011, issued by AdCare Health Systems, Inc. in favor of Square 1 Bank
Incorporated by reference to Exhibit 99.6 to the Registrant’s Current Report on Form 8-K filed October 20, 2011
10.64	Loan Agreement, made and entered into November 30, 2011, issued by Mt. V Property Holdings, LLC, Mountain View Nursing, LLC and Metro City Bank	Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed December 6, 2011
10.65	Promissory Note, dated November 30, 2011, issued by Mt. V Property Holdings, LLC and Mountain View Nursing, LLC in favor of Metro City Bank in the amount of $3,114,000	Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed December 6, 2011
10.66	Mortgage and Security Agreement, dated as of November 30, 2011, between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed December 6, 2011
10.67	Security Agreement, dated November 30, 2011, between Mt. V Property Holdings, LLC, Mountain View Nursing, LLC and Metro City Bank	Incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K filed December 6, 2011
10.68	Guaranty, dated as of November 30, 2011, issued by Mt. V Property Holdings, LLC and Mountain View Nursing, LLC in favor of Metro City Bank	Incorporated by reference to Exhibit 99.5 to the Registrant’s Current Report on Form 8-K filed December 6, 2011
10.69	Term Note, dated as of November 29, 2011, issued by Mountain Top AFL, LLC and Mountain Top Property Holdings, LLC, in favor of White River Health System, Inc., in the amount of $750,000	Incorporated by reference to Exhibit 99.6 to the Registrant’s Current Report on Form 8-K filed December 6, 2011
10.70
Mortgage (with Security Agreement and Absolute Assignment of Rents and Leases) and Fixture Filing, dated as of November 30, 2011, executed by Mountain Top Property Holdings, LLC in favor of White River Health System, Inc.
Incorporated by reference to Exhibit 99.7 to the Registrant’s Current Report on Form 8-K filed December 6, 2011
10.71	Employment Agreement, dated December 1, 2011, between AdCare Health Systems, Inc. and David Rubenstein	Incorporated by reference to Exhibit 10.118 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.72	Employment Agreement, dated December 16, 2011, between AdCare Health Systems, Inc. and David Rubenstein	Incorporated by reference to Exhibit 10.119 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.73	Promissory Note, dated November 4, 2011, issued by Mt. Kenn Property Holdings, LLC in favor of The Bank of Las Vegas, in the amount of $3,175,200	Incorporated by reference to Exhibit 10.120 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.74	Loan Agreement, dated November 4, 2011, by and between Mt. Kenn Property Holdings, LLC and The Bank of Las Vegas	Incorporated by reference to Exhibit 10.121 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.75	Guaranty, dated November 4, 2011, issued by Mt. Kenn Nursing, LLC in favor of The Bank of Las Vegas	Incorporated by reference to Exhibit 10.122 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.76	Guaranty, dated November 4, 2011, issued by Hearth & Home of Ohio, Inc. in favor of The Bank of Las Vegas	Incorporated by reference to Exhibit 10.123 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.77	Guaranty, dated November 4, 2011, issued by AdCare Health Systems, Inc. in favor of The Bank of Las Vegas	Incorporated by reference to Exhibit 10.124 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.78	Promissory Note, dated November 4, 2011, issued by Mt. Kenn Property Holdings, LLC in favor of Economic Development Corporation of Fulton County, in the amount of $2,274,000	Incorporated by reference to Exhibit 10.130 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.79	Loan Agreement, dated November 4, 2011, by and between Mt. Kenn Property Holdings, LLC and Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.131 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.80	Unconditional Guarantee, dated November 4, 2011, issued by Mt. Kenn Nursing, LLC in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.132 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.81	Unconditional Guarantee, dated November 4, 2011, issued by Hearth & Home of Ohio, Inc. in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.133 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.82	Unconditional Guarantee, dated November 4, 2011, issued by AdCare Health Systems, Inc. in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.134 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.83	Joinder Agreement, Fifth Amendment and Supplement to Credit Agreement, dated November 29, 2011, by and among Gemino Healthcare Finance, LLC and the subsidiaries of the Company named therein	Incorporated by reference to Exhibit 10.135 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.84	Third Amended and Restated Revolving Note, dated November 29, 2011, dated November 29, 2011, by and among Gemino Healthcare Finance, LLC and the subsidiaries of the Company named therein	Incorporated by reference to Exhibit 10.136 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.85	Guaranty, dated as of November 29, 2011, issued by AdCare Operations, LLC in favor of Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.137 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.86	Cognovit Promissory Note, dated as of January 1, 2012, issued by Eaglewood Property Holdings, LLC and Eaglewood Village, LLC in favor of Eaglewood Villa, Ltd. in the amount of $500,000	Incorporated by reference to Exhibit 10.141 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.87	Cognovit Promissory Note, dated as of January 1, 2012, issued by Eaglewood Property Holdings, LLC and Eaglewood Village, LLC in favor of Eaglewood Villa, Ltd. in the amount of $4,500,000	Incorporated by reference to Exhibit 10.142 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.88	Guaranty Agreement, dated as of December 30, 2011, executed by AdCare Health Systems, Inc. and AdCare Property Holdings, LLC in favor of Eaglewood Villa, Ltd	Incorporated by reference to Exhibit 10.143 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.89	Third Amended And Restated Multiple Facilities Lease, dated October 29, 2010, between Georgia Lessor - Bonterra/Parkview, Inc. and ADK Bonterra/Parkview, LLC	Incorporated by reference to Exhibit 10.144 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.90	Guaranty, dated October 29, 2010, executed by AdCare Health Systems, Inc. in favor of Georgia Lessor - Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.145 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.91	Guaranty, dated October 29, 2010, executed by Hearth & Home of Ohio, Inc. in favor of Georgia Lessor - Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.146 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.92	Security Agreement, dated October 29, 2010, by and between AdCare Health Systems, Inc. and Georgia Lessor - Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.147 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.93	Security Agreement, dated October 29, 2010, by and between ADK Bonterra/Parkview, LLC and Georgia Lessor - Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.148 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.94	Security Agreement, dated October 29, 2010, by and between Hearth & Home of Ohio, Inc. and Georgia Lessor - Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.149 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.95	Pledge Agreement, dated October 29, 2010, between Hearth & Home of Ohio, Inc. and Georgia Lessor - Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.150 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.96	Subordination Agreement, dated October 29, 2010, between AdCare Health Systems, Inc., ADK Bonterra/Parkview, LLC and Georgia Lessor - Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.151 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.97	Letter of Credit Agreement, dated October 29, 2010, by and between ADK Bonterra/Parkview, LLC and Georgia Lessor - Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.152 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.98	Subordination, Non-Disturbance and Attornment Agreement, dated October 29, 2010, by and among Omega Healthcare Investors, Inc., ADK Bonterra/Parkview, LLC and Georgia Lessor - Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.153 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.99
Assignment and Assumption of Second Amended and Restated Multiple Facilities Lease And Consent of Lessor, dated October 29, 2010, by and among Georgia Lessor - Bonterra/Parkview, Inc., Triad Health Management of Georgia II, LLC, AdCare Health Systems, Inc., Hearth & Home of Ohio, Inc., ADK Bonterra/Parkview, LLC and the other entities signatory thereto
Incorporated by reference to Exhibit 10.154 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.100	Lease Agreement, dated August 1, 2010, between William M. Foster and ADK Georgia, LLC	Incorporated by reference to Exhibit 10.155 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.101	First Amendment to Lease, dated August 31, 2010, between William M. Foster and ADK Georgia, LLC	Incorporated by reference to Exhibit 10.156 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.102	Guaranty Agreement, dated as of June 1, 2010, entered into by AdCare Health Systems, Inc. to and for the benefit of Bank of Oklahoma, N.A.	Incorporated by reference to Exhibit 10.159 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.103	First Amendment to Purchase Agreement, dated as of October 31, 2011, by and between JRT Group Properties, LLC and AdCare Hembree Road Property, LLC	Incorporated by reference to Exhibit 10.161 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011
10.104
Modification Agreement, dated as of March 9, 2012, by and among Benton Nursing, LLC, Park Heritage Nursing, LLC, Valley River Nursing, LLC, Homestead Nursing, LLC, Woodland Manor Nursing, LLC, Mountain View Nursing, LLC, AdCare Health Systems, Inc. and the PrivateBank and Trust Company
Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed March 15, 2012
10.105
Loan Agreement, dated as of March 30, 2012, by and among Little Rock HC&R Property Holdings, LLC, Northridge HC&R Property Holdings, LLC, Woodland Hills HC Property Holdings, LLC and The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.6 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.106
Promissory Note, dated as of March 30, 2012, issued by Little Rock HC&R Property Holdings, LLC, Northridge HC&R Property Holdings, LLC and Woodland Hills HC Property Holdings, LLC in favor of The PrivateBank and Trust Company in the amount of $21,800,000
Incorporated by reference to Exhibit 10.7 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.107	Note Purchase Agreement, dated March 29, 2012, by and between AdCare Health Systems, Inc. and Cantone Asset Management LLC	Incorporated by reference to Exhibit 10.10 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.108	Promissory Note, dated March 30, 2012, issued by AdCare Health Systems, Inc. in favor of Cantone Asset Management LLC, in the amount of $3,500,000	Incorporated by reference to Exhibit 10.9 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.109
Guaranty of Payment and Performance, dated as of March 30, 2012, made by AdCare Health Systems, Inc., Little Rock HC&R Property Holdings, LLC, Northridge HC&R Property Holdings, LLC and Woodland Hills HC Property Holdings, LLC, to and for the benefit of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.11 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.110
Mortgage, Security Agreement, Assignment of Rents and Leases & Fixture Filing, dated as of April 1, 2012, executed by Little Rock HC&R Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.12 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.111
Mortgage, Security Agreement, Assignment of Rents and Leases & Fixture Filing, dated as of April 1, 2012, executed by Northridge HC&R Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.13 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.112
Mortgage, Security Agreement, Assignment of Rents and Leases & Fixture Filing, dated as of April 1, 2012, executed by Woodland Hills HC Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.14 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.113	Absolute Assignment of Rents and Leases, dated as of April 1, 2012, executed by Little Rock HC&R Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.15 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.114	Absolute Assignment of Rents and Leases, dated as of April 1, 2012, executed by Northridge HC&R Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.16 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.115	Absolute Assignment of Rents and Leases, dated as of April 1, 2012, executed by Woodland Hills HC Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.17 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.116	Loan Agreement, dated as of April 12, 2012, between the City of Springfield, Ohio and Eaglewood Property Holdings, LLC	Incorporated by reference to Exhibit 10.18 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.117	Guaranty Agreement, dated as of April 12, 2012, made and entered into by AdCare Health Systems, Inc., to and for the benefit of BOKF, NA dba Bank of Oklahoma	Incorporated by reference to Exhibit 10.19 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.118	Land Use Restriction Agreement, dated as of April 12, 2012, by and between BOKF, NA dba Bank of Oklahoma and Eaglewood Property Holdings, LLC	Incorporated by reference to Exhibit 10.20 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.119	Open-End Mortgage, Assignment of Leases and Security Agreement, dated April 12, 2012, from Eaglewood Property Holdings, LLC to BOKF, NA dba Bank of Oklahoma	Incorporated by reference to Exhibit 10.21 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.120	Form of Securities Purchase Agreement, dated as of June 28, 2012, between AdCare Health Systems, Inc. and the Buyers signatory thereto	Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed July 5, 2012
10.121	Assignment and Assumption Agreement, dated as of July 1, 2012, by and between Westlake Nursing Home Limited Partnership and QC Property Holdings, LLC	Incorporated by reference to Exhibit 10.37 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.122	Assignment and Assumption Agreement, dated as of July 1, 2012, by and between Westlake Nursing Home Limited Partnership and QC Property Holdings, LLC	Incorporated by reference to Exhibit 10.37 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.123	Loan Agreement, made as of August 17, 2012, by and among CSCC Property Holdings, LLC, CSCC Nursing, LLC and Contemporary Healthcare Senior Lien Fund I, L.P.	Incorporated by reference to Exhibit 10.12 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.124	Loan Agreement, made as of August 17, 2012, by and among CSCC Property Holdings, LLC, CSCC Nursing, LLC and Contemporary Healthcare Fund I, L.P.	Incorporated by reference to Exhibit 10.13 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.125	Promissory Note, dated August 17, 2012, issued by CSCC Nursing, LLC and CSCC Property Holdings, LLC in favor of Contemporary Healthcare Senior Lien Fund I, L.P. in the amount of $5,000,000	Incorporated by reference to Exhibit 10.14 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.126	Revolving Loan Promissory Note, made as of August 17, 2012, by and among CSCC Nursing, LLC and CSCC Property Holdings, LLC in favor of Contemporary Healthcare Fund I, L.P. in the amount of $600,000	Incorporated by reference to Exhibit 10.15 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.127	Assignment of Leases and Rents, dated as of August 17, 2012, by and among CSCC Property Holdings, LLC, CSCC Nursing, LLC and Contemporary Healthcare Senior Lien Fund I, L.P.	Incorporated by reference to Exhibit 10.16 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.128
Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated August 17, 2012, made and entered into by CSCC Property Holdings, LLC in favor of Contemporary Healthcare Senior Lien Fund I, L.P.
Incorporated by reference to Exhibit 10.17 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.129	Guaranty of Payment and Performance, made as of August 17, 2012, by AdCare Health Systems, Inc. in favor of Contemporary Healthcare Fund I, L.P.	Incorporated by reference to Exhibit 10.18 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.130	Guaranty of Payment and Performance, made as of August 17, 2012, by AdCare Oklahoma Management, LLC in favor of Contemporary Healthcare Fund I, L.P.	Incorporated by reference to Exhibit 10.19 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.131	Guaranty of Payment and Performance, made as of August 17, 2012, by AdCare Health Systems, Inc. in favor of Contemporary Healthcare Senior Lien Fund I, L.P.	Incorporated by reference to Exhibit 10.20 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.132	Guaranty of Payment and Performance, made as of August 17, 2012, by AdCare Oklahoma Management, LLC in favor of Contemporary Healthcare Senior Lien Fund I, L.P.	Incorporated by reference to Exhibit 10.21 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.133	Security Agreement, made as of August 17, 2012, by and among CSCC Property Holdings, LLC, CSCC Nursing, LLC and Contemporary Healthcare Fund I, L.P.	Incorporated by reference to Exhibit 10.22 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.134	Security Agreement, made as of August 17, 2012, by and among CSCC Property Holdings, LLC, CSCC Nursing, LLC and Contemporary Healthcare Senior Lien Fund I, L.P.	Incorporated by reference to Exhibit 10.23 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.135	Loan and Security Agreement, dated as of September 20, 2012, by and among The PrivateBank and Trust Company and the Borrowers named therein	Incorporated by reference to Exhibit 10.24 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.136	Modification Agreement, dated as of October 26, 2012, by and among The PrivateBank and Trust Company and the Borrowers named therein	Incorporated by reference to Exhibit 10.25 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.137	Promissory Note, dated September 20, 2012, issued by the subsidiaries of AdCare Health Systems, Inc. named therein in favor of The PrivateBank and Trust Company in the amount of $10,600,000	Incorporated by reference to Exhibit 10.26 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

10.138	Guaranty of Payment and Performance, made as of September 20, 2012, by AdCare Health Systems, Inc. in favor of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.27 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.139	Second Amendment to Credit Agreement, dated September 20, 2012, by and between ADK Bonterra/Parkview, LLC and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.30 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.140	Temporary Extension Agreement, dated August 29, 2012, by and between APH & R Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.31 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.141	Loan Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.14 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.142	Mortgage and Security Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.15 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.143	Security Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.17 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.144	Guaranty, dated June 8, 2012, made by AdCare Health Systems, Inc. in favor of Metro City Bank	Incorporated by reference to Exhibit 10.18 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.145	Promissory Note, dated June 8, 2012, issued by Mt. V Property Holdings, LLC in favor of Metro City Bank in the amount of $1,267,000	Incorporated by reference to Exhibit 10.19 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.146	Loan Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.20 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.147	Mortgage and Security Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.21 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.148	Assignment of Leases and Rents, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.22 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.149	Security Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.23 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.150	Guaranty, dated June 8, 2012, made by AdCare Health Systems, Inc. in favor of Metro City Bank	Incorporated by reference to Exhibit 10.24 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.151	Promissory Note, dated June 8, 2012, issued by Mt. V Property Holdings, LLC in favor of Economic Development Corporation of Fulton County in the amount of $1,304,000	Incorporated by reference to Exhibit 10.25 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.152	Loan Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC, Mountain View Nursing, LLC and Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.26 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.153	Security Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.27 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.154	Mortgage and Security Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.28 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.155	Assignment of Leases and Rents, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.29 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.156	Unconditional Guarantee, dated June 8, 2012, issued by Mountain View Nursing, LLC in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.30 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.157	Unconditional Guarantee, dated June 8, 2012, issued by AdCare Health Systems, Inc. in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.31 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.158	Bond Purchase Agreement, dated April 10, 2012, among Lawson Financial Corporation, The City of Springfield, Ohio and Eaglewood Property Holdings, LLC	Incorporated by reference to Exhibit 10.40 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.159	Note Purchase Agreement, dated April 12, 2012, by and between Cantone Asset Management LLC and AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 10.41 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.160*	Employment Agreement, dated August 7, 2012, between AdCare Health Systems, Inc. and Martin D. Brew	Incorporated by reference to Exhibit 10.42 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.161
Modification Agreement, dated June 15, 2012, among Little Rock HC&R Property Holdings, LLC, Northridge HC&R Property Holdings, LLC, Woodland Hills HC Property Holdings, LLC and The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.43 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.162	Amendment, entered into as of July 26, 2012, by and between Christopher F. Brogdon and Hearth & Home of Ohio, Inc.	Incorporated by reference to Exhibit 10.47 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.163	Sublease Agreement, dated December 1, 2012, between ADK Georgia, LLC and Jeff Co. Nursing, LLC	Incorporated by reference to Exhibit 10.245 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.164	Third Amendment to Credit Agreement, dated December 21, 2012, by and between ADK Bonterra/Parkview, LLC and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.248 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.165	Assignment of Leases and Rents, dated December 31, 2012, by and between Sumter Valley Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.252 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.166	Loan Agreement, dated December 31, 2012, by and between Sumter Valley Property Holdings, LLC, Georgetown HC&R Property Holdings, LLC, Sumter N&R, LLC, Georgetown HC&R Nursing, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.262 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.167	Secured Loan Agreement, dated December 28, 2012, by and among Keybank National Association and the subsidiaries of AdCare Health Systems, Inc. named therein	Incorporated by reference to Exhibit 10.263 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012

10.168	Promissory Note, dated December 28, 2012, issued by subsidiaries of AdCare Health Systems, Inc. in favor of Keybank National Association in the amount of $16,500,000	Incorporated by reference to Exhibit 10.264 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.169	Absolute Assignment of Leases and Rents, dated December 28, 2012, by Northridge HC&R Property Holdings, LLC to Keybank National Association	Incorporated by reference to Exhibit 10.265 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.170	Absolute Assignment of Leases and Rents, dated December 28, 2012, by Woodland Hills HC Property Holdings, LLC to Keybank National Association	Incorporated by reference to Exhibit 10.266 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.171	Absolute Assignment of Leases and Rents, dated December 28, 2012, by APH&R Property Holdings, LLC to Keybank National Association	Incorporated by reference to Exhibit 10.267 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.172	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated December 28, 2012, made by APH&R Property Holdings, LLC to and for the benefit of Keybank National Association	Incorporated by reference to Exhibit 10.268 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.173	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated December 28, 2012, made by Northridge HC&R Property Holdings, LLC to and for the benefit of Keybank National Association	Incorporated by reference to Exhibit 10.269 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.174	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated December 28, 2012, made by Woodland Hills HC Property Holdings, LLC to and for the benefit of Keybank National Association	Incorporated by reference to Exhibit 10.270 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.175	Payment Guaranty, made as of December 28, 2012, by AdCare Operations, LLC to and for the benefit of Keybank National Association	Incorporated by reference to Exhibit 10.271 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.176	Payment Guaranty, made as of December 28, 2012, by AdCare Property Holdings, LLC to and for the benefit of Keybank National Association	Incorporated by reference to Exhibit 10.272 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.177	Payment Guaranty, made as of December 28, 2012, by AdCare Health Systems, Inc. to and for the benefit of Keybank National Association	Incorporated by reference to Exhibit 10.273 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.178	Pledge and Security Agreement, dated December 28, 2012, between AdCare Property Holdings, LLC and Keybank National Association	Incorporated by reference to Exhibit 10.274 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.179	Pledge and Security Agreement, dated December 28, 2012, between AdCare Operations, LLC and Keybank National Association	Incorporated by reference to Exhibit 10.275 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.180	Security Agreement, dated December 28, 2012, made by Woodland Hills HC Nursing, LLC, APH&R Nursing, LLC and Northridge HC&R Nursing, LLC in favor of Keybank National Association	Incorporated by reference to Exhibit 10.276 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.181
Security Agreement, dated December 28, 2012, by and among Woodland Hills HC Property Holdings, LLC, Northridge HC&R Property Holdings, LLC and APH&R Property Holdings, LLC in favor of Keybank National Association
Incorporated by reference to Exhibit 10.277 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.182	Second Modification Agreement, dated December 28, 2012, between The PrivateBank and Trust Company and the subsidiaries of AdCare Health Systems, Inc. named therein	Incorporated by reference to Exhibit 10.278 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012

10.183*	Consulting Agreement, dated December 31, 2012, between Christopher Brogdon and AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 10.279 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.184	Guaranty Indemnification Agreement, dated December 31, 2012, between AdCare Health Systems, Inc. and Christopher Brogdon	Incorporated by reference to Exhibit 10.280 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.185	Guaranty Indemnification Agreement, dated December 31, 2012, between AdCare Health Systems, Inc. and Christopher Brogdon	Incorporated by reference to Exhibit 10.281 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.186	Assignment of Rents, dated December 31, 2012, made and executed between Northwest Property Holdings, LLC and First Commercial Bank	Incorporated by reference to Exhibit 10.282 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.187	Mortgage, dated December 31, 2012, made and executed between Northwest Property Holdings, LLC and First Commerical Bank	Incorporated by reference to Exhibit 10.283 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.188	Promissory Note, dated December 31, 2012, issued by Northwest Property Holdings, LLC in favor of First Commercial Bank in the amount of $1,501,500	Incorporated by reference to Exhibit 10.284 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.189	Commercial Security Agreement, dated December 31, 2012, made and executed between Northwest Property Holdings, LLC and First Commercial Bank	Incorporated by reference to Exhibit 10.285 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.190	Commercial Security Agreement, dated December 31, 2012, made and executed between NW 61st Nursing, LLC and First Commercial Bank	Incorporated by reference to Exhibit 10.286 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.191	Commercial Guaranty, dated December 31, 2012, between AdCare Health Systems, Inc. and First Commercial Bank	Incorporated by reference to Exhibit 10.287 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.192	Commercial Guaranty, dated December 31, 2012, between Northwest Property Holdings, LLC and First Commercial Bank	Incorporated by reference to Exhibit 10.288 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.193	Memorandum of Agreement, dated January 25, 2013, between The PrivateBank and Trust Company, AdCare Health Systems, Inc. and its subsidiaries named therein	Incorporated by reference to Exhibit 10.289 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.194	Assignment of Leases and Rents, dated December 31, 2012, by and between Sumter Valley Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.292 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.195	Promissory Note, dated December 31, 2012, issued by Sumter Valley Property Holdings, LLC and Georgetown HC&R Property Holdings, LLC in favor of Metro City Bank, in the amount of $6,950,000	Incorporated by reference to Exhibit 10.293 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.196	Management Agreement, dated June 22, 2010, by and between Riverchase Village ADK, LLC and AdCare Management Company, Inc.	Incorporated by reference to Exhibit 10.294 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012
10.197	Fourth Amendment to Credit Agreement, dated May 30, 2013, by and between ADK Bonterra/Parkview, LLC and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.6 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013

10.198	Credit Agreement, dated May 30, 2012, by and among NW 61st Nursing, LLC and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.7 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013
10.199	Revolving Note, dated May 30, 2013, issued by NW 61st Nursing, LLC in favor of Gemino Healthcare Finance, LLC in the amount of $1,000,000	Incorporated by reference to Exhibit 10.8 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013
10.200	Subordination Agreement, dated May 30, 2013, by and between First Commercial Bank and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.9 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013
10.201	Guaranty Agreement, dated May 30, 2013, made by NW 61st Nursing, LLC in favor of Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.10 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013
10.202	Guaranty Agreement, dated May 30, 2013, made by AdCare Health Systems, Inc. in favor of Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.11 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013
10.203
First Amendment to Secured Loan Agreement and Payment Guaranty, dated May 31, 2013, by and among AdCare Health Systems, Inc., its subsidiaries named therein, AdCare Property Holdings, LLC, AdCare Operations, LLC and KeyBank National Association
Incorporated by reference to Exhibit 10.12 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013
10.204	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated May 31, 2013, made by Mountain Top Property Holdings, LLC, to and for the benefit of KeyBank National Association	Incorporated by reference to Exhibit 10.13 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013
10.205	Absolute Assignment of Leases and Rents, dated May 31, 2013, by Mountain Top Property Holdings, LLC in favor of KeyBank National Association	Incorporated by reference to Exhibit 10.14 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013
10.206	Pledge and Security Agreement, dated May 31, 2013, between AdCare Health Systems, Inc. and KeyBank National Association	Incorporated by reference to Exhibit 10.15 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013
10.207
Second Amendment to Secured Loan Agreement and Payment Guaranty, dated June 27, 2013, by and among AdCare Health Systems, Inc., its subsidiaries named therein, AdCare Property Holdings, LLC, AdCare Operations, LLC and KeyBank National Association
Incorporated by reference to Exhibit 10.17 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013
10.208
Third Modification Agreement, dated as of June 26, 2013, by and among Little Rock HC&R Property Holdings, LLC, AdCare Health Systems, Inc., Little Rock HC&R Nursing, LLC and The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.18 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013
10.209
Joinder Agreement, Second Amendment and Supplement to Credit Agreement , dated June 28, 2013, by and among NW 61st Nursing, LLC, Georgetown HC&R Nursing, LLC, Sumter N&R, LLC and Gemino Healthcare Finance, LLC
Incorporated by reference to Exhibit 10.19 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013
10.210	Amended and Restated Revolving Note, dated June 28, 2013, issued by certain subsidiaries of AdCare Health Systems, Inc. in favor of Gemino Healthcare Finance, LLC in the amount of $1,500,000	Incorporated by reference to Exhibit 10.20 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013
10.211	Management Fee Subordination Agreement, dated June 28, 2013, by and among Gemino Healthcare Finance, LLC, Georgetown HC&R Nursing, LLC, Sumter N&R, LLC and AdCare Administrative Services, LLC	Incorporated by reference to Exhibit 10.21 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013
10.212	Sublease Agreement, effective June 30, 2013, by and between ADK Georgia, LLC and Tybee NH, LLC	Incorporated by reference to Exhibit 10.24 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013

10.213	Sublease Agreement, effective June 30, 2013, by and between ADK Georgia, LLC and Tybee NH, LLC	Incorporated by reference to Exhibit 10.25 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013
10.214	Loan and Security Agreement, dated September 27, 2013, by and between QC Property Holdings, LLC and Housing & Healthcare Funding, LLC	Incorporated by reference to Exhibit 10.30 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2013
10.215	Promissory Note, dated September 27, 2013, issued by QC Property Holdings, LLC to Housing & Healthcare Funding, LLC in the amount of $5,000,000	Incorporated by reference to Exhibit 10.31 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2013
10.216	Mortgage, Security Agreement Assignment of Leases and Rents and Fixture Filing, dated September 27, 2013, by QC Property Holdings, LLC to and for the benefit of Housing & Healthcare Funding, LLC	Incorporated by reference to Exhibit 10.32 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2013
10.217	Guaranty, dated September 27, 2013, by AdCare Health Systems, Inc. to and for the benefit of Housing & Healthcare Funding, LLC	Incorporated by reference to Exhibit 10.33 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2013
10.218	Assignment of Rents and Leases, dated September 27, 2013, by QC Property Holdings, LLC to and for the benefit of Housing & Healthcare Funding, LLC	Incorporated by reference to Exhibit 10.34 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2013
10.219	Third Modification Agreement, dated as of September 30, 2013, by and among The PrivateBank and Trust Company, AdCare Health Systems, Inc. and its subsidiaries named therein	Incorporated by reference to Exhibit 10.35 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2013
10.220	Letter Agreement, dated October 1, 2013, among AdCare Health Systems, Inc., Park City Capital, LLC and Michael J. Fox	Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on October 17, 2013
10.221	Note, Mortgage and Loan Agreement Modification Agreement, dated December 31, 2013, by and among Sumter Valley Property Holdings, LLC, Georgetown HC&R Property Holdings, LLC and Metro City Bank.	Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on December 31, 2013
10.222*	Waiver and Amendment, dated February 10, 2014, by and among the Company and Gemino Healthcare Finance, LLC.	Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on February 14, 2014
10.223
Fourth Modification Agreement, dated November 8, 2013, by and among Little Rock HC&R Property Holdings, LLC, AdCare Health Systems, Inc., Little Rock HC&R Nursing, LLC, and The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.330 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013
10.224
Fourth Modification Agreement, dated November 26, 2013, by and among ADK Thomasville Operator, LLC, ADK Lumber City Operator, LLC, ADK LaGrange Operator, LLC, ADK Powder Springs Operator, LLC, ADK Thunderbolt Operator, LLC, Attalla Nursing ADK, LLC, Mountain Trace Nursing ADK, LLC, Mt. Kenn Nursing, LLC, Erin Nursing, LLC, CP Nursing, LLC Benton Nursing, LLC, Valley River Nursing, LLC, Park Heritage Nursing, LLC, Homestead Nursing, LLC, Woodland Manor Nursing, LLC, Mountain View Nursing, LLC, Little Rock HC&R Nursing, LLC, Glenvue H&R Nursing, LLC, Coosa Nursing ADK, LLC, QC Nursing, LLC, AdCare Health Systems, Inc., and The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.331 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013
10.225	Note, Mortgage and Loan Agreement Modification Agreement, effective as of December 30, 2013, by and among Metro City Bank and AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 10.332 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013

10.226	Note, dated February 28, 2014, by and among AdCare Health Systems, Inc. and Christopher F. Brogdon	Incorporated by reference to Exhibit 10.334 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013
10.227
Fourth Amendment to Secured Loan Agreement and Payment Guaranty, dated March 28, 2014, by and among Woodland Hills HC Property Holdings, LLC, Northridge HC&R Property Holdings, LLC, APH&R Property Holdings, LLC, Woodland Hills HC Nursing, LLC, Northridge HC&R Nursing, LLC, and APH&R Nursing, LLC, AdCare Health Systems, Inc., AdCare Property Holdings, LLC, AdCare Operations, LLC and KeyBank National Association
Incorporated by reference to Exhibit 10.335 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013
10.228
Agreement Regarding Exit Fees, dated March 28, 2014, by and among Woodland Hills HC Property Holdings, LLC, Northridge HC&R Property Holdings, LLC, APH&R Property Holdings, LLC, Woodland Hills HC Nursing, LLC, Northridge HC&R Nursing, LLC, APH&R Nursing, LLC, AdCare Health Systems, Inc., AdCare Property Holdings, LLC, AdCare Operations, LLC and KeyBank National Association
Incorporated by reference to Exhibit 10.336 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013
10.229	Sublease Termination Agreement, entered into May 6, 2014 and effective as of May 31, 2014, by and between Winter Haven Homes, Inc. and ADK Administrative Property, LLC	Incorporated by reference to Exhibit 10.10 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014
10.230	Amendment to Consulting Agreement, dated May 6, 2014, by and between AdCare Health Systems, Inc. and Christopher F. Brogdon	Incorporated by reference to Exhibit 10.11 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014
10.231	Amended and Restated Note, dated May 15, 2014, by and among AdCare Health Systems, Inc. and Christopher F. Brogdon	Incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K filed on May 21, 2014
10.232
Fifth Modification Agreement, dated as of July 22, 2014, by and among ADK Thomasville Operator, LLC, ADK Lumber City Operator, LLC, ADK LaGrange Operator, LLC, ADK Powder Springs Operator, LLC, ADK Thunderbolt Operator, LLC, Attalla Nursing ADK, LLC, Mountain Trace Nursing ADK, LLC, Mt. Kenn Nursing, LLC, Erin Nursing, LLC, CP Nursing, LLC Benton Nursing, LLC, Valley River Nursing, LLC, Park Heritage Nursing, LLC, Homestead Nursing, LLC, Woodland Manor Nursing, LLC, Mountain View Nursing, LLC, Little Rock HC&R Nursing, LLC, Glenvue H&R Nursing, LLC, Coosa Nursing ADK, LLC, QC Nursing, LLC, AdCare Health Systems, Inc., and The PrivateBank and Trust Company
Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on July 29, 2014
10.233
Sixth Modification Agreement, dated as of September 24, 2014, by and among ADK Thomasville Operator, LLC, ADK Lumber City Operator, LLC, ADK LaGrange Operator, LLC, ADK Powder Springs Operator, LLC, ADK Thunderbolt Operator, LLC, Attalla Nursing ADK, LLC, Mountain Trace Nursing ADK, LLC, Mt. Kenn Nursing, LLC, Erin Nursing, LLC, CP Nursing, LLC Benton Nursing, LLC, Valley River Nursing, LLC, Park Heritage Nursing, LLC, Homestead Nursing, LLC, Woodland Manor Nursing, LLC, Mountain View Nursing, LLC, Little Rock HC&R Nursing, LLC, Glenvue H&R Nursing, LLC, Coosa Nursing ADK, LLC, QC Nursing, LLC, AdCare Health Systems, Inc., and The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.18 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014
10.234	Promissory Note, dated September 24, 2014, by and among Woodland Manor Nursing, LLC, Glenvue H&R Nursing, LLC and The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.19 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014
10.235	Guaranty of Payment and Performance, dated September 24, 2014, by and between AdCare Health Systems, Inc. and The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.20 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014

10.236	Loan and Security Agreement, dated September 24, 2014, by and among Woodland Manor Nursing, LLC, Glenvue H&R Nursing, LLC and The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.21 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014
10.237	Security Instrument, Mortgage & Deed of Trust, dated September 24, 2014, by and between Woodland Manor Property Holdings, LLC and Housing & Healthcare Finance, LLC.	Incorporated by reference to Exhibit 10.23 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014
10.238	Note, dated October 10, 2014, by and among AdCare Health Systems, Inc. and Riverchase Village ADK, LLC.	Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on October 17, 2014
10.239	Second Amended and Restated Note, dated October 10, 2014, by and among AdCare Health Systems, Inc. and Christopher F. Brogdon.	Incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K filed on October 17, 2014
10.240*	Executive Employment Agreement, dated October 10, 2014, by and among AdCare Health Systems, Inc. and William McBride III.	Incorporated by reference to Exhibit 99.4 of the Registrant’s Current Report on Form 8-K filed on October 17, 2014
10.241
Seventh Modification Agreement to Loan and Security Agreement, dated as of December 17, 2014 by and among ADK lumber city operator, LLC, ADK Lagrange operator, LLC , ADK Powder Springs Operator, LLC , ADK Thunderbolt Operator, LLC, Attalla Nursing ADK, LLC , Mountain Trace Nursing ADK, LLC, Mt. Kenn Nursing, LLC, Erin Nursing, LLC, CP Nursing, LLC, Benton Nursing, LLC, Valley River Nursing, LLC, Park Heritage Nursing, LLC, Homestead Nursing, LLC, Mountain View Nursing, LLC, Little Rock HC&R Nursing, LLC , Glenvue H&R Nursing, LLC and QC Nursing, LLC, AdCare Health Systems, Inc., and the Privatebank and Trust Company.
Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on December 22, 2014
10.242	Healthcare Facility Note, dated December 1, 2014, by and among Mt. Kenn Property Holdings, LLC and KeyBank National Association	Incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K filed on December 22, 2014
10.243	Healthcare Deed to Secure Debt, Security Agreement and Assignment of Rents, dated December 1, 2014, by and among Mt. Kenn Property Holdings, LLC and KeyBank National Association	Incorporated by reference to Exhibit 99.3 of the Registrant’s Current Report on Form 8-K filed on Decembr 22, 2014
10.244
Healthcare Regulatory Agreement, dated December 1, 2014, by and among Mt. Kenn Property Holdings, LLC, its successors, heirs, and assigns (jointly and severally) and the U.S. Department of Housing and Urban Development.
Incorporated by reference to Exhibit 99.4 of the Registrant’s Current Report on Form 8-K filed on December 22, 2014
10.245	Modification of Mortgage Note Agreement, dated as of October 1, 2014, by and between Hearth & Care of Greenfield, LLC. and Red Mortgage Capital, Inc.	Incorporated by reference to Exhibit 10.359 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.246	Modification of Mortgage Note Agreement, dated as of October 1, 2014, by and between The Pavilion Care Center, LLC. and Red Mortgage Capital, Inc.	Incorporated by reference to Exhibit 10.360 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.247	Modification Agreement, dated as of October 1, 2014, by and among Hearth & Care of Greenfield, LLC., Red Mortgage Capital, Inc., and the U.S. Department of Housing and Urban Development	Incorporated by reference to Exhibit 10.361 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.248	Modification Agreement, dated as of October 1, 2014, by and among The Pavilion Care Center, LLC., Red Mortgage Capital, Inc., and the U.S. Department of Housing and Urban Development	Incorporated by reference to Exhibit 10.362 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.249	Sublease Agreement, dated as of January 16, 2015, by and among Woodland Hills HC Property Holdings, LLC, Woodland Hills HC Nursing, LLC and Highlands of Little Rock Riley, LLC	Incorporated by reference to Exhibit 10.363 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.250	Sublease Agreement, dated as of January 16, 2015, by and among Little Rock HC&R Property Holdings, LLC, Little Rock HC&R Nursing, LLC and Highlands of Little Rock West Markham, LLC	Incorporated by reference to Exhibit 10.364 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014

10.251	Sublease Agreement, dated as of January 16, 2015, by and among Mt. V Property Holdings, LLC, Mountain View Nursing, LLC and Highlands of Mountain View SNF, LLC	Incorporated by reference to Exhibit 10.365 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.252	Sublease Agreement, dated as of January 16, 2015, by and among Valley River Property Holdings, LLC, Valley River Nursing, LLC and Highlands of Fort Smith, LLC	Incorporated by reference to Exhibit 10.366 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.253	Sublease Agreement, dated as of January 16, 2015, by and among Park Heritage Property Holdings, LLC, Park Heritage Nursing, LLC and Highlands of Rogers Dixieland, LLC	Incorporated by reference to Exhibit 10.367 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.254	Sublease Agreement, dated as of January 16, 2015, by and among Homestead Property Holdings, LLC, Homestead Nursing, LLC and Highlands of Stamps, LLC	Incorporated by reference to Exhibit 10.368 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.255	Sublease Agreement, dated as of January 16, 2015, by and among Benton Property Holdings, LLC, Benton Nursing, LLC and Highlands of Bentonville, LLC	Incorporated by reference to Exhibit 10.369 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.256	Sublease Agreement, dated as of January 16, 2015, by and among Mountain Top Property Holdings, LLC, Mountain Top ALF, LLC and Highlands of Mountain View RCF, LLC	Incorporated by reference to Exhibit 10.370 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.257	Sublease Agreement, dated as of January 16, 2015, by and among APH&R Property Holdings, LLC, APH&R Nursing, LLC and Highlands of Little Rock South Cumberland, LLC	Incorporated by reference to Exhibit 10.371 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.258	Sublease Agreement, dated as of January 16, 2015, by and among Northridge HC&R Property Holdings, LLC, Northridge HC&R Nursing, LLC and Highlands of North Little Rock John Ashley, LLC	Incorporated by reference to Exhibit 10.372 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.259	Loan Agreement, dated January 30, 2015, by and among Georgetown HC&R Property Holdings, LLC, Sumter Valley Property Holdings, LLC and The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.373 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.260	Promissory Note, dated January 30, 2015, issued by Georgetown HC&R Property Holdings, LLC, and Sumter Valley Property Holdings, LLC to The PrivateBank and Trust Company in the amount of $9,300,000	Incorporated by reference to Exhibit 10.374 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.261	Guaranty of Payment and Performance, dated January 30, 2015, issued by AdCare Health Systems, Inc. to and for the benefit of The PrivateBank and Trust Company in the amount of $9,300,000	Incorporated by reference to Exhibit 10.375 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.262
Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated January 30, 2015, by Georgetown HC&R Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.376 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.263
Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated January 30, 2015, by Sumter Valley Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.377 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.264	Seventh Amendment to Credit Agreement, dated January 30, 2015, by and between ADK Bonterra/Parkview, LLC and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.378 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.265	Fourth Amendment to Credit Agreement, dated January 30, 2015, by and among NW 61st Nursing, LLC, Georgetown HC&R Nursing, LLC, Sumter N&R, LLC and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.379 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014

10.266	Sublease Agreement, dated as of January 31, 2015, by and between ADK Georgia, LLC. and 3460 Powder Springs Road Associates, L.P.	Incorporated by reference to Exhibit 10.380 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.267	Sublease Agreement, dated as of January 31, 2015, by and between ADK Georgia, LLC. and 3223 Falligant Avenue Associates, L.P.	Incorporated by reference to Exhibit 10.381 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.268	Promissory Note for exit fees (Northridge), dated February 25, 2015, issued by AdCare Health Systems, Inc. to KeyBank National Association in the amount of $170,000	Incorporated by reference to Exhibit 10.382 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.269	Promissory Note for exit fees (Cumberland), dated February 25, 2015, issued by AdCare Health Systems, Inc. to KeyBank National Association in the amount of $170,000	Incorporated by reference to Exhibit 10.383 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.270	Promissory Note for exit fees (River Valley), dated February 25, 2015, issued by AdCare Health Systems, Inc. to KeyBank National Association in the amount of $170,000	Incorporated by reference to Exhibit 10.384 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.271	Promissory Note for exit fees (Sumter Valley), dated February 25, 2015, issued by AdCare Health Systems, Inc. to KeyBank National Association in the amount of $170,000	Incorporated by reference to Exhibit 10.385 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.272
Loan Agreement, dated February 25, 2015, by and among APH&R Property Holdings, LLC, Northridge HC&R Property Holdings, LLC, Woodland Hills HC Property Holdings, LLC, and The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.386 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.273
Promissory Note, dated February 25, 2015, issued by APH&R Property Holdings, LLC, Northridge HC&R Property Holdings, LLC, and Woodland Hills HC Property Holdings, LLC to The PrivateBank and Trust Company in the amount of $12,000,000
Incorporated by reference to Exhibit 10.387 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.274
Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated February 25, 2015, by Woodland Hills HC Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.388 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.275	Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated February 25, 2015, by APH&R Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.389 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.276	Guaranty of Payment and Performance, dated February 25, 2015, issued by AdCare Health Systems, Inc. to and for the benefit of The PrivateBank and Trust Company in the amount of $12,000,000	Incorporated by reference to Exhibit 10.390 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.277	Absolute Assignment of Rents and Leases, dated February 25, 2015, by Woodland Hills HC Property Holdings, LLC, to and for the benefit of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.391 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.278	Absolute Assignment of Rents and Leases, dated February 25, 2015, by APH&R Property Holdings, LLC, to and for the benefit of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.392 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.279	Amendment to Promissory Note, dated March 25, 2015, by and between Riverchase Village ADK, LLC and Adcare Health Systems, Inc.	Incorporated by reference to Exhibit 10.393 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.280	Amendment to Second Amended and Restated Note, dated March 25, 2015, by and between Christopher F. Brogdon and Adcare Health Systems, Inc.	Incorporated by reference to Exhibit 10.394 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014

10.281
Third Amendment, dated March 25, 2015, by and among BAN NH, LLC, Senior NH, LLC, Oak Lake, LLC, Kenmetal, LLC, Living Center, LLC, Meeker Nursing, LLC, MCL Nursing, LLC, Harrah Whites Meadows Nursing, LLC, Meeker Property Holdings, LLC, McLoud Property Holdings, LLC, Harrah Property Holdings, LLC, GL Nursing, LLC, Christopher F. Brogdon, AdCare Oklahoma Management, LLC, AdCare Administrative Services, LLC, AdCare Health Systems, Inc., and Hearth & Home of Ohio, Inc.
Incorporated by reference to Exhibit 10.395 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.282*	First Amendment to Executive Employment Agreement, dated March 25, 2015, by and among AdCare Health Systems, Inc. and William McBride, III	Incorporated by reference to Exhibit 10.396 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.283*	Employment Agreement between AdCare Health Systems, Inc. and Allan J. Rimland, dated March 25, 2015	Incorporated by reference to Exhibit 10.397 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.284
Settlement Agreement and Release dated March 30, 2015, by and among Troy Clanton, Rose Rabon and South Star Services, Inc., and Chris Brogdon , Connie Brogdon, Kenmetal, LLC, Senior NH, LLC, BAN NH, LLC, Living Center, LLC, and Oak Lake, LLC, and Adcare Oklahoma Management, LLC, Adcare Health Systems, Inc., Adcare Property Holdings, LLC, and Boyd Gentry
Incorporated by reference to Exhibit 10.398 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.285
Settlement Agreement and Release dated March 30, 2015, by and among Starr Indemnity & Liability Company, Columbia Casualty Company, Chris Brogdon, Connie Brogdon, Kenmetal, LLC, Senior NH, LLC, BAN NH, LLC, Living Center, LLC, and Oak Lake, LLC, and AdCare Oklahoma Management, LLC, AdCare Health Systems, Inc., AdCare Property Holdings, LLC, and Boyd Gentry
Incorporated by reference to Exhibit 10.399 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.286
Settlement and Indemnification Agreement dated March 26, 2015, by and between Adcare Health Systems, Inc and its wholly owned subsidiaries and affiliates and Chris Brogdon and any affiliates or entities in which Chris Brogdon has an ownership interest
Incorporated by reference to Exhibit 10.400 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.287	Asset Purchase Agreement by and between CSCC Property Holdings, LLC, and Gracewood Manor, LLC, dated March 17, 2015	Incorporated by reference to Exhibit 10.401 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.288	Security Instrument, Mortgage & Deed of Trust, dated September 24, 2014, by and between Glenvue H&R Property Holdings, LLC and Housing & Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.24 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014
10.289	Healthcare Regulatory Agreement - Borrower, dated September 24, 2014, by and between Woodland Manor Property Holdings, LLC and The U.S. Department of Housing and Urban Development	Incorporated by reference to Exhibit 10.25 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014
10.290	Healthcare Regulatory Agreement - Borrower, dated September 24, 2014, by and between Glenvue H&R Property Holdings, LLC and U.S. Department of Housing and Urban Development	Incorporated by reference to Exhibit 10.26 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014
10.291	Healthcare Facility Note, dated September 24, 2014, by and between Woodland Manor Property Holdings, LLC and Housing & Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.27 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014
10.292	Healthcare Facility Note, dated September 24, 2014, by and between Glenvue H&R Property Holdings, LLC and Housing & Healthcare Finance, LLC.	Incorporated by reference to Exhibit 10.28 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014
10.293	Lease Agreement, dated February 27, 2015, by and between Georgetown HC&R Property Holdings, LLC and Blue Ridge in Georgetown LLC	Incorporated by reference to Exhibit 10.408 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014

10.294	First Amendment to Lease Agreement, dated March 20, 2015, by and between Georgetown HC&R Property Holdings, LLC and Blue Ridge in Georgetown, LLC	Incorporated by reference to Exhibit 10.409 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.295	Lease Agreement, dated February 27, 2015 by and between Sumter Valley Property Holdings, LLC and Blue Ridge of Sumter LLC	Incorporated by reference to Exhibit 10.410 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.296	First Lease Amendment to Lease Agreement, dated March 20, 2015, by and between Sumter Valley Property Holdings, LLC and Blue Ridge of Sumter, LLC	Incorporated by reference to Exhibit 10.411 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.297	Lease Agreement dated February 27, 2015 by and between Mountain Trace Nursing ADK, LLC and Blue Ridge on the Mountain LLC	Incorporated by reference to Exhibit 10.412 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.298	First Amendment to Lease Agreement, dated March 20, 2015 by and between Mountain Trace Nursing ADK,LLC and Blue Ridge on the Mountain , LLC	Incorporated by reference to Exhibit 10.413 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.299	Sublease Agreement, dated July 1, 2014 by and between ADK Georgia, LLC, and C.R. of Thomasville, LLC	Incorporated by reference to Exhibit 10.414 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.300	Lease Agreement, dated September 22, 2014 by and between Coosa Nursing ADK, LLC, and C.R. of Coosa Valley, LLC	Incorporated by reference to Exhibit 10.415 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.301	Lease Agreement, dated September 22, 2014 by and between Attalla Nursing ADK, LLC and C.R. of Attalla, LLC	Incorporated by reference to Exhibit 10.416 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.302	Sublease Agreement, dated February 18, 2015 by and between CP Nursing, LLC and C.R. of College Park, LLC	Incorporated by reference to Exhibit 10.417 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014
10.303	First Amendment to Sublease Agreement, dated February 27, 2015, by and among Little Rock HC&R Property Holdings, LLC, Little Rock HC&R Nursing, LLC and Highlands of Little Rock West Markham, LLC	Incorporated by reference to Exhibit 99.12 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.304	First Amendment to Sublease Agreement, dated February 27, 2015, by and among Northridge HC&R Property Holdings, LLC, Northridge HC&R Nursing, LLC and Highlands of North Little Rock John Ashley, LLC	Incorporated by reference to Exhibit 99.13 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.305	First Amendment to Sublease Agreement, dated February 27, 2015, by and among Woodland Hills HC Property Holdings, LLC, Woodland Hills HC Nursing, LLC and Highlands of Little Rock Riley, LLC	Incorporated by reference to Exhibit 99.14 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.306	First Amendment to Sublease Agreement, dated February 27, 2015, by and among Homestead Property Holdings, LLC, Homestead Nursing, LLC and Highlands of Stamps, LLC	Incorporated by reference to Exhibit 99.15 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.307	First Amendment to Sublease Agreement, dated February 27, 2015, by and among Mt. View Property Holdings, LLC, Mountain View Nursing, LLC and Highlands of Mountain View SNF, LLC	Incorporated by reference to Exhibit 99.16 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.308	First Amendment to Sublease Agreement, dated February 27, 2015, by and among Park Heritage Property Holdings, LLC, Park Heritage Nursing, LLC and Highlands of Rogers Dixieland, LLC	Incorporated by reference to Exhibit 99.17 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.309	First Amendment to Sublease Agreement, dated February 27, 2015, by and among APH&R Property Holdings, LLC, APH&R Nursing, LLC and Highlands of Little Rock South Cumberland, LLC	Incorporated by reference to Exhibit 99.18 of the Registrant's Current Report on Form 8-K filed on May 6, 2015

10.310	First Amendment to Sublease Agreement, dated February 27, 2015, by and among Mountain Top Property Holdings, LLC, Mountain Top ALF, LLC and Highlands of Mountain View RCF, LLC	Incorporated by reference to Exhibit 99.19 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.311	Second Amendment to Sublease Agreement, dated March 31, 2015, by and among Little Rock HC&R Property Holdings, LLC, Little Rock HC&R Nursing, LLC and Highlands of Little Rock West Markham, LLC	Incorporated by reference to Exhibit 99.20 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.312	Second Amendment to Sublease Agreement, dated March 31, 2015, by and among Northridge HC&R Property Holdings, LLC, Northridge HC&R Nursing, LLC and Highlands of North Little Rock John Ashley, LLC	Incorporated by reference to Exhibit 99.21 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.313	Second Amendment to Sublease Agreement, dated March 31, 2015, by and among Woodland Hills HC Property Holdings, LLC, Woodland Hills HC Nursing, LLC and Highlands of Little Rock Riley, LLC	Incorporated by reference to Exhibit 99.22 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.314	Second Amendment to Sublease Agreement, dated March 31, 2015, by and among Homestead Property Holdings, LLC, Homestead Nursing, LLC and Highlands of Stamps, LLC	Incorporated by reference to Exhibit 99.23 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.315	Second Amendment to Sublease Agreement, dated March 31, 2015, by and among Mt. View Property Holdings, LLC, Mountain View Nursing, LLC and Highlands of Mountain View SNF, LLC	Incorporated by reference to Exhibit 99.24 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.316	Second Amendment to Sublease Agreement, dated March 31, 2015, by and among Park Heritage Property Holdings, LLC, Park Heritage Nursing, LLC and Highlands of Rogers Dixieland, LLC	Incorporated by reference to Exhibit 99.25 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.317	Second Amendment to Sublease Agreement, dated March 31, 2015, by and among APH&R Property Holdings, LLC, APH&R Nursing, LLC and Highlands of Little Rock South Cumberland, LLC	Incorporated by reference to Exhibit 99.26 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.318	Second Amendment to Sublease Agreement, dated March 31, 2015, by and among Mountain Top Property Holdings, LLC, Mountain Top ALF, LLC and Highlands of Mountain View RCF, LLC	Incorporated by reference to Exhibit 99.27 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.319	Third Amendment to Sublease Agreement, dated April 30, 2015, by and among Little Rock HC&R Property Holdings, LLC, Little Rock HC&R Nursing, LLC and Highlands of Little Rock West Markham, LLC	Incorporated by reference to Exhibit 99.28 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.320	Third Amendment to Sublease Agreement, dated April 30, 2015, by and among Northridge HC&R Property Holdings, LLC, Northridge HC&R Nursing, LLC and Highlands of North Little Rock John Ashley, LLC	Incorporated by reference to Exhibit 99.29 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.321	Third Amendment to Sublease Agreement, dated April 30, 2015, by and among Woodland Hills HC Property Holdings, LLC, Woodland Hills HC Nursing, LLC and Highlands of Little Rock Riley, LLC	Incorporated by reference to Exhibit 99.30 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.322	Third Amendment to Sublease Agreement, dated April 30, 2015, by and among Homestead Property Holdings, LLC, Homestead Nursing, LLC and Highlands of Stamps, LLC	Incorporated by reference to Exhibit 99.31 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.323	Third Amendment to Sublease Agreement, dated April 30, 2015, by and among Mt. View Property Holdings, LLC, Mountain View Nursing, LLC and Highlands of Mountain View SNF, LLC	Incorporated by reference to Exhibit 99.32 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.324	Third Amendment to Sublease Agreement, dated April 30, 2015, by and among Park Heritage Property Holdings, LLC, Park Heritage Nursing, LLC and Highlands of Rogers Dixieland, LLC	Incorporated by reference to Exhibit 99.33 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.325	Third Amendment to Sublease Agreement, dated April 30, 2015, by and among APH&R Property Holdings, LLC, APH&R Nursing, LLC and Highlands of Little Rock South Cumberland, LLC	Incorporated by reference to Exhibit 99.34 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.326	Third Amendment to Sublease Agreement, dated April 30, 2015, by and among Mountain Top Property Holdings, LLC, Mountain Top ALF, LLC and Highlands of Mountain View RCF, LLC	Incorporated by reference to Exhibit 99.35 of the Registrant's Current Report on Form 8-K filed on May 6, 2015

10.327	Amended and Restated Promissory Note for exit fees (Cumberland), dated April 3, 2015, by and among AdCare Health Systems, Inc. and KeyBank National Association	Incorporated by reference to Exhibit 10.25 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015
10.328	Amended and Restated Promissory Note for exit fees (Northridge), dated April 3, 2015, by and among AdCare Health Systems, Inc. and KeyBank National Association	Incorporated by reference to Exhibit 10.26 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015
10.329	Amended and Restated Promissory Note for exit fees (River Valley), dated April 3, 2015, by and among AdCare Health Systems, Inc. and KeyBank National Association	Incorporated by reference to Exhibit 10.27 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015
10.330	Amended and Restated Promissory Note for exit fees (Sumter Valley), dated April 3, 2015, by and among AdCare Health Systems, Inc. and KeyBank National Association	Incorporated by reference to Exhibit 10.28 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015
10.331	Promissory Note for exit fees (Stone County), dated April 3, 2015, by and among AdCare Health Systems, Inc. and KeyBank National Association	Incorporated by reference to Exhibit 10.29 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015
10.332	Eighth Amendment to Credit Agreement, dated March 25, 2015, by and among ADK Bonterra/Parkview, LLC and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.30 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015
10.333	Fifth Amendment to Credit Agreement, dated March 25, 2015, by and among NW 61ST Nursing, LLC, Georgetown HC&R Nursing, LLC, Sumter N&R, LLC and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.31 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015
10.334
Ninth Modification Agreement to Loan and Security Agreement, dated May 1, 2015, by and among ADK Lumber City Operator, LLC, ADK LaGrange Operator, LLC , ADK Powder Springs Operator, LLC, ADK Thunderbolt Operator, LLC, Attalla Nursing ADK, LLC , Mountain Trace Nursing ADK, LLC, Erin Nursing, LLC, CP Nursing, LLC, Benton Nursing, LLC, Valley River Nursing, LLC, Park Heritage Nursing, LLC, Homestead Nursing, LLC, Mountain View Nursing, LLC, Little Rock HC&R Nursing, LLC , Coosa Nursing ADK, LLC and QC Nursing, LLC, AdCare Health Systems, Inc., and the Privatebank and Trust Company.
Incorporated by reference to Exhibit 10.32 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015
10.335
Eighth Modification Agreement to Loan and Security Agreement, dated as of April 1, 2015 by and among ADK Lumber City Operator, LLC, ADK Lagrange Operator, LLC , ADK Powder Springs Operator, LLC , ADK Thunderbolt Operator, LLC, Attalla Nursing ADK, LLC , Mountain Trace Nursing ADK, LLC, Mt. Kenn Nursing, LLC, Erin Nursing, LLC, CP Nursing, LLC, Benton Nursing, LLC, Valley River Nursing, LLC, Park Heritage Nursing, LLC, Homestead Nursing, LLC, Mountain View Nursing, LLC, Little Rock HC&R Nursing, LLC , Glenvue H&R Nursing, LLC and QC Nursing, LLC, AdCare Health Systems, Inc., and the Privatebank and Trust Company.
Incorporated by reference to Exhibit 99.2 of the Registrant's Current Report on Form 8-K filed on April 7, 2015
10.336	Sublease Agreement, dated April 1, 2015, by and between ADK Georgia, LLC and C.R. of Lagrange, LLC	Incorporated by reference to Exhibit 99.10 of the Registrant's Current Report on Form 8-K filed on April 7, 2015
10.337	Sublease Termination Agreement, dated April 30, 2015, by and among Benton Property Holdings, LLC, Benton Nursing, LLC, and Highlands of Bentonville, LLC	Incorporated by reference to Exhibit 99.36 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.338	Sublease Termination Agreement, dated April 30, 2015, by and among Valley River Property Holdings, LLC, Valley River Nursing, LLC, and Highlands of Fort Smith, LLC	Incorporated by reference to Exhibit 99.37 of the Registrant's Current Report on Form 8-K filed on May 6, 2015
10.339	Lease Inducement Fee Agreement, dated April 30, 2015, by and between AdCare Health Systems, Inc. and Aria Health Consulting, LLC	Incorporated by reference to Exhibit 99.38 of the Registrant's Current Report on Form 8-K filed on May 6, 2015

10.340	Sublease Agreement, dated May 1, 2015 by and between NW 61st Nursing, LLC and Southwest LTC-NW OKC, LLC	Incorporated by reference to Exhibit 10.83 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015
10.341	Sublease Agreement, dated May 1, 2015 by and between QC Nursing, LLC and Southwest LTC-Quail Creek, LLC	Incorporated by reference to Exhibit 10.84 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015
10.342	Fifth Modification Agreement, dated May 1, 2015, by and among Little Rock HC&R Property Holdings, LLC, AdCare Health Systems, Inc., Little Rock HC&R Nursing, LLC, and The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.85 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015
10.343
Loan Modification Agreement, dated May 1, 2015, by and among Benton Property Holdings, LLC, Park Heritage Property Holdings, LLC and Valley River Property Holdings, LLC, as borrowers; AdCare Health Systems, Inc., Benton Nursing, LLC, Park Heritage Nursing, LLC, and Valley River Nursing, LLC, as Guarantors; and The PrivateBank and Trust Company, as lender
Incorporated by reference to Exhibit 10.86 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015
10.344	Underwriting Agreement, dated April 8, 2015, by and between AdCare Health Systems, Inc. and MLV & Co. LLC, as the representative of the several underwriters named therein.	Incorporated by reference to Exhibit 1.1 of the Registrant's Current Report on Form 8-K filed on April 13, 2015
10.345	Fourth Amendment to Credit Agreement, dated May 30, 2013, by and between ADK Bonterra/Parkview, LLC and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.6 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013
10.346	Second Amendment to Lease Agreement, dated May 31, 2015 by and between Mountain Trace Nursing ADK,LLC and Blue Ridge on the Mountain, LLC	Incorporated by reference to Exhibit 10.7 of the Registrant's Current Report on Form 8-K filed on June 5, 2015
10.347	Sublease Agreement, dated July 1, 2015 by and between 2014 HUD Master Tenant, LLC and C.R. of Glenvue, LLC	Incorporated by reference to Exhibit 99.2 of the Registrant's Current Report on Form 8-K filed on July 7, 2015
10.348	Underwriting Agreement, dated May 28, 2015, by and between AdCare Health Systems, Inc and MLV & Co. LLC, as the representative of the several underwriters named therein.	Incorporated by reference to Exhibit 1.1 of the Registrant's Current Report on Form 8-K filed on June 2, 2015
10.349	At Market Issuance Sales Agreement, dated July 21, 2015, between AdCare Health Systems, Inc. and MLV & Co. LLC.	Incorporated by reference to Exhibit 1.1 of the Registrant's Current Report on Form 8-K filed on July 22, 2015
10.350	At Market Issuance Sales Agreement, dated July 21, 2015, between AdCare Health Systems, Inc. and JMP Securities LLC.	Incorporated by reference to Exhibit 1.2 of the Registrant's Current Report on Form 8-K filed on July 22, 2015
10.351	Sublease Agreement, dated August 1, 2015, by and between AdCare Health Systems, Inc. and CC SNF, LLC.	Incorporated by reference to Exhibit 99.2 of the Registrant's Current Report on Form 8-K filed on August 5, 2015
10.352	Sublease Agreement, dated August 1, 2015, by and between Eaglewood Village, LLC and EW ALF, LLC.	Incorporated by reference to Exhibit 99.3 of the Registrant's Current Report on Form 8-K filed on August 5, 2015
10.353	Sublease Agreement, dated August 1, 2015, by and between RMC HUD Master Tenant, LLC and HC SNF, LLC.	Incorporated by reference to Exhibit 99.4 of the Registrant's Current Report on Form 8-K filed on August 5, 2015
10.354	Sublease Agreement, dated August 1, 2015, by and between RMC HUD Master Tenant, LLC and PV SNF, LLC.	Incorporated by reference to Exhibit 99.5 of the Registrant's Current Report on Form 8-K filed on August 5, 2015
10.355	Sublease Agreement, dated August 1, 2015, by and between 2014 HUD Master Tenant, LLC and EW SNF, LLC.	Incorporated by reference to Exhibit 99.6 of the Registrant's Current Report on Form 8-K filed on August 5, 2015
10.356	Lease Inducement Fee Agreement, dated August 1, 2015, by and between the AdCare Health Systems, Inc. and PWW Healthcare, LLC, PV SNF, LLC, HC SNF, LLC, EW SNF, LLC, and EW ALF, LLC.	Incorporated by reference to Exhibit 99.7 of the Registrant's Current Report on Form 8-K filed on August 5, 2015

10.357
Tenth Modification Agreement to Loan and Security Agreement, dated July 30, 2015, by and among ADK Lumber City Operator, LLC, ADK LaGrange Operator, LLC , ADK Powder Springs Operator, LLC, ADK Thunderbolt Operator, LLC, Attalla Nursing ADK, LLC , Mountain Trace Nursing ADK, LLC, Erin Nursing, LLC, CP Nursing, LLC, Benton Nursing, LLC, Valley River Nursing, LLC, Park Heritage Nursing, LLC, Homestead Nursing, LLC, Mountain View Nursing, LLC, Little Rock HC&R Nursing, LLC , Coosa Nursing ADK, LLC and QC Nursing, LLC, AdCare Health Systems, Inc., and the Privatebank and Trust Company.
Incorporated by reference to Exhibit 10.100 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015
10.358	Promissory Note, dated July 17, 2015, by and between Highlands Arkansas Holdings, LLC and AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 10.101 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015
10.359	Letter Agreement to the Equitable Adjustments, dated July 17, 2015, by and between AdCare Health Systems, Inc. and Highlands Arkansas Holdings, LLC.	Incorporated by reference to Exhibit 10.102 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015
10.360	Promissory Note, dated August 1, 2015, by and between PWW Healthcare, LLC, PV SNF, LLC, HC SNF, LLC, CC SNF, LLC EW SNF, LLC, and EW ALF, LLC, and AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 10.103 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015
10.361	Sublease Agreement, dated July 20, 2015, by and between ADK Bonterra/Parkview, LLC and 2801 Felton Avenue, L.P., and 460 Auburn Avenue, L.P.	Incorporated by reference to Exhibit 10.104 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015
10.362	Amendment to Subordinated Convertible Note, dated July 30, 2015, by and between AdCare Health Systems, Inc. and Cantone Asset Management LLC and Cantone Research, Inc.	Incorporated by reference to Exhibit 10.105 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015
10.363
First Amendment to Promissory Note, dated August 12, 2015, by and among CSCC Property Holdings, LLC and CSCC Nursing, LLC, AdCare Health Systems, Inc. and AdCare Oklahoma Management, LLC, and Contemporary Healthcare Senior Lien I, L.P.
Incorporated by reference to Exhibit 10.106 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015
10.364	Asset Purchase Agreement, dated June 11, 2015, by and between Riverchase Village ADK, LLC and Omega Communities, LLC.	Incorporated by reference to Exhibit 10.107 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015
10.365	First Amendment to Asset Purchase Agreement, dated August 6, 2015, by and between Riverchase Village ADK, LLC and Omega Communities, LLC.	Incorporated by reference to Exhibit 10.108 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015
10.366	Sublease Agreement, dated July 17, 2015, by and among Valley River Property Holdings, LLC,Valley River Nursing, LLC and Highlands of Fort Smith, LLC	Incorporated by reference to Exhibit 10.109 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015
10.367	Second Amendment to Lease, dated as of August 14, 2015, between William M. Foster and ADK Georgia, LLC	Incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 8-K filed on August 18, 2015
10.368	Lease Guaranty made by AdCare Health Systems, Inc. for the benefit of William M. Foster, effective August 14, 2015	Incorporated by reference to Exhibit 99.2 of the Registrant's Current Report on Form 8-K filed on August 18, 2015
10.369	Sublease Agreement, dated October 1, 2015, by and between KB HUD Master Tenant 2014, LLC, and C.R. of Autumn Breeze, LLC	Incorporated by reference to Exhibit 99.2 of the Registrant's Current Report on Form 8-K filed on October 6, 2015
10.370	First Amendment to Sublease Agreement, dated October 6, 2015, by and among Valley River Property Holdings, LLC, Valley River Nursing, LLC and Highlands of Fort Smith, LLC	Incorporated by reference to Exhibit 99.3 of the Registrant's Current Report on Form 8-K filed on November 3, 2015

10.371	Fourth Amendment to Sublease Agreement, dated October 6, 2015, by and among Little Rock HC&R Property Holdings, LLC, Little Rock HC&R Nursing, LLC and Highlands of Little Rock West Markham, LLC	Incorporated by reference to Exhibit 10.114 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.372	Fourth Amendment to Sublease Agreement, dated October 6, 2015, by and among Northridge HC&R Property Holdings, LLC, Northridge HC&R Nursing, LLC and Highlands of North Little Rock John Ashley, LLC	Incorporated by reference to Exhibit 10.115 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.373	Fourth Amendment to Sublease Agreement, dated October 6, 2015, by and among Woodland Hills HC Property Holdings, LLC, Woodland Hills HC Nursing, LLC and Highlands of Little Rock Riley, LLC	Incorporated by reference to Exhibit 10.116 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.374	Fourth Amendment to Sublease Agreement, dated October 6, 2015, by and among Homestead Property Holdings, LLC, Homestead Nursing, LLC and Highlands of Stamps, LLC	Incorporated by reference to Exhibit 10.117 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.375	Fourth Amendment to Sublease Agreement, dated October 6, 2015, by and among Mt. View Property Holdings, LLC, Mountain View Nursing, LLC and Highlands of Mountain View SNF, LLC	Incorporated by reference to Exhibit 10.118 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.376	Fourth Amendment to Sublease Agreement, dated October 6, 2015, by and among Park Heritage Property Holdings, LLC, Park Heritage Nursing, LLC and Highlands of Rogers Dixieland, LLC	Incorporated by reference to Exhibit 10.119 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.377	Fourth Amendment to Sublease Agreement, dated October 6, 2015, by and among APH&R Property Holdings, LLC, APH&R Nursing, LLC and Highlands of Little Rock South Cumberland, LLC	Incorporated by reference to Exhibit 10.120 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.378	Fourth Amendment to Sublease Agreement, dated October 6, 2015, by and among Mountain Top Property Holdings, LLC, Mountain Top ALF, LLC and Highlands of Mountain View RCF, LLC	Incorporated by reference to Exhibit 10.121 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.379	Second Amendment to Asset Purchase Agreement, dated September 30, 2015, by and between CSCC Property Holdings, LLC, and Gracewood Manor, LLC	Incorporated by reference to Exhibit 99.6 of the Registrant's Current Report on Form 8-K filed on November 3, 2015
10.380	Second Amendment to Asset Purchase Agreement, dated September 30, 2015, by and between Riverchase Village ADK, LLC and Omega Communities, LLC	Incorporated by reference to Exhibit 10.123 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.381	Second Amendment to Lease Agreement, dated September 14, 2015, by and between Coosa Nursing ADK, LLC and C.R. of Coosa Valley, LLC	Incorporated by reference to Exhibit 10.124 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.382	Second Amendment to Lease Agreement, dated September 14, 2015, by and between Attalla Nursing ADK, LLC and C.R. of Attalla, LLC	Incorporated by reference to Exhibit 10.125 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.383	First Amendment to Lease Agreement, dated August 14, 2015, by and between 2014 HUD Master Tenant, LLC and C.R. of Glenvue, LLC	Incorporated by reference to Exhibit 10.126 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.384	Second Amendment to Lease Agreement, dated September 24, 2015, by and between Georgetown HC&R Property Holdings, LLC and Blue Ridge in Georgetown, LLC	Incorporated by reference to Exhibit 10.127 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.385	First Amendment to Sublease Agreement, dated September 10, 2015, by and between ADK Georgia, LLC and LC SNF, LLC	Incorporated by reference to Exhibit 10.128 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015

10.386	First Amendment to Sublease Agreement, dated September 14, 2015, by and between ADK Georgia, LLC and C.R. of LaGrange, LLC	Incorporated by reference to Exhibit 10.129 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.387	First Amendment to Sublease Agreement, dated September 23, 2015, by and between ADK Georgia, LLC and 3460 Powder Springs Road Associates, L.P.	Incorporated by reference to Exhibit 10.130 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.388	First Amendment to Sublease Agreement, dated September 23, 2015, by and between ADK Georgia, LLC and 3223 Falligant Avenue Associates, L.P.	Incorporated by reference to Exhibit 10.131 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.389	Third Amendment to Sublease Agreement, dated September 9, 2015, by and between ADK Georgia, LLC and C.R. of Thomasville, LLC	Incorporated by reference to Exhibit 10.132 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.390	First Amendment to Sublease Agreement, dated September 1, 2015, by and between ADK Bonterra/Parkview, LLC and 2801 Felton Avenue, L.P., and 460 Auburn Avenue, L.P.	Incorporated by reference to Exhibit 10.133 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.391	Second Amended and Restated Note, dated November 2, 2015, by and between Riverchase Village ADK, LLC and AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 10.134 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.392
Modification Agreement, dated October 30, 2015, by and among APH&R Property Holdings, LLC, HC&R Property Holdings, LLC, and Woodland Hills HC Property Holdings, LLC, AdCare Health Systems, Inc., and The PrivateBank and Trust Company.
Incorporated by reference to Exhibit 10.135 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.393
Second Modification Agreement, dated October 30, 2015, by and among Benton Property Holdings, LLC, Park Heritage Property Holdings, LLC, and Valley River Property Holdings, LLC, AdCare Health Systems, Inc., Benton Nursing, LLC, Park Heritage Nursing, LLC, and Valley River Nursing, LLC, and The PrivateBank and Trust Company.
Incorporated by reference to Exhibit 10.136 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.394
Sixth Modification Agreement, dated October 30, 2015, by and among Little Rock HC&R Property Holdings, LLC, AdCare Health Systems, Inc., Little Rock HC&R Nursing, LLC, and The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.137 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.395
Eleventh Modification Agreement to Loan and Security Agreement, dated July 30, 2015, by and among ADK Lumber City Operator, LLC, ADK LaGrange Operator, LLC , ADK Powder Springs Operator, LLC, ADK Thunderbolt Operator, LLC, Attalla Nursing ADK, LLC, Mountain Trace Nursing ADK, LLC, Erin Nursing, LLC, CP Nursing, LLC, Benton Nursing, LLC, Valley River Nursing, LLC, Park Heritage Nursing, LLC, Homestead Nursing, LLC, Mountain View Nursing, LLC, Little Rock HC&R Nursing, LLC , Coosa Nursing ADK, LLC and QC Nursing, LLC, AdCare Health Systems, Inc., and the Privatebank and Trust Company.
Incorporated by reference to Exhibit 10.138 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.396	Second Amendment to Third Amended and Restated Multiple Facilities Lease, dated September 1, 2015, by and between Georgia Lessor - Bonterra/Parkview, LLC and ADK Bonterra/Parkview, LLC.	Incorporated by reference to Exhibit 10.139 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.397	Amendment Regarding Lease and Sublease, dated August 1, 2015, by and among Covington Realty, LLC, and Adcare Health Systems, Inc. and CC SNF, LLC	Incorporated by reference to Exhibit 10.140 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.398
Master Sublease Agreement, dated November 3, 2015, by and among ADK Georgia, LLC, and Jeffersonville Healthcare & Rehab, LLC, Oceanside Healthcare & Rehab, LLC, and Savannah Beach Healthcare & Rehab, LLC.
Incorporated by reference to Exhibit 10.141 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015

10.399
Replacement Promissory Note, dated November 1, 2015, by and between New Beginnings Care, LLC, Jeffersonville Healthcare & Rehab, LLC, Oceanside Healthcare & Rehab, LLC, and Savannah Beach Healthcare & Rehab, LLC, and AdCare Health Systems, Inc.
Incorporated by reference to Exhibit 10.142 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.400	Amended and Restated Note, dated October 1, 2015, by and between Riverchase Village ADK, LLC and AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 10.143 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015
10.401
Master Lease Agreement, dated February 5, 2016 by and among Valley River Property Holdings, LLC, Homestead Property Holdings, LLC, Park Heritage Property Holdings, LLC, Mt. V Property Holdings, LLC, Mountain Top Property Holdings, LLC, Little Rock HC&R Property Holdings, LLC, Woodland Hills HC Property Holdings, LLC, Northridge HC&R Property Holdings, LLC, APH&R Property Holdings, LLC, and Skyline Healthcare, LLC
Incorporated by reference to Exhibit 10.462 of the AdCare Health Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 2015
10.402
Option Agreement, dated February 5, 2016 by and among Valley River Property Holdings, LLC, Homestead Property Holdings, LLC, Park Heritage Property Holdings, LLC, Mt. V Property Holdings, LLC, Mountain Top Property Holdings, LLC, Little Rock HC&R Property Holdings, LLC, Woodland Hills HC Property Holdings, LLC, Northridge HC&R Property Holdings, LLC, APH&R Property Holdings, LLC, and Joseph Schwartz
Incorporated by reference to Exhibit 10.463 of the AdCare Health Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 2015
10.403	Master Sublease Agreement, dated June 18, 2016, by and among ADK Georgia, LLC, OS Tybee, LLC, SB Tybee, LLC and JV Jeffersonville, LLC	Incorporated by reference to Exhibit 10.4 of the AdCare Health Systems, Inc. Quarterly Report on Form 10-Q for the three and six months ended June 30, 2016
10.404	Promissory Note, dated July 6, 2016, issued by OS Tybee, LLC, SB Tybee, LLC and JV Jeffersonville, LLC, in favor of AdCare Health Systems, Inc., in the amount of $1,000,000	Incorporated by reference to Exhibit 10.5 of the AdCare Health Systems, Inc. Quarterly Report on Form 10-Q for the three and six months ended June 30, 2016
10.405	Security Agreement, dated July 6, 2016, by and among ADK Georgia, LLC, OS Tybee, LLC, SB Tybee, LLC and JV Jeffersonville, LLC	Incorporated by reference to Exhibit 10.6 of the AdCare Health Systems, Inc. Quarterly Report on Form 10-Q for the three and six months ended June 30, 2016
10.406	Promissory Note, dated September 30, 2016, issued by JS Highland Holdings LLC in favor of AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 99.1 of the AdCare Health Systems, Inc. Current Report on Form 8-K filed on October 11, 2016
10.407	Guaranty Agreement, dated September 30, 2016, executed by Joseph Schwartz and Roselyn Schwartz in favor of AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 99.2 of the AdCare Health Systems, Inc. Current Report on Form 8-K filed on October 11, 2016
10.408
Subordination and Standstill Agreement, dated September 26, 2016, by and between AdCare Health Systems, Inc. and The PrivateBank and Trust Company, as agent for the Operator Loan Lenders (as defined therein) and the Owner Loan Lenders (as defined therein)
Incorporated by reference to Exhibit 99.3 of the AdCare Health Systems, Inc. Current Report on Form 8-K filed on October 11, 2016
10.409	Second Amendment to Second Amended and Restated Note, dated November 10, 2016, by and between Christopher F. Brogdon and AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 10.8 of the AdCare Health Systems, Inc. Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2016
10.410	First Amendment to Promissory Note, dated September 19, 2016, by and between QC Property Holdings, LLC, and Congressional Bank.	Incorporated by reference to Exhibit 10.8 of the AdCare Health Systems, Inc. Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2016
10.411	Mortgage Refinance Agreement, insured by HUD by and between AdCare Health Systems, Inc. in favor of KeyBank National Association	Incorporated by reference to item 1.01 of the AdCare Health Systems, Inc.. Current Report on Form 8-K filed December 19, 2016.

21.1	Subsidiaries of AdCare Health Systems, Inc..	Previously filed.
23.1	Consent of Rogers & Hardin LLP (to be included as Exhibit 5.1).	To be filed by amendment.
23.2	Consent of Rogers & Hardin LLP (to be included as Exhibit 8.1).	Filed herewith.
23.3	Consent of KPMG LLP - AdCare Health Systems, Inc..	Filed herewith.
23.4	Consent of KPMG LLP - Regional Health Properties, Inc..	Filed herewith.
99.1	Form of Proxy Card for the Special Meeting of AdCare Health Systems, Inc..	To be filed by amendment.
101.SCH	XBRL Taxonomy Extension Schema	Filed herewith
101.CAL	XBRL Taxonomy Extension Calculation Linkbase	Filed herewith
101.DEF	XBRL Taxonomy Extension Definition Linkbase	Filed herewith
101.LAB	XBRL Taxonomy Extension Label Linkbase	Filed herewith
101.PRE	XBRL Taxonomy Extension Presentation Linkbase	Filed herewith
* Identifies a management contract or compensatory plan or arrangement